   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 10, 1996

                                                     REGISTRATION NO. 333-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                         AMERICAN MEDSERVE CORPORATION
             (Exact name of registrant as specified in its charter)

           DELAWARE                           5122                          36-3925637
 (State or other jurisdiction     (Primary Standard Industrial           (I.R.S. Employer
              of                  Classification Code Number)          Identification No.)
incorporation or organization)

                          184 SHUMAN BLVD., SUITE 200
                           NAPERVILLE, ILLINOIS 60563
                                 (630) 717-2904
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                           --------------------------

                              TIMOTHY L. BURFIELD
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          184 SHUMAN BLVD., SUITE 200
                           NAPERVILLE, ILLINOIS 60563
                                 (630) 717-2820
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                           --------------------------

                                   COPIES TO:

       Charles R. Wallace               Glenn W. Reed, Esq.             Kenneth J. Vaughan, Esq.
   Vice President-Finance and        Gardner, Carton & Douglas             Chapman and Cutler
    Chief Financial Officer           321 North Clark Street,            111 West Monroe Street
 American Medserve Corporation               Suite 3100                 Chicago, Illinois 60603
  184 Shuman Blvd., Suite 200         Chicago, Illinois 60610                (312) 845-3793
   Naperville, Illinois 60563              (312) 245-8446
         (630) 717-2904

                           --------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.
                           --------------------------

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering: / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

    If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box: / /
                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                                  PROPOSED MAXIMUM
                                                 AMOUNT TO      PROPOSED MAXIMUM     AGGREGATE
           TITLE OF EACH CLASS OF                    BE          OFFERING PRICE       OFFERING         AMOUNT OF
        SECURITIES TO BE REGISTERED            REGISTERED (1)     PER UNIT (2)       PRICE (2)      REGISTRATION FEE
Common Stock, par value $.01 per share......     6,160,550           $15.00        $92,408,250.00      $31,865.00

(1) Includes a maximum of 803,550 shares which may be purchased by the Underwriters to cover over-allotments, if any. See "Underwriting."
(2) Estimated solely for purposes of determining registration fee pursuant to Rule 457(a) of the Securities Act of 1933, as amended.
                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                SUBJECT TO COMPLETION, DATED SEPTEMBER 10, 1996

PROSPECTUS
                                5,357,000 SHARES

                         AMERICAN MEDSERVE CORPORATION

                                  COMMON STOCK

    All the shares of Common Stock being offered hereby are being sold by American Medserve Corporation (the "Company" or "AMC"). Prior to the offering made hereby (the "Offering"), there has been no public market for the Common Stock of the Company. It is currently estimated that the initial public offering price will be between $13.00 and $15.00 per share. See "Underwriting" for information relating to the determination of the initial public offering price. Approximately $17.1 million of the net proceeds from the Offering will be used to fund a one-time mandatory preferential distribution to the Company's principal stockholder with respect to the Company's Class A Common Stock (which stock will be converted into Common Stock contemporaneously with the Offering). See "Use of Proceeds" and "Management -- Compensation Committee Interlocks and Insider Participation."

    Application will be made for quotation of the Common Stock on the Nasdaq National Market under the symbol "AMCI."

    SEE "RISK FACTORS" BEGINNING ON PAGE 7 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE SHARES OF COMMON STOCK OFFERED HEREBY.
                             ---------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
    AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
       THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
           SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
               ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                      TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                              PRICE TO       UNDERWRITING      PROCEEDS TO
                                               PUBLIC         DISCOUNT(1)      COMPANY(2)
Per Share................................         $                $                $
Total(3).................................         $                $                $

(1) The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."

(2) Before deducting estimated expenses of $1,500,000 payable by the Company.

(3) The Company has granted to the Underwriters a 30-day option to purchase up to an additional 803,550 shares of Common Stock solely to cover over-allotments, if any. See "Underwriting." If all such shares are purchased, the total Price to Public, Underwriting Discount and Proceeds to
    Company will be $      , $      and $      , respectively.

    The shares of Common Stock are offered by the several Underwriters when, as and if delivered to and accepted by them and subject to their right to reject orders in whole or in part. It is expected that delivery of the certificates for
the shares of Common Stock will be made on or about            , 1996.

WILLIAM BLAIR & COMPANY

                           DONALDSON, LUFKIN & JENRETTE
        SECURITIES CORPORATION

                                                            EQUITABLE SECURITIES
                                                       CORPORATION

                THE DATE OF THIS PROSPECTUS IS            , 1996

                                     [MAP]

7. MAP OF THE UNITED STATES OF AMERICA INDICATING THE LOCATIONS OF THE COMPANY'S OPERATIONS.

    The Company intends to furnish its stockholders with annual reports containing audited consolidated financial statements and with quarterly reports containing unaudited consolidated financial information for the first three quarters of each fiscal year.
                            ------------------------

    IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NASDAQ NATIONAL MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS APPEARING ELSEWHERE IN THIS PROSPECTUS. UNLESS OTHERWISE INDICATED, ALL INFORMATION IN THIS PROSPECTUS (I) HAS BEEN ADJUSTED TO GIVE EFFECT TO THE MINORITY INTEREST CONVERSIONS AND THE GOOD SAMARITAN CONSOLIDATION (EACH AS DEFINED HEREIN), (II) ASSUMES ISSUANCE OF AN AGGREGATE OF 205,364 SHARES OF COMMON STOCK UPON CONVERSION OF THE ROYAL CARE NOTE AND IN CONNECTION WITH THE PENDING ACQUISITION, (III) ASSUMES THE ADOPTION OF THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION WHICH WILL, AMONG OTHER THINGS, EFFECT A RECLASSIFICATION OF EACH SHARE OF THE COMPANY'S CLASS A COMMON STOCK AND CLASS B COMMON STOCK INTO 69.65 SHARES OF COMMON STOCK,
(IV) ASSUMES ISSUANCE OF 550,074 SHARES OF COMMON STOCK TO THE COMPANY'S PRINCIPAL STOCKHOLDER IN SATISFACTION OF AN UNPAID PREFERENCE WITH RESPECT TO THE COMPANY'S CLASS A COMMON STOCK AND (V) ASSUMES NO EXERCISE OF THE UNDERWRITERS' OVER-ALLOTMENT OPTION.

                                  THE COMPANY

    American Medserve Corporation (the "Company" or "AMC") is a leading independent provider of pharmacy services to long-term care institutions, including skilled nursing facilities, assisted living facilities and other long-term health care settings. The Company purchases, repackages and dispenses pharmaceuticals to patients or residents in its client facilities and provides such facilities with related consultant pharmacist and information services, including formulary management, automated medical record-keeping, drug therapy evaluation and assistance with regulatory compliance. The Company also provides infusion therapy, parenteral and enteral nutrition therapy, inhalation and respiratory therapy and wound care management services, as well as medical supplies and devices. As of August 15, 1996, AMC provided pharmacy services to approximately 39,300 residents at over 500 facilities located in Colorado, Illinois, Louisiana, Minnesota, Nebraska, New York, Pennsylvania and Virginia.

    The Company was formed by Timothy L. Burfield (the Company's President and Chief Executive Officer) and an investment fund affiliated with Golder, Thoma, Cressey, Rauner, Inc. to participate in the consolidation of the long-term care pharmacy industry. To meet this objective, the Company has pursued an acquisition program designed to expand its presence in selected geographic markets. Since commencing operations in August 1994, the Company has completed 16 acquisitions, including eight acquisitions in 1996. In April 1996, the Company acquired a 40% equity interest in Good Samaritan Supply Services, Inc. ("Good Samaritan Supply"). The Company's co-investor in Good Samaritan Supply is The Evangelical Lutheran Good Samaritan Foundation (the "Foundation"), an affiliate of The Evangelical Lutheran Good Samaritan Society (the "Society"). A 1995 industry survey ranked (by total licensed beds) the Society as the fifth largest, and largest non-profit, owner-operator of nursing homes in the United States. As of August 15, 1996, the Society operated 240 long-term care facilities in 26 states, of which 19 facilities were served by the Company's long-term care pharmacy operations.

    Based upon data from industry sources, the Company estimates that the U.S. market for pharmacy services in long-term care facilities exceeded $3.5 billion in 1994. The Company believes that several factors support market growth, including the aging of the U.S. population; the increasing acuity level of patients receiving care in lower-cost non-hospital facilities; the emergence of alternative long-term care settings, such as assisted living; and the continuing advances in drug research and development. In addition, the long-term care pharmacy market is fragmented and is in the process of consolidating. Prior to the 1970's, retail pharmacies generally fulfilled the pharmacy needs of most long-term care facilities. Today, long-term care institutions are more typically served by pharmacies that specialize in serving the needs of the elderly, including "captive" pharmacy companies owned by, or affiliated with, long-term care providers and independent long-term care pharmacy companies such as the Company. The Company believes that larger providers possess the scale economies, breadth of services and capital necessary to compete in this increasingly competitive and regulated business environment.

    The Company seeks to benefit from these favorable industry trends and to continue to expand its position as a leading independent provider of pharmacy services to long-term care facilities through the implementation of its business strategy, which emphasizes (i) continuing the acquisition of long-term care pharmacy companies to serve as platforms for the Company's entry into new markets as well as "add-on" pharmacies in AMC's existing markets; (ii) promoting internal growth by expanding the breadth of the Company's services and by increasing its marketing emphasis on newly-introduced products and services;
(iii) achieving operating leverage through the consolidation and coordination of purchasing, administrative and financial reporting functions; and (iv) forming strategic alliances (such as the Company's alliance with the Foundation) with long-term care facility operators and other health care providers to enable the Company to expand its product and service offerings and to lower the cost of care, thereby increasing the Company's appeal to managed care organizations and other payors.

                                  THE OFFERING

Common Stock Offered by the Company..........  5,357,000 shares
Common Stock to be Outstanding After the
Offering.....................................  11,574,275 shares(1)
Use of Proceeds..............................  To reduce indebtedness; to fund a one-time mandatory preferential distribution to the
                                               Company's principal stockholder; to fund a
                                               payment to an affiliate of the Company's
                                               principal stockholder; to make an additional
                                               investment in Good Samaritan Supply; and for
                                               other general corporate purposes, including
                                               possible future acquisitions. See "Use of
                                               Proceeds," "Company Background," "Management
                                               -- Compensation Committee Interlocks and
                                               Insider Participation" and "Certain
                                               Transactions."
Proposed Nasdaq National Market Symbol.......  AMCI

- ------------------------
(1) Includes 550,074 Additional GTCR Shares, 171,744 shares issuable upon conversion of the Royal Care Note and 33,620 shares issuable in connection with the Pending Acquisition. See "Company Background." Excludes 1,150,000 shares of Common Stock reserved for issuance under the Company's 1996 Stock Option Plan and 147,805 shares reserved for issuance under stock option plans of the Company's subsidiaries (including 134,793 shares subject to options granted under such stock option plans of the Company's subsidiaries, of which options to purchase 44,295 shares of Common Stock were exercisable at August 15, 1996). See "Management -- Employee Benefit Plans -- 1996 Stock Option Plan" and "-- Subsidiary Option Plans." Also excludes shares of Common Stock issuable pursuant to the Good Samaritan Shareholders Agreement. See "Risk Factors -- Good Samaritan Option and Put," "Company Background" and "Certain Transactions -- Good Samaritan Relationship."

         SUMMARY CONSOLIDATED FINANCIAL INFORMATION AND OPERATING DATA
              (IN THOUSANDS, EXCEPT PER SHARE AND OPERATING DATA)

                              PREDECESSOR (1)                           THE COMPANY (2)
                              -------------  --------------------------------------------------------------------
                                                 YEARS ENDED DECEMBER 31,           SIX MONTHS ENDED JUNE 30,
                                             ---------------------------------  ---------------------------------
                                                                       PRO
                               YEAR ENDED                           FORMA AS                           PRO FORMA
                              DECEMBER 31,                          ADJUSTED                          AS ADJUSTED
                                  1993       1994 (3)     1995      1995 (4)      1995       1996      1996 (5)
                              -------------  ---------  ---------  -----------  ---------  ---------  -----------
STATEMENT OF OPERATIONS
 DATA:
  Revenues..................    $   9,099    $  15,008  $  44,049   $ 108,218   $  16,702  $  32,357   $  58,682
  Gross profit..............        2,275        4,054     12,585      29,525       4,797      9,098      15,152
  Operating income..........          515          830      2,556       2,339       1,043      1,808       2,454
  Interest expense..........          162          370      1,762         311         709      1,213         156
  Income before income taxes
   and extraordinary item...          349          523      1,074       2,595         399        674       2,467
  Income before
   extraordinary item.......          206          520        405       1,383         109        350       1,427
  Extraordinary item (6)....           --           --         --          --          --        437         437
  Net income (loss).........    $     206    $     520  $     405   $   1,383   $     109  $     (87)  $     990

PER SHARE DATA:
  Income before
   extraordinary item.......                            $    0.09   $    0.12   $    0.02  $    0.07   $    0.12
  Net income (loss).........                            $    0.09   $    0.12   $    0.02  $   (0.02)  $    0.09

Weighted average shares
 outstanding................                                4,758      11,601       4,758      4,758      11,601
SELECTED OPERATING DATA (AT
 PERIOD END):
  Number of beds served.....        7,000        9,600     23,400                  17,600     32,200

                                                                                            AT JUNE 30,
                                                                                -----------------------------------
                                                                                                         PRO FORMA
                                                                                 ACTUAL     PRO FORMA   AS ADJUSTED
                                                                                  1996      1996 (7)     1996 (8)
                                                                                ---------  -----------  -----------
BALANCE SHEET DATA:
  Working capital.............................................................  $   9,818   $  15,245    $  29,248
  Total assets................................................................     61,830      86,063       92,037
  Long-term debt, excluding current portion...................................     28,167      40,052        3,121
  Stockholders' equity........................................................     22,836      26,384       77,318

- ------------------------------
(1) Represents the combined results of operations of G.S.H.C., Inc. and the Contract Services Division of Louis F. Gatti, Inc. (hereinafter referred to as "Gatti LTC Services, Inc."), which were acquired by the Company on August 2, 1994. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Overview."

(2) The Company was formed in November 1993 by management and an investment fund affiliated with Golder, Thoma, Cressey, Rauner, Inc. and commenced operations with the acquisition of Gatti LTC Services, Inc., on August 2, 1994.

(3) Includes the results of Gatti LTC Services, Inc. for the period January 1, 1994 through August 2, 1994, the date of its acquisition by the Company, and the results of the Company from August 3, 1994 through December 31, 1994. The results of the Company for the period August 3, 1994 to December 31, 1994 reflect the effects of the application of purchase accounting, which consist of $80,000 of amortization of excess of cost over net assets acquired of Gatti LTC Services, Inc., $230,000 of interest expense related to the debt incurred to acquire Gatti LTC Services, Inc. and $92,000 of income tax benefit related to such interest expense.

(4) Pro forma to give effect to the Completed Acquisitions, the Pending Acquisition, the Minority Interest Conversions, the Good Samaritan Consolidation, the conversion of the Royal Care Note (each as defined in "Company Background"), options granted and shares issued to management in August and September 1996 and the elimination of an annual $50,000 management fee payable to an affiliate of the Company's principal stockholder, and as further adjusted to give effect to the issuance of the Additional GTCR Shares and the offering of 5,357,000 shares of Common Stock made hereby and the use of a portion of the estimated net proceeds therefrom to repay interest-bearing indebtedness in the amount of $44.8 million, in each case as if such events had occurred on January 1, 1995. See "Company Background" and "Unaudited Pro Forma Consolidated Financial Statements."

(5) Pro forma to give effect to the Completed Acquisitions that occurred after December 31, 1995, the Pending Acquisition, the Minority Interest Conversions, the Good Samaritan Consolidation, the conversion of the Royal Care Note, options granted and shares issued to management in August and September 1996, the elimination of an annual $50,000 management fee to an affiliate of the Company's principal stockholder, and as further adjusted to give effect to the issuance of the Additional GTCR Shares and the offering of 5,357,000 shares of Common Stock made hereby and the use of a portion of the estimated net proceeds therefrom to repay interest-bearing indebtedness in the amount of $44.8 million, in each case as if such events had occurred on January 1, 1996. See "Company Background" and "Unaudited Pro Forma Consolidated Financial Statements."

(6) In March 1996 the Company recorded an extraordinary item in the amount of $437,000 (net of an income tax benefit of $404,000) reflecting the write-off of deferred financing charges in connection with the refinancing of the Company's credit facility.

(7) Pro forma to give effect to the Completed Acquisitions that occurred after June 30, 1996, the Pending Acquisition, the Minority Interest Conversions, the Good Samaritan Consolidation, options granted and shares issued to management in August and September 1996 and the conversion of the Royal Care Note, in each case as if such events had occurred on June 30, 1996. See "Company Background" and "Unaudited Pro Forma Consolidated Financial Statements."

(8) Pro forma to give effect to the Completed Acquisitions that occurred after June 30, 1996, the Pending Acquisition, the Minority Interest Conversions, the Good Samaritan Consolidation, options granted and shares issued to management in August and September 1996 and the conversion of the Royal Care Note, and as further adjusted to give effect to the issuance of the Additional GTCR Shares and the offering of 5,357,000 shares of Common Stock made hereby and the use of a portion of the estimated net proceeds therefrom to repay interest-bearing indebtedness in the amount of $44.8 million, to fund a one-time mandatory preferential distribution (estimated to be approximately $17.1 million) to the Company's principal stockholder with respect to the Company's Class A Common Stock (which stock will be converted into Common Stock contemporaneously with the Offering) and to pay to an affiliate of the Company's principal stockholder $450,000 in discharge of accrued management fees and to terminate a professional services agreement, in each case as if such events had occurred on June 30, 1996. See "Company Background," "Use of Proceeds" and "Unaudited Pro Forma Consolidated Financial Statements."

                                  RISK FACTORS

    IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS IN EVALUATING AN INVESTMENT IN THE SHARES OF COMMON STOCK OFFERED HEREBY.

LIMITED OPERATING HISTORY

    The Company commenced operations in August 1994 with its initial acquisition of a long-term care pharmacy provider. Since its inception, the Company has experienced substantial growth in revenues and operating income primarily through the acquisition of long-term care pharmacy companies. Although certain of these acquired businesses have been in operation for some time, the Company has a limited consolidated operating history upon which prospective investors may evaluate the Company's performance. In addition, the Company's limited consolidated operating history may not serve as an accurate indicator of the Company's future performance. There can be no assurance that the Company's revenue and operating income growth will be sustained. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

IMPACT OF ACQUISITIONS

    In accordance with its strategy for growth, the Company is presently engaged in an expansion program that incorporates an active acquisition program in the long-term care pharmacy industry. The success of the Company's acquisition program and of its underlying growth strategy will depend on, among other things, the continued availability of suitable acquisition candidates. There can be no assurance that suitable acquisition candidates will be available or that, because of competition from other purchasers or for other reasons, the Company will be able to complete any acquisitions on favorable terms, or at all, in the future.

    As a consequence of its acquisitions, the Company has grown significantly in size and has broadened the geographic area in which it operates. Any acquisition, however, involves inherent uncertainties, such as the effect on the acquired business of integration into a larger organization and the availability of management resources to oversee the operations of the acquired business. The Company's ability to integrate the operations of acquired companies is essential to its future success. There can be no assurance as to the Company's ability to integrate new businesses nor as to its success in managing the significantly larger operations resulting therefrom. Even though an acquired business may have experienced profitability and growth as an independent company prior to its acquisition by the Company, there can be no assurance that such profitability and growth will continue thereafter. In addition, there can be no assurance that acquired businesses that do not have histories of profitability as independent companies will achieve profitability after acquisition by the Company. Finally, there can be no assurance that businesses acquired by the Company in the future will achieve sufficient profitability and growth to justify the Company's investment in such businesses.

    In addition, the Company has recorded and may continue to record significant amounts of goodwill in connection with its acquisitions. In the event that the Company determines that the carrying value of goodwill related to a specific acquisition is impaired, the Company would be required to write down such carrying value which would result in a charge to earnings. Any such charge could have a material adverse effect on the Company's results of operations. In addition, the Company may issue shares of Common Stock as a component of the purchase price in future acquisitions.

CAPITAL REQUIREMENTS RELATING TO GROWTH STRATEGY

    The Company's acquisition strategy will require significant capital resources and, as a result, the Company may need to incur additional bank indebtedness. To pursue its acquisition strategy, the Company also may need to issue, in public or private transactions, equity or debt securities, the terms of which will depend on market and other conditions. Capital is needed not only for acquisitions, but also for the effective integration, operation and expansion of acquired businesses. The Company believes that the net proceeds of the Offering, together with cash generated from operations and funds available under its bank credit facility and under Good Samaritan Supply's bank credit facility will be adequate to support its foreseeable capital requirements through 1997, although a large acquisition or a number of smaller acquisitions may require funds in excess of such availability. There can be no assurance that financing for future acquisitions or for the integration, operation and expansion of existing or acquired businesses can be obtained on terms acceptable to the Company, if at all. If the Company is unable to obtain acceptable financing, it may be unable to implement its growth strategy, which could have a material adverse effect on the Company's results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

COMPETITION

    The business of providing pharmacy services to the long-term care industry is highly competitive. The Company competes with numerous retail pharmacies, local, regional and national long-term care pharmacies and captive pharmacy companies owned by, or affiliated with, long-term care providers. In its program of acquiring long-term care pharmacy providers, the Company competes with several other companies that have similar acquisition strategies. Some of the Company's competitors have significantly greater financial and other resources than those of the Company. There can be no assurance that competitive pressures will not have a material adverse effect on the Company's results of operations.

    The current trend in the long-term care industry is to consolidate long-term care facilities. In addition, certain operators of long-term care facilities have been acquiring their own companies to provide pharmacy products and services, rather than obtaining such products and services from independent providers like the Company. Both of these trends may adversely affect the Company by decreasing the number of customers for which the Company can effectively compete. In addition, an ownership change in any of the Company's client facilities might result in the loss of such customer. While no single customer of the Company (other than facilities operated by The Evangelical Lutheran Good Samaritan Society (the "Society"), which in the aggregate accounted for approximately 10%) accounted for more than 5% of the Company's revenues for the six months ended June 30, 1996, on a pro forma basis, the loss by the Company of a significant customer in a particular market might have a material adverse effect on the Company's results of operations.

REGULATION AND REIMBURSEMENT

    The Company's pharmacy business is subject to federal, state and local regulations, and its pharmacies are required to be licensed in the states in which they are located. The failure to obtain or renew any required regulatory approvals or licenses could adversely affect the continued operation of the Company's business. In addition, the long-term care facilities that contract for the Company's services are also subject to federal, state and local regulations and are required to be licensed in the states in which they are located. The failure by these institutions to comply with such regulations or to obtain or renew any required licenses could result in the loss of the Company's ability to provide pharmacy services to their residents. The Company is also subject to federal and state laws that prohibit certain direct and indirect payments between health care providers that are intended, among other things, to induce or encourage the referral of residents to, or the recommendation of, a particular provider of items or services. Violation of these laws can result in loss of licensure, civil and criminal penalties and exclusion from the Medicare and Medicaid programs.

    For the six months ended June 30, 1996 on a pro forma basis, approximately 42% of the Company's revenues were paid by Medicare and Medicaid and an additional 26% were paid by long-term care facilities, a portion of which were, in turn, reimbursed by Medicare. Medicare and Medicaid are highly regulated. The failure of the Company and/or its client facilities to comply with applicable reimbursement regulations could adversely affect the Company's business. In addition, changes in such reimbursement programs or in regulations related thereto, such as reductions in the allowable reimbursement levels, modifications in the timing or processing of payments and other changes intended to limit or decrease the growth of Medicare and Medicaid expenditures, could adversely affect the Company's results of operations. See "Business -- Reimbursement and Billing" and "-- Government Regulation."

UNCERTAINTY DUE TO POTENTIAL CHANGES IN NATIONAL AND STATE HEALTH CARE POLICIES

    The Clinton administration and members of Congress have proposed reforms to the system of health care delivery in the United States. The process by which the administration or Congress will pursue proposals for national health care reform and the precise nature of any such proposals are unclear at this time. In addition, several states are considering various health care reforms, including reforms through Medicaid managed care demonstration projects. Four states in which the Company operates have applied for, or received, approval from the U.S. Department of Health and Human Services ("HHS") for waivers from certain Medicaid requirements, which are generally required for such managed care projects. Although these demonstration projects generally exempt institutional care, including long-term care facilities and long-term care pharmacy services, no assurance can be given that these waiver projects ultimately will not change the Medicaid reimbursement system for long-term care, including pharmacy services in certain states, from fee-for-service to managed care negotiated or capitated rates. It is not possible to predict what reforms of the health care system will be adopted or the effect, if any, such reforms may have on the Company's business and its results of operations. See "Business -- Reimbursement and Billing" and "-- Government Regulation."

DEPENDENCE ON KEY EMPLOYEES

    The Company's operations are substantially dependent on the abilities of Timothy L. Burfield, Michael B. Freedman, J. Jeffrey Gephart and Charles R. Wallace, the executive officers of the Company. In December 1993, the Company entered into a management and non-competition agreement with Mr. Burfield, which agreement was amended in September 1996. Also in September 1996 the Company entered into management and non-competition agreements with Messrs. Freedman, Gephart and Wallace. See "Management -- Management Agreements." The Company's ability to operate its acquired businesses is also substantially dependent on the contribution of management of such businesses. While the Company has management agreements with certain of these individuals, the loss of the services of one or more of these persons could have a material adverse effect on the Company's results of operations.

RISK OF PROFESSIONAL LIABILITY; AVAILABILITY OF INSURANCE

    The Company's business exposes it to risks that are inherent in the packaging and distribution of pharmaceuticals and the provision of other services, such as consultant pharmacist services and formulary management services. The Company maintains professional liability and errors and omissions insurance. There can be no assurance that the coverage limits of such insurance will be adequate to protect the Company against future claims. In addition, there can be no assurance that the Company will be able to maintain professional liability insurance in the future on acceptable terms or with adequate coverage against potential liabilities.

CONTROL BY PRINCIPAL STOCKHOLDER

    Upon completion of the Offering, Golder, Thoma, Cressey, Rauner Fund IV, L.P. (the "GTCR Fund") will hold approximately 38.8% of the issued and outstanding shares of Common Stock of the Company. Golder, Thoma, Cressey, Rauner, Inc. ("GTCR") is the general partner of GTCR IV, L.P., which is the general partner of the GTCR Fund. Accordingly, GTCR will be able to exercise significant influence over matters requiring stockholder approval, including the election of directors and the approval of significant corporate transactions. Such concentration of ownership may have the effect of delaying or preventing a change in control of the Company. Bryan C. Cressey, Chairman of the Board of the Company, is a principal of GTCR. See "Principal Stockholders" and "Description of Capital Stock."

PAYMENTS TO PRINCIPAL STOCKHOLDER AND ITS AFFILIATE

    The Company will use approximately $17.1 million ($19.7 million if the Underwriters' over-allotment option is exercised in full) of the net proceeds of the Offering to make a one-time mandatory preferential distribution to the GTCR Fund, the holder of the Company's Class A Common Stock (which stock will be converted into Common Stock contemporaneously with the Offering), pursuant to the terms of the Company's Amended and Restated Certificate of Incorporation. In addition, the Company will pay GTCR IV, L.P., the general partner of the GTCR Fund, $450,000 of the net proceeds of the Offering in payment of accrued management fees and in exchange for the termination of a professional services agreement. See "Management -- Compensation Committee Interlocks and Insider Participation."

GOOD SAMARITAN OPTION AND PUT

    In connection with the Company's acquisition in April 1996 of a 40% equity interest in Good Samaritan Supply, the Company granted the Foundation an option, exercisable after the Offering, to convert the Foundation's shares of stock in Good Samaritan Supply into shares of Common Stock (the "Initial Public Offering Option") and a right (the "Good Samaritan Put"), exercisable after April 30, 1999, to put the Foundation's shares of stock in Good Samaritan Supply to the Company in exchange for, at the Company's option, cash and/or Common Stock. The formula for determining the number of shares of Common Stock issuable upon exercise of the Initial Public Offering Option or the Good Samaritan Put is based upon Good Samaritan Supply's relative contribution to the Company's consolidated net income over a trailing twelve-month period, with each entity's net income being adjusted for extraordinary, unusual or non-recurring gains or losses, including the effects of acquisitions, divestitures, discontinued operations, etc. Based upon management's current estimate of the relative future performance of the Company and Good Samaritan Supply, the number of shares of Common Stock issuable to the Foundation upon exercise of the Initial Public Offering Option or the Good Samaritan Put would be substantially less than 10% of the then issued and outstanding shares of the Company's Common Stock. It is possible, however, that, under certain extraordinary circumstances, the Company would be obligated to issue substantially more than 10% of the then issued and outstanding shares of Common Stock upon exercise of the Initial Public Offering Option or the Good Samaritan Put. See "Certain Transactions -- Good Samaritan Relationship."

ROLE OF MANAGED CARE

    As managed care organizations assume an increasingly significant role in the health care industry, the Company's future success may, in part, be dependent on obtaining and retaining managed care contracts. Competition for such contracts is intense and, in most cases, will require the Company to compete based on breadth of services offered, pricing, ability to track and report patient outcomes and cost data and provision of value-added consultant pharmacist services, among other factors. In addition, reimbursement rates under managed care contracts typically are lower than those paid by other private, third-party payors. There can be no assurance that the Company will be able to effectively compete for such managed care contracts or that the managed care contracts it obtains will be on terms as favorable to the Company as those of its current contracts.

ABSENCE OF PUBLIC MARKET AND POSSIBLE VOLATILITY OF STOCK PRICE

    Prior to the Offering, there has been no public market for any securities of the Company, including the Common Stock. Although application will be made for quotation of the Common Stock on the Nasdaq National Market, there can be no assurance that an active trading market will develop or that the market price of the Common Stock will not decline below the initial public offering price. The initial public offering price of the Common Stock will be determined by negotiations between the Company and the Representatives of the Underwriters. See "Underwriting." The stock market has from time to time experienced extreme price and volume fluctuations which in some circumstances have been unrelated to the operating performance of particular companies. The market price for shares of the Common Stock may be highly volatile depending on various factors, including, but not limited to, the state of the national economy, stock market conditions, industry research reports, actions by governmental agencies, litigation involving the Company, earnings and other announcements by the Company or its competitors and general conditions in the long-term care pharmacy business.

POTENTIAL EFFECT OF ANTI-TAKEOVER PROVISIONS AND CERTAIN PROVISIONS OF DELAWARE LAW

    Certain provisions of Delaware law and the Company's Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of the Company. The Company's Amended and Restated By-Laws provide for the Board of Directors to be divided into three classes of directors serving staggered three-year terms. Such classification of the Board of Directors lengthens the time required to change the composition of a majority of directors and could discourage a proxy contest or other takeover bid for the Company. The Company's Amended and Restated Certificate of Incorporation allows the Company to issue preferred stock with rights senior to those of the Common Stock without any further vote or action by the stockholders. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of Common Stock or could adversely affect the rights and powers, including voting rights, of the holders of the Common Stock. The issuance of preferred stock could also have the effect of making an unsolicited acquisition of the Company more difficult, and consequently cause a decrease in the market price of the Common Stock. In addition, the Company is subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law, which prohibit the Company from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. The application of
Section 203 also could have the effect of delaying or preventing a change in control of the Company. See "Description of Capital Stock -- Preferred Stock" and "-- Certain Limited Liability, Indemnification and Anti-takeover Provisions."

DILUTION

    Purchasers of Common Stock offered hereby (at an assumed initial public offering price of $14.00 per share) will experience immediate dilution of $11.49 per share in the pro forma net tangible book value of the Common Stock. See "Dilution."

SHARES ELIGIBLE FOR FUTURE SALE

    Sales of substantial amounts of Common Stock in the public market after the Offering, or the perception that such sales could occur, may adversely affect prevailing market prices of the Common Stock and could impair the future ability of the Company to raise capital through an offering of its equity securities. The Company, its officers and directors, and other stockholders, holding in the aggregate all of the Company's currently outstanding shares of Common Stock, have agreed not to offer, sell, contract to sell or otherwise dispose of any shares of Common Stock for a period of 180 days after the date of this Prospectus without the prior written consent of William Blair & Company, L.L.C. (except, in the case of the Company, for the issuance of the Additional GTCR Shares and shares issuable upon exercise of currently outstanding options, upon conversion of the Royal Care Note, pursuant to the Good Samaritan Shareholders Agreement and in connection with possible future acquisitions). Upon expiration of a 180-day lock-up period, 2,567,282 shares of Common Stock will be eligible for sale pursuant to Rule 144. See "Shares Eligible for Future Sale" and "Underwriting."

                               COMPANY BACKGROUND

    American Medserve Corporation (the "Company" or "AMC"), a Delaware corporation, was formed in November 1993 by Timothy L. Burfield (the Company's President and Chief Executive Officer) and Golder, Thoma, Cressey, Rauner Fund IV, L.P. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Overview." Unless the context indicates otherwise, all references herein to the "Company" or "AMC" shall mean the Company and its subsidiaries, including AMC Regional Holdings, Inc., a direct, wholly-owned subsidiary of the Company and the direct or indirect parent of all of the Company's operating subsidiaries, other than Good Samaritan Supply.

    Commencing with its acquisition of Gatti LTC Services, Inc. in August 1994, the Company has completed a total of 16 acquisitions. Historically, as part of the Company's acquisition strategy of identifying and motivating strong management teams, management of the acquired companies has generally retained minority equity interests in their respective companies. In August 1996, the Company exercised its right to convert such minority interests into Common Stock of the Company (the "Minority Interest Conversions"). Following the Minority Interest Conversions, the acquired companies became wholly-owned subsidiaries of the Company, and members of management of such companies became the holders in the aggregate of approximately 15.5% (approximately 7.4% after giving effect to the Offering) of the fully-diluted common equity of the Company (assuming exercise of all outstanding stock options held by management of such companies).

    In April 1996, the Company acquired a 40% equity interest in Good Samaritan Supply, principally a provider of pharmaceutical products and services and medical supplies to the long-term care market. Upon consummation of the Offering, this interest in Good Samaritan Supply will increase to 50.1% upon exercise by the Company of an option to acquire from Good Samaritan Supply an additional equity interest for an exercise price of $2.0 million. After giving effect to such exercise (the "Good Samaritan Consolidation"), Good Samaritan Supply will be a consolidated operating subsidiary of the Company for financial reporting purposes. At any time after April 30, 2001, the Company has the right to acquire up to a 90% equity interest in Good Samaritan Supply. See "Business
- -- Good Samaritan Alliance" and "Certain Transactions -- Good Samaritan Relationship."

    In addition to the Company's acquisition in August 1994 of Gatti LTC Services, Inc. (based in Indiana, Pennsylvania) and Williamson Drug Company, Inc. (based in Harrisonburg, Virginia), during the period January 1, 1995 to date, the Company has completed the acquisition of 11 long-term care pharmacy providers: Nihan & Martin, Inc., based in Rockford, Illinois; Dixon Pharmacy, Inc., based in Dixon, Illinois; Johnson Pharmacy and Medical Supply, Inc., based in South Hills, Pennsylvania; Sterling Healthcare Services, Inc., based in Shreveport, Louisiana; Pharmed, Inc., based in Alexandria, Louisiana; Pharmed of Baton Rouge, Inc., based in Baton Rouge, Louisiana; Extended Care Associates, Inc., based in Lynchburg, Virginia; PRN, Inc., based in Portsmouth, Virginia; Crawford Drug, based in Freeport, Illinois; Woodbine Pharmacy, Inc., based in Manassas, Virginia; and Royal Care of America, Inc., based in Malta, New York. In addition, during that period, the Company has completed the acquisition of two prescription medical supply services providers: Gatti Medical Supply, Inc., based in Indiana, Pennsylvania; and Specialized Patient Care Services, Inc., based in Mobile, Alabama. These 13 acquisitions completed during the period January 1, 1995 to date are referred to herein as the "Completed Acquisitions."

    The Company has recently entered into a letter of intent contemplating one additional acquisition of a long-term care pharmacy provider located in Pennsylvania. The Company's obligation to complete the purchase of this pharmacy provider (the "Pending Acquisition") is subject to satisfactory completion of due diligence inquiries, negotiation and execution of a definitive asset purchase agreement and satisfaction of other conditions customary and usual in transactions of this type. In connection with the Pending Acquisition, the Company anticipates issuing to the seller of such pharmacy provider 33,620 shares of Common Stock. See "Unaudited Pro Forma Consolidated Financial Statements" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

    In accordance with the terms of the Company's Class A Common Stock, upon the occurrence of the Offering and from the net proceeds thereof, the GTCR Fund, as the sole holder of the Company's Class A Common Stock, will receive a preferential cash distribution in the amount of approximately $17.1 million (approximately $19.7 million if the Underwriters' over-allotment option is exercised in full). In addition, upon the occurrence of future public offerings the holder of Class A Common Stock is entitled to additional preferential distributions until the holder's entire investment in Class A Common Stock plus a specified yield thereon is paid in full. See "Management -- Compensation Committee Interlocks and Insider Participation -- Agreement with GTCR Fund Regarding Class A Common Stock." In consideration of the GTCR Fund's full release and discharge of any and all future preferences with respect to Class A Common Stock, the Company has agreed to issue to the GTCR Fund additional shares of Common Stock (the "Additional GTCR Shares"), representing the amount of the expected remaining unpaid preference with respect to the Class A Common Stock (expected to be approximately $7.7 million at October 31, 1996) divided by the initial public offering price of shares of Common Stock. Based upon an assumed initial public offering price of $14.00 per share, the Company will issue to the GTCR Fund 550,074 Additional GTCR Shares (363,282 Additional GTCR Shares if the Underwriters' over-allotment option is exercised in full). In connection with the Offering, the Company will adopt an Amended and Restated Certificate of Incorporation, pursuant to which all shares of Class A Common Stock will be converted into shares of Common Stock.

    In August 1996 the Company acquired Royal Care of America, Inc., a provider of long-term care pharmacy services to approximately 7,700 residents in 155 facilities in upstate New York. As part of the consideration for such purchase, the Company issued to the seller an 8.75% convertible subordinated note in the principal amount of $2.0 million (the "Royal Care Note"). The Royal Care Note is convertible by the holder, during the 30-day period beginning 30 days following the Offering, into a number of shares of Common Stock equal to $2.0 million plus accrued interest thereon, divided by 85% of the initial public offering price per share. Based upon an assumed initial public offering price of $14.00 per share, the Royal Care Note would be convertible into 171,744 shares of Common Stock.

    The principal executive offices of the Company are located at 184 Shuman Blvd., Suite 200, Naperville, Illinois 60563, and its telephone number is (630) 717-2904.

                                USE OF PROCEEDS

    The net proceeds to the Company from the Offering are estimated to be approximately $68.3 million ($78.7 million if the Underwriters' over-allotment option is exercised in full), assuming an initial public offering price of $14.00 per share and after deducting the estimated underwriting discount and offering expenses payable by the Company.

    Approximately $17.1 million of the net proceeds to the Company from the Offering (approximately $19.7 million if the Underwriters' over-allotment option is exercised in full) will be used to make a one-time mandatory preferential distribution to the GTCR Fund, the holder of the Company's Class A Common Stock (which stock will be converted into Common Stock contemporaneously with the Offering), pursuant to the terms thereof as set forth in the Company's Amended and Restated Certificate of Incorporation (see "Management -- Compensation Committee Interlocks and Insider Participation -- Agreement with GTCR Fund Regarding Class A Common Stock"). The balance of the net proceeds of the Offering will be used (i) to make a payment of $450,000 to GTCR IV, L.P., the general partner of the GTCR Fund, $162,500 of which is in payment of accrued management fees and $287,500 of which is in exchange for the termination of a professional services agreement (see "Management -- Compensation Committee Interlocks and Insider Participation -- Professional Services Agreement"); (ii) to repay in full approximately $5.1 million of indebtedness outstanding under a bridge loan, including accrued interest thereon (the "Bridge Loan"); (iii) to make a prepayment of $900,000 on the revolving credit facility outstanding under the Credit Agreement dated as of March 15, 1996, among AMC Regional Holdings, Inc. and certain commercial lending institutions (the "Credit Agreement"); (iv) to make a prepayment of $11.9 million on the acquisition loan facility outstanding under the Credit Agreement; (v) to make a payment of $25.0 million on the term loan facility outstanding under the Credit Agreement; (vi) to make an additional investment of $2.0 million in Good Samaritan Supply in connection with the Good Samaritan Consolidation, which $2.0 million will be utilized by Good Samaritan Supply to reduce outstanding indebtedness (see "Company Background"); and (vii) for other general corporate purposes, including possible future acquisitions. Although an integral part of the Company's business strategy is growth through acquisitions, and the Company is currently in discussions with acquisition candidates, no acquisition has become the subject of any definitive agreement, letter of intent or agreement in principle, other than the Pending Acquisitions described above under "Company Background." Pending application of the net proceeds as described above, the Company intends to invest the net proceeds in short-term investment grade securities.

    The Credit Agreement provides for interest to be paid on amounts outstanding at varying rates, depending on the applicable facility under the Credit Agreement and whether certain financial ratio tests are met. On June 30, 1996, the annual interest rate on the revolving credit facility was 10.0%, and the annual interest rate on the acquisition loan facility and the term loan facility was 8.5%. The Credit Agreement also provides for a 0.50% annual commitment fee on the unused portion of the revolving credit and acquisition loan facilities ($18.0 million at June 30, 1996). The revolving credit facility terminates on March 15, 2002. Indebtedness outstanding under the revolving credit facility was incurred to provide funds for working capital needs of the Company's subsidiaries, to repay loans and for other general corporate purposes. The acquisition loan facility converts to a term loan on March 15, 1998 and is thereafter payable in sixteen consecutive quarterly installments commencing June 30, 1998 and continuing through March 31, 2002. Indebtedness outstanding under the acquisition loan facility was incurred to finance certain acquisitions and to pay transaction costs associated with such acquisitions and with the Credit Agreement and related documents. The term loan facility matures on March 31, 2002. Indebtedness outstanding under the term loan facility was incurred to refinance indebtedness that had been incurred (i) in connection with acquisitions made prior to March 1996, (ii) to pay expenses associated with refinancing the Credit Agreement and (iii) for general corporate purposes.

    The Bridge Loan is due on January 2, 1997 and bears interest per annum at the lender's prime rate (8.25% at August 15, 1996). Indebtedness under the Bridge Loan was incurred to provide additional financing to fund, in part, acquisitions that occurred in August 1996. Repayment of the Bridge Loan is guaranteed by the GTCR Fund. See "Management -- Compensation Committee Interlocks and Insider Participation -- Bridge Loan Guaranty."

    The Company believes that the net proceeds of the Offering, together with cash generated from operations and funds available under the Credit Agreement and under Good Samaritan Supply's bank credit facility, will be adequate to support its foreseeable capital requirements through 1997, although a large acquisition or a number of smaller acquisitions may require funds in excess of such availability.

                                DIVIDEND POLICY

    Other than the one-time mandatory preferential distribution to the Company's principal stockholder with respect to the Company's Class A Common Stock (which stock will be converted into Common Stock contemporaneously with the Offering) described under the caption "Company Background," the Company has not declared or paid any cash dividends on, or made any other distribution with respect to, its Common Stock since its formation and does not currently intend to declare or pay any cash dividends on its Common Stock, but intends to retain future earnings for reinvestment in its business. Any future determination by the Company to pay cash dividends on its Common Stock will be at the discretion of the Board of Directors of the Company and will be dependent upon the Company's results of operations, financial condition, contractual restrictions and other factors deemed relevant by the Board of Directors. Under the terms of the Credit Agreement, AMC Regional Holdings, Inc. may not pay dividends to the Company prior to June 30, 1997 in an aggregate amount in excess of $700,000. Consequently, the Company's ability to pay dividends is restricted.

                                 CAPITALIZATION

    The following table sets forth the short-term debt and total capitalization of the Company at June 30, 1996 on (i) a historical basis; (ii) a pro forma basis to give effect to the Completed Acquisitions that occurred after June 30, 1996, the Pending Acquisition, the Minority Interest Conversions, the Good Samaritan Consolidation and the conversion of the Royal Care Note; and (iii) a pro forma basis as further adjusted to give effect to the issuance of the Additional GTCR Shares and the Offering at an assumed initial public offering price of $14.00 per share, and the application of a portion of the estimated net proceeds therefrom to repay interest-bearing indebtedness in the amount $44.8 million, to fund the payment of a one-time mandatory preferential distribution with respect to the Company's Class A Common Stock (which stock will be converted into Common Stock contemporaneously with the Offering) in the amount of $17.1 million and to fund a $450,000 payment to an affiliate of the Company's principal stockholder in discharge of accrued management fees and to terminate a professional services agreement. See "Use of Proceeds."

                                                                                          JUNE 30, 1996
                                                                               -----------------------------------
                                                                                                        PRO FORMA
                                                                                ACTUAL     PRO FORMA   AS ADJUSTED
                                                                               ---------  -----------  -----------
                                                                                     (DOLLARS IN THOUSANDS)
Short-term debt, including current portion of long-term debt.................  $   4,017   $   8,238    $     338
                                                                               ---------  -----------  -----------
                                                                               ---------  -----------  -----------
Long-term debt, less current portion (1).....................................  $  28,167   $  40,052    $   3,121
Minority interests...........................................................      2,743       2,481        2,481
Stockholders' equity:
  Preferred Stock, $0.01 par value; 1,000,000 shares authorized;
   no shares outstanding.....................................................     --          --           --
  Common Stock, $0.01 par value;
   30,000,000 shares authorized; 4,421,216 shares outstanding, actual;
   5,667,201 shares outstanding, pro forma; 11,574,275 shares outstanding,
   pro forma as adjusted (2)(3)..............................................         44          57          116
Additional paid-in capital...................................................     22,491      26,026       77,202
Retained earnings............................................................        301         301       --
                                                                               ---------  -----------  -----------
    Total stockholders' equity...............................................     22,836      26,384       77,318
                                                                               ---------  -----------  -----------
      Total capitalization...................................................  $  53,746   $  68,917    $  82,920
                                                                               ---------  -----------  -----------
                                                                               ---------  -----------  -----------

- ------------------------
(1) See Note 6 of Notes to the Consolidated Financial Statements of the Company for information regarding the Company's long-term indebtedness.

(2) See Note 9 of Notes to the Consolidated Financial Statements of the Company for information regarding the Company's Common Stock.

(3) Includes 550,074 Additional GTCR Shares, 171,744 shares issuable upon conversion of the Royal Care Note and 33,620 shares issuable in connection with the Pending Acquisition. See "Company Background." Excludes 1,150,000 shares of Common Stock reserved for issuance under the Company's 1996 Stock Option Plan and 147,805 shares reserved for issuance under stock option plans of the Company's subsidiaries (including 134,793 shares subject to options granted under such stock option plans of the Company's subsidiaries, of which options to purchase 44,295 shares of Common Stock were exercisable at August 15, 1996). See "Management -- Employee Benefit Plans -- 1996 Stock Option Plan" and "-- Subsidiary Option Plans." Also excludes shares of Common Stock issuable pursuant to the Good Samaritan Shareholders Agreement. See "Risk Factors -- Good Samaritan Option and Put," "Company Background" and "Certain Transactions -- Good Samaritan Relationship."

                                    DILUTION

    As of June 30, 1996, the Company had a pro forma net tangible book value (deficit) of $(21.7) million, or $(3.50) per share. Pro forma net tangible book value per share of Common Stock represents the pro forma amount of total tangible assets of the Company reduced by the pro forma amount of its total liabilities and divided by the number of shares of Common Stock outstanding, in each case giving effect to (i) the Minority Interest Conversions; (ii) the Good Samaritan Consolidation; (iii) the Completed Acquisitions; (iv) the Pending Acquisition; (v) the issuance of the Additional GTCR Shares; and (vi) the conversion of the Royal Care Note. After giving effect to (i) the sale of 5,357,000 shares of Common Stock offered by the Company hereby at an assumed initial public offering price of $14.00 per share; and (ii) the application of the estimated net proceeds of the Offering as described under "Use of Proceeds," the adjusted pro forma net tangible book value of the Company as of June 30, 1996 would have been $29.2 million, or $2.51 per share. This represents an immediate increase in pro forma net tangible book value of $6.01 per share to the existing stockholders and an immediate dilution of $11.49 per share to new investors. The following table illustrates this dilution per share:

Assumed initial public offering price per share....................             $   14.00
  Pro forma net tangible book value (deficit) per share before the
   Offering........................................................  $   (3.50)
  Increase per share attributable to new investors.................       6.01
                                                                     ---------
Adjusted pro forma net tangible book value per share after the
 Offering..........................................................                  2.51
                                                                                ---------
Dilution per share to new investors................................             $   11.49
                                                                                ---------
                                                                                ---------

    The following table summarizes, after giving effect to the Offering at an assumed initial public offering price of $14.00 per share, (i) the number of shares of Common Stock purchased by existing stockholders from the Company and the total consideration and average price per share paid to the Company for such shares; (ii) the number of shares of Common Stock purchased by new investors in the Offering and the total consideration and the price per share paid by them for such shares; and (iii) the percentage of shares purchased from the Company by existing stockholders and the new investors and the percentages of the consideration paid to the Company for such shares by existing stockholders and new investors.

                                                  SHARES PURCHASED              TOTAL CONSIDERATION          AVERAGE
                                            -----------------------------  ------------------------------   PRICE PER
                                                 NUMBER         PERCENT         AMOUNT          PERCENT       SHARE
                                            ----------------  -----------  -----------------  -----------  -----------
Existing stockholders.....................      6,217,275(1)       53.7%   $    9,492,465(2)       11.2%    $    1.53
New investors.............................      5,357,000          46.3        74,998,000          88.8         14.00
                                            ----------------      -----    -----------------      -----
    Total.................................     11,574,275         100.0%   $   84,490,465         100.0%
                                            ----------------      -----    -----------------      -----
                                            ----------------      -----    -----------------      -----

- ------------------------
(1) Includes 550,074 Additional GTCR Shares, 171,744 shares of Common Stock issuable upon conversion of the Royal Care Note and 33,620 shares issuable connection with the Pending Acquisition. See "Company Background." Excludes 1,150,000 shares of Common Stock reserved for issuance under the Company's 1996 Stock Option Plan and 147,805 shares reserved for issuance under the stock option plans of the Company's subsidiaries (including 134,793 shares subject to options granted under such stock option plans of the Company's subsidiaries, of which options to purchase 44,295 shares of Common Stock were exercisable at August 15, 1996). See "Management -- Employee Benefit Plans -- 1996 Stock Option Plan" and "-- Subsidiary Option Plans." Also excludes shares of Common Stock issuable pursuant to the Good Samaritan Shareholders Agreement. See "Certain Transactions -- Good Samaritan Relationship."

(2) Reflects the distribution to the GTCR Fund of approximately $17.1 million to fund a mandatory preferential distribution with respect to the Company's Class A Common Stock (see "Company Background") and includes $1.1 million representing, in the aggregate, the value of the 730,414 shares of the Company's Common Stock exchanged in the Minority Interest Conversions.

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

    The following Unaudited Pro Forma Consolidated Financial Statements of the Company present the Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 1995 and the six months ended June 30, 1996, and the Unaudited Pro Forma Consolidated Balance Sheet at June 30, 1996. The Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 1995 gives pro forma effect to the Completed Acquisitions, which include the Company's acquisitions of (i) Nihan & Martin, Inc. ("N&M") (completed in March 1995); (ii) Dixon Pharmacy, Inc. ("Dixon") (completed in April 1995); (iii) Extended Care Associates, Inc. ("ECA") (completed in April
1995); (iv) Sterling Healthcare Services, Inc. ("SHS") (completed in August
1995); (v) Pharmed, Inc. ("Pharmed") (completed in May 1996); (vi) Royal Care of America, Inc. ("Royal Care") (completed in August 1996); and (vii) seven other less significant businesses, in each case as if such transactions had occurred on January 1, 1995. The Unaudited Pro Forma Consolidated Statement of Operations for the six months ended June 30, 1996 gives pro forma effect to the Completed Acquisitions that occurred after December 31, 1995 as if such transactions had occurred on January 1, 1996. The Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 1995 and the six months ended June 30, 1996 also give pro forma effect to: (i) the Pending Acquisition; (ii) the Minority Interest Conversions; (iii) the Good Samaritan Consolidation; (iv) the conversion of the Royal Care Note; and (v) the elimination of a management fee payable to an affiliate of the Company's principal stockholder, in each case as if such transactions had occurred on the first day of the period presented. The Pro Forma Consolidated Balance Sheet at June 30, 1996 gives pro forma effect to
(i) the Completed Acquisitions that occurred after June 30, 1996; (ii) the Pending Acquisition; (iii) the Minority Interest Conversions; (iv) the Good Samaritan Consolidation; and (v) the conversion of the Royal Care Note, in each case as if such transactions had occurred at June 30, 1996. The Pro Forma As Adjusted Consolidated Financial Statements give additional effect to the issuance of the Additional GTCR Shares and the offering of 5,357,000 shares of Common Stock made hereby at an assumed initial public offering price of $14.00 per share and the use of a portion of the net proceeds therefrom to repay interest-bearing indebtedness in the amount of $44.8 million, to fund a one-time mandatory preferential distribution (estimated to be approximately $17.1 million) to the Company's principal stockholder with respect to the Company's Class A Common Stock (which stock will be converted into Common Stock contemporaneously with the Offering) and to fund a $450,000 payment to an affiliate of the Company's principal stockholder to discharge accrued management fees and to terminate a professional services agreement, in each case as if such events had occurred on the first day of the period presented, for purposes of statement of operations data, and as if such events had occurred on June 30, 1996, for purposes of balance sheet data.

    The unaudited pro forma consolidated financial statements presented herein are based on the assumptions and adjustments described in the accompanying notes. The Unaudited Pro Forma Consolidated Statements of Operations do not purport to represent what the Company's results of operations would have been if the events described above had occurred as of the dates indicated or what such results will be for any future periods. The Unaudited Pro Forma Consolidated Financial Statements are based upon assumptions and adjustments that the Company believes are reasonable. The Unaudited Pro Forma Financial Statements and the accompanying notes should be read in conjunction with the historical financial statements of the Company, Gatti LTC Services, Inc. ("GSI"), Williamson Drug Company, Inc. ("WDC"), N&M, Dixon, ECA, SHS, Pharmed, Royal Care and Good Samaritan Supply, including the notes thereto, which are included elsewhere in this Prospectus.

    The respective contributions to pro forma revenues of the Company's existing subsidiaries at January 1, 1995, the Completed Acquisitions, the Pending Acquisition and Good Samaritan Supply for the year ended December 31, 1995 and for the six months ended June 30, 1996 are as follows:

                                                                                     CONTRIBUTION TO
                                                                                    PRO FORMA REVENUES
                                                                         ----------------------------------------
                                                                         YEAR ENDED DECEMBER   SIX MONTHS ENDED
                   ACQUISITIONS                        DATE ACQUIRED          31, 1995           JUNE 30, 1996
- --------------------------------------------------  -------------------  -------------------  -------------------
                                                                                      (IN THOUSANDS)
EXISTING SUBSIDIARIES (at January 1, 1995):
  GSI.............................................  August 2, 1994           $    17,148          $    10,453
  WDC.............................................  August 11, 1994                5,155                3,093
COMPLETED ACQUISITIONS:
  N&M.............................................  March 9, 1995                 12,341                6,631
  ECA.............................................  April 14, 1995                 2,378                1,415
  Dixon...........................................  April 17, 1995                 6,948                3,732
  SHS.............................................  August 3, 1995                 8,018                4,702
  Pharmed.........................................  May 8, 1996                    3,921                2,305
  Royal Care......................................  August 5, 1996                15,815                7,588
  Other Completed Acquisitions....................                                11,139                5,326
PENDING ACQUISITION...............................                                 1,711                  667
GOOD SAMARITAN SUPPLY.............................                                23,644               12,770
                                                                              ----------             --------
    TOTAL.........................................                           $   108,218          $    58,682
                                                                              ----------             --------
                                                                              ----------             --------

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1995
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                               COMPLETED         PENDING       GOOD SAMARITAN      PRO FORMA
                                    AMC     ACQUISITIONS (A) ACQUISITION (A)  CONSOLIDATION (B)   ADJUSTMENTS    PRO FORMA
                                 ---------  ---------------  ---------------  -----------------  -------------  -----------
Revenues.......................  $  44,049     $  38,814        $   1,711         $  23,644        $  --         $ 108,218
Cost of revenues...............     31,464        26,826            1,435            18,968           --            78,693
                                 ---------  ---------------       -------          --------      -------------  -----------
  Gross profit.................     12,585        11,988              276             4,676           --            29,525
Selling, general and
 administrative expenses.......     10,029        12,549              180             4,951             (523)(c)     27,186
                                 ---------  ---------------       -------          --------      -------------  -----------
  Operating income (loss)......      2,556          (561)              96              (275)             523         2,339
Interest expense...............      1,762           636                1               474              996(d)      3,869
Other (income) expense.........       (312)          (65)             (12)              (17)          --              (406)
Minority interests.............         32        --               --                  (226)              46(e)       (148)
                                 ---------  ---------------       -------          --------      -------------  -----------
  Income (loss) before income
   taxes.......................      1,074        (1,132)             107              (506)            (519)         (976)
Income tax provision
 (benefit).....................        669            88           --                  (280)            (688)(f)       (211)
                                 ---------  ---------------       -------          --------      -------------  -----------
  Net income (loss)............  $     405     $  (1,220)       $     107         $    (226)       $     169     $    (765)
                                 ---------  ---------------       -------          --------      -------------  -----------
                                 ---------  ---------------       -------          --------      -------------  -----------
Net income per share...........  $    0.09
                                 ---------
                                 ---------
Shares used in computation.....      4,758

                                 OFFERING PRO
                                     FORMA      PRO FORMA AS
                                  ADJUSTMENTS     ADJUSTED
                                 -------------  ------------
Revenues.......................   $   --         $  108,218
Cost of revenues...............       --             78,693
                                 -------------  ------------
  Gross profit.................       --             29,525
Selling, general and
 administrative expenses.......       --             27,186
                                 -------------  ------------
  Operating income (loss)......       --              2,339
Interest expense...............      (3,558)(g)         311
Other (income) expense.........       --               (406)
Minority interests.............         (13)(h)        (161)
                                 -------------  ------------
  Income (loss) before income
   taxes.......................       3,571           2,595
Income tax provision
 (benefit).....................       1,423(i)        1,212
                                 -------------  ------------
  Net income (loss)............   $   2,148      $    1,383
                                 -------------  ------------
                                 -------------  ------------
Net income per share...........                  $     0.12
                                                ------------
                                                ------------
Shares used in computation.....                      11,601(j)

- ------------------------------
(a) The statement of operations data for the Completed Acquisitions and the Pending Acquisition for the year ended December 31, 1995 represent the results of operations of such companies from January 1, 1995 to the earlier of their respective dates of acquisition or December 31, 1995. Each of the Completed Acquisitions has been accounted for as a purchase. Accordingly, the results of operations of each such acquired company are included in the Company's results of operations from the date of acquisition. See the financial statements of the significant Completed Acquisitions appearing elsewhere in this Prospectus.

(b) The statement of operations data for the Good Samaritan Consolidation for the year ended December 31, 1995 represent the results of operations of Good Samaritan Supply for the year ended December 31, 1995, including the pro forma results of operations giving effect to an acquisition by Good Samaritan Supply completed in June 1996, as if the Company owned 50.1% of the outstanding common stock of Good Samaritan Supply on January 1, 1995 and had consolidated the results of operations of Good Samaritan Supply for the entire year. See the financial statements of Good Samaritan Supply appearing elsewhere in this Prospectus.

(c) The adjustment to selling, general and administrative expenses consists of
    (1) an increase in amortization of excess of cost over net assets acquired of the Completed Acquisitions and the Pending Acquisition over a 40-year period, as if such companies were acquired on January 1, 1995 ($175,000),
    (2) reductions to historical amounts related to compensation, employee benefits and other owner/operator expenses for certain Completed Acquisitions that will not be incurred by the Company after the acquisitions were completed ($648,000) and (3) the elimination of a management fee to an affiliate of the Company's principal stockholder ($50,000).

(d) The adjustment to interest expense reflects (1) additional interest expense that would have been incurred had the consideration in the form of debt related to the Company's acquisitions been incurred on January 1, 1995 ($1,248,000), including the Bridge Loan, and (2) a reduction in interest expense for Good Samaritan Supply had the Company's initial investment in Good Samaritan Supply occurred on January 1, 1995 and had the proceeds from such investment been used by Good Samaritan Supply to reduce its outstanding debt ($252,000). The interest expense related to additional long-term debt incurred by the Company in connection with the acquisitions is based on an average interest rate of 9.00%, which approximates the borrowing rate in effect for the respective periods.

(e) The adjustment to minority interests reflects (1) a reduction in minority interests related to the Minority Interest Conversions relating to the existing companies at January 1, 1995 and the Completed Acquisitions, as if such conversions had occurred on January 1, 1995 ($32,000), and (2) additional minority interests related to pro forma adjustments (c) and (d) above ($78,000).

(f) Certain of the companies included in the Completed Acquisitions and the Pending Acquisition were treated as S corporations for income tax purposes and, accordingly, did not record any federal or state income taxes. In addition, the historical results of operations for Royal Care, included as a Completed Acquisition, did not include an income tax provision because the company was in a net operating loss carryforward position. The adjustment to income tax provision reflects (1) an income tax provision as if the S corporations had been subject to federal and state income taxes at an estimated effective tax rate of 40% ($361,000), (2) an income tax benefit, using an estimated effective tax rate of 40%, on pro forma adjustments (c) and (d) above ($189,000), and (3) an adjustment to reflect an income tax benefit for the operating loss of Royal Care, at an estimated effective tax rate of 40% ($860,000).

(g) The adjustment to interest expense reflects the retirement of certain long-term debt of the Company by applying a portion of the estimated net proceeds of the Offering as more fully described in "Use of Proceeds," as if such transaction had occurred on January 1, 1995.

(h) The adjustment to minority interests reflects additional minority interests related to the pro forma adjustment to interest expense for Good Samaritan Supply included in pro forma adjustment (g) above.

(i) The adjustment to income tax provision reflects an estimated effective tax rate of 40% on pro forma adjustment (g) above.

(j) Shares used in the computation of pro forma net income per share, as adjusted, give effect to (1) the issuance of 730,414 shares of Common Stock in connection with the Minority Interest Conversions, (2) the issuance of 171,744 shares of Common Stock in connection with the conversion of the Royal Care Note, (3) the issuance and sale of the 5,357,000 shares of Common Stock offered by the Company hereby, (4) the issuance of 550,074 Additional GTCR Shares and (5) the issuance of 33,620 shares of Common Stock expected to be issued in connection with the Pending Acquisition. Common Stock sold to management and directors and stock options issued within the twelve-month period preceding the proposed filing date of the Company's public offering are included as if they were outstanding for the period presented. The dilutive effect (107,895 shares) of all such Common Stock sold to management and directors and options issued within the twelve-month period was calculated using the treasury stock method and an assumed initial public offering price of $14.00 per share.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                         SIX MONTHS ENDED JUNE 30, 1996
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                               COMPLETED         PENDING       GOOD SAMARITAN      PRO FORMA
                                  AMC       ACQUISITIONS (A) ACQUISITION (A)  CONSOLIDATION (B)   ADJUSTMENTS    PRO FORMA
                              ------------  ---------------  ---------------  -----------------  -------------  -----------
Revenues....................  $   32,357       $  12,888        $     667         $  12,770       $   --         $  58,682
Cost of revenues............      23,259           8,576              520            11,175           --            43,530
                              ------------  ---------------       -------          --------      -------------  -----------
  Gross profit..............       9,098           4,312              147             1,595           --            15,152
Selling, general and
 administrative expenses....       7,290           4,157               81             1,461            (291)(c)     12,698
                              ------------  ---------------       -------          --------      -------------  -----------
  Operating income..........       1,808             155               66               134             291          2,454
Interest expense............       1,213             328                1               238             222(d)       2,002
Other (income) expense......         (75)            (80)              (4)              (13)          --              (172)
Minority interests..........          (4)         --               --                   (25)             36(e)           7
                              ------------  ---------------       -------          --------      -------------  -----------
  Income (loss) before
   income taxes and
   extraordinary item.......         674             (93)              69               (66)             33            617
Income tax provision
 (benefit)..................         324               6           --                   (41)             12(f)         301
                              ------------  ---------------       -------          --------      -------------  -----------
  Income (loss) before
   extraordinary item.......         350             (99)              69               (25)             21            316
Extraordinary item..........         437          --               --                --               --               437
                              ------------  ---------------       -------          --------      -------------  -----------
  Net income (loss).........  $      (87)      $     (99)       $      69         $     (25)      $      21      $    (121)
                              ------------  ---------------       -------          --------      -------------  -----------
                              ------------  ---------------       -------          --------      -------------  -----------
Income before extraordinary
 item per share.............  $     0.07
Extraordinary item per
 share......................  $    (0.09)
  Net income (loss)
   per share................  $    (0.02)
Shares used in
 computation................       4,758

                              OFFERING PRO
                                  FORMA      PRO FORMA AS
                               ADJUSTMENTS     ADJUSTED
                              -------------  ------------
Revenues....................   $   --        $   58,682
Cost of revenues............       --            43,530
                              -------------  ------------
  Gross profit..............       --            15,152
Selling, general and
 administrative expenses....       --            12,698
                              -------------  ------------
  Operating income..........       --             2,454
Interest expense............      (1,846)(g)        156
Other (income) expense......                       (172)
Minority interests..........          (4)(h)          3
                              -------------  ------------
  Income (loss) before
   income taxes and
   extraordinary item.......       1,850          2,467
Income tax provision
 (benefit)..................         739(i)       1,040
                              -------------  ------------
  Income (loss) before
   extraordinary item.......       1,111          1,427
Extraordinary item..........       --               437
                              -------------  ------------
  Net income (loss).........   $   1,111     $      990
                              -------------  ------------
                              -------------  ------------
Income before extraordinary
 item per share.............                 $     0.12
Extraordinary item per
 share......................                 $    (0.03)
  Net income (loss)
   per share................                 $     0.09
Shares used in
 computation................                     11,601(j)

- ------------------------------

(a) The statement of operations data for the Completed Acquisitions occurring after December 31, 1995 and the Pending Acquisition for the six months ended June 30, 1996 represent the results of operations for such companies from January 1, 1996 to the earlier of their respective dates of acquisition or June 30, 1996. Each of the Completed Acquisitions has been accounted for as a purchase. Accordingly, the results of operations of each such acquired company are included in the Company's results of operations from the date of acquisition. See the financial statements of the significant Completed Acquisitions appearing elsewhere in this Prospectus.

(b) The statement of operations data for the Good Samaritan Consolidation for the six months ended June 30, 1996 represent the results of operations of Good Samaritan Supply for the six months ended June 30, 1996, including the pro forma results of operations giving effect to an acquisition by Good Samaritan Supply in June 1996, as if the Company owned 50.1% of the outstanding common stock of Good Samaritan Supply on January 1, 1996 and had consolidated the results of operations of Good Samaritan Supply for the six months ended June 30, 1996. See the financial statements of Good Samaritan Supply appearing elsewhere in this Prospectus.

(c) The adjustment to selling, general and administrative expenses consists of
    (1) a decrease in amortization of excess of cost over net assets acquired of the Completed Acquisitions and the Pending Acquisition over a 40-year period, as if such companies were acquired on January 1, 1996 ($29,000), (2) reductions to historical amounts related to compensation, employee benefits and other owner/operator expenses for certain Completed Acquisitions that will not be incurred by the Company after the acquisitions were completed ($237,000), and (3) the elimination of a management fee to an affiliate of the Company's principal stockholder ($25,000).

(d) The adjustment to interest expense reflects (1) additional interest expense that would have been incurred had the consideration in the form of debt related to the Company's acquisitions been incurred on January 1, 1996 ($337,000), including the Bridge Loan, and (2) a reduction in interest expense for Good Samaritan Supply had the Company's initial investment in Good Samaritan Supply occurred on January 1, 1995 and had the proceeds from such investment been used by Good Samaritan Supply to reduce its outstanding debt ($115,000). The interest expense related to additional long-term debt incurred by the Company in connection with the acquisitions is based on an average interest rate of 9.00%, which approximates the borrowing rate in effect for the respective periods.

(e) The adjustment to minority interest reflects (1) additional minority interest related to the Minority Interest Conversions relating to the existing companies at January 1, 1995 and the Completed Acquisitions, as if such conversions had occurred on January 1, 1996 ($4,000) and (2) additional minority interests related to pro forma adjustments (c) and (d) above ($32,000).

(f) Certain of the companies included in the Completed Acquisitions and the Pending Acquisition were treated as S corporations for income tax purposes and, accordingly, did not record any federal or state income taxes. In addition, the historical results of operations for Royal Care, included as a Completed Acquisition, did not include an income tax provision because the company was in a net operating loss carryforward position. The adjustment to income tax provision reflects (1) an income tax provision as if the S corporations had been subject to federal and state income taxes at an estimated effective tax rate of 40% ($135,000), (2) an income tax provision using an estimated effective tax rate of 40% on pro forma adjustments (c) and(d) above ($27,000), and (3) an adjustment to reflect an income tax benefit for the operating loss of Royal Care, at an estimated effective tax rate of 40% ($150,000).

(g) The adjustment to interest expense reflects the retirement of certain long-term debt of the Company by applying a portion of the estimated net proceeds of the Offering as more fully described in "Use of Proceeds" as if such transaction had occurred on January 1, 1996.

(h) The adjustment to minority interest reflects additional minority interests related to the pro forma adjustment to interest expense for Good Samaritan Supply included in pro forma adjustment (g) above.

(i) The adjustment to income tax provision reflects an estimated effective tax rate of 40% on pro forma adjustment (g) above.

(j) Shares used in the computation of pro forma net income per share, as adjusted, give effect to (1) the issuance of 730,414 shares of Common Stock in connection with the Minority Interest Conversions, (2) the issuance of 171,744 shares of Common Stock in connection with the conversion of the Royal Care Note, (3) the issuance and sale of the 5,357,000 shares of Common Stock offered by the Company hereby, (4) the issuance of 550,074 Additional GTCR Shares and (5) the issuance of 33,620 shares of Common Stock in connection with the Pending Acquisition. Common Stock sold to management and directors and stock options issued within the twelve-month period preceding the proposed filing date of the Company's public offering are included as if they were outstanding for the period presented. The dilutive effect (107,895 shares) of all such Common Stock sold to management and directors and options issued within the twelve-month period was calculated using the treasury stock method and an assumed initial public offering price of $14.00 per share.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                                 JUNE 30, 1996
                                 (IN THOUSANDS)

                                     ASSETS

                                                                      CONSOLIDATED
                                                                      PRO FORMA AMC
                                                         CONSOLIDA-      BEFORE                                  PRO FORMA
                                            ACTUAL GOOD     TION       COMPLETED/     COMPLETED/    PRO FORMA    AMC BEFORE
                                             SAMARITAN     ADJUST-       PENDING       PENDING       ADJUST-      OFFERING
                                    AMC       SUPPLY      MENTS (A)   ACQUISITIONS   ACQUISITIONS   MENTS (B)   ADJUSTMENTS
                                 ---------  -----------  -----------  -------------  ------------  -----------  ------------
Current assets:
  Cash and equivalents.........  $     500   $     686    $  --         $   1,186     $    1,500    $      44    $    2,730
  Accounts receivable..........     11,632       3,950          (31)       15,551          5,363       --            20,914
  Inventories..................      4,615         698       --             5,313          1,036       --             6,349
  Income taxes receivable......        571         425       --               996         --           --               996
  Other current assets.........        475         301       --               776             24       --               800
                                 ---------  -----------  -----------  -------------  ------------  -----------  ------------
    Total current assets.......     17,793       6,060          (31)       23,822          7,923           44        31,789
                                 ---------  -----------  -----------  -------------  ------------  -----------  ------------
Fixed assets, net..............      3,027       1,253       --             4,280            812       --             5,092
Goodwill and organization
 costs, net....................     34,398       5,521        3,444        43,363          6,454       (1,710)       48,107
Other long-term assets.........      6,612         463       (6,000)        1,075         --           --             1,075
                                 ---------  -----------  -----------  -------------  ------------  -----------  ------------
    Total assets...............  $  61,830   $  13,297    $  (2,587)    $  72,540     $   15,189    $  (1,666)   $   86,063
                                 ---------  -----------  -----------  -------------  ------------  -----------  ------------
                                 ---------  -----------  -----------  -------------  ------------  -----------  ------------

                                            LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable.............  $   2,432   $   2,883    $     (31)    $   5,284     $      860    $  --        $    6,144
  Current portion of long-term
   debt........................      4,017         192       --             4,209          4,029       --             8,238
  Accrued expenses.............      1,526          88       --             1,614            548       --             2,162
                                 ---------  -----------  -----------  -------------  ------------  -----------  ------------
    Total current liabilities..      7,975       3,163          (31)       11,107          5,437       --            16,544
Long-term liabilities:
  Long-term debt...............     28,167       5,054       --            33,221          8,831       (2,000)       40,052
  Deferred income taxes........        109          43       --               152         --           --               152
  Other long-term liabilities..     --          --           --            --                450       --               450
Minority interests.............      2,743      --            2,481         5,224         --           (2,743)        2,481
Stockholders' equity:
  Common stock and paid-
   in-capital..................     22,535       5,300       (5,300)       22,535            471        3,077        26,083
  Retained earnings............        301        (263)         263           301         --           --               301
                                 ---------  -----------  -----------  -------------  ------------  -----------  ------------
    Total stockholders'
     equity....................     22,836       5,037       (5,037)       22,836            471        3,077        26,384
                                 ---------  -----------  -----------  -------------  ------------  -----------  ------------
    Total liabilities and
     stockholders' equity......  $  61,830   $  13,297    $  (2,587)    $  72,540     $   15,189    $  (1,666)   $   86,063
                                 ---------  -----------  -----------  -------------  ------------  -----------  ------------
                                 ---------  -----------  -----------  -------------  ------------  -----------  ------------


                                  OFFERING
                                  PRO FORMA
                                   ADJUST-    PRO FORMA AS
                                  MENTS (C)     ADJUSTED
                                 -----------  ------------
Current assets:
  Cash and equivalents.........   $   5,806    $    8,536
  Accounts receivable..........      --            20,914
  Inventories..................      --             6,349
  Income taxes receivable......         168         1,164
  Other current assets.........      --               800
                                 -----------  ------------
    Total current assets.......       5,974        37,763
                                 -----------  ------------
Fixed assets, net..............      --             5,092
Goodwill and organization
 costs, net....................      --            48,107
Other long-term assets.........      --             1,075
                                 -----------  ------------
    Total assets...............   $   5,974    $   92,037
                                 -----------  ------------
                                 -----------  ------------

Current liabilities:
  Accounts payable.............   $  --        $    6,144
  Current portion of long-term
   debt........................      (7,900)          338
  Accrued expenses.............        (129)        2,033
                                 -----------  ------------
    Total current liabilities..      (8,029)        8,515
Long-term liabilities:
  Long-term debt...............     (36,931)        3,121
  Deferred income taxes........      --               152
  Other long-term liabilities..      --               450
Minority interests.............      --             2,481
Stockholders' equity:
  Common stock and paid-
   in-capital..................      51,235        77,318
  Retained earnings............        (301)       --
                                 -----------  ------------
    Total stockholders'
     equity....................      50,934        77,318
                                 -----------  ------------
    Total liabilities and
     stockholders' equity......   $   5,974    $   92,037
                                 -----------  ------------
                                 -----------  ------------

                                                   (SEE NOTES ON FOLLOWING PAGE)

- ------------------------------
(a) Reflects the consolidation of Good Samaritan Supply as a result of an additional investment of $2.0 million increasing AMC's ownership to 50.1% of the outstanding common stock of Good Samaritan Supply, and the adjustments required to consolidate the assets and liabilities of AMC and Good Samaritan Supply as a result of AMC's majority ownership.

(b) Reflects the Minority Interest Conversions, the issuance of 310,208 shares of Common Stock to management and directors and the conversion of the Royal Care Note into 171,744 shares of Common Stock at $11.90 per share (85% of the assumed initial public offering price).

(c) Reflects the issuance of the 550,074 Additional GTCR Shares and the issuance of 5,357,000 shares of Common Stock offered by the Company hereby at an assumed initial public offering price of $14.00 per share and the application of the net proceeds therefrom as follows:

                                                (IN THOUSANDS)
Net proceeds from the Offering......................................................................  $  68,250
Mandatory preferential distribution to the Company's principal stockholder..........................    (17,063)
Payment to affiliate of Company's principal stockholder of accrued management fees and to terminate
 a professional services agreement..................................................................       (450)
Additional 10.1% investment in Good Samaritan Supply (which will be used to repay a portion of the
 long-term debt of Good Samaritan Supply)...........................................................     (2,000)
Repayment of Bridge Loan (including accrued interest)...............................................     (5,100)
Repayment of a portion of long-term debt, including current portion.................................    (37,831)
                                                                                                      ---------
Net increase in cash and equivalents................................................................  $   5,806
                                                                                                      ---------
                                                                                                      ---------

         SELECTED CONSOLIDATED FINANCIAL INFORMATION AND OPERATING DATA

    The selected consolidated financial data of the Company for the year ended December 31, 1993 and the period from January 1, 1994 to August 2, 1994, have been derived from the audited financial statements of Gatti LTC Services, Inc. (the combined results of operations of G.S.H.C., Inc. and the Contract Services Division of Louis F. Gatti, Inc.) presented elsewhere in this Prospectus. The selected consolidated financial data of the Company for the year ended June 30, 1995 and the six months ended December 31, 1995 have been derived from the Company's audited financial statements presented elsewhere in this Prospectus. The selected financial data for the periods ended December 31, 1991 and 1992 have been derived from financial statements of the Company's Predecessor not included herein.

                                                           PREDECESSOR (1)
                                             --------------------------------------------       THE COMPANY (2)
                                                                              PERIOD FROM  -------------------------
                                                                              JANUARY 1,                 SIX MONTHS
                                                YEARS ENDED DECEMBER 31,        1994 TO    YEAR ENDED      ENDED
                                             -------------------------------   AUGUST 2,    JUNE 30,    DECEMBER 31,
                                               1991       1992       1993        1994         1995          1995
                                             ---------  ---------  ---------  -----------  -----------  ------------
                                                              (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
  Revenues.................................  $   4,211  $   6,515  $   9,099   $   6,917    $  24,793    $   27,347
  Cost of revenues.........................      3,021      4,700      6,824       4,963       17,896        19,559
                                             ---------  ---------  ---------  -----------  -----------  ------------
    Gross profit...........................      1,190      1,815      2,275       1,954        6,897         7,788
  Selling, general and administrative
   expenses................................        886      1,301      1,760       1,315        5,663         6,275
                                             ---------  ---------  ---------  -----------  -----------  ------------
    Operating income.......................        304        514        515         639        1,234         1,513
  Interest expense.........................        135        135        162          78        1,001         1,053
  Other (income) expense...................     --         --              4      --             (171)         (210)
  Minority interests.......................     --         --         --          --               43            (5)
                                             ---------  ---------  ---------  -----------  -----------  ------------
    Income before income taxes.............        169        379        349         561          361           675
  Income tax provision.....................         21         97        143          24          269           379
                                             ---------  ---------  ---------  -----------  -----------  ------------
    Net income.............................  $     148  $     282  $     206   $     537    $      92    $      296
                                             ---------  ---------  ---------  -----------  -----------  ------------
                                             ---------  ---------  ---------  -----------  -----------  ------------
  Net income per share.....................                                                 $    0.02    $     0.06
                                                                                           -----------  ------------
                                                                                           -----------  ------------
  Weighted average shares outstanding......                                                     4,390         4,758

- ------------------------
(1) Represents results of operations of Gatti LTC Services, Inc., which was acquired by the Company on August 2, 1994. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Overview."

(2) The Company was formed in November 1993 by management and an investment fund affiliated with Golder, Thoma, Cressey, Rauner, Inc. and commenced operations with the acquisition of Gatti LTC Services, Inc. on August 2, 1994.

    The selected consolidated financial data presented below at December 31, 1991, 1992, 1993, 1994 and 1995 and for each of the years then ended have been derived from the financial data presented in the preceding table. The financial data have been reformatted in order to facilitate a better analytical review and to correspond to future reporting periods. The selected consolidated financial data at, and for the six months ended, June 30, 1995 and 1996 have been derived from unaudited consolidated financial statements, which include all adjustments, consisting of normal recurring adjustments, which management considers necessary for a fair presentation of the financial position and results of operations for these periods. The data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," the Consolidated Financial Statements of the Company and related Notes thereto, and other financial information included elsewhere herein. The data for the periods presented are not necessarily comparable because of acquisitions made throughout these periods. The results for the six months ended June 30, 1996 are not necessarily indicative of the results to be expected for the full year.

                                                                                                                SIX MONTHS ENDED
                                                              YEARS ENDED DECEMBER 31,                              JUNE 30,
                                        --------------------------------------------------------------------  --------------------
                                                                                                  PRO FORMA
                                                                                                 AS ADJUSTED
                                          1991       1992       1993      1994 (1)      1995      1995 (2)      1995       1996
                                        ---------  ---------  ---------  -----------  ---------  -----------  ---------  ---------
                                                           (IN THOUSANDS, EXCEPT PER SHARE AND OPERATING DATA)
STATEMENT OF OPERATIONS DATA:
  Revenues............................  $   4,211  $   6,515  $   9,099   $  15,008   $  44,049   $ 108,218   $  16,702  $  32,357
  Cost of revenues....................      3,021      4,700      6,824      10,954      31,464      78,693      11,905     23,259
                                        ---------  ---------  ---------  -----------  ---------  -----------  ---------  ---------
    Gross profit......................      1,190      1,815      2,275       4,054      12,585      29,525       4,797      9,098
  Selling, general and administrative
   expenses...........................        886      1,301      1,760       3,224      10,029      27,186       3,754      7,290
                                        ---------  ---------  ---------  -----------  ---------  -----------  ---------  ---------
    Operating income..................        304        514        515         830       2,556       2,339       1,043      1,808
  Interest expense....................        135        135        162         370       1,762         311         709      1,213
  Other (income) expense..............     --         --              4         (69)       (312)       (406)       (102)       (75)
  Minority interests..................     --         --         --               6          32        (161)         37         (4)
                                        ---------  ---------  ---------  -----------  ---------  -----------  ---------  ---------
    Income before income taxes and
     extraordinary item...............        169        379        349         523       1,074       2,595         399        674
  Income tax provision................         21         97        143           3         669       1,212         290        324
                                        ---------  ---------  ---------  -----------  ---------  -----------  ---------  ---------
    Income before extraordinary item..        148        282        206         520         405       1,383         109        350
  Extraordinary item (4)..............     --         --         --          --          --          --          --            437
                                        ---------  ---------  ---------  -----------  ---------  -----------  ---------  ---------
    Net income (loss).................  $     148  $     282  $     206   $     520   $     405   $   1,383   $     109  $     (87)
                                        ---------  ---------  ---------  -----------  ---------  -----------  ---------  ---------
                                        ---------  ---------  ---------  -----------  ---------  -----------  ---------  ---------

PER SHARE DATA:
  Income before extraordinary item....                                                $    0.09   $    0.12   $    0.02  $    0.07
  Extraordinary item (4)..............                                                       --          --          --      (0.09)
                                                                                      ---------  -----------  ---------  ---------
  Net income (loss)...................                                                $    0.09   $    0.12   $    0.02  $   (0.02)
                                                                                      ---------  -----------  ---------  ---------
                                                                                      ---------  -----------  ---------  ---------
Weighted average shares outstanding...                                                    4,758      11,601       4,758      4,758

SELECTED OPERATING DATA (AT PERIOD
 END):
  Number of beds served...............      2,900      3,900      7,000       9,600      23,400                  17,600     32,200

BALANCE SHEET DATA (AT PERIOD END):
  Working capital.....................  $    (338) $    (149) $     221   $   3,517   $   9,540               $   4,824  $   9,818
  Total assets........................      2,094      3,369      3,955      16,965      44,997                  37,511     61,830
  Long-term debt, excluding current
   portion............................        468        435        530       8,039      23,505                  15,708     28,167
  Stockholders' equity................        179        462        668       5,596      14,573                  12,527     22,836


                                         PRO FORMA
                                        AS ADJUSTED
                                         1996 (3)
                                        -----------

STATEMENT OF OPERATIONS DATA:
  Revenues............................   $  58,682
  Cost of revenues....................      43,530
                                        -----------
    Gross profit......................      15,152
  Selling, general and administrative
   expenses...........................      12,698
                                        -----------
    Operating income..................       2,454
  Interest expense....................         156
  Other (income) expense..............        (172)
  Minority interests..................           3
                                        -----------
    Income before income taxes and
     extraordinary item...............       2,467
  Income tax provision................       1,040
                                        -----------
    Income before extraordinary item..       1,427
  Extraordinary item (4)..............         437
                                        -----------
    Net income (loss).................   $     990
                                        -----------
                                        -----------
PER SHARE DATA:
  Income before extraordinary item....   $    0.12
  Extraordinary item (4)..............       (0.03)
                                        -----------
  Net income (loss)...................   $    0.09
                                        -----------
                                        -----------
Weighted average shares outstanding...      11,601
SELECTED OPERATING DATA (AT PERIOD
 END):
  Number of beds served...............
BALANCE SHEET DATA (AT PERIOD END):
  Working capital.....................   $  29,248
  Total assets........................      92,037
  Long-term debt, excluding current
   portion............................       3,121
  Stockholders' equity................      77,318

- ------------------------------
(1) Statement of operations data for the year ended December 31, 1994 include the results of operations of Gatti LTC Services, Inc., which was acquired by the Company on August 2, 1994, for the period January 1, 1994 to August 2, 1994, and the results of the Company for the period August 3, 1994 to December 31, 1994. The results of the operations of the Company for the period August 3, 1994 to December 31, 1994 reflect the effects of the application of purchase accounting, which consist of $80,000 of amortization of excess of cost over net assets acquired of Gatti LTC Services, Inc., $230,000 of interest expense related to the debt incurred to acquire Gatti LTC Services, Inc. and $92,000 of income tax benefit related to such interest expense.

(2) Pro forma as adjusted income statement data for the year ended December 31, 1995 give effect to the Completed Acquisitions, the Pending Acquisition, the Minority Interest Conversions, the Good Samaritan Consolidation, the conversion of the Royal Care Note, options granted and shares issued to management in August and September 1996 and the elimination of an annual $50,000 management fee to an affiliate of the Company's principal stockholder, and are further adjusted to give effect to the issuance of the Additional GTCR Shares and the offering of 5,357,000 shares of Common Stock made hereby and the use of a portion of the estimated net proceeds therefrom to repay interest-bearing indebtedness in the amount of $44.8 million, in each case as if such events had occurred on January 1, 1995. See "Company Background" and "Unaudited Pro Forma Consolidated Financial Statements."

(3) Pro forma as adjusted income statement data for the six months ended June 30, 1996 give effect to the Completed Acquisitions that occurred after December 31, 1995, the Pending Acquisition, the Minority Interest Conversions, the Good Samaritan Consolidation, the conversion of the Royal Care Note, options granted and shares issued to management in August and September 1996 and the elimination of an annual $50,000 management fee to an affiliate of the Company's principal stockholder, and are further adjusted to give effect to the issuance of the Additional GTCR Shares and the offering of 5,357,000 shares of Common Stock made hereby and the use of a portion of the estimated net proceeds therefrom to repay interest-bearing indebtedness in the amount of $44.8 million, in each case as if such events had occurred on January 1, 1996. Pro forma as adjusted balance sheet data give pro forma effect to the Completed Acquisitions that occurred after June 30, 1996, the Pending Acquisition, the Minority Interest Conversions, the Good Samaritan Consolidation, options granted and shares issued to management in August and September 1996 and the conversion of the Royal Care Note, and are further adjusted to give effect to the issuance of the Additional GTCR Shares and the offering of 5,357,000 shares of Common Stock made hereby and the use of a portion of the estimated net proceeds therefrom to repay interest-bearing indebtedness in the amount of $44.8 million, to fund a one-time mandatory preferential distribution (estimated to be approximately $17.1 million) to the Company's principal stockholder with respect to the Company's Class A Common Stock (which stock will be converted into Common Stock contemporaneously with the Offering) and to fund a $450,000 payment to an affiliate of the Company's principal stockholder to discharge accrued management fees and to terminate a professional services agreement, in each case as if such events occurred on June 30, 1996. See "Company Background," "Use of Proceeds" and "Unaudited Pro Forma Consolidated Financial Statements."

(4) In March 1996 the Company recorded an extraordinary item in the amount of $437,000 (net of an income tax benefit of $404,000) reflecting the write-off of deferred financing charges in connection with the refinancing of the Company's credit facility.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

    The following discussion should be read in conjunction with the Selected Consolidated Financial Information and Operating Data and the Consolidated Financial Statements of the Company and Notes thereto included elsewhere in this Prospectus.

OVERVIEW

    The Company commenced operations in August 1994 with its initial acquisition of a long-term care pharmacy provider. Since its inception, the Company has experienced substantial growth in revenues and operating profits primarily through the acquisition of 14 long-term care pharmacy companies and two prescription medical supply services companies. As of August 15, 1996, the Company served approximately 39,300 residents at over 500 facilities in eight states. The Company's revenues are derived primarily from providing pharmaceuticals and related products and services to residents of long-term care facilities. The Company's total revenues have increased from $15.0 million for the year ended December 31, 1994 to $44.0 million for the year ended December 31, 1995 and from $16.7 million for the six months ended June 30, 1995 to $32.4 million for the six months ended June 30, 1996. This growth has been primarily achieved through acquisitions ($24.9 million of the increase for the twelve-month periods and $13.9 million of the increase for the six-month periods), as well as through internal growth ($4.1 million of the increase for the twelve-month periods and $1.8 million of the increase for the six-month periods). The Company defines "internal growth" to consist of increased market penetration in existing markets, fold-in acquisitions in established areas that are assimilated into existing operations, start-up facilities in new areas in states where the Company was already established, and sales of new products and services to existing customers.

    In 1994, the Company completed the acquisitions of Gatti LTC Services, Inc., based in Indiana, Pennsylvania (August 1994) (the Company's predecessor company), and Williamson Drug Company, Inc., based in Harrisonburg, Virginia (August 1994). In 1995, the Company completed the acquisitions of Nihan & Martin, Inc. ("N&M"), based in Rockford, Illinois (March 1995); Dixon Pharmacy, Inc. ("Dixon"), based in Dixon, Illinois (April 1995); Extended Care Associates, Inc. ("ECA"), based in Lynchburg, Virginia (April 1995); Sterling Healthcare Services, Inc. ("SHS"), based in Shreveport, Louisiana (August 1995), as well as two other less significant acquisitions. In 1996, the Company completed the acquisitions of Pharmed, Inc. ("Pharmed"), based in Alexandria, Louisiana (May
1996); Royal Care of America, Inc. ("Royal Care"), based in Malta, New York (August 1996), as well as five other less significant acquisitions. The recently-completed acquisition of Royal Care adds approximately 7,700 residents served in 155 facilities in upper New York State (excluding the New York City metropolitan area). Royal Care experienced significant operating losses in 1994 and early 1995 and has recently gone through a substantial restructuring and reorganization, including hiring a new chief executive officer and turnover of a majority of its total staff. The Company believes that Royal Care has successfully emerged from its reorganization and will provide a profitable platform company for the New York State marketplace. The Company has also recently entered into a letter of intent contemplating an additional acquisition of a long-term care pharmacy provider in Pennsylvania. The Company's obligation to complete this acquisition is subject to satisfactory completion of due diligence inquiries, negotiation and execution of a definitive asset purchase agreement and satisfaction of other conditions customary and usual in transactions of this type.

    The purchase agreements relating to four of the Company's acquired companies entitle the sellers to receive additional contingent consideration based primarily upon future earnings of such companies. The Company currently estimates that the maximum amount of such future contingent payments will not exceed $4.0 million through June 30, 2000. See Note 2 of Notes to Consolidated Financial Statements of the Company.

    The Company operates in an environment impacted by cost containment efforts as well as the consolidation of the long-term care industry. The Company has pursued an acquisition program designed to expand its presence in selected geographic markets. Several of the Company's acquisitions include businesses in geographic markets with a mix of products, services and profitability that differs in certain respects from the Company's existing operations. While the product and service mix and profitability of the Company's acquired businesses have varied from state to state, the Company expects that its profitability will continue to be affected by the timing of acquisitions as well as the Medicaid and Medicare reimbursement rates in a given state. For the six months ended June 30, 1996 on a pro forma basis, 42% of the Company's pharmacy revenues were paid by Medicare and Medicaid, 26% were paid by long-term care facilities, (a portion of which were, in turn, reimbursed by Medicare), 21% were paid in cash or charged to individuals and 11% were charged to third-party insurance plans or other commercial accounts.

    In April 1996, the Company acquired a 40% equity interest in Good Samaritan Supply, principally a provider of pharmaceutical products and services and medical supplies to the long-term care market. For the year ended December 31, 1995 and the six months ended June 30, 1996, Good Samaritan Supply's revenues were $18.9 million and $10.7 million, respectively. Compared to AMC's base business, Good Samaritan Supply's mix of products and services includes a larger percentage of revenues derived from the sale of lower gross margin medical supplies. For the six months ended June 30, 1996, approximately 31% of Good Samaritan Supply's revenues were derived from the sale of pharmaceutical products and services and 69% were derived from the sale of medical supplies. As of August 15, 1996, Good Samaritan Supply's medical supply business served 223 of the Society's 240 long-term care facilities, and its pharmaceutical products and services business served approximately 2,300 patients in 19 of such facilities. Good Samaritan Supply has a corporate staff with operational, marketing and human resources capabilities, which the Company expects to be able to synergistically employ in its other operations. Upon consummation of the Offering, the Company will increase its equity interest in Good Samaritan Supply to 50.1% and Good Samaritan Supply will become a consolidated operating subsidiary of the Company for financial reporting purposes. As a result of the consolidation of Good Samaritan Supply, the Company expects its overall gross and operating margins to be slightly lower on a comparative basis, primarily due to Good Samaritan Supply's larger concentration of lower margin medical supply revenues.

    In March 1996, the Company refinanced its senior credit facility in order to increase the availability of capital for acquisitions and operating needs from an aggregate of $33.0 million under its previous credit facility to an aggregate of $50.0 million under its new Credit Agreement. The Company also has the option to cause the agent-lenders under the Credit Agreement to seek additional lenders to increase borrowing availability under its Credit Agreement to $75.0 million. In August 1996, the Company received a $5.0 million bridge loan (the "Bridge Loan") from a commercial lending institution. The Bridge Loan matures on January 2, 1997, and repayment of the Bridge Loan is guaranteed by the GTCR Fund. Proceeds of the Bridge Loan were used to partially fund acquisitions that occurred in August 1996 and for general corporate purposes and will be used to partially fund Pending Acquisitions. See "-- Liquidity and Capital Resources" and "Management -- Compensation Committee Interlocks Insider Participation -- Bridge Loan Guaranty."

    At the time of completion of the Offering (expected to be in the fiscal quarter ending December 31, 1996), the Company expects to record a one-time, nonrecurring charge in the amount of approximately $287,500 ($173,000 net of tax) relating to the early termination of the professional services agreement with an affiliate of its principal stockholder.

RESULTS OF OPERATIONS

    The Company and its predecessor, Gatti LTC Services, Inc., which was acquired on August 2, 1994, have had various fiscal year-ends during the past three years. The selected consolidated financial data of the Company and its predecessor have been reformatted to years ended December 31 in order to facilitate a better analytical review and to correspond to future reporting periods. See "Selected Consolidated Financial Information and Operating Data."

    The following table sets forth for the periods indicated certain information derived from the Company's reformatted results of operations expressed as a percentage of revenues for such periods:

                                                                                      PERCENTAGE OF REVENUES
                                                                       -----------------------------------------------------
                                                                                                          SIX MONTHS ENDED
                                                                          YEARS ENDED DECEMBER 31,            JUNE 30,
                                                                       -------------------------------  --------------------
                                                                         1993       1994       1995       1995       1996
                                                                       ---------  ---------  ---------  ---------  ---------
Revenues.............................................................      100.0%     100.0%     100.0%     100.0%     100.0%
Cost of revenues.....................................................       75.0       73.0       71.4       71.3       71.9
                                                                       ---------  ---------  ---------  ---------  ---------
  Gross profit.......................................................       25.0       27.0       28.6       28.7       28.1
Selling, general and administrative expenses.........................       19.3       21.5       22.8       22.5       22.5
                                                                       ---------  ---------  ---------  ---------  ---------
  Operating income...................................................        5.7        5.5        5.8        6.2        5.6
Interest expense.....................................................        1.8        2.5        4.0        4.2        3.7
Other (income) expense...............................................     --           (0.5)      (0.7)      (0.6)      (0.2)
Minority interests...................................................     --         --            0.1        0.2     --
                                                                       ---------  ---------  ---------  ---------  ---------
  Income before income taxes and extraordinary item..................        3.8        3.5        2.4        2.4        2.1
Income tax provision.................................................        1.5     --            1.5        1.7        1.0
                                                                       ---------  ---------  ---------  ---------  ---------
  Income before extraordinary item...................................        2.3        3.5        0.9        0.7        1.1
Extraordinary item...................................................     --         --         --         --           (1.4)
                                                                       ---------  ---------  ---------  ---------  ---------
  Net income (loss)..................................................        2.3%       3.5%       0.9%       0.7%      (0.3)%
                                                                       ---------  ---------  ---------  ---------  ---------
                                                                       ---------  ---------  ---------  ---------  ---------

SIX MONTHS ENDED JUNE 30, 1996 COMPARED TO SIX MONTHS ENDED JUNE 30, 1995

    Revenues for the six months ended June 30, 1996 increased to $32.4 million from $16.7 million for the comparable 1995 period. Of this $15.7 million increase, $13.9 million was due to acquisitions, and $1.8 million was due to internal growth.

    Gross profit for the six months ended June 30, 1996 was $9.1 million compared to $4.8 million for the comparable 1995 period, an increase of $4.3 million. Gross profit as a percentage of revenues decreased to 28.1% for the six months ended June 30, 1996 from 28.7% for the comparable 1995 period. The decrease in gross profit as a percentage of revenues was primarily the result of Medicaid reimbursement adjustments in the latter half of 1995, which resulted in lower reimbursement rates for certain products, and certain pharmaceutical cost increases. The effect of these factors was partially offset by the acquisition of certain companies with higher margin products.

    Selling, general and administrative expenses for the six months ended June 30, 1996 were $7.3 million compared to $3.8 million for the comparable 1995 period, an increase of $3.5 million. Selling, general and administrative expenses as a percentage of revenues were 22.5% for both the six months ended June 30, 1996 and the six months ended June 30, 1995. The increase in total selling, general and administrative expenses in absolute dollars was primarily the result of increased amortization of goodwill and increased ongoing professional fees (legal and accounting) associated with the acquired companies, as well as the expansion of the corporate office staff in the latter half of 1995 to support the Company's growth.

    Operating income for the six months ended June 30, 1996 was $1.8 million compared to $1.0 million for the comparable 1995 period. The increase in operating income reflects the effects of increased revenues, achieved both through acquisitions and internal growth. Operating income as a percentage of revenues decreased to 5.6% for the six months ended June 30, 1996 from 6.2% for the comparable 1995 period.

    Interest expense of $1.2 million for the six months ended June 30, 1996 increased by $0.5 million over interest expense for the six months ended June 30, 1995, primarily as a result of higher debt levels related to acquisitions.

    In March 1996 the Company recorded an extraordinary item in the amount of $0.4 million (net of an income tax benefit of $0.4 million) reflecting the write-off of deferred financing charges in connection with the refinancing of the Company's credit facility.

YEAR ENDED DECEMBER 31, 1995 COMPARED TO YEAR ENDED DECEMBER 31, 1994 (PREDECESSOR COMPANY
  PRIOR TO AUGUST 3, 1994)

    The results of operations for the year ended December 31, 1994 include the results of operations of the Company's predecessor company, Gatti LTC Services, Inc. ("GSI"), through August 2, 1994, its acquisition date by the Company, and the results of the Company from August 3, 1994 through December 31, 1994.

    Revenues for the year ended December 31, 1995 increased to $44.0 million from $15.0 million for the year ended December 31, 1994. Of this $29.0 million increase, $24.9 million was attributable to the acquisitions of WDC in August 1994 and N&M, Dixon, ECA, SHS and two other less significant acquisitions in 1995, and $4.1 million was attributable to internal growth.

    Gross profit for the year ended December 31, 1995 was $12.6 million compared to $4.1 million for the year ended December 31, 1994, which represents an increase of $8.5 million. Gross profit as a percentage of revenues increased to 28.6% for the year ended December 31, 1995 from 27.0% for the year ended December 31, 1994. The increase in gross profit as a percentage of revenues was primarily the result of acquisitions of companies with higher gross margins and more favorable reimbursement rates in the states in which such acquired companies operate. This effect was partially offset by the acquisition of certain retail pharmacy operations that typically operate at a lower gross margin.

    Selling, general and administrative expenses for the year ended December 31, 1995 were $10.0 million compared to $3.2 million for the year ended December 31, 1994, representing an increase of $6.8 million. Selling, general and administrative expenses as a percentage of revenues increased to 22.8% for the year ended December 31, 1995 from 21.5% for the year ended December 31, 1994. The increase in total selling, general and administrative expenses is primarily the result of increased amortization of goodwill and increased ongoing professional fees associated with the acquired companies and expenses associated with the formation of the Company, including the hiring of management personnel and the establishment of the corporate office.

    Operating income for the year ended December 31, 1995 was $2.6 million compared to $0.8 million for the year ended December 31, 1994. The increase in operating income reflects the effect of increased revenues, achieved both through acquisitions and internal growth, as well as the improvement in the Company's gross profit margin. Operating income as a percentage of revenues increased to 5.8% for the year ended December 31, 1995 from 5.5% for the year ended December 31, 1994.

    Interest expense of $1.8 million for the year ended December 31, 1995 increased by $1.4 million over interest expense for the year ended December 31, 1994, primarily as a result of higher debt levels related to acquisitions.

YEAR ENDED DECEMBER 31, 1994 COMPARED TO YEAR ENDED DECEMBER 31, 1993 (PREDECESSOR COMPANY
  PRIOR TO AUGUST 3, 1994)

    Revenues for the year ended December 31, 1994 increased to $15.0 million from $9.1 million for the year ended December 31, 1993. Of this $5.9 million increase, $1.7 million was due to the acquisition of WDC in August 1994 and $4.2 million was due to internal growth.

    Gross profit for the year ended December 31, 1994 was $4.1 million compared to $2.3 million for the year ended December 31, 1993, which represents an increase of $1.8 million. Gross profit as a percentage of revenues increased to 27.0% for the year ended December 31, 1994 from 25.0% for the year ended December 31, 1993. The increase in gross profit as a percentage of revenues was primarily the result of a change in wholesale purchasing in late 1993 resulting in more favorable procurement costs, as well as an overall improvement in the Company's business conditions in 1994.

    Selling, general and administrative expenses for the year ended December 31, 1994 were $3.2 million compared to $1.8 million for the year ended December 31, 1993, representing an increase of $1.4 million. Selling, general and administrative expenses as a percentage of revenues increased to 21.5% for the year ended December 31, 1994 from 19.3% for the year ended December 31, 1993. The increase in total selling, general and administrative expenses is primarily the result of the acquisition of WDC, including the resulting increased amortization expense.

    Operating income for the year ended December 31, 1994 was $0.8 million compared to $0.5 million for the year ended December 31, 1993. The increase in operating income in absolute dollars reflects the effect of increased revenues, achieved both through the acquisition of WDC and internal growth. Operating income as a percentage of revenues decreased to 5.5% for the year ended December 31, 1994 from 5.7% for the year ended December 31, 1993.

    Interest expense of $0.4 million for the year ended December 31, 1994 increased by $0.2 million over interest expense for the year ended December 31, 1993, primarily as a result of higher debt levels related to the acquisition of WDC.

LIQUIDITY AND CAPITAL RESOURCES

    The Company's principal cash requirements to date have been to fund acquisitions, to provide working capital to support internal revenue growth and for capital expenditures. The Company's principal sources of cash have been capital provided by its principal stockholder ($22.5 million through May 31, 1996), proceeds of borrowings under its Credit Agreement and the Bridge Loan and cash generated from operations. The Company plans to use approximately $17.1 million of the net proceeds from the Offering to make a mandatory distribution to its principal stockholder. The Company plans to use other net proceeds from the Offering to (i) make a $450,000 payment to GTCR IV, L.P. in payment of accrued management fees under a professional services agreement and in exchange for the termination of such agreement; (ii) make an additional investment in Good Samaritan Supply ($2.0 million), which will be used to repay a portion of Good Samaritan Supply's long-term debt; (iii) repay the Bridge Loan, including accrued interest thereon (approximately $5.1 million); and (iv) repay a portion of long-term debt, including the current portion (approximately $37.8 million), resulting in excess cash generated from the Offering of approximately $5.8 million.

    Net cash provided (used) by operating activities was $0.2 million, ($0.5) million and $0.2 million for the years ended December 31, 1993, 1994 and 1995, respectively, and $0.5 million and ($0.9) million for the six months ended June 30, 1995 and 1996, respectively. The net use of cash for the six months ended June 30, 1996 was primarily attributable to an increase in accounts receivable related to internal sales growth and slower payments at certain of the Company's operating subsidiaries.

    Net cash used in investing activities was $0.1 million, $12.4 million and $22.8 million for the years ended December 31, 1993, 1994 and 1995, respectively, and $16.8 million and $14.3 million for the six months ended June 30, 1995 and 1996, respectively. The majority of these expenditures were related to the acquisitions completed in the respective periods, including the acquisition of the predecessor company, along with capital expenditures. Capital expenditures were $0.2 million, $0.3 million and $0.7 million for the years ended December 31, 1993, 1994 and 1995, respectively, and $0.3 million and $0.8 million for the six months ended June 30, 1995 and 1996, respectively. The capital expenditures for the six months ended June 30, 1996 increased as a result of leasehold improvements at one location, and increases in equipment leased to customers and medication carts used in locations served.

    The Company's Credit Agreement provides for maximum borrowings in the aggregate of $50.0 million, consisting of a $10.0 million revolving line of credit, a $15.0 million revolving acquisition loan facility and a $25.0 million term loan. At the Company's option, the maximum borrowings under the Credit Agreement can be increased by $25.0 million to $75.0 million, consisting of a $4.0 million maximum increase to the revolving line of credit and a $21.0 million maximum increase to the revolving acquisition loan facility. At June 30, 1996, total borrowings outstanding under the Credit Agreement were $32.0 million. The revolving line of credit terminates on March 15, 2002, the revolving acquisition loan facility converts to a term loan on March 15, 1998 and thereafter matures on March 31, 2002 and the term loan matures on March 31, 2002. See Note 6 of Notes to the Consolidated Financial Statements of the Company included elsewhere in this Prospectus.

    On June 21, 1996, Good Samaritan Supply entered into a credit agreement providing for maximum borrowings in the aggregate of $15.0 million, consisting of a $5.0 million revolving line of credit, a $5.0 million revolving acquisition loan facility and a $5.0 million term loan (the "Good Samaritan Supply Credit Agreement"). At June 30, 1996, total borrowings under the Good Samaritan Supply Credit Agreement were $5.0 million. The revolving line of credit terminates on June 21, 2001. The revolving acquisition loan facility converts to a term loan on the earlier of (i) June 21, 1998 and (ii) the date on which (x) Good Samaritan Supply has obtained term loans in an aggregate principal amount of $5.0 million and (y) the aggregate principal amount outstanding under the revolving acquisition loan facility is $5.0 million, and thereafter matures on June 21, 2001. The term loan matures on June 21, 2001. See Note 6 of Notes to the Financial Statements of Good Samaritan Supply included elsewhere in this Prospectus.

    The Company's acquisition strategy will require significant capital resources and, as a result, the Company may need to incur additional indebtedness. To pursue its acquisition strategy, the Company also may need to issue, in public and private transactions, equity or debt securities, the terms of which will depend on market and other conditions. Capital is needed not only for acquisitions, but also for the effective integration, operation and expansion of existing businesses. The Company believes that the net proceeds of the Offering, together with cash generated from operations and funds available under the Credit Agreement and under the Good Samaritan Supply Credit Agreement will be adequate to support its foreseeable capital requirements through 1997, although a large acquisition or a number of smaller acquisitions may require funds in excess of such availability.

                                    BUSINESS

GENERAL

    American Medserve Corporation ("AMC" or the "Company") is a leading independent provider of pharmacy services to long-term care institutions, including skilled nursing facilities, assisted living facilities and other long-term health care settings. The Company purchases, repackages and dispenses in patient-ready packaging pharmaceuticals to patients or residents in its client facilities and provides such facilities with related consultant pharmacist and information services, including formulary management, automated medical record-keeping, drug therapy evaluation and assistance with regulatory compliance. To complement its core pharmacy services, the Company also provides infusion therapy, specialized nutrition therapy, inhalation and respiratory therapy and wound care management services, as well as medical supplies and devices. As of August 15, 1996, AMC provided pharmacy services to approximately 39,300 residents at over 500 facilities located in Colorado, Illinois, Louisiana, Minnesota, Nebraska, New York, Pennsylvania and Virginia.

    The Company was formed by Timothy L. Burfield (the Company's President and Chief Executive Officer) and an investment fund affiliated with Golder, Thoma, Cressey, Rauner, Inc. to participate in the consolidation of the long-term care pharmacy industry. To meet this objective, the Company has pursued an acquisition program designed to expand its presence in selected geographic markets. Since commencing operations in August 1994, the Company has completed 16 acquisitions, including eight acquisitions in 1996. In April 1996, the Company acquired a 40% equity interest in Good Samaritan Supply. The Company's co-investor in Good Samaritan Supply is The Evangelical Lutheran Good Samaritan Foundation, an affiliate of The Evangelical Lutheran Good Samaritan Society (the "Society"). A 1995 industry survey ranked (by total licensed beds) the Society as the fifth largest, and largest non-profit, owner-operator of nursing homes in the United States. As of August 15, 1996, the Society operated 240 long-term care facilities in 26 states, of which 19 facilities were served by the Company's long-term care pharmacy operations. See "-- Good Samaritan Alliance."

MARKET OVERVIEW

    LONG-TERM CARE INDUSTRY. The long-term care industry encompasses a variety of types of health care services that are provided primarily to the frail elderly in varying settings. Those who require 24-hour skilled medical supervision and are in need of specialized support, rehabilitative, nutritional, respiratory and other skilled treatments are typically cared for in a nursing facility, sometimes referred to as a skilled nursing facility. Assisted living facilities, which are an emerging segment of the long-term care industry, serve the rapidly growing elderly population who may require assistance with personal care (such as dressing and bathing), support services (such as housekeeping and laundry) and intermittent healthcare services (such as assistance with taking medications and health monitoring). Residents in assisted living facilities typically do not require continuous medical or skilled nursing care, but choose not to live at home. Accordingly, assisted living facility residents generally have lower acuity levels than patients in skilled nursing facilities.

    LONG-TERM CARE PHARMACY MARKET. Long-term care pharmacies purchase, repackage and dispense pharmaceuticals to patients and residents in long-term care facilities such as skilled nursing facilities, assisted living facilities and other long-term health care settings. Unlike hospitals, most long-term care facilities do not have on-site pharmacies but depend instead on outside sources to provide the necessary products and services. Providers of pharmacy services to long-term care facilities typically receive a substantial portion of their payments through reimbursement from Medicare and Medicaid programs, with the balance of payments being received from individual facility residents (private pay), non-government insurers and long-term care facilities. In response to a changing regulatory environment and other factors, including the increasing acuity levels of residents, the sophistication and breadth of services required by long-term care facilities have increased dramatically in recent years. Today, in addition to providing pharmaceuticals, long-term care pharmacies provide consultant pharmacist services, which include monitoring the control, distribution and administration of pharmaceuticals within the long-term care facility and assisting facilities in complying with applicable regulations, as well as therapeutic monitoring and drug utilization review services. The Company believes that a long-term care facility patient is often under prescription for more than four different medications at a time, and, consequently, high quality, cost-efficient systems for dispensing and monitoring patient drug regimens are critical. Providing these services places the long-term care pharmacy in a central role of influencing the effectiveness and cost of care.

    Based on data from industry sources, the Company estimates that the U.S. market for pharmacy services (including consulting services and related supplies) in long-term care facilities exceeded $3.5 billion in 1994. The Company believes that the market is growing due primarily to four factors:

        AGING POPULATION. The number of long-term care facility residents is rising as a result of the aging of the U.S. population. According to the U.S. Bureau of the Census, the number of persons over age 75 increased by approximately 31% from 1980 to 1990. In 1990, 6.1% of the population ages 75 to 84 and 24.5% of the population ages 85 or older received care in long-term care facilities. According to the U.S. Bureau of the Census, the segment of the population over age 85, which comprises the largest percentage of residents at long-term care facilities, is the fastest growing segment of the population and is expected to increase by approximately 43% from 1990 to 2000.

        INCREASING ACUITY OF PATIENTS. The Company believes that the second factor creating growth in the long-term care pharmacy market is the increasing acuity level of long-term care facility residents as a result of payors' efforts to have care delivered in the lowest cost setting. This has encouraged shorter lengths of stay in acute care hospitals in favor of less costly long-term care facilities.

        EMERGENCE OF ALTERNATIVE LONG-TERM CARE SETTINGS. As the number of patients being "pushed down" from acute care hospitals to skilled nursing facilities increases, the demand for residential options such as assisted living facilities is also expected to increase. Many states have put in place moratoriums or other restrictions on the growth of skilled nursing beds. However, alternative care settings, such as assisted living facilities, are not generally impacted by such restrictions and have been characterized by significant growth. While the typical assisted living resident is less medically needy than a skilled nursing or subacute resident, the assisted living resident generally requires similar long-term care pharmacy services.

        ADVANCES IN DRUG RESEARCH AND DEVELOPMENT. The Company believes that the long-term care pharmacy market is also growing as a result of advances in drug research and development, which have resulted in the availability and use of new drug therapy regimens. More complicated and aggressive drug therapies, such as intravenously-administered antibiotics, are now frequently administered in long-term care settings.

    TRENDS AFFECTING THE CONSOLIDATION OF THE LONG-TERM CARE PHARMACY
MARKET. The Company believes that there are significant consolidation opportunities in the long-term care pharmacy market. Prior to the 1970's, the pharmacy needs of most long-term care facilities were generally fulfilled by retail pharmacies. Since then, the pharmacy and related consultant and information needs of long-term care facilities have grown substantially as regulatory requirements and the reimbursement environment have become more complex. The Company believes that long-term care pharmacy companies, both independent and captive (those owned by, or affiliated with, long-term care providers), have been, and continue to be, better positioned to meet these changing market demands. As a result, over the past 25 years the proportion of the long-term care pharmacy market served by retail pharmacies has steadily declined to approximately 40%, and long-term care pharmacies have become the more prevalent providers of pharmacy services to this market.

    The long-term care pharmacy market remains highly fragmented. The Company believes that a growing number of smaller pharmacies are being acquired by larger, long-term care pharmacies and that there are several factors driving the consolidation, including the following:

        SCALE ADVANTAGES. Larger pharmacies are able to (i) realize advantages associated with size, including purchasing power, service breadth, more sophisticated sales and marketing programs and formulary management capabilities, (ii) achieve efficiencies in administrative functions and
    (iii) access the capital resources necessary to support growth.

        ABILITY TO SERVE MULTI-SITE CUSTOMERS IN A CHANGING MARKET. The long-term care market is undergoing change as health care reform proposals are considered, cost-containment initiatives are implemented, managed care organizations and other payors seek regional coverage and consolidation takes place. As a result of their ability to capitalize upon the opportunities created by these changes, as well as their ability to serve long-term care customers with several physical locations, larger pharmacies possess a significant competitive advantage over their smaller counterparts. The Company believes that there are also significant opportunities for full-service, long-term care pharmacies with a comprehensive range of services and regional coverage to provide a spectrum of health care products and services to managed care organizations and other payors.

        REGULATORY EXPERTISE AND SYSTEMS CAPABILITIES. Long-term care facilities are demanding more sophisticated and specialized services from pharmacy providers due, in part, to the implementation in 1990 of the Omnibus Budget Reconciliation Act of 1987 ("OBRA"). The OBRA regulations, which were designed to upgrade and standardize care in nursing facilities, mandated strict new standards relating to planning, monitoring and reporting on the progress of patient care to include, among other things, prescription drug therapy. As a result, long-term care administrators increasingly seek experienced pharmacists and specialized providers with computerized information and documentation systems designed to monitor patient care and control costs incurred by the facilities and payors.

BUSINESS STRATEGY

    The Company seeks to capitalize on the favorable industry trends described above and continue to expand its position as a leading independent provider of pharmacy services to long-term care facilities. The Company believes it has significant opportunities to achieve this objective through the implementation of its business strategy, the principal components of which include the following:

        ACQUISITIONS. The Company seeks to continue its acquisition program to capitalize on consolidation opportunities in the long-term care pharmacy market. Since commencing operations in August 1994 with its initial acquisition of a long-term care pharmacy provider, the Company has completed 16 acquisitions, including eight acquisitions in 1996. The Company's acquisition program focuses on acquisition candidates that have experienced and highly competent local management teams and demonstrated capacities for growth. The key principle of the Company's acquisition program is the retention of senior local management at its acquired businesses. The Company believes that the experienced local management teams in its acquired businesses have a valuable understanding of their respective markets and businesses and have strong customer relationships upon which the Company may capitalize. Seeking to align the interests of management with those of the Company, the Company encourages management of the acquired companies to maintain an equity interest in the Company. Upon completion of the Offering, management of the Company's operating subsidiaries will hold, in the aggregate, approximately 7.4% of the fully-diluted common equity of the Company (assuming exercise of all outstanding stock options held by management of the operating subsidiaries).

        The Company utilizes a three-tiered acquisition program focused on acquiring businesses in targeted states, or markets within states, that are characterized by substantial growth opportunities and an acceptable reimbursement climate. The Company seeks to enter targeted states with "platform" acquisitions of long-term care pharmacy providers with strong or leading market positions. The Company then looks to expand its presence in established, contiguous, regions within a targeted state by making "add-on" acquisitions as well as acquiring "fold-in" businesses that can be easily assimilated into the Company's existing operations. See "-- Acquisition Program."

        INTERNAL GROWTH. The Company focuses on promoting internal growth by expanding the breadth of the Company's services and by increasing its marketing emphasis on newly-introduced products and services. The Company believes that the rising acuity levels within the patient population of long-term care facilities will continue to create increased demand for pharmacy products and services by residents of such facilities. To complement its core pharmacy services, the Company provides an array of health care services, such as infusion therapy, specialized nutritional therapy, inhalation and respiratory therapy and wound care management services, as well as prescription medical supplies and devices. The Company also employs formulary management techniques designed to assist physicians in making the best clinical choice of drug therapy for patients at the lowest cost. In addition, the Company also seeks to generate internal growth by establishing start-up pharmacy operations in strategic geographic areas where there are no suitable acquisition candidates.

        ENHANCED OPERATING LEVERAGE. The Company seeks to achieve operating leverage through, among other things, the consolidation and coordination of purchasing, administrative and financial reporting functions. In June 1996, the Company entered into agreements with Managed Health Care Associates, Inc. ("MHA"), a pharmaceutical group purchasing organization, and with McKesson Health Systems ("McKesson"), one of the largest wholesale pharmaceutical distributors in the United States, to consolidate its drug purchasing activities. The Company intends to capitalize on the economies of scale in drug purchasing afforded by the MHA and McKesson agreements and to apply such cost saving opportunities to future acquisitions. In addition, the Company will benefit from access to drug utilization information, inventory control and contract compliance software offered through the Company's agreements with McKesson and MHA. The Company also believes that significant cost saving opportunities exist in the consolidation of operating functions such as payroll, audit and insurance. The Company also intends to continue to develop and upgrade its centralized financial reporting systems. The Company believes that enhancement of its financial reporting systems will better enable it to analyze operating data on a site-by-site, as well as system-wide, basis, enabling it to improve its budgeting capabilities and more keenly focus its future operating strategies.

        STRATEGIC ALLIANCES. The Company believes significant growth opportunities exist through the formation of strategic alliances with long-term care facility operators and other health care industry participants. The Company believes such alliances, which may take the form of joint ownership, shared services agreements, co-marketing arrangements, joint development agreements and/or other collaborative business arrangements, afford it the opportunity to expand its product and service offerings and to lower the cost of care, thereby broadening the Company's appeal to managed care payors. As part of this strategy, in April 1996 the Company acquired a 40% interest in Good Samaritan Supply. The Company's co-investor in Good Samaritan Supply is The Evangelical Lutheran Good Samaritan Foundation, an affiliate of The Evangelical Lutheran Good Samaritan Society. See "-- Good Samaritan Relationship."

ACQUISITION PROGRAM

    The Company has become a leading independent provider of pharmacy services to long-term care institutions through an acquisition program designed to capitalize on the consolidation opportunities in the long-term care pharmacy market. Since commencing operations in August 1994 with its initial acquisition of a long-term care pharmacy provider, the Company has completed 16 acquisitions, including eight acquisitions in 1996. The Company believes that through the successful integration of acquired businesses it can continue to grow through geographic expansion and by providing a broader array of pharmacy products and ancillary services to its client facilities in a cost-effective manner. In addition, successful acquisitions can result in efficiencies in marketing, information systems and administrative functions, and can significantly increase purchasing leverage, all of which can improve the operational results of acquired businesses while increasing the Company's growth rate.

    The Company's acquisition program identifies states (or markets within states) characterized by substantial growth opportunities and an acceptable reimbursement climate. Within markets that are so identified, the Company targets acquisition candidates with highly competent management and a demonstrated capacity for growth. The Company believes that a large part of its success to date in integrating acquired businesses is due to its acquisition model, which encourages local management to continue to retain primary operating responsibility for the profitability and growth of the acquired business. Seeking to align the interests of local management with those of the Company, the Company encourages management of its acquired businesses to maintain an equity interest in the Company. Upon consummation of the Offering, management of the Company's operating subsidiaries will hold, in the aggregate, approximately 7.4% of the fully-diluted common equity of the Company (assuming exercise of all outstanding stock options held by management of the operating subsidiaries). This aspect of the Company's acquisition program, along with the benefits of being affiliated with a larger organization, has enhanced the Company's ability to consummate and integrate new acquisitions. In addition, the retention of local management enables the Company to capitalize on management's keen understanding of their respective markets, as well as their strong customer relationships.

    The Company employs a three-tiered acquisition program for long-term care pharmacy providers, which focuses on businesses that can be characterized as "platform," "add-on" and "fold-in" acquisition candidates.

    PLATFORM ACQUISITIONS: The Company seeks to enter selected states with "platform" acquisitions of long-term care pharmacy providers with strong market positions. In analyzing platform acquisition candidates, the Company focuses on acquiring businesses that have developed strong customer relationships and that have experienced and highly competent management, effective operating systems and a broad array of services. Platform acquisitions benefit from the Company's operational and financial strengths and the Company benefits from the platform acquisition's regional presence and active involvement in the local community. In addition, these platform acquisitions typically have the infrastructure in place to allow the Company to build regional concentration through the acquisition of smaller long-term care pharmacy businesses in established or new regions.

    ADD-ON ACQUISITIONS: The second tier of the Company's acquisition program involves the acquisition of "add-on" long-term care pharmacy companies that expand the Company's presence in a particular state, thereby enabling the Company to achieve the critical mass required to service clients, including multi-facility clients, in a cost-effective manner throughout the selected state. In making such add-on acquisitions, the Company assesses the services required by the specific state's customer base and then seeks to acquire leading providers of such services within that state. As with platform acquisitions, the Company seeks businesses with strong management teams and demonstrated capacities for growth.

    FOLD-IN ACQUISITIONS: In order to increase its market share and realize economies of scale, the Company seeks to acquire smaller "fold-in" businesses that can be easily assimilated into the Company's existing operations, including acquisitions of the long-term care pharmacy businesses of retail pharmacies. Such fold-in businesses are intended to enable the Company to benefit from the operating leverage of its existing businesses by acquiring additional market share and revenues while eliminating or reducing certain general, administrative and operating costs previously associated with such revenues.

    The following table summarizes by service area each of the Company's completed acquisitions of long-term care pharmacies to date:

                                                                                                    YEAR ACQUIRED
                                                                                                       COMPANY
   GEOGRAPHIC                                                                            TYPE OF      COMMENCED
  SERVICE AREA    WHEN ACQUIRED                   NAME OF ACQUISITION                  ACQUISITION   OPERATIONS
- ----------------  --------------  ---------------------------------------------------  -----------  -------------
Pennsylvania      August 1994     Gatti LTC Services, Inc.                               Platform          1934
                  April 1995      Johnson Pharmacy and Medical Supply, Inc.                Add-on          1959

Virginia          August 1994     Williamson Drug Company, Inc.                          Platform          1955
                  April 1995      Extended Care Associates, Inc.                           Add-on          1992
                  April 1996      PRN, Inc.                                                Add-on          1993
                  June 1996       Woodbine Pharmacy, Inc.                                 Fold-in          1990

Illinois          March 1995      Nihan & Martin, Inc.                                   Platform          1925
                  April 1995      Dixon Pharmacy, Inc.                                     Add-on          1971
                  March 1996      Crawford Drug                                           Fold-in          1865

Louisiana         August 1995     Sterling Healthcare Services, Inc.                     Platform          1989
                  May 1996        Pharmed, Inc.                                            Add-on          1964
                  May 1996        Pharmed of Baton Rouge, Inc.                             Add-on          1989

Colorado,         April 1996      Good Samaritan Supply Services, Inc.                   Platform          1992
Minnesota and
Nebraska

New York          August 1996     Royal Care of America, Inc.                            Platform          1972

    In addition to pursuing rapid growth through acquisitions of long-term care pharmacies, the Company has expanded, and expects to continue to expand, the range of products and services that it offers through the acquisition of businesses that provide ancillary services complementary to the Company's core pharmacy services and products. In June 1995 the Company acquired Gatti Medical Supply, Inc., based in Indiana, Pennsylvania and in August 1996 the Company acquired Specialized Patient Care Services, Inc., based in Mobile, Alabama, each of which provides prescription medical supply services to long-term care patients.

    As consideration for future acquisitions, the Company intends to use various combinations of Common Stock, cash and debt securities. The Company also intends to continue to be competitive and to acquire operations that are priced appropriately and meet strategic objectives. The Company typically values candidates based on number of beds served, business mix, quality of management and the target's suitability as a platform, add-on or fold-in acquisition.

GOOD SAMARITAN ALLIANCE

    In April 1996 the Company acquired a 40% equity interest in Good Samaritan Supply (which interest will increase to 50.1%, upon exercise by the Company of an option to acquire an additional equity interest from Good Samaritan Supply upon consummation of the Offering), in which its co-investor is The Evangelical Lutheran Good Samaritan Foundation. See "Company Background." The Evangelical Lutheran Good Samaritan Foundation is an affiliate of The Evangelical Lutheran Good Samaritan Society (the "Society"). A 1995 industry survey ranked (by total licensed beds) the Society as the fifth largest, and largest non-profit, owner-operator of nursing homes in the United States, operating 240 long-term care facilities in 26 states as of August 15, 1996. At August 15, 1996, the Society served over 27,000 beds, consisting of approximately 9,500 assisted living facility beds and approximately 17,500 skilled nursing facility beds. Of these over 27,000 beds, the Company's long-term care pharmacy operations served approximately 2,300 beds at August 15, 1996.

    Good Samaritan Supply was formed by The Evangelical Lutheran Good Samaritan Foundation in 1992 to provide pharmaceutical products and services and medical supplies primarily to facilities affiliated with the Society and, secondarily, to the long-term market generally. Good Samaritan Supply acquired Capitol Drug Company, Inc., its initial long-term care pharmacy, in June 1994 to serve the Minneapolis metropolitan market; Professional Pharmacy Services, Inc. in February 1996 located in Loveland, Colorado; and Unidose LTC Pharmacy, Inc. in June 1996, serving Nebraska from its locations in Omaha and Lincoln. For the year ended December 31, 1995 and the six months ended June 30, 1996, Good Samaritan Supply's revenues were $18.9 million and $10.7 million, respectively. For the six months ended June 30, 1996, approximately 31% of Good Samaritan Supply's revenues were derived from the sale of pharmaceutical products and services and 69% were derived from the sale of medical supplies.

    The Company's investment in Good Samaritan Supply expands the Company's product and service offerings and provides the Company with an opportunity to expand its long-term care pharmacy services in the twelve states in which the Society's operations are currently concentrated. In addition, under the terms of the Company's agreement with Good Samaritan Supply, the Company will assist Good Samaritan Supply in the marketing of Good Samaritan Supply's home medical equipment and supplies to the customers of the Company's current and future long-term care pharmacies. See "Certain Transactions -- Good Samaritan Relationship."

SERVICES

    The Company purchases, repackages and dispenses in patient-ready packaging pharmaceuticals to patients or residents in its client facilities and provides such facilities with related consultant pharmacist and information services, including formulary management, automated medical record-keeping, drug therapy evaluation and regulatory assistance. To complement its core pharmacy services, the Company provides an array of health care services, such as infusion therapy, specialized nutritional therapy, inhalation and respiratory therapy and wound care management services, as well as prescription medical supplies and devices. For the six months ended June 30, 1996 on a pro forma basis, approximately 69% of the Company's revenues were derived from pharmacy and consultant pharmacist services, 16% of revenues were derived from enteral and intravenous infusion therapy services and other prescription medical supplies, 12% were derived from sales of non-prescription medical supplies and wholesale pharmaceuticals and 3% were derived from sales of other products and services.

    PHARMACY SERVICES. The Company's core business is providing pharmaceutical dispensing services to residents of long-term care facilities. The Company purchases, repackages and dispenses in patient-ready packaging prescription pharmaceuticals in accordance with physician orders and delivers such prescriptions at least daily to long-term care facilities for administration to residents by the nursing staffs of these facilities. The Company provides 24 hour coverage 365 days per year from 32 sites in eight states. In addition, the Company, through its operating subsidiaries in Illinois and Pennsylvania, offers retail pharmacy services.

    Upon receipt of a doctor's order, the information is entered into one of the Company's management information systems, which automatically reviews the order for patient-specific allergies and potentially adverse interactions with other medications the patient is receiving. Following this analysis, a report on each order is produced for review by a Company pharmacist, who performs a prospective drug utilization analysis of the order and, if appropriate, substitutes generic drugs approved for equivalence by the U.S. Food and Drug Administration ("FDA"). In addition, subject to the prescribing physician's approval, the pharmacist may make generic or therapeutic substitutions based on the Company's formulary guidelines.

    The Company provides pharmaceuticals to its clients through a patient-ready unit dose distribution system. The Company divides the pharmaceuticals received in bulk form from its suppliers into patient-ready unit dose packages. The patient-ready, unit dose format is designed to reduce errors, encourage compliance by patients, increase convenience for nursing staffs, improve control over the distribution of pharmaceuticals and save nursing administration time relative to the bulk systems traditionally used by retail pharmacies.

    As an additional service, the Company furnishes its clients with information captured by its computerized medical records and documentation system. This system captures patient care information which is used to create monthly management and quality assurance reports. The Company believes that this system of information management, combined with the unit dose delivery system, improves the efficiency and controls in nursing administration and reduces the likelihood of drug-related adverse consequences.

    CONSULTANT PHARMACIST SERVICES. Federal and state regulations mandate that long-term care facilities improve the quality of patient care by offering consultant pharmacist services to monitor and report on prescription drug therapy. The OBRA legislation implemented in 1990 seeks to further upgrade and standardize health care by setting forth more stringent standards relating to planning, monitoring and reporting on the progress of prescription drug therapy as well as facility-wide drug usage. Noncompliance with these regulations may result in monetary sanctions as well as the potential loss of the facility's ability to participate in Medicare and Medicaid reimbursement programs.

    The Company provides consultant pharmacist services that help clients comply with federal and state regulations applicable to long-term care facilities. The Company's services include (i) reviewing each patient's drug regimen to assess the appropriateness and efficacy of drug therapies, including a review of the patient's medical records, monitoring drug reactions to other drugs or food and monitoring lab results; (ii) participating on the Pharmacy and Therapeutics, Quality Assurance and other committees of the Company's clients; (iii) inspecting medication carts and storage rooms each month; (iv) monitoring and reporting monthly on facility-wide drug usage and drug administration systems and practices; (v) developing and maintaining pharmaceutical policy and procedure manuals; and (vi) assisting the long-term care facility in complying with state and federal regulations as they pertain to patient care.

    The Company, through certain of its operating subsidiaries, also offers on a limited basis a specialized line of consulting services that help long-term care facilities enhance care and reduce and contain costs as well as comply with state and federal regulations. Under this service line, the Company provides (i) data required for OBRA and other regulatory purposes, including reports on psychotropic drug usage (chemical restraints), antibiotic usage (infection control) and other drug usage; (ii) plan of care programs which assess each patient's state of health upon admission and monitor progress and outcomes using data on drug usage as well as dietary, physical therapy and social service inputs; (iii) counseling related to appropriate drug usage and implementation of drug protocols; (iv) on-site educational seminars for the long-term care facilities' staff on topics such as drug information relating to clinical indications, adverse drug reactions, drug protocols and special geriatric considerations in drug therapy, information and training on intravenous drug therapy and updates on OBRA and other regulatory compliance issues; and (v) nurse consultant services and consulting for dietary, social services and medical records.

    THERAPY SERVICES. The Company also provides its client facilities with infusion therapy services, inhalation and respiratory therapy services and wound care management supplies and services. Infusion therapy is the intravenous delivery of medication or introduction of parenteral and enteral nutritional formulas. The Company's infusion therapy services include pain management, antibiotic therapy services, chemotherapy and parenteral and enteral nutritional therapy services for long-term care residents and home care patients. The Company has received Joint Commission on the Accreditation of Healthcare Organizations accreditation at four of its 17 infusion therapy sites and is applying for such accreditation at one other site. The Company prepares the product to be administered and delivers the product to the long-term care facility for administration by the nursing staff. Because the proper administration of infusion therapy services requires a highly trained nursing staff, the Company provides education and certification programs to its clients in order to assure proper staff training and compliance with regulatory requirements. The Company believes that by enhancing the ability of client facilities to administer infusion therapy services, these programs have led to a greater use of infusion therapy services throughout the Company's long-term care facility customer base.

    OTHER. The Company also offers non-prescription medical devices and equipment and, primarily through Good Samaritan Supply, long-term care facility medical supplies, prescription medical supplies and home care medical supplies.

FORMULARY MANAGEMENT

    The Company recently began employing formulary management techniques that are tailored to the needs of each of the markets in which it operates. These techniques are designed to assist physicians in making the best choice of drug therapy for patients at the lowest cost. Under the Company's various formulary programs, AMC clinical and dispensing pharmacists assist prescribing physicians in designating the use of particular drugs from among therapeutic alternatives (including generic substitutions) and in the use of more cost-effective delivery systems and dose forms. The formulary takes into account such factors as pharmacology, safety and toxicity, efficacy, drug administration, quality of life and other considerations specific to the elderly population of long-term care facilities. The Company's formulary guidelines also provide relative pharmaceutical cost information to residents, their insurers or other payors.

    Successful implementation of formulary guidelines is dependent upon close interaction between the clinical and dispensing pharmacists and the prescribing physician. The Company seeks to attract and retain highly trained clinical and dispensing pharmacists and encourages their active participation in the caring for residents of long-term care facilities, including consultation with the facilities' medical staff and other prescribing physicians, to increase the likelihood that the most efficacious, safe and cost-effective drug therapy is prescribed. The Company believes that adherence to its formulary guidelines improves drug therapy results, lowers costs for residents and strengthens the Company's purchasing power with pharmaceutical manufacturers.

SALES AND MARKETING

    The Company's marketing efforts are directed towards long-term care facilities, third-party payors, physicians, nurses and patients. Because customer relationships are such a strong factor in the long-term care pharmacy industry, AMC's marketing activities are primarily the responsibility of local management and are coordinated and supplemented by the Company's Vice President-National Sales. The Company's consultant pharmacists, dispensing pharmacists and nursing consultants, because of their direct and ongoing personal contact with client facility staff, physicians and patients, also play a significant role in developing new business and maintaining relationships with existing clients. The Company's Vice President-National Sales coordinates marketing efforts to nursing home chains, multi-state customers and potential customers in states in which the Company has no presence. The Vice President-National Sales also works with local management on cross-marketing services and broadening their product offerings to existing clients.

    The Company also markets its products and services by encouraging its professionals to build and maintain high visibility in the long-term care pharmacy industry. The Company participates in trade associations, industry trade shows and "in-house" seminars on specialized topics in its regional services areas. The Company believes that these seminars enhance its professional image and credibility, and accordingly, serve as an indirect source of additional business.

    In marketing its services and products, the Company also emphasizes its ability to control the pharmacy costs related to patient care, which allows it to tailor the services and products it provides to the needs of particular clients. The Company also seeks to serve its customers most effectively through a willingness to utilize creative contracting arrangements, such as alternative billing and risk-sharing arrangements.

MANAGEMENT INFORMATION SYSTEMS

    The Company licenses its various pharmacy, financial and information management systems from third parties. The Company believes that it is more cost-effective to outsource its information management system requirements to qualified third parties than to develop such systems internally as many of the Company's competitors do. Due in part to differences in state licensing and reporting requirements, each of the Company's operating subsidiaries licenses its own information system that provides detailed information to clients and third-party payors while providing the Company's pharmacists with computerized access to medication and treatment records for long-term care facility residents as well as data regarding drug interactions and contraindications, patient medication profiles and information on patient allergies.

    Under the Company's agreements with MHA and McKesson, the Company licenses information systems that allow it to manage its pharmaceutical purchasing by taking advantage of purchasing opportunities, controlling inventory and gaining access to utilization information. These systems operate at the dispensing pharmacy level, but are interconnected at both the regional and corporate-wide level. For example, under the McKesson agreement, each of the Company's dispensing pharmacies and each regional office as well as the Company's corporate headquarters are supplied with McKesson's EconoLink-TM- system. EconoLink-TM- is a purchasing and inventory management system, which is capable of consolidated reporting, opening order management, contract development and tracking product movement by location.

    The EconoLink-TM- system allows the Company and/or its dispensing pharmacies to generate formulary compliance reports; to confirm orders on-line within five minutes of their transmission; to generate standard usage reports, monthly purchase reports, inventory value reports and other customized reports; to view a database of all products available at the servicing distribution center of the supplier and to search for items by generic name, therapeutic name, trade name, UPC number, McKesson item number or customer product identification number. In addition, the system provides a warning when a non-contract product is ordered or when a better priced equivalent is available.

    Under the Company's agreement with MHA, MHA supplies the Company with software and training to enable the Company's employees to use MHA's systems, including AccuLink-TM-, AccuChoice-TM- and MHAx Electronic Catalogue-TM-Software. These systems are used to improve the Company's purchasing effectiveness, contract compliance and inventory control. The AccuLink-TM-system also allows MHA to review the Company's invoices from its wholesaler for pricing discrepancies and credits due to the Company.

    The Company's licensed financial management and reporting system, which it continually seeks to upgrade, allows for analysis of operating data on a site-by-site, as well as system-wide, basis, enabling the Company to improve its budgeting capabilities and more keenly focus its future operating strategies.

PURCHASING

    The Company purchases pharmaceuticals primarily from McKesson, a national wholesale distributor, with which it has negotiated a prime vendor contract, and directly from certain pharmaceutical manufacturers. Under the Company's agreement with McKesson the Company is supplied with Telxon-TM- order entry devices and bar-coded shelf labels. Using the Telxon-TM- device to read the bar-coded shelf labels allows the Company to transmit orders to McKesson electronically. Such electronic transmission allows orders to be placed and filled efficiently and accurately, and allows the Company and each of the dispensing pharmacies to track and control inventory in an efficient manner.

    The Company is also a member of MHA, which is a pharmaceutical group purchasing organization, as well as other industry buying groups that contract with manufacturers for volume-based discounted prices that are passed through to the Company by its wholesale distributor. The Company's agreement with MHA provides that MHA will negotiate special pricing discounts and rebates with various pharmaceutical suppliers and implement contract purchasing compliance programs, will institute a "preferred rebate" processing program in cooperation with certain wholesale distributors and manufacturers and will provide the Company with formulary information. The Company has numerous sources of supply available to it and has not experienced any difficulty in obtaining pharmaceuticals or other products and supplies used in the conduct of its business.

CUSTOMERS

    At August 15, 1996, the Company had contracts to provide services to approximately 39,300 residents in over 500 long-term care facilities. These contracts, as is typical in the industry, are generally for a period of one year but are terminable by either party for any reason upon thirty days' written notice. For the six months ended June 30, 1996, on a pro forma basis, no single customer or customer group (other than facilities operated by the Society, which in the aggregate accounted for approximately 10%), accounted for more than 5% of the Company's total revenues. Nevertheless, the loss by the Company of a significant customer in a particular market might have a material adverse effect on the Company's results of operations.

COMPETITION

    The business of providing pharmacy services to long-term care facilities is highly competitive. On the national level and with respect to its program of acquiring long-term care pharmacy providers, the Company's principal competitors include Omnicare, Inc., NCS HealthCare, Inc., Capstone Pharmacy Services, Inc. and "captive" long-term care pharmacy companies such as Vitalink Pharmacy Services, Inc. (a subsidiary of Manor Care, Inc.) and Pharmacy Corporation of America (a subsidiary of Beverly Enterprises, Inc.), as well as several other companies with similar acquisition strategies, many of which may have greater resources than those of the Company. Regionally, the Company believes that competition within a particular market is based principally on customer relationships, operations, marketing abilities, professional support and customer service.

REIMBURSEMENT AND BILLING

    As is generally the case for long-term care facility services, the Company receives payments through reimbursement from Medicaid and Medicare programs and directly from individual residents (private pay), private third-party insurers and long-term care facilities. For the six months ended June 30, 1996 on a pro forma basis, the Company's payor mix was approximately 32% Medicaid, 10% Medicare, 26% long-term care facilities (including amounts for which the long-term care facility receives reimbursement under Medicare Part A), 21% private pay, 9% third-party insurance and 2% commercial accounts. Medicare and Medicaid are highly regulated. The failure of the Company and/or its client institutions to comply with applicable reimbursement regulations could adversely affect the Company's business.

    MEDICAID. The Medicaid program is a federal-state cooperative program designed to enable states to provide medical assistance to aged, blind or disabled individuals, or to members of families with dependent children whose income and resources are insufficient to meet the costs of necessary medical services. State participation in the Medicaid program is voluntary. To become eligible to receive federal funds, a state must submit a Medicaid "state plan" to the Secretary of Health and Human Services for approval. The federal Medicaid statute specifies a variety of requirements which the state plan must meet, including requirements relating to eligibility, coverage of services, payment and administration. For residents eligible for Medicaid, the Company bills the individual state Medicaid program. Medicaid programs are funded jointly by the federal government and individual states and are administered by the states. The reimbursement rates for pharmacy services under Medicaid are determined on a state-by-state basis subject to review by the Health Care Financing Administration and applicable federal law. Federal regulations and the regulations of many states establish "upper limits" for reimbursement for prescription pharmaceuticals under Medicaid. In most states pharmacy services are priced at the lower of "usual and customary" charges, cost (which generally is defined as a function of average wholesale price less a discount) plus a dispensing fee or the pre-established upper limits. In some states, such as New York, Medicaid reimbursement for pharmacy products and services is paid to the nursing facility operator as part of its comprehensive per diem rates. The nursing facility operator, in turn, is responsible for paying the pharmacy provider.

    State Medicaid programs generally have long-established programs for reimbursement which have been revised and refined over time. To date, such programs have determined the pricing policies and receivables collection for long-term care pharmacy providers. Any future changes in such reimbursement programs or in regulations relating thereto, such as reductions in the allowable reimbursement levels or the timing of processing of payments, could adversely affect the Company's business. The U.S. Congress passed a fiscal year 1996 budget reconciliation bill that provided for substantial reductions in the rate of spending increases in the Medicare program and in the federal share of the Medicaid program. While such bill was vetoed by President Clinton, such provisions or any similar provisions, if ultimately signed into law, could adversely affect the Company's business.

    MEDICARE. The Medicare program is a federally funded and administered health insurance program for individuals age 65 and over and for certain individuals who are disabled. The Medicare program consists of two parts: Part A, which covers, among other things, inpatient hospital, skilled long-term care facility, home health care and certain other types of health care services; and Medicare Part B, which covers physicians' services, outpatient services and certain items and services provided by medical suppliers. Medicare Part B also covers a limited number of specifically designated prescription drugs. Medicare Part A requires long-term care facilities to submit all of their costs for patient care, including pharmaceutical costs, in a unified bill. Thus, fees for pharmaceuticals provided to Medicare Part A patients are paid to the Company by the long-term care facility on a monthly basis. Pricing is consistent with that of private pay residents and Medicaid rates. Medicare Part A has a cost-sharing arrangement under which beneficiaries must pay a portion of their costs. These co-payments are billed by the facility directly to residents or to the state Medicaid plan, as the case may be.

    Medicare Part B provides benefits covering, among other things, outpatient treatment, physicians' services, durable medical equipment ("DME"), orthotics, prosthetic devices and medical supplies. Products and services covered for Medicare Part B eligible residents in the long-term care facility include, but are not limited to, enteral feeding products, ostomy supplies, urological products, orthotics, prosthetics, surgical dressings, tracheostomy care supplies and a limited number of other medical supplies. All claims for DME, prosthetics, orthotics, prosthetic devices, including enteral therapy, and medical supplies ("DMEPOS") are submitted to and paid by four regional carriers known as Durable Medical Equipment Regional Carriers ("DMERCs"). The DMERCs establish coverage guidelines, allowable utilization frequencies and billing procedures for DMEPOS. Payment is based on a fee schedule, which varies depending on the state in which the patient receiving the items resides. Payments for Medicare Part B products to eligible suppliers, which include long-term care facilities and suppliers such as the Company, are made on a per-item basis directly to the supplier. In order to receive Medicare Part B reimbursement payments, suppliers must meet certain conditions set by the federal government. The Company, as an eligible supplier, either bills Medicare directly for Part B-covered products for each patient or, alternatively, assists the long-term care facility in meeting Medicare Part B eligibility requirements and prepares bills on behalf of the facility. Medicare Part B also has an annual deductible as well as a co-payment obligation on behalf of the patient, and the portion not covered by Medicare is billed directly to the patient or appropriate secondary payor.

    LONG-TERM CARE FACILITIES. In addition to occasional private patient billings and those related to pharmaceuticals for Medicare-eligible residents, long-term care facilities are billed directly for consulting services, certain over-the-counter medications and bulk house supplies. In some states, such as New York, Medicaid reimbursement for pharmacy products and services is paid to the nursing facility operator as part of its comprehensive per diem rates. The nursing facility operator, in turn, is responsible for paying the pharmacy provider.

    PRIVATE PAY. For those customers who are not covered by government-sponsored programs, the Company generally collects cash or bills the customer or other responsible party on a monthly basis.

Depending upon local market practices, the Company may alternatively bill private residents through the long-term care facility. Pricing for private pay customers is based on prevailing regional market rates or "usual and customary" charges.

    THIRD-PARTY INSURANCE. Third-party insurance includes funding for customers covered by private plans, veterans' benefits, workers' compensation and other programs. The resident's individual insurance plan is billed monthly and rates are consistent with those for other private pay residents.

    COMMERCIAL ACCOUNTS. Commercial accounts include businesses that purchase medical supplies, products or pharmaceuticals on a non-prescription basis, generally for use within their operations or for resale.

GOVERNMENT REGULATION

    Long-term care pharmacies, as well as the long-term care facilities they serve, are subject to extensive federal, state and local laws and regulations. These laws and regulations cover required qualifications, day-to-day operations, reimbursement and the documentation of activities. The Company continuously monitors the effects of regulatory activity on its operations.

    LICENSURE, CERTIFICATION AND REGULATION. States generally require that companies operating a pharmacy within that state be licensed by the state board of pharmacy. The Company currently has pharmacy licenses in each of the eight states in which it operates a pharmacy. In addition, the Company's pharmacies are registered with the appropriate state and federal authorities pursuant to statutes governing the regulation of controlled substances.

    Long-term care facilities are also separately required to be licensed in the states in which they operate and, if serving Medicare or Medicaid patients, must be certified to be in compliance with applicable program participation requirements. Long-term care facilities are also subject to the long-term care facility reforms of OBRA, which impose strict compliance standards relating to the quality of care for long-term care operations, including vastly increased documentation and reporting requirements. In addition, pharmacists, nurses and other health professionals who provide services on the Company's behalf are in most cases required to obtain and maintain professional licenses and are subject to state regulation regarding professional standards of conduct.

    FEDERAL AND STATE LAWS AFFECTING THE REPACKAGING, LABELING AND INTERSTATE SHIPPING OF PHARMACEUTICALS. Federal and state laws impose certain repackaging, labeling and package insert requirements on pharmacies that repackage pharmaceuticals for distribution beyond the regular practice of dispensing or selling drugs directly to patients at retail. A pharmaceutical repackager must register with the FDA. The Company believes that it holds all required registrations and licenses and that its repackaging operations are in compliance with applicable state and federal requirements.

    MEDICARE AND MEDICAID. The long-term care facility pharmacy business operates under regulatory and cost containment pressures from state and federal legislation primarily affecting Medicaid and, to a lesser extent, Medicare.

    The Medicare program establishes certain requirements for participation of providers and suppliers in the Medicare program. Pharmacies are not subject to such certification requirements. Skilled long-term care facilities and suppliers of DMEPOS, however, are subject to specified standards. Failure to comply with these requirements and standards may adversely affect an entity's ability to participate in the Medicare program and receive reimbursement for services provided to Medicare beneficiaries. See "-- Reimbursement and Billing."

    Federal law and regulations contain a variety of requirements relating to the furnishing of prescription pharmaceuticals under Medicaid. First, states are given broad authority, subject to certain standards, to limit or to specify conditions as to the coverage of particular drugs. Second, federal Medicaid law establishes standards affecting pharmacy practice. These standards include general requirements relating to patient counseling and drug utilization review and more specific requirements for long-term care facilities relating to drug regimen reviews for Medicaid patients in such facilities. Recent regulations clarify that, under federal law, a pharmacy is not required to meet the general standards for pharmaceuticals dispensed to long-term care facility residents if the long-term care facility complies with the drug regimen review requirements. However, the regulations indicate that states may nevertheless require pharmacies to comply with the general standards, regardless of whether the long-term care facility satisfies the drug regimen review requirements, and the states in which the Company operates currently require its pharmacies to comply therewith. Third, federal regulations impose certain requirements relating to reimbursement for prescription pharmaceuticals furnished to Medicaid residents. See "-- Reimbursement and Billing -- Medicaid."

    In addition to requirements imposed by federal law, states have substantial discretion to determine administrative, coverage, eligibility and payment policies under their state Medicaid programs which may affect the Company's operations. For example, some states have enacted "freedom of choice" requirements which prohibit a long-term care facility from requiring its residents to purchase pharmacy or other ancillary medical services or supplies from particular providers that deal with the long-term care facility. Such limitations may increase the competition which the Company faces in providing services to long-term care facility patients.

    REFERRAL RESTRICTIONS. The Company is subject to federal and state laws which govern financial and other arrangements between health care providers. These laws include the federal anti-kickback statute, which was originally enacted in 1977 and amended in 1987, and which prohibits, among other things, knowingly and willfully soliciting, receiving, offering or paying any remuneration directly or indirectly in return for or to induce the referral of an individual to a person for the furnishing of any item or service for which payment may be made in whole or in part under Medicare or Medicaid. Many states have enacted similar statutes which are not necessarily limited to items and services for which payment is made by Medicare or Medicaid. Violations of these laws may result in fines, imprisonment and exclusion from the Medicare and Medicaid programs or other state-funded programs. Federal and state court decisions interpreting these statutes are limited, but have generally construed the statutes to apply if "one purpose" of remuneration is to induce referrals or other conduct within the statute.

    Federal regulations establish "Safe Harbors," which grant immunity from criminal or civil penalties to parties in good faith compliance. While the failure to satisfy all the criteria for a specific Safe Harbor does not necessarily mean that an arrangement violates the statute, the arrangement is subject to review by the HHS Office of Inspector General ("OIG"), which is charged with administering the federal anti-kickback statute. There are no procedures for obtaining binding interpretations or advisory opinions from the OIG on the application of the federal anti-kickback statute to an arrangement or its qualification for a Safe Harbor upon which the Company can rely.

    The OIG has issued "Fraud Alerts" identifying certain questionable arrangements and practices which it believes may implicate the federal anti-kickback statute. The OIG has issued a Fraud Alert providing its views on certain joint venture and contractual arrangements between health care providers. The OIG has recently issued a Fraud Alert concerning prescription pharmaceutical marketing practices that could potentially violate the federal anti-kickback statute. Pharmaceutical marketing activities may implicate the federal anti-kickback statute because drugs are often reimbursed under the Medicaid program. According to the Fraud Alert, examples of practices that may implicate the statute include certain arrangements under which remuneration is made to pharmacists to recommend the use of a particular pharmaceutical product. In addition, a number of states have recently undertaken enforcement actions against pharmaceutical manufacturers involving pharmaceutical marketing programs, including programs containing incentives to pharmacists to dispense one particular product rather than another. These enforcement actions arise under state consumer protection laws which generally prohibit false advertising, deceptive trade practices and the like. Further, a number of the states involved in these enforcement actions have requested that the Food and Drug Administration ("FDA") exercise greater regulatory oversight in the area of pharmaceutical promotional activities by pharmacists. It is not possible to determine whether the FDA will act in this regard or what effect, if any, FDA involvement would have on the Company's operations.

    The Company believes its contract arrangements with other health care providers, its pharmaceutical suppliers and its pharmacy practices are in compliance with these laws. There can be no assurance that such laws will not, however, be interpreted in the future in a manner inconsistent with the Company's interpretation and application.

EMPLOYEES

    As of August 15, 1996, the Company had approximately 580 full-time employees. None of the Company's employees is represented by a union. The Company considers relations with its employees to be good. In addition, the Company employs approximately 160 people through staff leasing companies.

PROPERTIES

    The Company presently maintains its executive offices in approximately 900 square feet of space in Naperville, Illinois pursuant to a lease expiring in June 1997. The Company currently considers this space to be sufficient for its corporate headquarters operations.

    As of August 15, 1996, the Company leased 32 pharmacy locations aggregating approximately 167,000 square feet and 11 warehouse and office locations aggregating approximately 37,000 square feet. The remaining terms of the leases relating to these properties vary in length from one to ten years, and such leases, in some cases, include options to extend.

LEGAL PROCEEDINGS

    While the Company is not currently involved in any legal proceedings, the Company is from time to time involved in various legal proceedings incidental to the conduct of its business.

                                   MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES

    The following table sets forth certain information as of the date of this Prospectus concerning each of the directors, executive officers and certain key employees of the Company:

                NAME                      AGE                           POSITION
- -------------------------------------     ---     -----------------------------------------------------
DIRECTORS AND EXECUTIVE OFFICERS:
Bryan C. Cressey (1)(2)..............     46      Chairman of the Board of Directors
Timothy L. Burfield..................     48      President, Chief Executive Officer, Secretary and
                                                   Director
Charles R. Wallace...................     47      Vice President -- Finance, Chief Financial Officer
                                                   and Treasurer
Michael B. Freedman..................     29      Vice President -- Business Development
J. Jeffrey Gephart...................     45      Vice President -- National Sales
James H.S. Cooper (1)(2).............     42      Director
Charles C. Halberg...................     53      Director; President and Chief Executive Officer --
                                                   Good Samaritan Supply Services, Inc.

Mark A. Jerstad......................     54      Director

OTHER KEY EMPLOYEES:
Charles L. Brown.....................     50      President -- Sterling Healthcare Services, Inc.
William J. Gatti.....................     55      Chief Executive Officer -- Gatti LTC Services, Inc.
Frank R. Gelafio.....................     43      Executive Vice President -- Nihan & Martin, Inc.
Howard A. Juni.......................     48      Director of Pharmacy Operations
Ronald E. Keith......................     52      President -- Dixon Pharmacy, Inc.
Nelson L. Showalter..................     52      Chief Executive Officer -- Williamson Drug Company,
                                                   Inc.
Lee R. Youngberg.....................     44      President -- Nihan & Martin, Inc.

- ------------------------
(1) Member of the Audit Committee.

(2) Member of the Compensation Committee.

    BRYAN C. CRESSEY has been Chairman of the Board of the Company since December 1993. In 1993, Mr. Cressey co-founded and became a principal of Golder, Thoma, Cressey, Rauner, Inc., and for the past fifteen years he has been a general partner of Golder, Thoma, Cressey, Rauner L.P. Golder, Thoma, Cressey, Rauner, Inc. and Golder, Thoma, Cressey, Rauner L.P. are private equity investing firms. Golder, Thoma, Cressey, Rauner, Inc. is the general partner of GTCR IV, L.P., which is the general partner of the GTCR Fund. Mr. Cressey serves on various boards of directors, including Cable Design Technologies Corporation and Paging Network Inc. Mr. Cressey is a graduate of the University of Washington (B.A.), Harvard Law School (J.D.) and Harvard Business School (M.B.A.).

    TIMOTHY L. BURFIELD is a founder of the Company and has served as the President, Chief Executive Officer and Secretary and as a director of the Company since December 1993. From February 1988 to

July 1993, Mr. Burfield was Chairman, President and Chief Executive Officer of Abbey Pharmaceutical Services, Inc., a leading provider of long-term care pharmacy services and medical equipment. Prior to that time, Mr. Burfield held a variety of executive positions with Abbey Healthcare Group, Inc., Medical Services Company of ARA Services and American Hospital Supply Corporation. Mr. Burfield had more than 19 years of experience in the health care field prior to forming the Company. Mr. Burfield is a graduate of Villanova University (B.A.).

    CHARLES R. WALLACE is the Vice President -- Finance, Chief Financial Officer and Treasurer of the Company and has served in that capacity since September 1995. From December 1993 to February 1995, Mr. Wallace was the Corporate Controller of Household International, Inc., a consumer finance and banking organization, and from 1989 to 1993, he was Executive Vice President and Chief Operating Officer of Hamilton Investments, Inc., a securities and investment firm. Mr. Wallace is a certified public accountant and is a graduate of the University of Illinois (B.S.).

    MICHAEL B. FREEDMAN is the Vice President -- Business Development of the Company and has served in that capacity since August 1994. From August 1994 to September 1995, Mr. Freedman also served as the Company's acting Chief Financial Officer. From April 1993 to August 1994, Mr. Freedman was an associate at Golder, Thoma, Cressey, Rauner, Inc. From April 1992 to April 1993, Mr. Freedman was the President of Stadium Promotions, Inc., a sports marketing company, and from February 1991 to April 1992, Mr. Freedman was the Controller of Power Conversion, Inc., a battery manufacturer. Mr. Freedman is a certified public accountant and is a graduate of Dartmouth College (B.A.) and the Stern School of Business, New York University (M.B.A.).

    J. JEFFREY GEPHART is the Vice President -- National Sales of the Company and has served in that capacity since January 1995. From May 1990 until January 1995, Mr. Gephart held various positions at Abbey Pharmaceuticals, Inc., including most recently Vice President -- Sales. Mr. Gephart had over 17 years of sales and marketing experience in the long-term care industry when he joined the Company, including sales management positions with General Medical Corporation, Continental Health Affiliates, Nutrition Technology Corporation and Kimberly Clark Corporation. Mr. Gephart is a licensed nursing home administrator and is a graduate of Purdue University (B.S.).

    JAMES H.S. COOPER has been a director of the Company since December 1995. Mr. Cooper has been a Managing Director, Investment Banking for Equitable Securities Corporation in Nashville, Tennessee since April 1995. Mr. Cooper served as a member of the United States House of Representatives from January 1983 until January 1995. Mr. Cooper authored the "Managed Competition Act" as an alternative to President Clinton's health care reform plan. He is an adjunct professor, Health Policy, Owen School of Management, Vanderbilt University. Mr. Cooper is a graduate of the University of North Carolina (B.A.), graduated from Oxford University as a Rhodes Scholar and is a graduate of Harvard Law School (J.D.).

    CHARLES C. HALBERG has been a director of the Company since August 1996. Mr. Halberg has served as a Director and as the President and Chief Executive Officer of Good Samaritan Supply Services, Inc. since January 1996. From June 1991 to December 1995, Mr. Halberg served as Senior Vice President, General Counsel and Chief Financial Officer of The Evangelical Lutheran Good Samaritan Society and was Chairman of the Society's Board of Directors from 1989-1991. Mr. Halberg was a partner in the law firm of O'Connor & Hannan from 1980 to 1988. Mr. Halberg served in the Minnesota State Senate from 1990 through 1992 and the Minnesota House of Representatives from 1978 to 1986, serving as Speaker in 1985-86. Mr. Halberg is a graduate of St. Olaf College (B.A.) and William Mitchell College of Law (J.D.).

    MARK A. JERSTAD has been a director of the Company since August 1996. Dr. Jerstad has served as the President and Chief Executive Officer of The Evangelical Lutheran Good Samaritan Society since October 1989. Dr. Jerstad currently serves as Vice President of the American Health Care Association

Multifacility Steering Committee and he is a Fellow in the American College of Health Care Administrators. Dr. Jerstad serves on the board of directors of Home Federal Savings Bank. Dr. Jerstad is a graduate of St. Olaf College (B.A.), Luther Northwestern Theological Society (M.Div.) and Union Theological Seminary (M.Theo. and Ph.D.).

    CHARLES L. BROWN has served as the President and Chief Executive Officer of Sterling Healthcare Services, Inc., the Company's operating subsidiary in Louisiana, since August 1995, the date of its acquisition by the Company. From April 1991 until August 1995, Mr. Brown was the President of Sterling HealthCare Services, Inc. Mr. Brown has over 20 years of experience in medical supply, long-term care pharmacy and related industries. Mr. Brown is a graduate of Northeast Louisiana University College of Pharmacy (B.S.), a graduate of Louisiana Tech University College of Business (M.B.A.) and a registered pharmacist.

    WILLIAM J. GATTI has served as the Chief Executive Officer and President of Gatti LTC Services, Inc., the Company's operating subsidiary in Pennsylvania, since August 1994, the date of its acquisition by the Company. From 1966 until August 1994, Mr. Gatti was the sole owner of Gatti LTC Services, Inc. and served as its Chief Executive Officer, and from 1978 to 1994, Mr. Gatti was the President of Gatti Medical Supply, Inc., a provider of medical supplies. Mr. Gatti is a graduate of the University of Pittsburgh (B.S.) and a registered pharmacist.

    FRANK R. GELAFIO has served as the Executive Vice President of Nihan & Martin, Inc., the Company's operating subsidiary in Northern Illinois and Southern Wisconsin, since March 1995, the date of its acquisition by the Company. Mr. Gelafio was a 50% owner of Nihan & Martin, Inc. and served as its Secretary from September 1990 to March 1995. Mr. Gelafio has over 19 years experience in the management of pharmacy operations. Mr. Gelafio currently represents the region of Northern Illinois as a delegate to The Illinois Pharmaceutical Association and has served as President of the Northern Illinois Pharmaceutical Association from 1994 to 1996. Mr. Gelafio is a graduate of the University of Illinois College of Pharmacy (B.A.) and a registered pharmacist.

    HOWARD A. JUNI has served as the Director of Pharmacy Operations of Good Samaritan Supply since June 1994 and as the Director of the Company's Pharmacy Operations since June 1996. From 1986 until 1994, Dr. Juni was a partner in Capitol Drug and Medical Supply, and from 1981 until 1986, he was the Director of Pharmacy Services of Capitol Drug Co., Inc., a provider of medical supplies and long-term care pharmacy services. Dr. Juni was the President of the Minnesota State Board of Pharmacy from 1992 until 1995, the Chairman of the Board of Pharmaceutical Specialties in 1991/1992 and Chairman of the Board of the Minnesota Pharmacists Association in 1988/1989. Dr. Juni is a graduate of the University of Minnesota College of Pharmacy (B.S. and Pharm.D.) and a registered pharmacist.

    RONALD E. KEITH has served as the President of Dixon Pharmacy, Inc., the Company's operating subsidiary in Central Illinois, since April 1995, the date of its acquisition by the Company. From 1971 until April 1995, Mr. Keith was the majority owner of Dixon Pharmacy, Inc. and served as its President. Mr. Keith is an active member of the American Society of Consultant Pharmacists. Mr. Keith is a graduate of South Dakota State University (B.S.) and a registered pharmacist in the states of Illinois, South Dakota and Florida.

    NELSON L. SHOWALTER has served as the Chief Executive Officer of Williamson Drug Company, Inc., the Company's operating subsidiary in Virginia, since August 1994, the date of its acquisition by the Company. From May 1970 until August 1994, Mr. Showalter was the sole owner of Williamson Drug Company, Inc. and served as its President. Mr. Showalter served as the President of the American Society of Consultant Pharmacists in 1989/1990 and currently serves on an advisory board of Bristol-Meyers Squibb Company and of Eli Lilly and Company. Mr. Showalter is a graduate of the Medical College of Virginia School of Pharmacy (B.S.) and a registered pharmacist.

    LEE R. YOUNGBERG has served as the President of Nihan & Martin, Inc. since March 1995. Mr. Youngberg was a 50% owner of Nihan & Martin, Inc. and served as its President from August 1990 until March 1995 and as its Secretary and Treasurer from October 1987 to August 1990. Mr. Youngberg is a graduate of the University of Illinois College of Pharmacy (B.A.) and a registered pharmacist.

    Messrs. Burfield, Cressey and Cooper were elected to the Board, and Mr. Cressey was designated the Chairman of the Board, pursuant to the terms of a Stockholders Agreement (the "Stockholders Agreement") among the Company, the GTCR Fund and Timothy L. Burfield. The Stockholders Agreement has been amended and restated, and the provisions of the Stockholders Agreement governing the composition of the Company's Board of Directors will terminate upon the closing of the Offering. See "-- Compensation Committee Interlocks and Insider Participation -- Stockholders Agreement of the Company."

    Pursuant to the terms of the Good Samaritan Shareholders Agreement, Mr. Halberg and Mr. Jerstad became directors of the Company in August 1996, and the Company has agreed to nominate Mr. Jerstad (or such other individual who may be Chief Executive Officer of The Evangelical Lutheran Good Samaritan Society) and, if and for so long as he shall be Chief Executive Officer of Good Samaritan Supply, Mr. Halberg, for election to the Board of Directors in each subsequent election of directors. The provisions of the Good Samaritan Shareholders Agreement pertaining to designation of directors terminate upon such date as (i) either the Company owns 10% or less of the outstanding common stock of Good Samaritan, or the Foundation and any Foundation affiliate own 10% or less of the outstanding common stock of Good Samaritan and (ii) the Foundation and the Foundation affiliates collectively own 5% or less of the outstanding Company Common Stock. See "Certain Transactions -- Good Samaritan Relationship."

    Following the Offering, the Board of Directors will be composed of three classes, with each class as nearly equal in number as possible. Upon the expiration of the term of each class of directors, directors comprising such class will be elected for a three-year term at the annual meeting of stockholders in the year in which such term expires. All officers serve at the pleasure of the Board of Directors. There are no family relationships among any of the directors or officers of the Company.

COMMITTEES OF THE BOARD OF DIRECTORS

    The Board of Directors has established two standing committees: the Audit Committee and the Compensation Committee. The Audit Committee recommends the appointment of auditors and oversees the accounting and audit functions of the Company. The Compensation Committee determines executive officers' salaries, bonuses and other compensation and administers the 1996 Stock Option Plan. Mr. Cressey and Mr. Cooper are the members of the Audit Committee and the Compensation Committee.

DIRECTOR COMPENSATION

    Directors who are not currently receiving compensation as officers or employees of the Company, other than Mr. Cressey, are entitled to a fee of $1,000 plus reimbursement of expenses for attending each meeting of the Board of Directors and each meeting of any committee not held concurrently with a meeting of the Board of Directors.

EXECUTIVE COMPENSATION

    The following table sets forth information with respect to compensation for the twelve months ended December 31, 1995 paid by the Company to the Company's Chief Executive Officer and the other executive officer whose total salary and bonus for such fiscal year exceeded $100,000 (collectively, the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                        ANNUAL COMPENSATION
                                                                       ----------------------
NAME AND PRINCIPAL POSITION                                              SALARY       BONUS
- ---------------------------------------------------------------------  -----------  ---------
Timothy L. Burfield, ................................................  $   263,313  $  72,450
 President, Chief Executive
 Officer and Secretary (1)
Michael B. Freedman .................................................       88,333     42,000
 Vice President-Business
 Development

- ------------------------------
(1) At December 31, 1995, Mr. Burfield held 485,978 restricted shares of Common Stock, which were valued at $685,228 at that date. Value is calculated by multiplying the estimated fair market value at December 31, 1995 by the number of restricted shares held. Of Mr. Burfield's 485,978 restricted shares, 273,905 shares were vested at December 31, 1995. Upon consummation of the Offering, all of Mr. Burfield's unvested restricted shares will vest. Dividends will be payable on the shares if and to the extent paid on Common Stock generally. Mr. Burfield did not receive any restricted share awards in 1995.

MANAGEMENT AGREEMENTS

    Pursuant to the terms of the Amended and Restated Senior Management Agreement between Mr. Burfield and the Company (the "Burfield Management Agreement"), Mr. Burfield is entitled to receive a base salary as determined by the Board of Directors at a rate of not less than $265,000 per annum, subject to such increases, but not decreases, as determined by the Board in its sole discretion. The Board may award Mr. Burfield a bonus in an amount not to exceed 45% of his annual base salary for the year. In the event Mr. Burfield is terminated other than for cause or Mr. Burfield resigns as a result of a change in control of the Company, any material breach by the Company of the terms of the Burfield Management Agreement or reassignment or relocation of, or change in the duties of, Mr. Burfield, Mr. Burfield shall be entitled to receive the annual base salary and annual bonus awarded during the previous year for 24 months following the date of termination, payable in monthly installments.

    Pursuant to the terms of a Senior Management Agreement between Mr. Freedman and the Company, in the event Mr. Freedman's employment is terminated other than for cause, Mr. Freedman shall be entitled to six months' notice or, if the Company determines to immediately terminate Mr. Freedman's employment, Mr. Freedman shall be entitled to his annual base salary for six months.

EMPLOYEE BENEFIT PLANS

    1996 STOCK OPTION PLAN. It is anticipated that the Company's 1996 Stock Option Plan will be adopted by the Company's Board of Directors effective upon consummation of the Offering. The Company will reserve 1,150,000 shares of Common Stock for issuance under the 1996 Stock Option Plan. The 1996 Stock Option Plan will be administered by the Compensation Committee of the Board of Directors. The Committee will have the authority and discretion, subject to the provisions of the 1996 Stock Option Plan, to select persons to whom options will be granted, to designate the number of shares to be covered by options, to specify the type of consideration to be paid to the Company, and to establish all other terms and conditions of each stock option. Upon consummation of the Offering, the Company currently intends to grant pursuant to the 1996 Stock
Option Plan an aggregate of        options to eligible employees at an exercise
price per share equal to the initial public offering price.

    The 1996 Stock Option Plan will provide for the grant of stock options to officers and employees of the Company and its subsidiaries and to directors who are not members of the Compensation Committee. Options granted under the 1996 Stock Option Plan may be qualified or non-qualified stock options. The exercise price for a stock option may not be less than the fair market value of the Company's Common Stock on the date of grant.

    SUBSIDIARY OPTION PLANS. In October 1995, four of the Company's operating subsidiaries (Gatti LTC Services, Inc., Williamson Drug Company, Inc., Nihan & Martin, Inc. and Dixon Pharmacy, Inc.) adopted Stock Option Plans for Executives and Key Employees (the "Subsidiary Option Plans"). Each Subsidiary Option Plan is administered by the Board of Directors, or a committee thereof, of the respective subsidiary. Each Subsidiary Option Plan provides for the grant of options to purchase common stock of such subsidiary, at an exercise price of not less than fair market value of such stock, to directors, executives or other key employees of the subsidiary. Pursuant to the terms of the Subsidiary Option Plans and as part of the Minority Interest Conversions, the stock options granted pursuant to the Subsidiary Option Plans were converted to options to purchase Company Common Stock. The Company has reserved 147,805 shares of Common Stock for issuance under the Subsidiary Option Plans. As of the date of this Prospectus, options covering 134,793 shares of Company Common Stock, with an average weighted exercise price of $7.95 per share, have been granted under the Subsidiary Option Plans.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    PROFESSIONAL SERVICES AGREEMENT. Pursuant to the terms of a Professional Services Agreement (the "Services Agreement") dated December 3, 1993 between GTCR IV, L.P. (an affiliate of the GTCR Fund and a principal of the general partner of which is Bryan C. Cressey, a member of the Compensation Committee of the Company's Board of Directors) ("GTCR") and the Company, GTCR has provided the Company with management and financial consulting services, for which the Company accrued management fees of $50,000 during each of 1994 and 1995, and $25,000 during 1996 through June 30. In addition, pursuant to the terms of the Services Agreement, GTCR is entitled to 1% of the dollar amount of capital received by the Company upon the closing of any issuance of debt or equity securities from parties other than GTCR, its directors, its officers or its employees or the Company's management. No amounts have been or will be paid to GTCR pursuant to this provision of the Services Agreement. The Company and GTCR have agreed to terminate the Services Agreement effective upon the consummation of the Offering. Simultaneously with the consummation of the Offering, the Company will pay GTCR $450,000 from the proceeds of the Offering, of which $162,500 is in payment of accrued but unpaid fees under the Services Agreement and $287,500 is in exchange for the termination of the Services Agreement.

    AGREEMENT WITH GTCR FUND REGARDING CLASS A COMMON STOCK. Pursuant to the terms of the Company's Class A Common Stock, upon the occurrence of the Offering and from the net proceeds thereof, the GTCR Fund, as the sole holder of the Class A Common Stock, is entitled to a preferential cash distribution in the amount of the lesser of (a) 25% of the net proceeds from the Offering (after deducting all discounts and reasonable expenses) or (b) the amount of all Unpaid Yield (as defined therein) ($2.3 million at October 31, 1996) plus Unreturned Original Cost (as defined therein) ($22.5 million) with respect to the Class A Common Stock. Accordingly, the Company anticipates paying to the GTCR Fund the amount of approximately $17.1 million from the proceeds of the Offering (approximately $19.7 million if the Underwriters' over-allotment option is exercised in full). See "Use of Proceeds." In addition, upon the occurrence of future public offerings, the holder of Class A Common Stock is entitled to additional preferential distributions until the entire Unpaid Yield and Unpaid Original Cost is paid in full. In August 1996, the Company and the GTCR Fund entered into an agreement contemplating the GTCR Fund's relinquishment of any future preferences with respect to the Company's Class A Common Stock. Pursuant to the agreement and effective upon the effectiveness of the Registration Statement of which this Prospectus is a part, the Company will issue and deliver to the GTCR Fund an additional number of shares of Common Stock (the "Additional GTCR Shares") obtained by dividing (a) the then remaining Unpaid Yield and Unreturned Original

Cost (giving effect to the amount thereof paid with the proceeds of the Offering) by (b) the initial public offering price of shares of Common Stock. Based upon an assumed initial public offering price of $14.00 per share, the Company will issue to the GTCR Fund 550,074 Additional GTCR Shares (363,282 Additional GTCR Shares if the Underwriters' over-allotment option is exercised in full). Contemporaneously with the Offering, pursuant to the terms of the Amended and Restated Certificate of Incorporation, all shares of Class A Common Stock will be converted into shares of Common Stock.

    REGISTRATION RIGHTS. The Company and all holders of Common Stock prior to the Offering have entered into a registration rights agreement (the "Registration Agreement") pursuant to which the Company's stockholders have been granted certain rights with respect to the registration under the Securities Act, for resale to the public, of their respective Registrable Securities (as defined in the Registration Agreement). Following the Offering, such stockholders will own in the aggregate approximately 52.2% of the issued and outstanding Common Stock. The Registration Agreement provides, among other things, that following the Offering, the GTCR Fund has the right to require the Company to effect as many as three "long-form" and five "short-form" demand registrations under the Securities Act with respect to all or a portion of the GTCR Fund's Registrable Securities. Other holders of Registrable Securities are entitled to include in such demand registrations (and in primary registrations by the Company) all Registrable Securities with respect to which the Company has received written requests for inclusion therein, subject to certain limitations, including priority provisions. The Company has agreed to bear all reasonable and customary expenses associated with such registrations (other than underwriters' discounts and commissions).

    STOCKHOLDERS AGREEMENT OF THE COMPANY. The Company and all holders of Common Stock prior to the Offering have entered into an Amended and Restated Stockholders Agreement, dated as of August 23, 1996 (the "Stockholders Agreement"), pursuant to which all holders of Common Stock (other than the GTCR
Fund) have certain co-sale rights in connection with certain proposed transfers of shares of Common Stock held by the GTCR Fund.

    FINANCIAL ADVISORY FEES. Pursuant to a letter agreement, dated as of February 23, 1996, as amended (the "Equitable Agreement"), Equitable Securities Corporation ("Equitable") has provided the Company with certain strategic and financial advisory services. Equitable is one of the Representatives of the Underwriters in the Offering, and Mr. James H. S. Cooper, a director of the Company and a member of the Compensation Committee of the Company's Board of Directors, is a Managing Director of Equitable. For such strategic and advisory investment banking services, the Company paid Equitable a retainer fee in the amount of $25,000. In the event the Company utilizes the services of Equitable in connection with any acquisition, Equitable will receive a transaction fee in an amount mutually agreed to in advance of such transaction, based on the size and complexity of the contemplated acquisition.

    The Equitable Agreement is effective through December 31, 1996, unless earlier terminated by the Company or Equitable, provided that Equitable shall receive any amounts due and owing to it in the event that a transaction with respect to which Equitable has provided advisory services closes on or before June 30, 1997. After December 31, 1996 the Equitable Agreement automatically terminates unless the Company and Equitable mutually agree to an extension. In the event that the Company terminates the Equitable Agreement prior to December 31, 1996, the Company is obligated to pay Equitable a termination fee of $75,000 plus all fees and amounts due and owing up to the date of termination. If Equitable terminates the Equitable Agreement prior to December 31, 1996, Equitable shall refund to the Company the $25,000 retainer fee previously paid by the Company.

    BRIDGE LOAN GUARANTY. The GTCR Fund has guaranteed repayment by the Company of its indebtedness under the Bridge Loan (the "GTCR Guaranty"). Pursuant to a Reimbursement and Conversion Rights Agreement (the "Reimbursement Agreement") between the Company and the GTCR Fund, the Company, subject to certain conditions, will reimburse the GTCR Fund for payments made by the GTCR Fund under the GTCR Guaranty by either (i) paying cash or other monetary reimbursement to the GTCR Fund or (ii) issuing shares of the Company's Common Stock to the GTCR Fund, the form of such reimbursement to be at the election of the GTCR Fund. If the Company is required to reimburse the GTCR Fund under the Reimbursement Agreement and the GTCR Fund elects to be reimbursed in shares of the Company's Common Stock, the number of shares which it would receive would be computed pursuant to a formula set forth in the Reimbursement Agreement. The Company anticipates that the Bridge Loan will be repaid out of a portion of the net proceeds of the Offering and, consequently, the obligations of the Company under the Reimbursement Agreement will be terminated. See "Use of Proceeds."

    DIRECTOR STOCK ISSUANCE. In September 1996, the Company issued to James H.S. Cooper (a director of the Company and member of the Compensation Committee of the Company's Board of Directors) 170.1807 restricted shares of Class B common stock (11,853 restricted shares of Common Stock as reclassified) for an aggregate consideration of $16,756, or $98.46 per share of Class B common stock ($1.41 per share of Common Stock), of which $1,676 was paid in cash and $15,080 was paid by delivery to the Company of a promissory note. See "Certain Transactions" for a discussion of certain restrictions to which such shares are subject.

                              CERTAIN TRANSACTIONS

MINORITY INTEREST CONVERSIONS

    As part of the Company's acquisition strategy of identifying and incentivizing strong management teams, management of the acquired companies has generally retained minority equity interests in their respective companies. In August 1996, the Company exercised its right to convert management's minority equity interests in the acquired companies into shares of Common Stock (the "Minority Interest Conversions"). The conversion formula was based on a percentage derived from each subsidiary's proportionate share of the Company's consolidated trailing earnings giving pro forma effect to recent acquisitions. The former holders of the minority equity interests received an aggregate of 730,414 shares of Common Stock.

GOOD SAMARITAN RELATIONSHIP

    On April 30, 1996, pursuant to the terms of a Share Purchase Agreement (the "Purchase Agreement") between the Company and Good Samaritan Supply, the Company purchased shares of Good Samaritan Supply ("Good Samaritan Common Stock") representing 40% of the outstanding Good Samaritan Common Stock on a fully-diluted basis, for an aggregate purchase price of $6.0 million. Pursuant to the Purchase Agreement and upon consummation of the Offering, the Company will purchase additional shares of Good Samaritan Common Stock for an aggregate purchase price of $2.0 million, which, together with the Good Samaritan Common Stock already owned by the Company, will represent 50.1% of the outstanding Good Samaritan Common Stock on a fully diluted basis.

    In connection with the execution of the Purchase Agreement, the Company, The Evangelical Lutheran Good Samaritan Foundation (the Company's co-investor in Good Samaritan Supply) (the "Foundation") and Good Samaritan Supply also entered into a Shareholders Agreement (the "Good Samaritan Shareholders Agreement"), and the Company, Good Samaritan Supply, the Foundation and the Society entered into a Non-Competition and Marketing Assistance Agreement (the "Non-Competition and Marketing Agreement").

    The Good Samaritan Shareholders Agreement contains provisions (i) governing the composition of the Board of Directors of Good Samaritan Supply, (ii) granting rights of first refusal with respect to the sale or transfer of Good Samaritan Common Stock, (iii) governing the composition of the Board of Directors of the Company following an initial public offering of Company Common Stock (see "Management -- Directors, Executive Officers and Key Employees"),
(iv) granting to the Foundation or any affiliate holding Good Samaritan Common Stock an option, exercisable after the Company's initial public offering, to convert its Good Samaritan Common Stock into shares of the Company's Common Stock (the "Initial Public Offering Option"), (v) granting to the Foundation or any affiliate holding Good Samaritan Common Stock a right to put its shares of Good Samaritan Common Stock to the

Company (the "Good Samaritan Put"), (vi) granting to the Company an option to purchase all shares of Good Samaritan Common Stock held by other parties to the Good Samaritan Shareholders Agreement ("Company Call Option"), (vii) granting registration rights to the Foundation with respect to its Company Common Stock (See "-- Good Samaritan Registration Rights") and (viii) granting certain rights to the Foundation or any affiliate holding Good Samaritan Common Stock upon certain changes in the Company's ownership.

    The Initial Public Offering Option provides that on or after an initial public offering of Company Common Stock, the Foundation or any affiliate of the Foundation holding Good Samaritan Common Stock shall have the option to exchange any or all of its shares of Good Samaritan Common Stock for Common Stock of the Company. The formula for determining the number of shares of Common Stock issued upon exercise of the Initial Public Offering Option is based upon Good Samaritan Supply's relative contribution to the Company's consolidated net income for a trailing twelve-month period, with each entity's net income being adjusted for extraordinary, unusual or non-recurring gains or losses. See "Risk Factors -- Good Samaritan Option and Put." Prior to April 30, 1999, the maximum number of shares of Good Samaritan Common Stock which may be exchanged is 200 shares, representing 10% of the shares of Good Samaritan Common Stock to be issued and outstanding after the Good Samaritan Consolidation. From April 30, 1999 until April 30, 2001, the maximum number of shares of Good Samaritan Common Stock which may be exchanged is a number of shares which, together with all other shares previously exchanged, shall not cause the Foundation and the Foundation affiliates, collectively, to own less than 10% of the then issued and outstanding shares of Good Samaritan Common Stock.

    The Good Samaritan Put provides that, at any time after April 30, 1999, the Foundation may demand that the Company or any affiliate of the Company holding Good Samaritan Common Stock purchase any or all shares of Good Samaritan Common Stock held by the Foundation or any affiliate of the Foundation; provided that the Foundation may only exercise this put right to the extent that after the exercise the Foundation and any such affiliate shall own at least 10% of the then issued and outstanding shares of Good Samaritan Common Stock. The Good Samaritan Put also provides that at any time after April 30, 2001, the Foundation may demand that the Company or any affiliate of the Company holding Good Samaritan Common Stock purchase all shares of Good Samaritan Common Stock held by the Foundation and such affiliates. The Company's obligations with respect to the Good Samaritan Put will continue notwithstanding any sale or transfer by the Company of any or all of its Good Samaritan Common Stock.

    The Company Call Option provides that, at any time after April 30, 2001, the Company may demand that the Foundation and any affiliate of the Foundation holding shares of Good Samaritan Common Stock sell any or all such shares to the Company; provided, that the Foundation and the Foundation affiliates shall have the right to retain, collectively, a number of shares equal to 10% of the then issued and outstanding shares of Good Samaritan Common Stock.

    The Good Samaritan Put and the Company Call Option may only be exercised once in any ninety day period. If the Company shares are publicly traded on NASDAQ National Market, the American Stock Exchange or the New York Stock Exchange ("Publicly Traded") at the time the Good Samaritan Put is exercised, then the Company shall be entitled to elect whether the consideration to be received shall be cash, Common Stock or a combination thereof. If the Company shares are Publicly Traded at the time the Company Call Option is exercised, then the Foundation and affiliate transferees shall have the right to elect whether the consideration to be received shall be cash, Common Stock or a combination thereof. If the Company shares are not Publicly Traded, then the consideration to be received shall be cash.

    The formula for determining the number of shares of Common Stock issuable upon exercise of the Initial Public Offering Option, the Good Samaritan Put or the Company Call Option is based upon Good Samaritan Supply's relative contribution to the Company's consolidated net income over a trailing twelve-month period, with each entity's net income being adjusted for extraordinary, unusual or non-recurring gains or losses, including the effects of acquisitions, dispositions, discontinued operations, etc. Based upon management's current estimate of the relative future performance of the Company and Good Samaritan Supply, the number of shares of Common Stock issuable to the Foundation upon exercise of the Initial Public Offering Option, the Good Samaritan Put or the Company Call Option would be substantially less than 10% of the then issued and outstanding shares of the Company's Common Stock. It is possible, however, that, under certain extraordinary circumstances, the Company would be obligated to issue substantially more than 10% of the then issued and outstanding shares of Common Stock upon exercise of the Initial Public Offering Option, the Good Samaritan Put or the Company Call Option.

    If the Company enters into discussions involving a transaction or series of transactions whereby the Company would become controlled by a nursing home chain (a "Nursing Home Change in Control"), or if the Company completes a transaction or series of transactions resulting in a Nursing Home Change in Control, under certain circumstances the Foundation has certain put rights to the Company with respect to the Good Samaritan Common Stock owned by it and certain call rights with respect to Good Samaritan Common Stock owned by the Company, each at prices based upon an independent appraisal.

    Any shares of Company Common Stock issued to the Foundation or any affiliate of the Foundation pursuant to the Good Samaritan Put and/or the Company Call Option shall have the registration rights described herein under "-- Good Samaritan Registration Rights."

    The Non-Competition and Marketing Agreement among the Company, Good Samaritan Supply, the Foundation and the Society contains provisions that (i) limit the Company's ability other than through Good Samaritan Supply to engage in institutional long-term care pharmacy operations in certain states; (ii) limit the Company's ability other than through Good Samaritan Supply to engage in the provision of home medical equipment and supplies (such as wheelchairs, walkers, beds, canes, bandages, or sutures, but excluding drugs) ("Home Medical Equipment and Supplies"); (iii) limit Good Samaritan Supply's ability to engage in institutional long-term care pharmacy operations in certain states; and (iv) preclude the Foundation and the Society from engaging in institutional long-term care pharmacy operations and the provision of Home Medical Equipment and Supplies other than through ownership of the Company or Good Samaritan Supply. In addition, the Non-Competition and Marketing Agreement provides that the Company shall assist Good Samaritan Supply in Good Samaritan Supply's marketing of Home Medical Equipment and Supplies to the current and future customers of the Company's institutional pharmacies. The Non-Competition and Marketing Agreement also contains provisions concerning non-solicitation, confidentiality and use of the Good Samaritan Supply name.

    Pursuant to the terms of the Non-Competition and Marketing Agreement, the Company may not, subject to certain exceptions, engage in or conduct (collectively "engage") (i) any institutional long-term care pharmacy which is located in or derives more than 5% of its revenues from sales in the states of Arizona, Colorado, Idaho, Iowa, Kansas, Minnesota, Missouri, Nebraska, New Mexico, North Dakota, South Dakota and Wyoming (the "Excluded States") or (ii) any business or enterprise that provides Home Medical Equipment and Supplies in the United States of America. Good Samaritan Supply may not, subject to certain exceptions, engage in (i) any institutional long-term care pharmacy which is located outside of or derives more than 5% of its revenues from sales outside of the Excluded States or Florida; or (ii) any institutional long-term care pharmacy which is located in Florida, other than such pharmacies that serve primarily assisted living facilities or congregate care facilities. The existing direct and indirect subsidiaries of the Company are permitted to continue to operate their Home Medical Equipment and Supply businesses as operated by such subsidiaries on April 30, 1996, provided that the Company uses reasonable efforts to cause these subsidiaries to transfer or combine such lines of business with Good Samaritan Supply's business activities of this type on terms mutually satisfactory to all parties. If after April 30, 1996, the Company desires to acquire a business that provides Home Medical Equipment and Supplies, the Company may do so if it causes such lines of business to be combined with Good Samaritan Supply's business activities of that type.

    The non-competition, non-solicitation and confidentiality provisions of the Non-Competition and Marketing Agreement terminate five years after the Company and all affiliates of the Company no longer own any Good Samaritan Common Stock or after the Foundation and all affiliates of the Foundation no longer own any Good Samaritan Common Stock.

GOOD SAMARITAN REGISTRATION RIGHTS

    Pursuant to the terms of the Good Samaritan Shareholders Agreement, the Company granted the Foundation and any affiliate of the Foundation two demand registration rights with respect shares of Common Stock received by the Foundation or such affiliates upon the exercise of the Good Samaritan Put and/or the Company Call Option. The Good Samaritan Shareholders Agreement also provides that, in the event the Company proposes to register any of its securities under the Securities Act at any time or times, subject to certain limitations, the Company will use its best efforts to include the Common Stock received by the Foundation and any Foundation affiliate upon the exercise of the Initial Public Offering Option, the Good Samaritan Put and the Company Call Option in such registrations. The Company has agreed to bear all reasonable and customary expenses associated with such registrations (other than underwriters' discounts and commissions). See "Management -- Compensation Committee Interlocks and Insider Participation" for a discussion of registration rights held by other holders of the Company's Common Stock.

COMPANY COMMON STOCK ISSUANCES

    In August 1994 the Company issued 7,867.1 restricted shares of Class B common stock (547,944 restricted shares of Common Stock as reclassified) (889.7 of which shares of Class B common stock (61,966 shares of Common Stock) were subsequently forfeited, see Note 9 of Notes to Consolidated Financial Statements of the Company) to Timothy L. Burfield, President and Chief Executive Officer of the Company at a purchase price of $883 per share of Class B common stock (approximately $0.13 per share of Common Stock). The purchase price was paid 50% in cash and 50% by delivery of an interest-bearing demand note. Upon consummation of the Offering, all of Mr. Burfield's unvested restricted shares will vest.

    In September 1996 the Company issued Mr. Burfield 340 restricted shares of Class B Common Stock (23,681 restricted shares of Common Stock as reclassified) at a purchase price of $98.46 per share of Class B common stock ($1.41 per share of Common Stock). The shares were issued subject to the terms of the Burfield Management Agreement, and the purchase price for such shares was made by delivery of cash (in the amount of 10% of the purchase price) and a promissory note (in the principal amount of 90% of the purchase price). Upon consummation of the Offering, all of Mr. Burfield's unvested restricted shares will vest.

    In September 1996 the Company issued 170.1807 restricted shares of Class B common stock (11,853 restricted shares of Common Stock as reclassified) to each of James H.S. Cooper, Charles C. Halberg and Mark A. Jerstad (each a director of the Company) at a purchase price of $98.46 per share of Class B common stock ($1.41 per share of Common Stock). All of such shares were issued subject to the terms of separate stock purchase agreements, and the purchase price for such shares was made by delivery of cash (in the amount of 10% of the purchase price) and a promissory note (in the principal amount of 90% of the purchase price). Of the restricted shares issued to each director, 10% immediately vested on the issue date, 30% will vest upon the first anniversary of the issue date, 30% will vest on the second anniversary of the issue date, and the balance will vest on the third anniversary of the issue date. At such time as a director no longer serves as a director of the Company, the Company (or, if the Company fails to exercise its option, the GTCR Fund) has the option to purchase unvested shares at a purchase price equal to the lesser of Original Cost (as defined) or Fair Market Value (as defined). Prior to the first to occur of the third anniversary of the issue date or 100 days following the date upon which such director no longer serves as a director of the Company, the Company (or, if the Company fails to exercise its right, the GTCR Fund) has a right of first refusal with respect to proposed transfers of such shares, other than transfers in a registered public offering, transfers pursuant to Rule 144, transfers to a member of such director's family or transfers made otherwise with the approval of the Company and the GTCR Fund.

    In September 1996 the Company issued an aggregate of 3,403.259 restricted shares of Class B common stock (237,038 restricted shares of Common Stock as reclassified) to certain executive officers of the Company (1,496.4457 Class B shares (104,228 shares of Common Stock), 1,156.0843 Class B shares (80,522 shares of Common Stock) and 750.7229 Class B shares (52,288 shares of Common Stock) to Charles R. Wallace, Michael B. Freedman and J. Jeffrey Gephart, respectively), at a purchase price of $98.46 per share of Class B common stock ($1.41 per share of Common Stock). All of such shares were issued subject to the terms of separate stock purchase agreements, and the purchase price for such shares was made by delivery of cash (in the amount of 10% of the purchase price) and a promissory note (in the principal amount of 90% of the purchase price). Of Mr. Wallace's restricted shares, 34% vested immediately on the issue date, 30% will vest on September 25, 2002 (the seventh anniversary of Mr. Wallace's employment by the Company) if Mr. Wallace is still employed by the Company on that date (provided that such shares may vest within the five fiscal years after the date of Mr. Wallace's stock purchase agreement if certain performance goals are met) and 36% will vest over time until September 25, 2000. Of Mr. Freedman's restricted shares, 58% vested immediately on the issue date, 20% will vest on August 1, 2001 (the seventh anniversary of Mr. Freedman's employment by the Company) if Mr. Freedman is still employed by the Company on that date (provided that such shares may vest within the five fiscal years after the date of Mr. Freedman's stock purchase agreement if certain performance goals are met) and 22% will vest over time until August 1, 1999. Of Mr. Gephart's restricted shares, 46% vested immediately on the issue date, 25% will vest on January 30, 2002 (the seventh anniversary of Mr. Gephart's employment by the Company (provided that such shares may vest within the five fiscal years after the date of Mr. Gephart's stock purchase agreement if certain performance goals are met) and 29% will vest over time until January 30, 2000.

    In the event that any of Mr. Wallace, Mr. Freedman or Mr. Gephart ceases to be employed by the Company for any reason, the Company (or, if the Company fails to exercise the option, the GTCR Fund) has the option to purchase such employee's unvested shares at a purchase price equal to the lesser of Original Cost (as defined) or Fair Market Value (as defined). Upon a Sale of the Company (as defined), all unvested shares will vest and will no longer be subject to repurchase by the Company. For a period of 100 days after Mr. Wallace, Mr. Freedman or Mr. Gephart, as the case may be, ceases to be employed by the Company for any reason, the unvested shares may not be transferred. After the expiration of the 100-day period, such shares may be transferred without restriction under the stock purchase agreements.

    For a discussion of certain transactions between the Company and members of the Compensation Committee of the Company's Board of Directors and/or their affiliates, see "Management -- Compensation Committee Interlocks and Insider Participation."

    The Company has adopted a policy that future transactions with affiliated persons or companies will be on terms no less favorable to the Company than could be obtained from unrelated parties and must be approved by a majority of disinterested directors.

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth ownership of the Company's Common Stock, immediately prior to and immediately following completion of the Offering (assuming no exercise of the Underwriters' over-allotment option), by (i) each person who is known to the Company to own beneficially more than 5% of the outstanding Common Stock, (ii) each director, (iii) the Named Executive Officers and (iv) all directors and executive officers as a group.

                                                                                      SHARES BENEFICIALLY OWNED
                                                                           -----------------------------------------------
                                                                                                     PERCENT
                                                                                        ----------------------------------
NAME AND ADDRESS OF BENEFICIAL OWNER                                        NUMBER(1)    BEFORE OFFERING   AFTER OFFERING
- -------------------------------------------------------------------------  -----------  -----------------  ---------------
Golder, Thoma, Cressey, Rauner Fund IV, L.P. (2) ........................    4,485,312          72.0%             38.8%
 6100 Sears Tower
 Chicago, IL 60606
Bryan C. Cressey (2)(3)..................................................    4,485,312          72.0              38.8
Timothy L. Burfield (4)..................................................      509,659           9.3               4.4
Michael B. Freedman (4)..................................................       80,522           1.5              *
James H.S. Cooper (4)....................................................       11,853          *                 *
Charles C. Halberg (4)...................................................       11,853          *                 *
Mark A. Jerstad (4)......................................................       11,853          *                 *
All directors and executive officers as a group (8 persons) (2)(3)(4)....    5,267,568          86.4%             45.5%

- ------------------------
 *  Less than one percent.

(1) Except as indicated in the footnotes to this table, the persons named in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

(2) Number of shares beneficially owned and percent owned after Offering reflect the issuance to the GTCR Fund of 550,074 additional shares of Common Stock in satisfaction of an unpaid preference with respect to the Company's Class A Common Stock. Percent owned before Offering does not reflect the issuance of such shares. See "Company Background."

(3) Bryan C. Cressey is a principal of Golder, Thoma, Cressey, Rauner, Inc., which is the general partner of GTCR IV, L.P., which is the general partner of Golder, Thoma, Cressey, Rauner Fund IV, L.P. Accordingly, Mr. Cressey may be attributed beneficial ownership of the shares owned of record by Golder, Thoma, Cressey, Rauner Fund IV, L.P. Mr. Cressey disclaims beneficial ownership of such shares.

(4) Includes 509,659 restricted shares owned by Mr. Burfield, 80,522 restricted shares owned by Mr. Freedman, 11,853 restricted shares owned by Mr. Cooper, 11,853 restricted shares owned by Mr. Halberg, 11,853 restricted shares owned by Mr. Jerstad and 782,256 restricted shares owned by all directors and executive officers as a group. Upon consummation of the Offering, all of Mr. Burfield's unvested restricted shares will vest. The unvested portion of all other restricted shares is subject to repurchase by the Company (or, if the Company fails to exercise its option, by the GTCR Fund) at a purchase price equal to the lesser of original cost or fair market value, upon termination of the employment or directorship, as the case may be, of the holder thereof.

                          DESCRIPTION OF CAPITAL STOCK

    The Amended and Restated Certificate of Incorporation to be adopted by the Company in connection with the Offering provides that the authorized capital stock of the Company consists of 30,000,000 shares of Common Stock, $.01 par value (the "Common Stock") and 1,000,000 shares of Preferred Stock, $.01 par value (the "Preferred Stock"). As of the date of this Prospectus, there were

5,461,837 shares of Common Stock outstanding and no shares of Preferred Stock outstanding. As of the date of this Prospectus, there were 21 holders of record of Common Stock. All shares of Common Stock are, and the Common Stock offered hereby will be, when issued, fully paid and non-assessable.

COMMON STOCK

    Holders of Common Stock are entitled to one vote for each share held on all matters subject to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of Common Stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor, subject to any preferential dividend rights of outstanding Preferred Stock. Upon the liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to receive ratably the net assets of the Company available after the payment of all debts and other liabilities and subject to the prior rights of holders of any outstanding Preferred Stock. Holders of Common Stock have no preemptive, subscription, redemption or conversion rights.

PREFERRED STOCK

    Pursuant to the Amended and Restated Certificate of Incorporation, the Company is authorized to issue 1,000,000 shares of Preferred Stock, which may be issued from time to time in one or more series upon authorization by the Company's Board of Directors. The Board of Directors, without further approval of the stockholders, is authorized to fix the number of shares constituting any series, dividend rights and terms, conversion rights and terms, voting rights and terms, redemption rights and terms, liquidation preferences and any other rights, preferences, privileges and restrictions applicable to each series of the Preferred Stock. The issuance of the Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, among other things, adversely affect the voting power of the holders of the Common Stock and, under certain circumstances, have the effect of making it more difficult for a third party to acquire, or discouraging a third party from acquiring, a majority of the outstanding voting stock of the Company, or otherwise adversely affect the market price for the Common Stock. The Company is not aware of any plans by a third party to seek control of the Company. The Company has no current plans to issue any Preferred Stock.

CERTAIN LIMITED LIABILITY, INDEMNIFICATION AND ANTI-TAKEOVER PROVISIONS

    INDEMNIFICATION AND LIMITATION OF LIABILITY

    The Company's Amended and Restated Certificate of Incorporation and Amended and Restated By-laws to be adopted by the Company in connection with the Offering provide that the Company shall, subject to certain limitations, indemnify its directors and officers against expenses (including attorneys' fees, judgments, fines and certain settlements) actually and reasonably incurred by them in connection with any suit or proceeding to which they are a party so long as they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to a criminal action or proceeding, so long as they had no reasonable cause to believe their conduct to have been unlawful.

    Section 102 of the Delaware General Corporation Law ("DGCL") permits a Delaware corporation to include in its certificate of incorporation a provision eliminating or limiting a director's liability to a corporation or its stockholders for monetary damages for breaches of fiduciary duty. DGCL Section 102 provides, however, that liability for breaches of the duty of loyalty, acts or omissions not in good faith or involving intentional misconduct, or knowing violation of the law, and the unlawful purchase or redemption of stock or payment of unlawful dividends or the receipt of improper personal benefits cannot be eliminated or limited in this manner. The Company's Certificate of Incorporation includes a provision which eliminates, to the fullest extent permitted, director liability for monetary damages for breaches of fiduciary duty.

    SECTION 203 OF DELAWARE GENERAL CORPORATION LAW

    Section 203 of the DGCL prohibits certain transactions between a Delaware corporation and an "interested stockholder", which is defined as a person who, together with any affiliates or associates of such person, beneficially owns, directly or indirectly, 15% or more of the outstanding voting shares of a Delaware corporation. This provision prohibits certain business combinations (defined broadly to include mergers, consolidations, sales or other dispositions of such assets having an aggregate value in excess of 10% of the consolidated assets of the corporation, and certain transactions that would increase the interested stockholder's proportionate share ownership in the corporation) between an interested stockholder and a corporation for a period of three years after the date the interested stockholder becomes an interested stockholder, unless (i) the business combination is approved by the corporation's board of directors prior to the date the interested stockholder becomes an interested stockholder, (ii) the interested stockholder acquired at least 85% of the voting stock of the corporation (other than stock held by directors who are also officers or by certain employee stock plans) in the transaction in which it becomes an interested stockholder or (iii) the business combination is approved by a majority of the board of directors and by the affirmative vote of 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

    SPECIAL MEETINGS OF STOCKHOLDERS; NO STOCKHOLDER ACTION BY WRITTEN CONSENT

    The Amended and Restated Certificate of Incorporation provides that special meetings of stockholders of the Company may be called only by a majority of the Board of Directors, the Chairman or the President. In addition, the Amended and Restated Certificate of Incorporation provides that, following the consummation of the offering, the stockholders of the Company may only take actions at a duly called annual or special meeting of stockholders and may not take action by written consent.

    ADVANCE NOTICE REQUIREMENTS FOR STOCKHOLDER PROPOSALS AND NOMINATION OF DIRECTORS

    The Amended and Restated By-laws provide that stockholders seeking to bring business before or nominate directors at any annual meeting of stockholders, must provide timely notice thereof in writing. To be timely, a stockholder's notice must be given in writing to the Secretary of the Company not less than 120 days prior to the meeting. The Amended and Restated By-laws also specify certain requirements for a stockholder's notice to be in proper written form.

    CLASSIFIED BOARD OF DIRECTORS

    The Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws of the Company provide that the Board of Directors is divided into three classes of directors serving staggered three-year terms. As a result, one-third of the Company's Board of Directors is elected each year. See "Management -- Directors, Executive Officers and Key Employees."

    NUMBER OF DIRECTORS; REMOVAL; VACANCIES

    The Amended and Restated By-Laws provide that there shall be at least three directors, with the exact number fixed by the Board of Directors. Vacancies on the Board of Directors may be filled only by the affirmative vote of the remaining Directors then in office. The Amended and Restated Certificate of Incorporation provides that directors may be removed only for cause and only by the holders of at least 80% of the outstanding shares of stock entitled to vote generally in the election of Directors, voting together as a single class.

TRANSFER AGENT AND REGISTRAR

    The transfer agent and registrar for the Common Stock will be
                     .

                        SHARES ELIGIBLE FOR FUTURE SALE

    Upon the completion of the Offering, the Company will have outstanding 11,574,275 shares of Common Stock. Of these shares, the 5,357,000 to be sold in the offering will be freely tradable without restriction under the Securities Act by persons other than "affiliates" of the Company as that term is defined in Rule 144 under the Securities Act. The remaining 6,217,275 shares of Common Stock (the "Restricted Shares") were acquired in transactions exempt from registration under the Securities Act and, accordingly, are "restricted securities" as that term is defined in Rule
144. Restricted Shares may not be resold unless they are registered under the Securities Act or are sold pursuant to an applicable exemption from such registration, such as is contained in Rule 144.

    All directors and executive officers and other stockholders of the Company, holding in the aggregate all of the Company's currently outstanding shares of Common Stock, have agreed with the Company at the request of the Underwriters not to sell or otherwise dispose of any shares of Common Stock in the public market for a period of 180 days after the date of this Prospectus without the prior written consent of William Blair & Company, L.L.C. Upon expiration of the 180-day lock-up period, 2,567,282 of the Restricted Shares will be eligible for sale pursuant to Rule 144 described below.

    In general, under Rule 144 as currently in effect, a person who has beneficially owned Restricted Shares for at least two years, or any person who may be deemed an "affiliate" of the Company and who owns Common Stock, is entitled, subject to certain conditions, to sell within any three-month period a number of those shares which does not exceed the greater of (i) 1% of the Company's then outstanding Common Stock (115,742 shares immediately after the offering) or (ii) the average weekly trading volume of the Common Stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain manner-of-sale and notice requirements and requirements concerning the availability of public information about the Company. If three years have elapsed since the later of the date of acquisition of Restricted Shares from the Company or any "affiliate" of the Company, and such person is deemed not to have been an "affiliate" of the Company for at least three months preceding a sale, such person would be entitled to sell such shares in the public market under Rule 144(k) without regard to the requirements mentioned above. A proposed amendment to Rule 144 would, if adopted, lower the two and three year holding periods referred to above to one and two years, respectively.

    Pursuant to the Good Samaritan Shareholders Agreement and the Registration Agreement, the Company has granted certain stockholders the right to require the Company to register their stock under the Securities Act. See "Management -- Compensation Committee Interlocks and Insider Participation -- Registration Rights" and "Certain Transactions -- Good Samaritan Registration Rights."

                                  UNDERWRITING

    The Company has entered into an underwriting agreement (the "Underwriting Agreement") with the underwriters listed in the table below (the "Underwriters"), for whom William Blair & Company, L.L.C., Donaldson, Lufkin & Jenrette Securities Corporation and Equitable Securities Corporation are acting as Representatives (the "Representatives"). Subject to the terms and conditions set forth in the Underwriting Agreement, the Company has agreed to sell to each of the Underwriters, and each of the Underwriters has severally agreed to purchase from the Company, the number of shares of Common Stock set forth opposite each Underwriter's name in the table below:

                                                                                              NUMBER OF
UNDERWRITERS                                                                                   SHARES
- -------------------------------------------------------------------------------------------  -----------
William Blair & Company, L.L.C.............................................................
Donaldson, Lufkin & Jenrette Securities Corporation........................................
Equitable Securities Corporation...........................................................

                                                                                             -----------
    Total..................................................................................    5,357,000
                                                                                             -----------
                                                                                             -----------

    Subject to the terms and conditions of the Underwriting Agreement, the Underwriters have agreed to purchase all of the Common Stock being sold pursuant to the Underwriting Agreement if any is purchased (excluding shares covered by the over-allotment option granted therein). In the event of a default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting Underwriters may be increased or the Underwriting Agreement may be terminated.

    The Representatives have advised the Company that they propose to offer the Common Stock to the public initially at the public offering price set forth on the cover page of this Prospectus and to selected dealers at such price less a
concession of not more than $    per share. In addition, the Underwriters may
allow, and such dealers may re-allow, a concession of not more than $    per
share to other dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Representatives.

    The Company has granted to the Underwriters an option, exercisable within 30 days after the date of this Prospectus, to purchase up to an additional 803,550 shares of Common Stock at the same price per share to be paid by the Underwriters for the other shares offered hereby. If the Underwriters purchase any such additional shares pursuant to this option, each of the Underwriters will be committed to purchase such additional shares in approximately the same proportion as set forth in the table above. The Underwriters may exercise the option only for the purpose of covering over-allotments, if any, made in connection with the distribution of the Common Stock offered hereby.

    The Company, its officers, directors and all of its existing stockholders have agreed not to offer, sell, contract to sell or otherwise dispose of any capital stock of the Company, any security convertible into or exchangeable for such capital stock or any shares of Common Stock issuable upon exercise of any options for Common Stock for a period of 180 days after the date of this Prospectus without the prior written consent of William Blair & Company, L.L.C., except for the Common Stock offered hereby.

    There has been no public market for the shares of Common Stock prior to the offering. The initial public offering price for the Common Stock will be determined by negotiation between the Company and the Representatives. Among the factors to be considered in determining the initial public offering price are prevailing market conditions, revenues and earnings of the Company, estimates of the business potential and prospects of the Company, the present state of the Company's business operations, an assessment of the Company's management and the consideration of the above factors in relation to the market valuation of certain publicly traded companies.

    The Representatives have informed the Company that the Underwriters will not, without customer authority, confirm sales to any accounts over which they exercise discretionary authority.

    The Company has agreed to indemnify the Underwriters and their controlling persons against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make in respect thereof.

    Mr. James H.S. Cooper, a Managing Director of Equitable Securities Corporation (one of the Representatives), is a member of the Company's Board of Directors. Equitable Securities Corporation has provided and is currently retained to provide certain investment banking services to the Company for which it has received and is entitled to receive advisory or transaction fees, as applicable, plus out-of-pocket expenses, of the nature and in amounts customary in the industry for such services. See "Management -- Compensation Committee Interlocks and Insider Participation -- Financial Advisory Fees."

                                 LEGAL MATTERS

    The validity of the Common Stock offered hereby will be passed upon for the Company by Gardner, Carton & Douglas, Chicago, Illinois. Chapman and Cutler, Chicago, Illinois has acted as counsel to the Underwriters in connection with certain legal matters relating to the Common Stock offered hereby.

                                    EXPERTS

    The consolidated financial statements and schedule of American Medserve Corporation at June 30, 1995 and December 31, 1995 and for the year ended June 30, 1995 and six months ended December 31, 1995, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein which, as to the year ended June 30, 1995, are based in part on the report of S.B. Hoover & Company, L.L.P., independent auditors. The financial statements referred to above are included in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

    The combined financial statements of G.S.H.C., Inc. and the Contract Services Division of Louis F. Gatti, Inc. at December 31, 1993 and August 2, 1994, and for the year ended December 31, 1993 and for the period from January 1, 1994 to August 2, 1994; the financial statements of Nihan & Martin, Inc. for the years ended December 31, 1993 and 1994 and for the period from January 1, 1995 to March 8, 1995; the financial statements of Sterling Acquisition Partners, Inc. for the years ended December 31, 1993 and 1994 and for the period from January 1, 1995 to July 31, 1995; the financial statements of Good Samaritan Supply Services, Inc. at December 31, 1994 and 1995 and for each of the two years in the period ended December 31, 1995; and the financial statements of Pharmed, Inc. at December 31, 1994 and 1995 and for each of the two years in the period ended December 31, 1995 appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance on such reports given upon the authority of such firm as experts in accounting and auditing.

    The financial statements of Williamson's Pharmacy - Institutional Division at June 30, 1993 and for the four months then ended, the year ended June 30, 1994, and at August 10, 1994 and for the period from July 1, 1994 to August 10, 1994; the financial statements of Williamson Drug Company, Inc. at June 30, 1995 and for the period from August 11, 1994 to June 30, 1995; and the financial statements of Extended Care Associates, Inc. at April 15, 1995 and for the period from April 1, 1995 to April 15, 1995, included in this Prospectus have in each case been audited by S.B. Hoover & Company, L.L.P., independent auditors, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance on such reports given upon the authority of such firm as experts in accounting and auditing.

    The financial statements of Dixon Pharmacy, Inc. for the years ended October 31, 1993 and 1994 and for the period from November 1, 1994 to April 17, 1995 included in this Prospectus have been audited by Lindgren, Callihan, Van Osdol & Co., Ltd., independent auditors, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance on such reports given upon the authority of such firm as experts in accounting and auditing.

    The consolidated financial statements of Royal Care of America, Inc. for the years ended December 31, 1994 and 1995 included in this Prospectus have been audited by Coopers & Lybrand L.L.P., independent accountants, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance on such reports given upon the authority of such firm as experts in accounting and auditing.

    The consolidated statements of operations and changes in accumulated capital and of cash flows for Royal Care of America, Inc. for the year ended December 31, 1993 included in this Prospectus have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                             ADDITIONAL INFORMATION

    The Company has filed with the Securities and Exchange Commission (the "Commission"), Washington, D.C., a Registration Statement on Form S-1 (including all amendments thereto, the "Registration Statement") under the Securities Act with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the Common Stock, reference is made to such Registration Statement, including the exhibits and schedules thereto, a copy of which may be obtained from the Securities and Exchange Commission. The statements contained in this Prospectus as to the contents of any document filed as an exhibit are of necessity brief descriptions thereof and are not necessarily complete; each such statement is qualified in its entirety by reference to such document. The Registration Statement, including exhibits and schedules thereto, may be inspected without charge at the facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at Seven World Trade Center, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of the materials may be obtained from the Public Reference Section of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and its public reference facilities in New York, New York, and Chicago, Illinois, at prescribed rates.

    The Company is not currently subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As a result of the Offering, the Company will become subject to the informational requirements of the Exchange Act. The Company will fulfill its obligations with respect to the requirements of the Exchange Act by filing periodic reports and other information with the Commission. The Commission maintains a Web site at http:\\www.sec.gov that will contain reports, proxy statements and other information to be filed by the Company.

                         AMERICAN MEDSERVE CORPORATION
                         INDEX TO FINANCIAL STATEMENTS

                                                                                                             PAGE
                                                                                                           ---------
AMERICAN MEDSERVE CORPORATION AND SUBSIDIARIES:
  Report of Independent Auditors.........................................................................        F-4
  Consolidated Balance Sheets as of June 30, 1995, December 31, 1995 and June 30, 1996 (unaudited).......        F-5
  Consolidated Statements of Operations for the year ended June 30, 1995, the six months ended December
   31, 1995 and the six months ended June 30, 1995 and 1996 (unaudited)..................................        F-6
  Consolidated Statements of Stockholders' Equity for the year ended June 30, 1995 and the six months
   ended December 31, 1995 and June 30, 1996 (unaudited).................................................        F-7
  Consolidated Statements of Cash Flows for the year ended June 30, 1995, the six months ended December
   31, 1995 and the six months ended June 30, 1995 and 1996 (unaudited)..................................        F-8
  Notes to Consolidated Financial Statements.............................................................        F-9
G.H.S.C., INC. AND THE CONTRACT SERVICES DIVISION OF LOUIS F. GATTI, INC. (PREDECESSOR):
  Report of Independent Auditors.........................................................................       F-20
  Combined Balance Sheets as of December 31, 1993 and August 2, 1994.....................................       F-21
  Combined Statements of Income for the year ended December 31, 1993 and for the period beginning January
   1, 1994 and ended August 2, 1994......................................................................       F-22
  Combined Statements of Stockholders' Equity for the year ended December 31, 1993 and for the period
   beginning January 1, 1994 and ended August 2, 1994....................................................       F-23
  Combined Statements of Cash Flows for the year ended December 31, 1993 and for the period beginning
   January 1, 1994 and ended August 2, 1994..............................................................       F-24
  Notes to Combined Financial Statements.................................................................       F-25
DIXON PHARMACY, INC.:
  Independent Auditor's Report...........................................................................       F-32
  Balance Sheets as of April 17, 1995, October 31, 1994 and October 31, 1993.............................       F-33
  Statements of Income and Retained Earnings for the period beginning November 1, 1994 and ended April
   17, 1995 and for each of the years ended October 31, 1994 and 1993....................................       F-34
  Statements of Cash Flows for the period beginning November 1, 1994 and ended April 17, 1995 and for
   each of the years ended October 31, 1994 and 1993.....................................................       F-35
  Notes to Financial Statements..........................................................................       F-36
EXTENDED CARE ASSOCIATES, INC.:
  Independent Auditors' Report...........................................................................       F-40
  Balance Sheet as of April 15, 1995.....................................................................       F-41
  Statement of Operations and Retained Earnings for the period beginning April 1, 1995 and ended April
   15, 1995..............................................................................................       F-42
  Statement of Cash Flows for the period beginning April 1, 1995 and ended April 15, 1995................       F-43
  Notes to Financial Statements..........................................................................       F-44

                                                                                                             PAGE
                                                                                                           ---------
GOOD SAMARITAN SUPPLY SERVICES, INC.:
  Report of Independent Auditors.........................................................................       F-47
  Balance Sheets as of December 31, 1994, December 31, 1995 and April 30, 1996 (unaudited)...............       F-48
  Statements of Operations and Retained Earnings (Deficit) for each of the years ended December 31, 1994
   and 1995 and for the four months ended April 30, 1996 (unaudited).....................................       F-49
  Statements of Cash Flows for each of the years ended December 31, 1994 and 1995 and for the four months
   ended April 30, 1996 (unaudited)......................................................................       F-50
  Notes to Financial Statements..........................................................................       F-51
NIHAN & MARTIN, INC.:
  Report of Independent Auditors.........................................................................       F-58
  Statements of Income and Retained Earnings for each of the years ended December 31, 1993 and 1994 and
   for the period beginning January 1, 1995 and ended March 8, 1995......................................       F-59
  Statements of Cash Flows for each of the years ended December 31, 1993 and 1994 and for the period
   beginning January 1, 1995 and ended March 8, 1995.....................................................       F-60
  Notes to Financial Statements..........................................................................       F-61
PHARMED, INC.:
  Report of Independent Auditors.........................................................................       F-64
  Balance Sheets as of December 31, 1994, December 31, 1995 and May 8, 1996 (unaudited)..................       F-65
  Statements of Operations for each of the years ended December 31, 1994 and 1995 and for the period
   beginning January 1, 1996 and ended May 8, 1996 (unaudited)...........................................       F-66
  Statements of Stockholders' Equity for each of the years ended December 31, 1994 and 1995 and for the
   period beginning January 1, 1996 and ended May 8, 1996 (unaudited)....................................       F-67
  Statements of Cash Flows for each of the years ended December 31, 1994 and 1995 and for the period
   beginning January 1, 1996 and ended May 8, 1996 (unaudited)...........................................       F-68
  Notes to Financial Statements..........................................................................       F-69
ROYAL CARE OF AMERICA, INC.:
  Reports of Independent Accountants.....................................................................       F-73
  Consolidated Balance Sheets as of December 31, 1995 and 1994 and June 30, 1996 (unaudited).............       F-75
  Consolidated Statements of Operations and Changes in Accumulated Capital for each of the years ended
   December 31, 1993, 1994 and 1995 and for the six months ended June 30, 1996 (unaudited)...............       F-76
  Consolidated Statements of Cash Flows for each of the years ended December 31, 1993, 1994 and 1995 and
   for the six months ended June 30, 1996 (unaudited)....................................................       F-77
  Notes to Consolidated Financial Statements.............................................................       F-78

                                                                                                             PAGE
                                                                                                           ---------
STERLING ACQUISITION PARTNERS, INC.:
  Report of Independent Auditors.........................................................................       F-85
  Statements of Income for each of the years ended December 31, 1993 and 1994 and for the period
   beginning January 1, 1995 and ended July 31, 1995.....................................................       F-86
  Statements of Stockholders' Equity for each of the years ended December 31, 1993 and 1994 and for the
   period beginning January 1, 1995 and ended July 31, 1995..............................................       F-87
  Statements of Cash Flows for each of the years ended December 31, 1993 and 1994 and for the period
   beginning January 1, 1995 and ended July 31, 1995.....................................................       F-88
  Notes to Financial Statements..........................................................................       F-89
WILLIAMSON'S PHARMACY -- INSTITUTIONAL DIVISION:
  Independent Auditors' Report...........................................................................       F-92
  Balance Sheets as of June 30, 1993 and 1994, and August 10, 1994.......................................       F-93
  Statements of Income and Divisional Equity for the four months ended June 30, 1993, the year ended June
   30, 1994 and the period beginning July 1, 1994 and ended August 10, 1994..............................       F-94
  Statements of Cash Flows for the four months ended June 30, 1993, the year ended June 30, 1994 and the
   period beginning July 1, 1994 and ended August 10, 1994...............................................       F-95
  Notes to Financial Statements..........................................................................       F-96
WILLIAMSON DRUG COMPANY, INC.:
  Independent Auditors' Report...........................................................................      F-102
  Balance Sheet as of June 30, 1995......................................................................      F-103
  Statement of Income for the period beginning August 11, 1994 and ended June 30, 1995...................      F-104
  Statement of Changes in Stockholders' Equity for the period beginning August 11, 1994 and ended June
   30, 1995..............................................................................................      F-105
  Statement of Cash Flows for the period beginning August 11, 1994 and ended June 30, 1995...............      F-106
  Notes to Financial Statements..........................................................................      F-107

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
American Medserve Corporation

    We have audited the accompanying consolidated balance sheets of American Medserve Corporation as of June 30, 1995 and December 31, 1995, and the related consolidated statements of income, stockholders' equity, and cash flows for the year and the six months then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of Williamson Drug Company, Inc., a subsidiary of the Company, for the period from August 11, 1994 (Date of Acquisition) to June 30, 1995, which statements reflect total assets of $4,564,286 as of June 30, 1995, and total revenues of $4,566,490. Such statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to data included for Williamson Drug Company, Inc. is based solely on the report of the other auditors.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of the other auditors provide a reasonable basis for our opinion.

    In our opinion, based on our audits and the report of the other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of American Medserve Corporation as of June 30, 1995 and December 31, 1995, and the consolidated results of its operations and its cash flows for the year and the six months then ended in conformity with generally accepted accounting principles.

Chicago, Illinois
April 25, 1996,
except for Notes 11 and 14 as to which the date is
September   , 1996

- --------------------------------------------------------------------------------

    The foregoing report is in the form that will be signed upon the completion of the common stock reclassification described in Note 14.

                                          ERNST & YOUNG LLP

Chicago, Illinois
September 9, 1996

                         AMERICAN MEDSERVE CORPORATION
                          CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                              JUNE 30   DECEMBER 31
                                                                               1995         1995
                                                                             ---------  ------------    JUNE 30
                                                                                                         1996
                                                                                                      -----------
                                                                                                      (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents................................................  $   1,200   $    1,437    $     500
  Accounts receivable, less allowance of $362 at June 30, 1995, $473 at
   December 31, 1995, and $495 at June 30, 1996............................      7,446        8,403       11,313
  Due from minority owner affiliates.......................................        126           44          319
  Inventories..............................................................      3,321        3,939        4,615
  Income taxes receivable..................................................     --           --              571
  Prepaid expenses and other...............................................        119          294          475
                                                                             ---------  ------------  -----------
Total current assets.......................................................     12,212       14,117       17,793
Equipment, net.............................................................      1,676        2,084        3,027
Excess of cost over net assets acquired, less accumulated amortization of
 $362 at June 30, 1995, $782 at December 31, 1995, and $1,057 at June 30,
 1996......................................................................     22,805       27,829       32,988
Deferred financing costs, less accumulated amortization of $142 at June 30,
 1995, $206 at December 31, 1995, and $62 at June 30, 1996.................        761          871        1,410
Investment in affiliate....................................................     --           --            6,000
Other assets...............................................................         57           96          612
                                                                             ---------  ------------  -----------
Total assets...............................................................  $  37,511   $   44,997    $  61,830
                                                                             ---------  ------------  -----------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable.........................................................  $   1,974   $    2,170    $   2,432
  Current portion of long-term debt........................................      3,472        1,191        3,951
  Accrued expenses.........................................................      1,367        1,133        1,526
  Note payable to minority owner...........................................        500       --           --
  Current obligations under capital leases.................................         75           83           66
                                                                             ---------  ------------  -----------
Total current liabilities..................................................      7,388        4,577        7,975
Long-term debt, less current portion.......................................     15,653       23,477       28,100
Long-term obligations under capital leases, less current portion...........         54           28           67
Minority interest..........................................................      1,821        2,168        2,743
Deferred income taxes......................................................         68          174          109
Stockholders' equity:......................................................
  Common stock:
    Common Stock, $.01 par value: 30,000,000 shares authorized; 4,421,216
     shares issued and outstanding.........................................     --           --               44
    Class A -- $.01 par value: shares issued and outstanding -- June 30,
     1995 -- 565,000 shares; December 31, 1995 -- 56,500 shares............          6            1       --
    Class B -- $.01 par value: shares issued and outstanding -- June 30,
     1995 -- 78,671 shares; December 31, 1995 -- 7,714 shares..............          1       --           --
  Additional paid-in capital...............................................     12,463       14,219       22,526
  Retained earnings........................................................         92          388          301
  Note receivable from stockholder.........................................        (35)         (35)         (35)
                                                                             ---------  ------------  -----------
Total stockholders' equity.................................................     12,527       14,573       22,836
                                                                             ---------  ------------  -----------
Total liabilities and stockholders' equity.................................  $  37,511   $   44,997    $  61,830
                                                                             ---------  ------------  -----------
                                                                             ---------  ------------  -----------

                            See accompanying notes.

                         AMERICAN MEDSERVE CORPORATION

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                          SIX MONTHS
                                                            YEAR ENDED      ENDED      SIX MONTHS ENDED JUNE 30
                                                              JUNE 30    DECEMBER 31   ------------------------
                                                               1995          1995         1995         1996
                                                            -----------  ------------  -----------  -----------
                                                                                             (UNAUDITED)
Revenues..................................................  $    24,793   $   27,347   $    16,702  $    32,357
Cost of revenues..........................................       17,896       19,559        11,905       23,259
                                                            -----------  ------------  -----------  -----------
Gross profit..............................................        6,897        7,788         4,797        9,098
Selling, general, and administrative expenses.............        5,663        6,275         3,754        7,290
                                                            -----------  ------------  -----------  -----------
Operating income..........................................        1,234        1,513         1,043        1,808
Other (expense) income:
  Interest expense........................................       (1,001)      (1,053)         (709)      (1,213)
  Minority interest.......................................          (43)           5           (37)           4
  Other, net..............................................          171          210           102           75
                                                            -----------  ------------  -----------  -----------
                                                                   (873)        (838)         (644)      (1,134)
                                                            -----------  ------------  -----------  -----------
Income before income taxes and extraordinary item.........          361          675           399          674
Provision for income taxes................................          269          379           290          324
                                                            -----------  ------------  -----------  -----------
Income before extraordinary item..........................           92          296           109          350
Write off of deferred financing costs, net of taxes of
 $404.....................................................      --            --           --              (437)
                                                            -----------  ------------  -----------  -----------
Net income (loss).........................................  $        92   $      296   $       109  $       (87)
                                                            -----------  ------------  -----------  -----------
                                                            -----------  ------------  -----------  -----------
Net income (loss) per share:
  Before extraordinary item...............................  $       .02   $      .06   $       .02  $       .07
  Extraordinary item......................................      --            --           --              (.09)
                                                            -----------  ------------  -----------  -----------
Net income (loss).........................................  $       .02   $      .06   $       .02  $      (.02)
                                                            -----------  ------------  -----------  -----------
                                                            -----------  ------------  -----------  -----------
Shares used in computing net income per share.............    4,389,967    4,758,402     4,758,402    4,758,402

                            See accompanying notes.

                         AMERICAN MEDSERVE CORPORATION

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                    COMMON STOCK
                       ----------------------------------------------------------------------
                           COMMON STOCK             CLASS A                  CLASS B           ADDITIONAL   NOTE RECEIVABLE
                       --------------------  ----------------------  ------------------------    PAID-IN         FROM
                        SHARES    PAR VALUE   SHARES     PAR VALUE    SHARES      PAR VALUE      CAPITAL      STOCKHOLDER
                       ---------  ---------  ---------  -----------  ---------  -------------  -----------  ---------------
Balance at July 1,
 1994................     --         --         --       $  --          --        $  --         $  --          $  --
Sale of shares to
 Class A
 stockholder.........     --         --        565,000           6      --           --             5,644         --
Sale of shares to
 executive...........     --         --         --          --          78,671            1            69            (35)
Capital contributions
 from Class A
 stockholder.........     --         --         --          --          --           --             6,750         --
Net income...........     --         --         --          --          --           --            --             --
                                                                                         --
                       ---------  ---------  ---------  -----------  ---------                 -----------           ---
Balance at June 30,
 1995................                          565,000           6      78,671            1        12,463            (35)
Capital contributions
 from Class A
 stockholder.........     --         --         --          --          --           --             1,750         --
Forfeiture of Class B
 shares..............     --         --         --          --          (1,530)      --            --             --
Reverse stock split,
 one-for-ten.........     --         --       (508,500)         (5)    (69,427)          (1)            6         --
Net income...........     --         --         --          --          --           --            --             --
                                                                                         --
                       ---------  ---------  ---------  -----------  ---------                 -----------           ---
Balance at December
 31, 1995............     --         --         56,500           1       7,714       --            14,219            (35)
Net loss for the
 period
 (unaudited).........     --         --         --          --          --           --            --             --
Capital contributions
 from Class A
 stockholder
 (unaudited).........                           --          --          --           --             8,350         --
Forfeiture of Class B
 shares
 (unaudited).........     --         --         --          --            (737)      --            --             --
Reclassification of
 each Class A and
 Class B share to
 69.65 shares of
 Common Stock
 (unaudited) (See
 Note 14)............  4,421,216         44    (56,500)         (1)     (6,977)      --            --             --
                                                                                         --
                       ---------  ---------  ---------  -----------  ---------                 -----------           ---
Balance at June 30,
 1996 (unaudited)....  4,421,216  $      44     --       $  --          --        $  --         $  22,526      $     (35)
                                                                                         --
                                                                                         --
                       ---------  ---------  ---------  -----------  ---------                 -----------           ---
                       ---------  ---------  ---------  -----------  ---------                 -----------           ---


                                          TOTAL
                         RETAINED     STOCKHOLDERS'
                         EARNINGS        EQUITY
                       -------------  -------------
Balance at July 1,
 1994................    $  --          $  --
Sale of shares to
 Class A
 stockholder.........       --              5,650
Sale of shares to
 executive...........       --                 35
Capital contributions
 from Class A
 stockholder.........       --              6,750
Net income...........           92             92

                             -----    -------------
Balance at June 30,
 1995................           92         12,527
Capital contributions
 from Class A
 stockholder.........       --              1,750
Forfeiture of Class B
 shares..............       --             --
Reverse stock split,
 one-for-ten.........       --             --
Net income...........          296            296

                             -----    -------------
Balance at December
 31, 1995............          388         14,573
Net loss for the
 period
 (unaudited).........          (87)           (87)
Capital contributions
 from Class A
 stockholder
 (unaudited).........       --              8,350
Forfeiture of Class B
 shares
 (unaudited).........       --             --
Reclassification of
 each Class A and
 Class B share to
 69.65 shares of
 Common Stock
 (unaudited) (See
 Note 14)............       --             --

                             -----    -------------
Balance at June 30,
 1996 (unaudited)....    $     301      $  22,836

                             -----    -------------
                             -----    -------------

                            See accompanying notes.

                         AMERICAN MEDSERVE CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                               SIX MONTHS   SIX MONTHS ENDED JUNE
                                                                 YEAR ENDED      ENDED               30
                                                                   JUNE 30    DECEMBER 31   ---------------------
                                                                    1995          1995         1995       1996
                                                                 -----------  ------------  ----------  ---------
                                                                                                 (UNAUDITED)
OPERATING ACTIVITIES
Net income (loss)..............................................   $      92    $      296   $      109  $     (87)
Adjustments to reconcile net income (loss) to net cash (used
 in) provided by operating activities:
  Provision for doubtful accounts..............................          50            97           31         66
  Depreciation.................................................         275           272          164        318
  Amortization.................................................         504           432          337        484
  Write off of deferred financing costs........................      --            --           --            841
  Minority interest............................................          43            (5)          37         (4)
  Deferred income taxes........................................          68           138           30        (65)
  Changes in operating assets and liabilities:
    Accounts receivable........................................      (1,509)         (272)        (759)    (1,969)
    Inventories................................................        (304)         (289)        (223)       (18)
    Prepaid expenses and other.................................        (136)         (168)         374       (752)
    Accounts payable and accrued expenses......................         448          (793)         417        289
                                                                 -----------  ------------  ----------  ---------
Net cash (used in) provided by operating activities............        (469)         (292)         517       (897)
INVESTING ACTIVITIES
Capital expenditures...........................................        (375)         (423)        (285)      (763)
Advances (to) from minority owner affiliates, net..............        (127)            3         (127)      (275)
Acquisition of entities, net of cash acquired..................     (28,411)       (5,605)     (16,369)   (13,247)
                                                                 -----------  ------------  ----------  ---------
Net cash used in investing activities..........................     (28,913)       (6,025)     (16,781)   (14,285)
FINANCING ACTIVITIES
Proceeds from (repayments of) revolving line of credit, net....       1,300         2,700          700     (2,100)
Proceeds from long-term debt...................................      18,000         4,000        9,945     30,100
Repayments of long-term debt and capital lease obligations.....        (250)       (1,222)        (294)   (20,633)
Repayment of note payable to minority owner....................      --              (500)      --         --
Capital contributions..........................................      12,435         1,750        6,785      8,350
Fees paid for financing arrangements...........................        (903)         (174)        (538)    (1,472)
                                                                 -----------  ------------  ----------  ---------
Net cash provided by financing activities......................      30,582         6,554       16,598     14,245
                                                                 -----------  ------------  ----------  ---------
Net increase (decrease) in cash and cash equivalents...........       1,200           237          334       (937)
Cash and cash equivalents, beginning of period.................      --             1,200          866      1,437
                                                                 -----------  ------------  ----------  ---------
Cash and cash equivalents, end of period.......................   $   1,200    $    1,437   $    1,200  $     500
                                                                 -----------  ------------  ----------  ---------
                                                                 -----------  ------------  ----------  ---------
Supplemental disclosure of cash flow information and noncash investing and financing activities:
  Note payable issued in an acquisition........................   $     500    $   --       $      500  $     105
  Equipment acquired under capital leases......................          42        --               28         38
  Cash paid during the period for income taxes.................         139           395           83        594
  Cash paid during the period for interest.....................         907         1,108          685      1,215

                            See accompanying notes.

                         AMERICAN MEDSERVE CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       (IN THOUSANDS, EXCEPT SHARE DATA)
                     (INFORMATION FOR THE SIX MONTHS ENDED
                      JUNE 30, 1995 AND 1996 IS UNAUDITED)

1.  DESCRIPTION OF BUSINESS
    American Medserve Corporation (the Company) purchases, repackages and dispenses pharmaceuticals to patients or residents in its client long-term care facilities and provides such facilities with related consultant pharmacist and information services, including formulary management, automated medical record-keeping, drug therapy evaluation and assistance with regulatory compliance. The Company also provides infusion therapy, parenteral and enteral nutrition therapy, inhalation and respiratory therapy and wound care management services, as well as medical supplies and devices. The Company was formed in November 1993 and began operations on August 2, 1994 with the acquisition of G.S.H.C., Inc. and the Contract Services Division of Louis F. Gatti, Inc. (Gatti LTC Services, Inc.), the combined predecessor company. The acquisition of Gatti was accounted for under the purchase method of accounting and, accordingly, its operations are included in these financial statements from the date of acquisition. Substantially all of the Company's operations have been conducted through the Company's wholly-owned subsidiary, AMC Regional Holdings, Inc. (Regional Holdings).

    Effective December 14, 1995, the Board of Directors of the Company elected to change the year-end of the Company for financial reporting and tax purposes from June 30 to December 31.

2.  ACQUISITIONS
    During the year ended June 30, 1995, the Company, through Regional Holdings, acquired seven institutional pharmacies. In the six months ended December 31, 1995, Regional Holdings acquired an additional institutional pharmacy. The acquisitions have been accounted for using the purchase method of accounting. Accordingly, the purchase price for the respective acquisitions was allocated to the respective net assets acquired based on their estimated fair market values at the respective acquisition dates. The consolidated statements of income include the results of operations of each acquired entity from the effective date of the respective acquisition.

    The combined purchase price of the seven acquisitions in the year ended June 30, 1995, consisted of $28,411 (net of cash acquired of $313) in cash, $622 in common stock of the acquired companies to minority owners, and a $500 note payable to a minority owner. The purchase price of the acquisition in the six months ended December 31, 1995, consisted of $5,646 in cash and $353 in common stock of the acquired company to minority owners.

    Purchase agreements relating to four of the Company's acquired companies entitle the sellers to receive additional contingent consideration based primarily upon future earnings of such companies. The Company currently estimates that the maximum amount of such future contingent payments will not exceed $4,000 through June 30, 2000. No contingent payments were made during the year ended June 30, 1995, or the six-month period ended December 31, 1995 and $14 was paid in the six-month period ended June 30, 1996. Obligations related to these contingencies are reflected as increases to goodwill in the period in which it is probable the contingencies will be resolved.

    In conjunction with the acquisitions, certain owners (minority owners) retained minority interests in the acquired businesses and have entered into employment agreements. The interests retained by these former owners (the Retained Stock) carry certain restrictions and provide the subsidiary and Regional Holdings with rights of first refusal regarding the repurchase of the Retained Stock. The Retained Stock is subject to repurchase at fair market value in the event of the former owner's

                         AMERICAN MEDSERVE CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                       (IN THOUSANDS, EXCEPT SHARE DATA)
                     (INFORMATION FOR THE SIX MONTHS ENDED
                      JUNE 30, 1995 AND 1996 IS UNAUDITED)

2.  ACQUISITIONS (CONTINUED)
termination of employment. The Retained Stock is convertible at the option of the Company at any time, and by the holder thereof under certain circumstances (including the sale of the Company or an initial public offering), in each case into shares of the Company's Class B Common Stock.

    In conjunction with certain of the acquisitions, the entities also entered into administrative services agreements with minority owners whereby the entities may provide or receive certain administrative services with entities directly owned by these minority owners. Net revenues received under these agreements amounted to approximately $65 for the year ended June 30, 1995, and $37 for the six months ended December 31, 1995. See also Note 7 for information concerning leases with minority owners.

    Unaudited pro forma data as though the Company had purchased all of the above businesses at the beginning of its fiscal year ending June 30, 1995 and the six-month period ending December 31, 1995 are set forth below:

                                                                           YEAR ENDED
                                                                             JUNE 30    SIX MONTHS ENDED
                                                                              1995      DECEMBER 31 1995
                                                                           -----------  -----------------
Sales....................................................................   $  51,124      $    27,990
Net Income...............................................................         196              304
Net Income Per Share.....................................................         .04              .06

    In the six months ended June 30, 1996, the Company acquired five additional institutional pharmacies and acquired a 40% equity interest in a company providing pharmaceutical products and services and medical supplies to the long-term care market. The consolidated statements of income include the results of operations of each acquired entity from the effective date of the respective acquisition. The aggregate purchase price of the acquisitions for the six months ended June 30, 1996 consisted of $13,166 in cash, $531 in common stock of one acquired company to minority owners and $100 in notes payable to former owners. Allocation of the purchase price for these acquisitions has not been finalized, although the Company does not expect the final allocation to significantly change. Pro forma revenues for the six months ended June 30, 1996 would have increased approximately $3,714, and the pro forma net loss for such period would have increased approximately $81.

3.  BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

INTERIM FINANCIAL INFORMATION

    The condensed financial statements at June 30, 1996 and for the six months ended June 30, 1995 and 1996 are unaudited but include all adjustments (consisting only of normal recurring adjustments) which the Company considers necessary for a fair presentation of the financial position at such date and of the operating results and cash flows for those periods. Results of the 1996 period are not necessarily indicative of results expected for the entire year. These condensed financial statements do not include all of the interim disclosures normally provided in annual financial statements.

PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of the Company and its wholly and majority-owned subsidiaries. The Company's 40% equity investment is accounted for under the equity method. All significant intercompany balances and transactions have been eliminated in consolidation.

                         AMERICAN MEDSERVE CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                       (IN THOUSANDS, EXCEPT SHARE DATA)
                     (INFORMATION FOR THE SIX MONTHS ENDED
                      JUNE 30, 1995 AND 1996 IS UNAUDITED)

3.  BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES (CONTINUED)
ACCOUNTING ESTIMATES

    Accounting estimates are an integral part of the consolidated financial statements prepared by Company management and are based on management's current judgments. These judgments are based on knowledge and experience about past and current events and on assumptions about future events. The Company will accrue for estimated liabilities when the financial impact is probable and can be estimated by management. Actual results could differ from those estimates.

CASH EQUIVALENTS

    Cash equivalents, which include financial instruments with an original maturity of three months or less, are carried at cost which approximates fair market value.

REVENUE RECOGNITION

    Revenue is recognized when the products or services are provided to the Company's customers and is generally based on the amount invoiced. As significant portions of the Company's revenues are paid through various departments of public aid (Medicaid) and Medicare programs and are subject to adjustment by the programs, the Company monitors its receivables and reports such revenue at the net realizable amounts expected to be received from these programs.

INVENTORIES

    Inventories, which consist principally of pharmaceuticals and medical supplies, are stated at the lower of cost (first-in, first-out basis) or market.

EQUIPMENT

    Equipment, including capitalized leases and leasehold improvements, is stated at cost, less accumulated depreciation and amortization. Equipment is being depreciated or amortized using either straight-line or accelerated methods based on the estimated useful lives of the assets or the lease terms as appropriate.

    Equipment acquired through business combinations is stated at fair value at the date of acquisition.

EXCESS OF COST OVER NET ASSETS ACQUIRED

    Excess of cost over net assets acquired is being amortized using the straight-line method over a period of 40 years. The Company has established a policy whereby it will evaluate the recoverability of the excess of cost over net assets acquired on a periodic basis utilizing undiscounted net cash flows of the acquired entities. In management's opinion, no impairment of value of the excess of cost over net assets acquired existed at December 31, 1995 or June 30, 1996.

DEFERRED FINANCING COSTS

    Deferred financing costs are being amortized over the term of the related debt using the straight-line method.

INCOME TAXES

    The Company accounts for income taxes under the liability method. Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and income tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

                         AMERICAN MEDSERVE CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                       (IN THOUSANDS, EXCEPT SHARE DATA)
                     (INFORMATION FOR THE SIX MONTHS ENDED
                      JUNE 30, 1995 AND 1996 IS UNAUDITED)

3.  BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES (CONTINUED)
FAIR VALUE OF FINANCIAL INSTRUMENTS

    The Company's financial instruments include accounts receivable, accounts payable, accrued expenses, a stockholder note receivable, and debt. The fair values of all financial instruments were not materially different from their carrying values.

STOCK-BASED COMPENSATION EXPENSE

    The Company recognizes stock-based compensation expense based on the excess of the estimated fair value of the stock on the grant or issue date over the exercise price of options granted or shares issued to employees.

NET INCOME PER SHARE

    Except as noted below, net income per share is computed using the weighted average number of common shares outstanding. Common equivalent shares are excluded from the computation as their effect is antidilutive, except that, pursuant to the Securities and Exchange Commission (SEC) Staff Accounting Bulletins, common and common equivalent shares issued during the 12-month period prior to the initial filing of a proposed offering at prices below the assumed public offering price have been included in the calculation as if they were outstanding for all periods presented using the treasury stock method for stock options, and adjusted for the stock splits described in Note 14.

RECLASSIFICATION

    Certain amounts in the 1995 financial statements have been reclassified to conform with the 1996 presentation.

4.  EQUIPMENT
    Equipment consists of the following:

                                                                         JUNE 30   DECEMBER 31
                                                                          1995         1995
                                                                        ---------  ------------
Office and nursing home equipment.....................................  $     788   $      860
Leasehold improvements................................................        191          204
Transportation equipment..............................................        195          362
Furniture, fixtures, and equipment....................................        614        1,053
Equipment under capital lease.........................................        164          164
                                                                        ---------  ------------
                                                                            1,952        2,643
Accumulated depreciation and amortization.............................       (276)        (559)
                                                                        ---------  ------------
                                                                        $   1,676   $    2,084
                                                                        ---------  ------------
                                                                        ---------  ------------

                         AMERICAN MEDSERVE CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                       (IN THOUSANDS, EXCEPT SHARE DATA)
                     (INFORMATION FOR THE SIX MONTHS ENDED
                      JUNE 30, 1995 AND 1996 IS UNAUDITED)

5.  ACCRUED EXPENSES
    Accrued expenses consist of the following:

                                                                         JUNE 30   DECEMBER 31
                                                                          1995         1995
                                                                        ---------  ------------
Accrued professional fees.............................................  $     338   $      337
Accrued compensation..................................................        559          541
Accrued income taxes..................................................        182           26
Accrued interest......................................................         94           46
Other accrued expenses................................................        194          183
                                                                        ---------  ------------
                                                                        $   1,367   $    1,133
                                                                        ---------  ------------
                                                                        ---------  ------------

6.  LONG-TERM DEBT
    Long-term debt, all of which relates to Regional Holdings, consists of the following:

                                                                       JUNE 30   DECEMBER 31
                                                                        1995         1995
                                                                      ---------  ------------
Revolving line of credit............................................  $   1,300   $    4,000
Acquisition loan....................................................     10,000       13,722
Term loan...........................................................      7,750        6,861
Other long-term debt................................................         75           85
                                                                      ---------  ------------
                                                                         19,125       24,668
Less: Current portion...............................................      3,472        1,191
                                                                      ---------  ------------
                                                                      $  15,653   $   23,477
                                                                      ---------  ------------
                                                                      ---------  ------------

    Amounts outstanding under the revolving line of credit, acquisition loan, and term loan were borrowed under a credit agreement with two banks which provided for maximum borrowings of $33,000 (the Original Credit Agreement). The Original Credit Agreement also provided for a $500 letter of credit facility, under which $100 was outstanding at December 31, 1995.

    On March 22, 1996, Regional Holdings refinanced the amounts then outstanding under the Original Credit Agreement ($24,583) with the same two banks. The New Credit Agreement provides for maximum borrowings in the aggregate of $50,000, consisting of a $10,000 revolving line of credit, a $15,000 revolving acquisition loan facility, and a $25,000 term loan (the New Credit Agreement). The New Credit Agreement also provides for a $500 letter of credit facility. The revolving acquisition loan facility expires on March 15, 1998 and any amounts outstanding under this facility convert to a term loan on that date. Outstanding commitments for the revolving line of credit and the term loans are due on March 15, 2002. The New Credit Agreement is collateralized by substantially all of the assets of Regional Holdings and its majority-owned subsidiaries. In conjunction with the New Credit Agreement, all issued and outstanding common stock of Regional Holdings was pledged by the Company to secure the debt obligations. As a result of the refinancing of the Original Credit Agreement, Regional Holdings wrote off unamortized deferred financing costs of $841 at March 22, 1996, resulting in an extraordinary charge of $437, net of taxes, and capitalized the financing costs associated with the New Credit Agreement.

    The interest rates initially established under the credit agreements were the lead bank's floating rate, defined as the higher of the bank's corporate base rate or the federal funds' rate plus one half of

                         AMERICAN MEDSERVE CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                       (IN THOUSANDS, EXCEPT SHARE DATA)
                     (INFORMATION FOR THE SIX MONTHS ENDED
                      JUNE 30, 1995 AND 1996 IS UNAUDITED)

6.  LONG-TERM DEBT (CONTINUED)
1%, plus an applicable floating rate margin (as defined within the credit agreements). At Regional Holdings' option, Regional Holdings can convert the interest rate to the London Interbank Borrowing Rate (LIBOR), plus an applicable Eurodollar rate margin (as defined within the credit agreements). The floating rate margin and Eurodollar rate margin used to establish the effective interest rates decrease as Regional Holdings' leverage ratio (as defined in the credit agreements) declines. Interest is generally payable on a quarterly basis at a minimum.

    The weighted-average interest rate on the revolving line of credit was 9.50% and 9.25% at June 30, 1995 and December 31, 1995, respectively. Borrowings under the revolving line of credit are limited to specified percentages of eligible inventories and accounts receivable, as defined within the credit agreement. Regional Holdings had $900,000 available under the revolving line of credit at December 31, 1995. The credit agreement also provides for a 0.50% commitment fee on the unused portion of the revolving line of credit and revolving acquisition loan facility.

    The interest rate under the acquisition loan is LIBOR (6.03% and 5.67% at June 30, 1995, and December 31, 1995, respectively) plus 2.75%. The interest rate under the term loan is LIBOR (6.125% and 5.69% at June 30, 1995 and December 31, 1995, respectively) plus 2.75%. The LIBOR rate in effect for both the acquisition and term loans represents the LIBOR rate on the date Regional Holdings exercises its option to convert from the bank's floating rate.

    The New Credit Agreement contains various provisions and covenants, which include: (i) restrictions on Regional Holdings' ability to pay dividends and to incur additional indebtedness; (ii) limitations on future capital expenditures;
(iii) restrictions on the disposition of property; and (iv) restrictions on the issuance and repurchase of capital stock. Regional Holdings has also agreed to maintain certain financial ratios, including interest expense coverage, fixed charge coverage, maximum leverage, and minimum operating income (all as defined within the New Credit Agreement).

    Future maturities of long-term debt as of December 31, 1995 based on the provisions of the New Credit Agreement, are as follows:

1996..............................................................  $   1,191
1997..............................................................      3,019
1998..............................................................      3,593
1999..............................................................      3,624
2000 and thereafter...............................................     13,241
                                                                    ---------
                                                                    $  24,668
                                                                    ---------
                                                                    ---------

    In May 1995, Regional Holdings entered into a 15-month interest rate cap agreement with a bank, whereby the bank has agreed to reimburse Regional Holdings during periods in which the floating rate, as defined, on $4,000 of notional amount of debt exceeds the interest rate cap of 8.00%. Regional Holdings bears the market risk that arises from changes in interest rates and the credit risk should the bank fail to perform under the interest rate cap agreement. If the interest rate cap agreement were terminated on June 30, 1996, no significant gain or loss would be recognized by Regional Holdings. Payments, if any, received with respect to this agreement are reflected as an adjustment to interest expense. There can be no assurance that the strategy in relation to this interest

                         AMERICAN MEDSERVE CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                       (IN THOUSANDS, EXCEPT SHARE DATA)
                     (INFORMATION FOR THE SIX MONTHS ENDED
                      JUNE 30, 1995 AND 1996 IS UNAUDITED)

6.  LONG-TERM DEBT (CONTINUED)
rate cap agreement will be effective. Regional Holdings is amortizing the cost of this agreement ratably over the life of the agreement. The unamortized cost of this agreement in the amount of $30 and $15 at June 30, 1995 and December 31, 1995, respectively, is included in other assets.

    On June 23, 1995, Regional Holdings entered into a one-year interest rate swap agreement, effective on September 22, 1995, to hedge the impact of changes in interest rates. The interest rate swap agreement converts the interest rate on $7,500 of notional amount of debt to a fixed rate of 5.48%. If the interest rate swap agreement were terminated on June 30, 1996, no significant gain or loss would be realized by Regional Holdings.

    Net payments made or received on interest rate swap agreements that qualify as hedges are reflected as adjustments to interest expense. Realized gains and losses resulting from the termination of interest rate swap agreements are recognized over the remaining term of the underlying debt. Unrealized gains and losses from interest rate swap agreements are deferred until realized.

    The notional amounts related to the above agreements are not reflected on the Company's balance sheets.

7.  COMMITMENTS AND CONTINGENCIES
    The Company leases certain property and equipment under various noncancelable operating and capital leases. These leases contain various terms and provide for renewal at prevailing market rates.

    Future minimum lease payments for noncancelable operating and capital leases having an initial term of more than one year as of December 31, 1995, are as follows:

                                                                            OPERATING     CAPITAL
                                                                             LEASES       LEASES
                                                                           -----------  -----------
1996.....................................................................   $     630    $      89
1997.....................................................................         500           28
1998.....................................................................         381            9
1999.....................................................................         257            6
2000.....................................................................          89            1
                                                                           -----------         ---
                                                                            $   1,857          133
                                                                           -----------
                                                                           -----------
Less: Amounts representing interest......................................                       22
                                                                                               ---
Capital lease obligations................................................                      111
Less: Current portion....................................................                       83
                                                                                               ---
                                                                                         $      28
                                                                                               ---
                                                                                               ---

    The Company also assumed liabilities for certain leased properties and equipment of the entities acquired during the six months ended June 30, 1996.

    In conjunction with certain of the acquisitions, subsidiaries of Regional Holdings entered into noncancelable operating lease agreements for office and facility space with minority owners. Future minimum lease payments included in the above table relating to these agreements are $163, $164, $149, $159, and $43 for the years ending December 31, 1996, 1997, 1998, 1999, and 2000, respectively.

                         AMERICAN MEDSERVE CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                       (IN THOUSANDS, EXCEPT SHARE DATA)
                     (INFORMATION FOR THE SIX MONTHS ENDED
                      JUNE 30, 1995 AND 1996 IS UNAUDITED)

7.  COMMITMENTS AND CONTINGENCIES (CONTINUED)
    Rent expense amounted to $302 and $382 for the year ended June 30, 1995, and for the six months ended December 31, 1995, respectively, of which approximately $69,000 and $85,000, respectively, related to the leases entered into with minority owners.

8.  INCOME TAXES
    The provision for income taxes consists of the following:

                                                                          JUNE 30     DECEMBER 31
                                                                           1995          1995
                                                                        -----------  -------------
Current:
  Federal.............................................................   $     105     $     140
  State...............................................................          95           100
                                                                             -----         -----
                                                                               200           240
Deferred..............................................................          69           139
                                                                             -----         -----
                                                                         $     269     $     379
                                                                             -----         -----
                                                                             -----         -----

    Significant components of the Company's deferred tax liabilities and assets are as follows:

                                                                          JUNE 30     DECEMBER 31
                                                                           1995          1995
                                                                        -----------  -------------
Deferred tax liabilities:
  Amortization of excess of cost over net assets acquired.............   $    (163)    $    (343)
  Other...............................................................         (68)          (95)
                                                                        -----------       ------
Total deferred tax liabilities........................................        (231)         (438)
Deferred tax assets:
  Accruals and reserves...............................................         116           216
  Other...............................................................          46            48
                                                                        -----------       ------
Total deferred tax assets.............................................         162           264
                                                                        -----------       ------
Net deferred tax liabilities..........................................   $     (69)    $    (174)
                                                                        -----------       ------
                                                                        -----------       ------

    A reconciliation of income tax expense computed at the federal statutory tax rate compared to the reported income tax expense is as follows:

                                                                         JUNE 30    DECEMBER 31
                                                                          1995         1995
                                                                        ---------  -------------
Income tax at statutory rate..........................................       34.0%        34.0%
State income taxes, net of federal tax benefit........................       19.8         12.4
Nondeductible goodwill amortization...................................        7.6          6.5
Other nondeductible expenses..........................................        4.1          0.7
Minority interest.....................................................        4.1         (0.3)
Other.................................................................        4.9          2.8
                                                                        ---------       ------
                                                                             74.5%        56.1%
                                                                        ---------       ------
                                                                        ---------       ------

                         AMERICAN MEDSERVE CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                       (IN THOUSANDS, EXCEPT SHARE DATA)
                     (INFORMATION FOR THE SIX MONTHS ENDED
                      JUNE 30, 1995 AND 1996 IS UNAUDITED)

9.  STOCKHOLDERS' EQUITY
    The Company has shares of Class A and Class B common stock authorized, issued, and outstanding. Class A and B common stock are identical with respect to voting rights. Approval of certain matters requires the affirmative vote of holders of a majority of the outstanding shares of Class A. The holders of Class A are also entitled to a liquidation preference in the amount of original cost plus a 7.2% annual yield thereon.

    In the event the Board and the holders of a majority of the shares of Class A and B common stock, voting as a single class, approve an initial public offering pursuant to an effective registration statement, the stockholders shall take all necessary actions in connection with the consummation of the offering.

    Upon the occurrence of a public offering, the Company shall, at the request of a majority of the holders of Class A, make a distribution to such holders in the amount of the lesser of (a) 25% of the net proceeds from the offering (after deducting all discounts and reasonable expenses) or (b) the amount of all Unpaid Yield plus Unreturned Original Cost, as each term is defined in the Company's Certificate of Incorporation.

    Pursuant to an agreement between the Class A and Class B stockholders, to the extent that the Class A shareholders acquire an equity interest in excess of $12,500, the Class B shareholders are required to forfeit shares of common stock based on a formula as defined in the agreement. The Class B shareholder has forfeited approximately 11% of his shares as a result of this agreement.

    See Note 14 regarding the adoption by the Company of an Amended and Restated Certificate of Incorporation.

10. EMPLOYEE BENEFIT PLANS
    The Company adopted certain profit-sharing and 401(k) plans as previously established by certain acquired businesses. The plans cover substantially all full-time employees (as defined in the plans) of the acquired businesses. Employees can elect to make pretax contributions of a percentage of their annual compensation, not to exceed IRS limitations. Certain of the plans provide for discretionary matching or profit-sharing contributions in which participants vest over three to five years. Contributions of $23 and $38 were made to these plans during the year ended June 30, 1995, and the six months ended December 31, 1995, respectively.

11. STOCK OPTION PLANS
    During 1995, the Company approved the formation of stock option plans, which provide for the issuance of up to 5% of the outstanding common stock of certain of the acquired subsidiaries to key employees of those subsidiaries. No options to purchase shares of common stock were granted during the year ended June 30, 1995 or the six months ended December 31, 1995. In June 1996 the Company granted subsidiary stock options under these plans. The exercise prices of the options were at amounts considered to be greater than the fair value of the underlying subsidiary stock. In August 1996, these subsidiary options were converted into options to acquire an aggregate of 134,793 shares of Company common stock. The average exercise price of these options is $7.95 per share, determined based on a conversion formula. The options generally vest over seven years, beginning from the date of the various subsidiary acquisitions. At June 30, 1996, 44,295 shares were vested and exercisable.

                         AMERICAN MEDSERVE CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                       (IN THOUSANDS, EXCEPT SHARE DATA)
                     (INFORMATION FOR THE SIX MONTHS ENDED
                      JUNE 30, 1995 AND 1996 IS UNAUDITED)

12. RELATED PARTY TRANSACTIONS
    The majority stockholder of the Company provides strategic financial and management consulting services in conjunction with a five-year agreement for which it charges the Company a management fee. The management fee expense amounted to $33 and $25 for the year ended June 30, 1995, and the six months ended December 31, 1995, respectively.

    Upon the issuance of any debt or equity securities of the Company or any of its subsidiaries, the Company has agreed to pay the majority stockholder an investment fee of 1% of the capital received by the Company or any of its subsidiaries. The Company has not paid any investment fees to this stockholder.

    On December 3, 1993, the Company entered into a Senior Management Agreement (Agreement) with an Executive, whereby this Executive was granted the right to purchase a number of shares, as defined in the Agreement, of the Company's Class B common stock (Executive Stock) at fair value. Shares acquired are vested over a seven-year period, as specified in the Agreement. Such vesting shall accelerate upon the occurrence of certain events, as defined in the Agreement. If the Executive ceases to be employed by the Company for any reason, the Company (or if the Company fails to exercise the option, the majority stockholder) has a right of repurchase on both vested and unvested shares. Unvested shares may be repurchased at the lesser of the Executive's cost or the fair market value of such shares, and vested shares may be repurchased at fair market value. The Executive has the right to require the Company to repurchase any vested shares, upon the occurrence of certain events, as defined in the Agreement. Other than the right to repurchase unvested shares, such rights of the Company, the majority stockholder and the Executive terminate upon a sale of the Company or a Qualified Public Offering, as defined in the Agreement.

    On August 2, 1994, the Executive exercised his right to purchase 78,671 shares of Class B common stock (pre-split and reclassification) in exchange for cash of $35 and a note of $35. The note is secured by a stock pledge agreement. Subsequently, the Executive forfeited approximately 11% of his shares (see Note
9).

    The Agreement provides employment to the Executive and continues until terminated by the Executive or the Company and provides for salary continuation for a specified number of months under certain circumstances, as defined.

    Subsidiaries of Regional Holdings purchase and sell pharmaceuticals and medical supplies from and to entities owned by minority owners. Purchases of these items totaled approximately $111 and $831 during the year ended June 30, 1995, and the six months ended December 31, 1995, respectively. Sales of these items totaled $285 and $340 during the year ended June 30, 1995 and the six months ended December 31, 1995, respectively. $127 and $145 are included in amounts due from minority owners at June 30, 1995 and December 31, 1995, respectively.

13. CONCENTRATION OF CREDIT RISK
    Financial instruments which potentially subject the Company to concentrations of credit risk primarily consist of accounts receivable due from Medicaid and Medicare, third-party insurance companies, and individuals in various geographic locations. Credit risks with respect to these receivables are limited due to the large number of patients comprising the Company's customer base.

                         AMERICAN MEDSERVE CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                       (IN THOUSANDS, EXCEPT SHARE DATA)
                     (INFORMATION FOR THE SIX MONTHS ENDED
                      JUNE 30, 1995 AND 1996 IS UNAUDITED)

14. SUBSEQUENT EVENTS
    During August 1996, the Company entered into a bridge loan agreement (bridge loan) with a bank in the amount of $5,000. The bridge loan matures on January 2, 1997. The bridge loan bears interest at the floating prime rate (as defined in the bridge loan). Obligations outstanding under the bridge loan are guaranteed by the Company's Class A stockholder (the Guaranty). The bridge loan contains various convenants, the most restrictive of which include: (1) limitations on the disposition of assets; and (2) restrictions on the acquisitions of assets or stock of other entities, including entering into joint venture agreements. The Guaranty provides the Class A stockholder the right to receive equity securities (as defined) of the Company upon the happenings of certain events as defined.

    On February 13, 1996, the Board of Directors declared a ten-for-one reverse stock split of the Company's common stock. This reverse stock split was reflected in the financial statements as of December 31, 1995.

    In September 1996 the Company adopted an Amended and Restated Certificate of Incorporation, pursuant to which (i) the Company authorized 30,000,000 shares of a new class of common stock, designated as shares of Common Stock, $.01 par value (Common Stock), and (ii) each previously issued and outstanding share of the Company's Class A Common Stock and Class B Common Stock was reclassified as
69.65 shares of such newly-authorized Common Stock. Accordingly, unless specified otherwise, all references in these financial statements to income per share and stock option data have been restated to reflect this reclassification. Retroactive effect has also been given thereto in the December 31, 1995 balance sheet and the statement of stockholders' equity.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Gatti LTC Services, Inc. (formerly
G.S.H.C., Inc. and the Contract Services
Division of Louis F. Gatti, Inc.)

    We have audited the accompanying combined balance sheets of G.S.H.C., Inc. and the Contract Services Division of Louis F. Gatti, Inc. as of December 31, 1993 and August 2, 1994, and the related combined statements of income, stockholders' equity, and cash flows for the year ended December 31, 1993, and for the period from January 1, 1994 to August 2, 1994. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of G.S.H.C., Inc. and the Contract Services Division of Louis F. Gatti, Inc. as of December 31, 1993 and August 2, 1994, and the combined results of their operations and their cash flows for the year ended December 31, 1993, and for the period from January 1, 1994 to August 2, 1994 in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Chicago, Illinois
July 26, 1996

                    G.S.H.C., INC. AND THE CONTRACT SERVICES
                        DIVISION OF LOUIS F. GATTI, INC.
                            COMBINED BALANCE SHEETS

                                     ASSETS

                                                                                          DECEMBER 31
                                                                                             1993       AUGUST 2 1994
                                                                                         -------------  -------------
Current assets:
  Cash.................................................................................  $      89,082  $       4,097
  Accounts receivable, less allowance of $102,000 as of December 31, 1993 and $112,000
   as of August 2, 1994................................................................      1,771,800      2,623,816
  Note receivable......................................................................         40,000         40,000
  Due from related parties.............................................................        545,242        569,740
  Inventories..........................................................................        458,691        701,961
  Prepaid expenses and other...........................................................         42,179         47,464
  Income taxes receivable..............................................................         29,921       --
                                                                                         -------------  -------------
    Total current assets...............................................................      2,976,915      3,987,078
Equipment, net.........................................................................        559,144        873,448
Excess of cost over net assets acquired less accumulated amortization of $46,666 as of
 December 31, 1993, and $57,277 as of August 2, 1994...................................        235,049        224,238
Intangible assets less accumulated amortization of $408,800 as of December 31, 1993 and
 $480,633 as of August 2, 1994.........................................................        175,200        145,567
Other assets...........................................................................          8,195          9,194
                                                                                         -------------  -------------
    Total assets.......................................................................  $   3,954,503  $   5,239,525
                                                                                         -------------  -------------
                                                                                         -------------  -------------

                                        LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable.....................................................................  $     453,773  $     995,356
  Notes payable........................................................................        513,260        600,588
  Notes payable to related parties.....................................................      1,209,070      1,519,033
  Accrued expenses.....................................................................        144,593        132,209
  Due to related parties...............................................................        411,072        456,339
  Current obligations under capital leases.............................................         24,191         67,167
                                                                                         -------------  -------------
    Total current liabilities..........................................................      2,755,959      3,770,692
Notes payable, less current portion....................................................        356,762        145,300
Long-term obligations under capital leases, less current portion.......................         45,191         71,828
Notes payable to related parties, less current portion.................................        128,278         46,631
Stockholders' equity:
  Common stock.........................................................................          1,000          1,000
  Retained earnings....................................................................        667,313      1,204,074
                                                                                         -------------  -------------
                                                                                               668,313      1,205,074
                                                                                         -------------  -------------
    Total liabilities and stockholders' equity.........................................  $   3,954,503  $   5,239,525
                                                                                         -------------  -------------
                                                                                         -------------  -------------

                            See accompanying notes.

                    G.S.H.C., INC. AND THE CONTRACT SERVICES
                        DIVISION OF LOUIS F. GATTI, INC.
                         COMBINED STATEMENTS OF INCOME

                                                                                                      PERIOD FROM
                                                                                                      JANUARY 1,
                                                                                       YEAR ENDED        1994
                                                                                      DECEMBER 31,   TO AUGUST 2,
                                                                                          1993           1994
                                                                                      -------------  -------------
Revenues............................................................................  $   9,099,103  $   6,917,522
Cost of goods sold..................................................................      6,824,265      4,963,248
                                                                                      -------------  -------------
Gross profit........................................................................      2,274,838      1,954,274
Selling, general, and administrative expenses.......................................      1,759,979      1,315,423
                                                                                      -------------  -------------
Income from operations..............................................................        514,859        638,851
Other expense:
  Interest..........................................................................        161,740         77,791
  Other, net........................................................................          3,616       --
                                                                                      -------------  -------------
                                                                                            165,356         77,791
                                                                                      -------------  -------------
Income before provision for income taxes............................................        349,503        561,060
Provision for income taxes..........................................................        142,713         24,299
                                                                                      -------------  -------------
Net income..........................................................................  $     206,790  $     536,761
                                                                                      -------------  -------------
                                                                                      -------------  -------------

                            See accompanying notes.

                    G.S.H.C., INC. AND THE CONTRACT SERVICES
                        DIVISION OF LOUIS F. GATTI, INC.
                  COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY
                   FOR THE YEAR ENDED DECEMBER 31, 1993, AND
             FOR THE PERIOD FROM JANUARY 1, 1994 TO AUGUST 2, 1994

                                                                      COMMON STOCK                         TOTAL
                                                                  --------------------    RETAINED     STOCKHOLDERS'
                                                                   SHARES      COST       EARNINGS        EQUITY
                                                                  ---------  ---------  -------------  -------------
Balance at December 31, 1992....................................      1,000  $   1,000  $     460,523  $     461,523
Net income......................................................     --         --            206,790        206,790
                                                                  ---------  ---------  -------------  -------------
Balance at December 31, 1993....................................      1,000      1,000        667,313        668,313
Net income......................................................     --         --            536,761        536,761
                                                                  ---------  ---------  -------------  -------------
Balance at August 2, 1994.......................................      1,000  $   1,000  $   1,204,074  $   1,205,074
                                                                  ---------  ---------  -------------  -------------
                                                                  ---------  ---------  -------------  -------------

                            See accompanying notes.

                    G.S.H.C., INC. AND THE CONTRACT SERVICES
                        DIVISION OF LOUIS F. GATTI, INC.
                       COMBINED STATEMENTS OF CASH FLOWS

                                                                                                      PERIOD FROM
                                                                                                       JANUARY 1,
                                                                                         YEAR ENDED     1994 TO
                                                                                        DECEMBER 31,   AUGUST 2,
                                                                                            1993          1994
                                                                                        ------------  ------------
OPERATING ACTIVITIES
Net income............................................................................   $  206,790   $    536,761
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
  Depreciation........................................................................      134,405        108,410
  Amortization........................................................................      130,076         82,444
  Change in accounts receivable allowance.............................................       27,000         10,000
  Deferred income taxes...............................................................       15,278        --
  (Gain) loss on sale of equipment....................................................       (3,184)           627
  Changes in operating assets and liabilities:
    Accounts receivable...............................................................     (195,485)      (862,016)
    Note receivable...................................................................      (40,000)       --
    Inventories.......................................................................      (59,387)      (159,270)
    Prepaid expenses and other........................................................      (25,652)        (6,284)
    Accrued expenses..................................................................       86,594        (12,384)
    Accounts payable..................................................................     (122,104)       541,583
    Income taxes receivable...........................................................       (4,318)        29,921
                                                                                        ------------  ------------
      Net cash (used in) provided by operating activities.............................      150,013        269,792
INVESTING ACTIVITIES
Purchases of equipment................................................................     (184,127)      (253,378)
Proceeds from sale of equipment.......................................................        5,585             63
Acquisition of an institutional pharmacy..............................................       --           (212,000)
Proceeds from termination of joint venture agreement..................................       92,339        --
                                                                                        ------------  ------------
Net cash used in investing activities.................................................      (86,203)      (465,315)
FINANCING ACTIVITIES
Notes payable proceeds (payments), net................................................      335,682        (95,818)
Repayments on capital lease obligations...............................................      (10,554)       (14,413)
Due from and to related parties, net..................................................     (318,327)        20,769
Proceeds from Note payable to related party in conjunction with an acquisition........       --            200,000
                                                                                        ------------  ------------
      Net cash provided by financing activities.......................................        6,801        110,538
                                                                                        ------------  ------------
      Net increase (decrease) in cash.................................................       70,611        (84,985)
Cash at beginning of period...........................................................       18,471         89,082
                                                                                        ------------  ------------
      Cash at end of period...........................................................   $   89,082   $      4,097
                                                                                        ------------  ------------
                                                                                        ------------  ------------
Supplemental disclosure of cash flow information and noncash investing and financing activities:
  Cash paid during the year for interest..............................................   $  165,964   $     87,278
  Cash paid during the year for income taxes..........................................       41,640          4,964
  Equipment acquired under capital lease obligations..................................       67,301         84,026

                            See accompanying notes.

                    G.S.H.C., INC. AND THE CONTRACT SERVICES
                        DIVISION OF LOUIS F. GATTI, INC.
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                   FOR THE YEAR ENDED DECEMBER 31, 1993, AND
             FOR THE PERIOD FROM JANUARY 1, 1994 TO AUGUST 2, 1994

1.  DESCRIPTION OF BUSINESS
    The accompanying combined financial statements include the accounts of G.S.H.C., Inc. (GSHC), and the Contract Services Division of Louis F. Gatti, Inc. (LFG), (the Companies), which are affiliated through common ownership. The accounts of LFG reflect all expenses incurred by LFG's parent on its behalf. All significant intercompany and interdivisional balances and transactions have been eliminated.

    The Companies provide pharmaceutical products, medical supplies, intravenous therapies, and related products and consulting services to patients in long-term care and assisted living facilities throughout the state of Pennsylvania.

    On August 1, 1994, Louis F. Gatti, Inc. declared a dividend of the retail division of Louis F. Gatti, to its sole stockholder. On August 2, 1994, American Medserve Corporation (AMC) acquired substantially all of the assets and liabilities of GSHC in exchange for cash of $6,500,000 and acquired 80% of the voting stock of Louis F. Gatti, Inc. for approximately $2,500,000.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    ACCOUNTING ESTIMATES

    Accounting estimates are an integral part of the combined financial statements prepared by management of the Companies and are based on management's current judgments. These judgments are based on knowledge and experience about past and current events and on assumptions about future events. The Companies will, when determined necessary, accrue for estimated liabilities when the financial impact is probable and can be estimated by management. Actual results could differ from those estimates.

    REVENUE RECOGNITION

    Revenue is recognized when the products or services are provided to the Companies' customers and is generally based on the amounts invoiced. As a significant portion of the Companies' revenues are paid through the Pennsylvania Department of Public Aid (Medicaid) and Medicare programs and are subject to adjustment by the programs, the Companies monitor their receivables and report such revenue at the net realizable amounts expected to be received from these programs. At December 31, 1993 and August 2, 1994, net accounts receivable subject to adjustment under these programs amounted to approximately $772,000 and $926,000, respectively.

    INVENTORIES

    Inventories, which consist principally of pharmaceuticals and medical supplies, are stated at the lower of cost (first-in, first-out basis) or market.

    EQUIPMENT

    Equipment is stated at cost less accumulated depreciation and amortization. Equipment is being depreciated or amortized using either straight-line or accelerated methods based on the estimated useful lives of the assets or the lease term, as appropriate.

    Equipment acquired through business combinations accounted for as purchases is stated at fair value at the date of acquisition.

    EXCESS OF COST OVER NET ASSETS ACQUIRED

    Excess of cost over net assets acquired is being amortized using the straight-line method over a period of 20 years. GSHC has established a policy whereby it will evaluate the recoverability of the

                    G.S.H.C., INC. AND THE CONTRACT SERVICES
                        DIVISION OF LOUIS F. GATTI, INC.
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                   FOR THE YEAR ENDED DECEMBER 31, 1993, AND
             FOR THE PERIOD FROM JANUARY 1, 1994 TO AUGUST 2, 1994

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) excess of cost over net assets acquired on a periodic basis utilizing undiscounted net cash flows of the acquired entity. In management's opinion, no impairment of value of the excess of cost over net assets acquired exists at December 31, 1993 or August 2, 1994.

    INTANGIBLE ASSETS

    Intangible assets are comprised primarily of noncompete agreements entered into in conjunction with the July 1990 acquisition of GSHC whereby GSHC agreed to pay to its former owners the amount of $500,000. The noncompete agreements are being amortized using the straight line method over the five year term of the agreements. Amortization expense relating to these noncompete agreements was $100,000 and $58,333 for the year ended December 31, 1993, and for the period from January 1, 1994 to August 2, 1994, respectively.

    FAIR VALUE OF FINANCIAL INSTRUMENTS

    The Companies' financial instruments include accounts receivable, accounts payable, accrued expenses, a note receivable, income taxes receivable, amounts due to and from related parties, and notes payable. The fair values of all financial instruments were not materially different from their carrying values.

3.  ACQUISITION
    On June 14, 1994, GSHC acquired certain assets of an institutional pharmacy located in Allentown, Pennsylvania in exchange for cash of approximately $212,000. The acquisition has been accounted for using the purchase method of accounting. Accordingly, the purchase price for the acquisition was allocated to the respective net assets acquired based on their estimated fair market values at the acquisition date. The combined statements of income include the results of operations of the acquired entity from June 14, 1994.

    Had this institutional pharmacy been acquired on January 1, 1994, revenues and operating income of the company would not have been significantly different than those presented.

4.  EQUIPMENT
    Equipment consists of the following:

                                                                   DECEMBER 31
                                                                       1993      AUGUST 2 1994
                                                                   ------------  -------------
Equipment under capital leases...................................   $   82,000   $     166,026
Transportation equipment.........................................       75,496         103,085
Furniture, fixtures and equipment................................      741,232       1,042,827
Leasehold improvements...........................................        7,827           9,868
                                                                   ------------  -------------
                                                                       906,555       1,321,806
Accumulated depreciation and amortization........................     (347,411)       (448,358)
                                                                   ------------  -------------
                                                                    $  559,144   $     873,448
                                                                   ------------  -------------
                                                                   ------------  -------------

    Depreciation expense and accumulated depreciation and amortization include amortization on capital lease obligations.

                    G.S.H.C., INC. AND THE CONTRACT SERVICES
                        DIVISION OF LOUIS F. GATTI, INC.
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                   FOR THE YEAR ENDED DECEMBER 31, 1993, AND
             FOR THE PERIOD FROM JANUARY 1, 1994 TO AUGUST 2, 1994

5.  ACCRUED EXPENSES
    Accrued expenses consist of the following:

                                                                     DECEMBER 31    AUGUST 2
                                                                         1993         1994
                                                                     ------------  -----------
Compensation and benefits..........................................   $   79,971   $   106,152
Interest...........................................................        9,487       --
Income taxes.......................................................       --            20,008
Other..............................................................       55,135         6,049
                                                                     ------------  -----------
                                                                      $  144,593   $   132,209
                                                                     ------------  -----------
                                                                     ------------  -----------

6.  RELATED PARTIES
    GSHC routinely receives unsecured operating advances in conjunction with a note payable arrangement with GSHC's sole stockholder. Such amounts are due on demand and bear interest at prevailing market rates. $1,193,299 and $1,229,270 were outstanding on this arrangement at December 31, 1993 and August 2, 1994, respectively.

    In conjunction with the noncompete agreements and acquisition referred to within Note 2, GSHC executed unsecured note payable arrangements totaling $237,500 with a former owner who continued to be a member of management. The notes are payable in 60 consecutive monthly payments through July, 1995. Interest is payable at the prime rate, adjusted yearly at July 1, subject to certain floors and ceilings (as defined). $144,049 and $136,394, respectively, were outstanding on these notes at December 31, 1993 and August 2, 1994.

    In conjunction with the acquisition referred to in Note 3, GSHC was advanced $200,000 via a note bearing interest at 8% per annum by the parent company of the entity which acquired GSHC on August 2, 1994 (Note 1). The note is secured by substantially all the assets of GHSC, as defined. The note was repaid in conjunction with the acquisition.

    The Companies routinely purchase inventory at cost from related entities. The purchases from these related entities were $104,567, and $46,813 for the year ended December 31, 1993, and for the period from January 1, 1994 to August 2, 1994, respectively.

    The Companies, along with related entities, routinely engage in intercompany advances and borrowings with funds received under the debt arrangements (Note 6) of the Companies, in addition to those entered into by related entities. These advances and borrowings bear interest at prevailing market rates. Such amounts are recorded in amounts due from and to related parties. Additionally, the Companies guaranteed the debt of certain of these related entities totaling $500,000 and $845,000 at December 31, 1993 and August 2, 1994, respectively.

    Amounts due from related parties consist of the following:

                                                                    DECEMBER 31    AUGUST 2
                                                                        1993         1994
                                                                    ------------  -----------
Gatti Medical Supply..............................................   $    2,173   $    17,700
Retail Division of Louis F. Gatti, Inc............................      542,069       552,040
Other.............................................................        1,000       --
                                                                    ------------  -----------
                                                                     $  545,242   $   569,740
                                                                    ------------  -----------
                                                                    ------------  -----------

                    G.S.H.C., INC. AND THE CONTRACT SERVICES
                        DIVISION OF LOUIS F. GATTI, INC.
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                   FOR THE YEAR ENDED DECEMBER 31, 1993, AND
             FOR THE PERIOD FROM JANUARY 1, 1994 TO AUGUST 2, 1994

6.  RELATED PARTIES (CONTINUED)
    The Companies, along with certain related entities (collectively, the related entities) are charged payroll expense for certain members of a common management team shared by these related entities. Those amounts calculated as payable by the Companies to another entity are included in amounts due to related parties.

    Amounts due to related parties for such payroll expenses consist of the following:

                                                                     DECEMBER 31    AUGUST 2
                                                                         1993         1994
                                                                     ------------  -----------
Gatti Medical Supply...............................................   $  411,072   $   456,339
                                                                     ------------  -----------
                                                                      $  411,072   $   456,339
                                                                     ------------  -----------
                                                                     ------------  -----------

7.  NOTES PAYABLE
    Notes payable consist of the following:

                                                                     DECEMBER 31    AUGUST 2
                                                                         1993         1994
                                                                     ------------  -----------
Notes payable to banks.............................................   $  303,381   $   232,000
Notes payable -- Noncompete agreements.............................      254,071       244,131
Notes payable -- Consulting agreement..............................      118,587        61,574
Notes payable -- Equipment loans...................................       27,872       118,738
Notes payable to others............................................      166,111        89,445
                                                                     ------------  -----------
                                                                         870,022       745,888
Less current portion...............................................      513,260       600,588
                                                                     ------------  -----------
                                                                      $  356,762   $   145,300
                                                                     ------------  -----------
                                                                     ------------  -----------

    During 1990, GSHC and its sole stockholder entered into a collateral note (Note Agreement) with their bank for a $250,000 revolving line of credit payable on demand. Interest is payable at the bank's prime rate plus 1/2 of 1%. The amounts outstanding under the Note Agreement are secured by substantially all assets of GSHC as defined. $246,000 and $232,000, respectively, were outstanding on this Note Agreement at December 31, 1993 and August 2, 1994.

    During 1993, GSHC entered into a promissory note agreement (Term Note) with its bank for $77,570, payable in 48 equal monthly installments. The Term Note bears interest at the bank's prime rate (7.25% at August 2, 1994) plus 1/2 of 1%. The Term Note is secured by substantially all the assets of GSHC and is guaranteed by its sole stockholder. $57,381 and $0, respectively, were outstanding on this Term Note at December 31, 1993 and August 2, 1994.

    During 1993, GSHC entered into unsecured promissory note agreement (Promissory Note) with a major vendor in the amount of $230,000. The Promissory Note bears interest at the prime rate plus 4%, and is payable in 18 equal monthly installments. $166,111 and $89,445, respectively, were outstanding on this Promissory Note at December 31, 1993 and August 2, 1994.

    In conjunction with the noncompete agreements and acquisition referred to within Note 2, GSHC executed unsecured note payable arrangements with these former owners totaling $512,500. The notes are payable in sixty consecutive monthly payments through July 1995. Interest is payable at the prime rate, adjusted yearly at July 1, subject to certain floors and ceilings (as defined). $254,071 and $244,131, respectively, were outstanding on these notes at December 31, 1993 and August 2, 1994.

                    G.S.H.C., INC. AND THE CONTRACT SERVICES
                        DIVISION OF LOUIS F. GATTI, INC.
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                   FOR THE YEAR ENDED DECEMBER 31, 1993, AND
             FOR THE PERIOD FROM JANUARY 1, 1994 TO AUGUST 2, 1994

7.  NOTES PAYABLE (CONTINUED)
    The Company has equipment loans with various institutions with maturity dates through 1996. Such loans bear interest at rates ranging from 8% to 11%. $27,872 and $118,738, respectively, were outstanding on these loans at December 31, 1993 and August 2, 1994.

    Notes payable include amounts due in conjunction with a consulting agreement (Note 10) and are $118,587 and $61,574 at December 31, 1993 and August 2, 1994,
respectively.

8.  S CORPORATION ELECTION
    The stockholder of GSHC elected to be taxed as an S corporation under the provisions of the Internal Revenue Code effective July 1, 1990. The stockholder of LFG elected S Corporation treatment effective August 1, 1993. The Companies were not subject to federal income taxes after such election as the income of the Companies is included in the taxable income of its respective stockholders.

9.  INCOME TAXES
    In February 1992, the Financial Accounting Standards Board issued Statement No. 109, "Accounting for Income Taxes." LFG adopted the provisions of the new standard in its financial statements for the year ended December 31, 1992. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Prior to the adoption of Statement 109, income tax expense was determined using the deferred method. Deferred tax expense was based on items of income and expense that were reported in different years in the financial statements and tax returns and were measured at the tax rate in effect in the year the difference originated.

    LFG files consolidated federal and state income tax returns with the Retail Division of Louis F. Gatti, Inc. For purposes of financial statement presentation, LFG's provision for income taxes has been computed as if LFG were filing federal and state income tax returns on an individual basis. Those amounts calculated as payable by LFG in excess of those due to governmental entities are recorded in amounts due from related parties (Note 7) and are $98,928 and $11,044, respectively, at December 31, 1993 and August 2, 1994.

    The provision for income taxes consists of the following:

                                                                      DECEMBER 31   AUGUST 2
                                                                          1993        1994
                                                                      ------------  ---------
Current:
  Federal...........................................................   $   69,927   $      --
  State.............................................................       57,508      24,299
                                                                      ------------  ---------
                                                                          127,435      24,299
Deferred............................................................       15,278      --
                                                                      ------------  ---------
                                                                       $  142,713   $  24,299
                                                                      ------------  ---------
                                                                      ------------  ---------

    The provision for income taxes for the year ended December 31, 1993 substantially represents the income taxes of LFG prior to LFG electing S Corporation status, as well as $15,278 of income taxes in conjunction with LFG electing such status.

    The difference between the financial statement provision for income taxes and the statutory federal income tax rate of 34% is related principally to state income taxes.

                    G.S.H.C., INC. AND THE CONTRACT SERVICES
                        DIVISION OF LOUIS F. GATTI, INC.
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                   FOR THE YEAR ENDED DECEMBER 31, 1993, AND
             FOR THE PERIOD FROM JANUARY 1, 1994 TO AUGUST 2, 1994

9.  INCOME TAXES (CONTINUED)
    Significant components of the Companies deferred tax assets and liabilities at December 31, 1993 are an allowance for doubtful accounts and depreciation.

10. CONSULTING AGREEMENT
    In conjunction with the noncompete agreements (Note 2), GSHC entered into a five year consulting agreement with a former owner. A liability has been recorded based upon the net present value of the outstanding payments discounted at 8%.

11. STOCKHOLDERS' EQUITY
    Stockholders' equity consists of the following:

                                                                   DECEMBER 31
                                                                       1993      AUGUST 2 1994
                                                                   ------------  -------------
Common stock:
  G.S.H.C., Inc., no par value; 1,000 Class A shares authorized,
   issued, and outstanding.......................................   $    1,000   $       1,000
                                                                   ------------  -------------
                                                                    $    1,000   $       1,000
                                                                   ------------  -------------
                                                                   ------------  -------------
Retained earnings and divisional equity (deficit):
  G.S.H.C., Inc..................................................   $ (236,566)  $      75,552
  Contract Services Division of Louis F. Gatti, Inc..............      903,879       1,128,522
                                                                   ------------  -------------
                                                                    $  667,313   $   1,204,074
                                                                   ------------  -------------
                                                                   ------------  -------------

12. COMMITMENTS AND CONTINGENCIES
    The Companies lease certain property and equipment under various noncancelable operating and capital leases. These leases contain various terms and provide for renewal at prevailing market rates.

    Future minimum lease payments for noncancelable operating and capital leases are as follows:

                                                                       OPERATING    CAPITAL
                                                                        LEASES      LEASES
                                                                       ---------  -----------
1995.................................................................  $  45,894  $    66,829
1996.................................................................     34,416       60,808
1997.................................................................     11,472       28,522
1998.................................................................     --          --
1999.................................................................     --          --
                                                                       ---------  -----------
                                                                       $  91,782      156,159
                                                                       ---------
                                                                       ---------
Less: Amounts representing interest..................................                 (17,164)
                                                                                  -----------
Capital lease obligations............................................                 138,995
Less: Current portion................................................                 (67,167)
                                                                                  -----------
                                                                                  $    71,828
                                                                                  -----------
                                                                                  -----------

    Rent expense amounted to approximately $42,435 and $32,162 for the year ended December 31, 1993 and for the period from January 1, 1994 to August 2, 1994.

                    G.S.H.C., INC. AND THE CONTRACT SERVICES
                        DIVISION OF LOUIS F. GATTI, INC.
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                   FOR THE YEAR ENDED DECEMBER 31, 1993, AND
             FOR THE PERIOD FROM JANUARY 1, 1994 TO AUGUST 2, 1994

12. COMMITMENTS AND CONTINGENCIES (CONTINUED)
    LFG leases facility space from a related party. Rent expense on this lease amounted to $14,400 and $8,400 for the year ended December 31, 1993 and for the period from January 1, 1994 to August 2, 1994.

13. EMPLOYEE BENEFIT PLANS
    The Companies, along with a related entity, established a 401(k) and profit-sharing plan covering substantially all full-time employees (as defined) who have completed one year of service. Employees can elect to make pre-tax contributions of a percentage of their annual compensation not to exceed IRS limitations. All contributions by the Companies are made at the discretion of each Companies' Board of Directors. Participants cliff vest in employer contributions after completing five years of service with the Companies. Contributions of $5,225 and $3,196 were made to this plan for the year ended December 31, 1993, and for the period from January 1, 1994 to August 2, 1994, respectively.

    The Companies, with the entity noted above, also sponsor a defined benefit pension plan (Plan). During 1991, the Board of Directors of a related entity authorized the termination of the Plan, and effective December 31, 1991, the Plan was frozen. Plan participants became fully vested at this time. The Companies' recognized no curtailment loss in 1991 as a result of the Plan termination, and no gain or loss was recognized when the Plan's benefit obligation was settled in 1996.

14. CONCENTRATION OF CREDIT RISK
    Financial instruments which potentially subject the Companies to concentrations of credit risk primarily consist of accounts receivable due from Medicaid and Medicare, third-party insurance companies, and individuals in various geographic locations. Credit risks with respect to these receivables are limited due to the large number of patients comprising each Companies' customer base.

15. JOINT VENTURE AGREEMENT
    During 1992, GSHC entered into a joint venture agreement with an unrelated party to provide pharmaceutical products and intravenous therapies to residents in long-term care and assisted living facilities in exchange for cash of $20,000. During February 1993, GSHC agreed to sell its interest in the joint venture and all related assets in exchange for cash of $92,339 and a non-interest-bearing note receivable for $40,000.

                          INDEPENDENT AUDITOR'S REPORT

To the Stockholders
Dixon Pharmacy, Inc.
Dixon, Illinois

    We have audited the accompanying balance sheets of Dixon Pharmacy, Inc. as of April 17, 1995, October 31, 1994 and 1993, and the related statements of income, retained earnings, and cash flows for the period which began November 1, 1994 and ended April 17, 1995, and the fiscal years ended October 31, 1994 and 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dixon Pharmacy, Inc. as of April 17, 1995, October 31, 1994 and October 31, 1993, and the results of its operations and its cash flows for the period which began November 1, 1994 and ended April 17, 1995 and the fiscal years ended October 31, 1994 and 1993 in conformity with generally accepted accounting principles.

                                          LINDGREN, CALLIHAN, VAN OSDOL
                                           & CO., LTD.

Dixon, Illinois
September 15, 1995

                              DIXON PHARMACY, INC.
                                 BALANCE SHEETS
                   APRIL 17, 1995, OCTOBER 31, 1994 AND 1993

                                     ASSETS

                                                                         APRIL 17,     OCTOBER 31,    OCTOBER 31,
                                                                           1995           1994           1993
                                                                       -------------  -------------  -------------
Cash.................................................................  $     231,580  $     267,054  $      38,919
Trade accounts receivable, net of allowance for doubtful accounts of
 $38,457, $38,457 and $5,200, respectively...........................        677,200        636,940        374,099
Inventories..........................................................        692,821        511,092        529,503
Prepaid federal and state income taxes...............................       --             --                6,438
Prepaid expenses and other assets....................................            197          6,591          5,869
                                                                       -------------  -------------  -------------
    Total current assets.............................................      1,601,798      1,421,677        954,828
Property, plant and equipment, net of accumulated depreciation of
 $349,139, $651,055 and $585,140, respectively.......................        163,224        344,134        340,078
                                                                       -------------  -------------  -------------
    Total assets.....................................................  $   1,765,022  $   1,765,811  $   1,294,906
                                                                       -------------  -------------  -------------
                                                                       -------------  -------------  -------------

                                                   LIABILITIES
Cash overdraft.......................................................  $    --        $    --        $      16,768
Obligation under capital lease, current maturities...................            620          1,148            920
Notes payable, current maturities....................................         52,550         49,300         31,927
Trade accounts payable...............................................        294,931        228,931        237,249
Salaries and wages payable...........................................         58,000         23,922         20,284
Federal and state income taxes payable...............................        132,000         76,934       --
Accrued expenses.....................................................        167,094        312,524        111,512
Lease deposits.......................................................       --                  475            475
Deferred income taxes................................................          3,853          1,924          1,342
                                                                       -------------  -------------  -------------
    Total current liabilities........................................        709,048        695,158        420,477
                                                                       -------------  -------------  -------------
Long-term debt, less current maturities:
  Obligation under capital lease.....................................       --             --                1,397
  Notes payable......................................................         16,948        162,740        103,500
                                                                       -------------  -------------  -------------
    Total long-term debt.............................................         16,948        162,740        104,897
                                                                       -------------  -------------  -------------
Deferred income taxes................................................         13,633         21,080         20,250
                                                                       -------------  -------------  -------------
    Total liabilities................................................        739,629        878,978        545,624
                                                                       -------------  -------------  -------------

                                               STOCKHOLDERS' EQUITY
Common stock, par value $100, 10,000 shares authorized, 15 shares
 issued (including 5 shares in treasury).............................          1,500          1,500          1,500
Retained earnings....................................................      1,137,393        998,833        861,282
                                                                       -------------  -------------  -------------
                                                                           1,138,893      1,000,333        862,782
Less cost of common stock in treasury................................        113,500        113,500        113,500
                                                                       -------------  -------------  -------------
    Total stockholders' equity.......................................      1,025,393        886,833        749,282
                                                                       -------------  -------------  -------------
    Total liabilities and stockholders' equity.......................  $   1,765,022  $   1,765,811  $   1,294,906
                                                                       -------------  -------------  -------------
                                                                       -------------  -------------  -------------

                       See Notes to Financial Statements.

                              DIXON PHARMACY, INC.

                   STATEMENTS OF INCOME AND RETAINED EARNINGS

         PERIOD WHICH BEGAN NOVEMBER 1, 1994 AND ENDED APRIL 17, 1995,
                     YEARS ENDED OCTOBER 31, 1994 AND 1993

                                                                         APRIL 17,     OCTOBER 31,    OCTOBER 31,
                                                                           1995           1994           1993
                                                                       -------------  -------------  -------------
Revenues.............................................................  $   3,221,862  $   6,348,927  $   5,545,584
Cost of goods sold...................................................      2,143,608      4,003,780      3,738,409
                                                                       -------------  -------------  -------------
    Gross profit.....................................................      1,078,254      2,345,147      1,807,175
Selling, general and administrative expenses.........................        942,657      2,145,070      1,774,952
                                                                       -------------  -------------  -------------
    Income from operations...........................................        135,597        200,077         32,223
                                                                       -------------  -------------  -------------
Other income (expense):
  Interest -- net....................................................         (5,782)       (16,953)       (10,130)
  Miscellaneous......................................................         27,699         53,973         51,502
  Gain on distribution of fixed assets and investments to
   stockholders (Note (F))...........................................        142,048       --             --
                                                                       -------------  -------------  -------------
    Total other income (expense).....................................        163,965         37,020         41,372
                                                                       -------------  -------------  -------------
    Income before income taxes.......................................        299,562        237,097         73,595
Provision for income taxes...........................................        126,482         99,546         21,151
                                                                       -------------  -------------  -------------
    Net income before cumulative effect of accounting change.........        173,080        137,551         52,444
Cumulative effect of accounting change on years prior to period which
 began November 1, 1994 and ended April 17, 1995 (Note (H))..........        173,080       --             --
                                                                       -------------  -------------  -------------
    Net income.......................................................        346,160        137,551         52,444
Retained earnings, beginning of period...............................        998,833        861,282        808,838
Dividends and distributions..........................................       (207,600)      --             --
                                                                       -------------  -------------  -------------
Retained earnings, end of period.....................................  $   1,137,393  $     998,833  $     861,282
                                                                       -------------  -------------  -------------
                                                                       -------------  -------------  -------------

                       See Notes to Financial Statements.

                              DIXON PHARMACY, INC.

                            STATEMENTS OF CASH FLOWS

         PERIOD WHICH BEGAN NOVEMBER 1, 1994 AND ENDED APRIL 17, 1995,
                     YEARS ENDED OCTOBER 31, 1994 AND 1993

                                                                              APRIL 17,   OCTOBER 31,  OCTOBER 31,
                                                                                1995         1994         1993
                                                                             -----------  -----------  -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income...............................................................  $   346,160   $ 137,551    $  52,444
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation...........................................................       38,505      66,394       58,877
    Loss on sale of equipment..............................................      --           --           11,623
    Gain on distribution of fixed assets and investments to stockholders
     (Note (F))............................................................     (142,048)     --           --
    Deferred income taxes..................................................       (5,518)      1,412          191
    Changes in operating assets and liabilities:
      (Increase) decrease in net trade accounts receivable.................      (40,260)   (262,841)     (18,693)
      (Increase) decrease in inventories...................................     (181,729)     18,411      (12,485)
      (Increase) decrease in prepaid federal and state income taxes........      --            6,438       (6,438)
      (Increase) decrease in prepaid expenses..............................        6,128        (481)      (2,425)
      Increase (decrease) in cash overdraft................................      --          (16,768)     (34,430)
      Increase (decrease) in trade accounts payable........................       66,000      (8,318)     (30,057)
      Increase (decrease) in salaries and wages payable....................       34,078       3,638       (5,193)
      Increase (decrease) in federal and state income taxes payable........       55,066      76,934       (3,493)
      Increase (decrease) in other accrued expenses........................     (133,455)    201,012       70,755
      Increase (decrease) in lease deposits................................         (475)     --              250
                                                                             -----------  -----------  -----------
        Net cash provided by operating activities..........................       42,452     223,382       80,926
                                                                             -----------  -----------  -----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds from sale of property and equipment.............................      --           --            3,750
  Net contributions to investments.........................................      --             (241)           5
  Purchase of property, plant and equipment................................      (53,281)    (70,450)     (63,995)
                                                                             -----------  -----------  -----------
        Net cash used in investing activities..............................      (53,281)    (70,691)     (60,240)
                                                                             -----------  -----------  -----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from long-term borrowings, including capital lease
   obligations.............................................................      --          118,909       65,011
  Principal payments on long-term borrowings, including capital lease
   obligations.............................................................      (24,645)    (43,465)     (59,720)
                                                                             -----------  -----------  -----------
        Net cash provided by (used in) financing activities................      (24,645)     75,444        5,291
                                                                             -----------  -----------  -----------
        Increase (decrease) in cash and cash equivalents...................      (35,474)    228,135       25,977
CASH AND CASH EQUIVALENTS
  Beginning................................................................      267,054      38,919       12,942
                                                                             -----------  -----------  -----------
  Ending...................................................................  $   231,580   $ 267,054    $  38,919
                                                                             -----------  -----------  -----------
                                                                             -----------  -----------  -----------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
  Cash payments for:
    Interest...............................................................  $     7,017   $  19,930    $  10,499
                                                                             -----------  -----------  -----------
                                                                             -----------  -----------  -----------
    Income taxes...........................................................  $    68,014   $  14,761    $  31,094
                                                                             -----------  -----------  -----------
                                                                             -----------  -----------  -----------
SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES
  Dividends paid (Note (E)):
    Fair market value of fixed assets and investments distributed to
     stockholders..........................................................  $   338,000   $  --        $  --
    Book value of certain liabilities associated with fixed assets and
     investments distributed to stockholders...............................     (130,400)     --           --
                                                                             -----------  -----------  -----------
        Dividends paid.....................................................  $   207,600   $  --        $  --
                                                                             -----------  -----------  -----------
                                                                             -----------  -----------  -----------

                       See Notes to Financial Statements.

                              DIXON PHARMACY, INC.

                         NOTES TO FINANCIAL STATEMENTS

                                 APRIL 17, 1995

(A) NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES:

    NATURE OF BUSINESS:

    The Company operations are principally in the retailing of pharmaceutical products and pharmaceutical consulting. Company locations include Dixon, Illinois (Dixon Pharmacy, Med-Center Pharmacy, Healthcare and Technicare operations and Corporate offices), Ashton, Illinois (Ashton Drug) and Oregon, Illinois (Decker Drug). Credit is granted to customers, substantially all of whom are either local residents or long-term care facilities located throughout Northern Illinois. As a health care provider, the Company is dependent on third party insurance, the Illinois Department of Public Aid and Medicare for a portion of its collections.

    ACCOUNTING METHOD:

    The Company follows the accrual method of accounting.

    CASH AND CASH EQUIVALENTS:

    For the purposes of the statement of cash flows the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

    INVENTORIES:

    The Company values its inventories at the lower of cost (first-in, first-out) or market.

    INCOME TAXES:

    Deferred income taxes are provided on timing differences between financial statement and taxable income using the liability method. The timing differences arose principally from the use of accelerated methods of depreciation for income tax purposes (Note N).

    DEPRECIATION:

    Depreciation of property and equipment is computed under the straight-line, double declining balance, accelerated cost recovery system (ACRS) and modified accelerated cost recovery system (MACRS) methods. The estimated useful lives of the assets are as follows:

                                                                                       YEARS
                                                                                     ---------
Buildings and improvements.........................................................     6 - 40
Furniture, fixtures and equipment..................................................     5 - 10
Transportation equipment...........................................................     3 - 12
Rental and investment property.....................................................    15 - 18

    Maintenance and repairs of property and equipment are charged to operations and major improvements are capitalized. Upon retirement, sale or other disposition of property and equipment, cost and accumulated depreciation are eliminated from the accounts and gain or loss is included in operations.

                              DIXON PHARMACY, INC.

                                 APRIL 17, 1995

(B) LONG-TERM DEBT:

                                                          APRIL 17,  OCTOBER 31,  OCTOBER 31,
                                                            1995        1994         1993
                                                          ---------  -----------  -----------
Notes payable to banks and others, due in varying
 monthly installments, including interest, due at
 various dates, collateralized by assets of the
 Company................................................  $  69,498  $   212,040  $   135,427
Less current maturities.................................     52,550       49,300       31,927
                                                          ---------  -----------  -----------
                                                          $  16,948  $   162,740  $   103,500
                                                          ---------  -----------  -----------
                                                          ---------  -----------  -----------

    Aggregate maturities required on long-term debt at April 17, 1995, October 31, 1994 and October 31, 1993, respectively, are as follows:

                                                          APRIL 17,  OCTOBER 31,  OCTOBER 31,
                                                            1995        1994         1993
                                                          ---------  -----------  -----------
1994....................................................  $  --      $   --       $    31,927
1995....................................................     --           49,300       34,067
1996....................................................     52,550       60,101       44,233
1997....................................................     13,734       22,687       13,087
1998....................................................      3,214       12,100        2,200
1999....................................................     --           13,100        2,500
Later years.............................................     --           54,752        7,413
                                                          ---------  -----------  -----------
    Total years.........................................  $  69,498  $   212,040  $   135,427
                                                          ---------  -----------  -----------
                                                          ---------  -----------  -----------

(C) OPERATING LEASES:
    Effective April 13, 1995, the Company began leasing space at various locations from KEI PIE, Inc. for the branch stores and office space for a total of $4,785 per month. The term of the leases are five years beginning May 1, 1995. Rents increase by $1,595 per month after each year during the term of the lease. The Company has the option to extend the lease terms for an additional five year period. Rent during the option period is $11,165 per month with COLA adjustments for each year of the option period.

    The Company leases space for the Med-Center Pharmacy from the Town Square Partnership for $867 per month. The term of the lease is through May 31, 2000 with rent increasing to $939 per month effective June 1, 1995. The Company is also required to pay as additional rent, its share of each year's real estate taxes in excess of $90,000. If the building's real estate taxes ever exceed $90,000, the Company would be required to pay its share based on the percentage the Company's rentable area bears to the total rentable area of the building calculated as if the building is 95% occupied.

    Total minimum rental commitment at April 17, 1995 under these leases is $542,622, which is due as follows:

Fiscal year ending April 17, 1996................................  $  75,519
Fiscal year ending April 17, 1997................................     87,831
Fiscal year ending April 17, 1998................................    106,971
Fiscal year ending April 17, 1999................................    126,111
Fiscal year ending April 17, 2000 and later years................    146,190
                                                                   ---------
                                                                   $ 542,622
                                                                   ---------
                                                                   ---------

                              DIXON PHARMACY, INC.

                                 APRIL 17, 1995

(C) OPERATING LEASES: (CONTINUED)
    Lease agreement subsequent to April 17, 1995:

    Effective June 1, 1995, the Company began leasing space in Dixon from the Town Square Partnership for the Technicare Medical Supply branch which opened for business on August 7, 1995. The term of the lease is five years. Rent is $1,002 per month during the first year. Rents increase by $118 per month after each year during the term of the lease. The Company is also required to pay as additional rent, its share of each year's real estate taxes in excess of the 1994 taxes based on the 1994 assessed valuation as finally determined.

(D) PROFIT-SHARING TRUST AGREEMENT:
    The Company has a qualified profit-sharing plan covering all employees who have attained the age of twenty-one and completed at least one (1) year of continuous service. The Company contributes, at the discretion of its Board of Directors, on behalf of each of the employees who are members of the plan, an amount less than or equal to 15% of the annual compensation of these employees and reflects this as an operating expense. The Company made no contributions for the period which began November 1, 1994 and ended April 17, 1995. For the years ended October 31, 1994 and 1993, the Company contributed $147,375 and $50,297, respectively, to the plan pursuant to respective 15% and 6% contribution rates.

(E) DIVIDENDS PAID:
    On March 30, 1995, certain real estate, transportation equipment, and investments with a determined fair market value of $338,000 were distributed to the stockholders as part of an agreement with American Medserve Corporation. That agreement resulted in the purchase of eighty percent (80%) of the outstanding shares of Dixon Pharmacy, Inc. immediately subsequent to the close of business on April 17, 1995. In addition, certain liabilities associated with the aforementioned assets totalling $130,400 were assumed by the stockholders as part of the same agreement. The difference between the fair market value of the assets distributed and the assumed liabilities has been recognized in the financial statements as dividends totalling $207,600 to stockholders of record on the close of business as of March 30, 1995.

(F) GAIN ON DISTRIBUTION OF FIXED ASSETS AND INVESTMENTS TO STOCKHOLDERS:
    Real estate, transportation equipment, and investments with a determined fair market value of $338,000 and a net book value of $195,952 were distributed to stockholders of record on the close of business as of March 30, 1995. Gain from the distribution of the fixed assets and investments to the stockholders in the amount of $142,048 was required to be recognized by the Company pursuant to Internal Revenue Code Section 311.

(G) SUBSEQUENT EVENTS:

    1. COMMON STOCK TRANSACTION. Subsequent to the close of business on April 17, 1995, eighty (80%) percent of the outstanding shares of Dixon Pharmacy, Inc. were purchased by American Medserve Corporation, a Company specializing in providing long-term care pharmacy services.

    2. NEW BRANCH LOCATION. On August 7, 1995, the Company opened a new branch location (Technicare Medical Supply). Technicare Medical Supply provides home medical equipment, respiratory care, and related home care services.

(H) CHANGE IN INVENTORY METHOD:
    During the period which began November 1, 1994 and ended April 17, 1995, the Company changed its method of determining quantities of inventory from counting only closed bottles of

                              DIXON PHARMACY, INC.

                                 APRIL 17, 1995

(H) CHANGE IN INVENTORY METHOD: (CONTINUED) pharmaceutical products (the "closed bottle" method) to counting all opened and unopened bottles of pharmaceutical products (the "open bottle" method) to more closely conform with industry practice. The Company believes the "open bottle" method more accurately reflects a realistic picture of the Company's overall financial progress. The effect of the change was to increase net income for the period which began November 1, 1994 and ended April 17, 1995 by $173,080. The cumulative effect of the change on prior years of $173,080 is a one-time credit to income. Pro-forma amounts showing the effect of applying the new method are as follows:

                                                                        ACTUAL      PRO-FORMA
                                                                      -----------  -----------
Period which began November 1, 1994 and ended April 17, 1995:
Net income..........................................................  $   346,160  $   173,080
                                                                      -----------  -----------
                                                                      -----------  -----------

(I) DEFERRED COMPENSATION PLAN:
    The Company has a non-contributory deferred compensation plan, for all eligible employees, pursuant to IRC Section 401(k).

(J) PROVISION FOR INCOME TAXES:
    Provision for income taxes is as follows:

                                                          APRIL 17,   OCTOBER 31,  OCTOBER 31,
                                                            1995         1994         1993
                                                         -----------  -----------  -----------
Current:
  Federal..............................................  $   108,000   $  80,982    $  11,829
  State................................................       24,537      18,121        9,769
Deferred:
  Federal..............................................       (3,657)        934          126
  State................................................       (1,861)        478           65
Investment tax credit -- state.........................         (537)       (969)        (638)
                                                         -----------  -----------  -----------
                                                         $   126,482   $  99,546    $  21,151
                                                         -----------  -----------  -----------
                                                         -----------  -----------  -----------

                          INDEPENDENT AUDITORS' REPORT

To the Boards of Directors and Shareholders
Extended Care Associates, Inc.
Lynchburg, Virginia

Williamson Drug Company, Inc.
Harrisonburg, Virginia

    We have audited the accompanying balance sheet of Extended Care Associates, Inc. (a Virginia corporation) as of April 15, 1995, and the related statements of operations and retained earnings and cash flows for the period beginning April 1, 1995 and ending April 15, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Extended Care Associates, Inc. as of April 15, 1995, and the results of its operations and its cash flows for the period then ended, in conformity with generally accepted accounting principles.

                                          S.B. HOOVER & COMPANY, L.L.P.

Harrisonburg, Virginia,
August 15, 1996

                         EXTENDED CARE ASSOCIATES, INC.
                                 BALANCE SHEET
                                 APRIL 15, 1995

                                     ASSETS

Current Assets
  Cash and cash equivalents
    Checking accounts............................................................  $   8,734
    Money market account.........................................................     20,295
                                                                                   ---------
      Total Cash and Cash Equivalents............................................     29,029
  Trade receivables (less allowance of $19,000)..................................    130,586
  Medicaid receivable (less allowance of $23,500)................................    127,988
  Inventories....................................................................     56,278
  Prepaid expenses...............................................................      3,129
                                                                                   ---------
      Total Current Assets.......................................................    347,010
                                                                                   ---------
Property and Equipment, at Cost
  Office equipment...............................................................     54,510
  Nursing home equipment.........................................................     97,923
  Leasehold improvements.........................................................     13,327
                                                                                   ---------
                                                                                     165,760
  Less accumulated depreciation..................................................     72,154
                                                                                   ---------
  Net Property and Equipment.....................................................     93,606
                                                                                   ---------
Other Assets
  Deferred charges and intangibles...............................................        627
  Investment in marketable securities............................................     15,250
                                                                                   ---------
      Total Other Assets.........................................................     15,877
                                                                                   ---------
      Total Assets...............................................................  $ 456,493
                                                                                   ---------
                                                                                   ---------

                            LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
  Accounts payable...............................................................  $   2,551
  Accrued expenses...............................................................     31,850
  Line of credit loan............................................................    114,609
  Current portion of long-term liabilities.......................................     21,174
                                                                                   ---------
      Total Current Liabilities..................................................    170,184
Long-Term Liabilities............................................................     33,643
                                                                                   ---------
      Total Liabilities..........................................................    203,827
                                                                                   ---------
Shareholders' Equity
  Common stock (no par value, 1,000 shares issued 5,000 shares authorized).......      1,000
  Retained earnings..............................................................    251,666
                                                                                   ---------
      Total Shareholders' Equity.................................................    252,666
                                                                                   ---------
      Total Liabilities and Shareholders' Equity.................................  $ 456,493
                                                                                   ---------
                                                                                   ---------

         The accompanying notes are an integral part of this statement.

                         EXTENDED CARE ASSOCIATES, INC.
                 STATEMENT OF OPERATIONS AND RETAINED EARNINGS
        FOR THE PERIOD BEGINNING APRIL 1, 1995 AND ENDING APRIL 15, 1995

Revenues.........................................................................  $  88,724
Cost of Goods Sold...............................................................     50,273
                                                                                   ---------
  Gross Profit...................................................................     38,451
Selling, General and Administrative Expenses.....................................     39,123
                                                                                   ---------
  Loss from Operations...........................................................       (672)
Other Expenses
  Interest.......................................................................        643
                                                                                   ---------
  Net Loss.......................................................................     (1,315)
Retained Earnings, Beginning of the Period.......................................    252,981
                                                                                   ---------
Retained Earnings, End of the Period.............................................  $ 251,666
                                                                                   ---------
                                                                                   ---------

         The accompanying notes are an integral part of this statement.

                         EXTENDED CARE ASSOCIATES, INC.
                            STATEMENT OF CASH FLOWS
        FOR THE PERIOD BEGINNING APRIL 1, 1995 AND ENDING APRIL 15, 1995

Cash Flows from Operating Activities:
  Net loss.......................................................................  $  (1,315)
  Adjustments to reconcile net loss to net cash used in operating activities:
    Depreciation.................................................................      1,229
    Amortization.................................................................         41
    Changes in operating assets and liabilities:
      Decrease in accounts receivable............................................     36,707
      Increase in prepaid expenses...............................................     (1,588)
      Decrease in inventories....................................................        712
      Decrease in accounts payable...............................................    (75,421)
      Increase in accrued expenses...............................................        897
                                                                                   ---------
  Net Cash Used in Operating Activities..........................................    (38,738)
Cash Flows from Investing Activities:
  Purchase of property and equipment.............................................       (582)
                                                                                   ---------
  Net Cash Used in Investing Activities..........................................       (582)
Cash Flows from Financing Activities:
  Repayment of long-term debt....................................................     (1,389)
                                                                                   ---------
  Net Cash Used in Financing Activities..........................................     (1,389)
                                                                                   ---------
  Net Decrease in Cash and Cash Equivalents......................................    (40,709)
Cash and Cash Equivalents, Beginning of Period...................................     69,738
                                                                                   ---------
  Cash and Cash Equivalents, End of Period.......................................  $  29,029
                                                                                   ---------
                                                                                   ---------

         The accompanying notes are an integral part of this statement.

                         EXTENDED CARE ASSOCIATES, INC.
                         NOTES TO FINANCIAL STATEMENTS

NOTE 1 -- NATURE OF BUSINESS:
    Extended Care Associates, Inc. (the Company) was incorporated in May 1992. The Company provides pharmacy services to extended care facilities located in Lynchburg, Virginia and the surrounding area within an approximately 40 mile radius. The Company grants credit to customers within its service area.

    The Company's year end is December 31, however, these financial statements include transactions that occurred in the period from April 1, 1995 through April 15, 1995.

NOTE 2 -- SUBSEQUENT EVENTS:
    The Company sold substantially all of its operating assets to Williamson Drug Company, Inc., a subsidiary of American Medserve Corporation. The asset sales agreement was executed April 14, 1995, effective as of the close of business on April 15, 1995. The amounts reflected in this financial statement are as of the close of business on April 15, 1995 and are prior to the sale of the operating assets.

    Assets sold include cash on hand and in checking accounts (excluding $20,295 in the money market account), all accounts receivable, inventory, prepaid expenses, leasehold improvements and equipment. Other assets consisting of investment in marketable securities and deferred organizational and loan costs were excluded from the sale. Effective with the sale of the operating assets the name of the corporation was changed from Extended Care Associates, Inc. to OG Enterprises, Inc. Subsequent to the sale of the Company's operating assets, the Company repaid the short-term and long-term debt reflected in this financial statement.

    During the period from April 1, 1995 through April 15, 1995 the Company incurred legal fees of $10,000 in connection with the sale of these assets. The fees are included in selling, general and administrative expenses in the statement of income.

NOTE 3 -- SIGNIFICANT ACCOUNTING POLICIES:
    Significant accounting policies of the Company are as follows:

    CASH AND CASH EQUIVALENTS

    Cash and cash equivalents consist of checking accounts and money market funds.

    BAD DEBTS AND CONTRACTUAL ADJUSTMENTS

    An allowance for contractual adjustments for Medicaid accounts receivable is deducted from the related receivable. Medicaid accounts receivable are initially recorded at the normal rates for private pay patients; an adjustment is subsequently recorded for the difference between the private pay rates and the rates allowed by Medicaid.

    INVENTORY VALUATION

    The Company's inventory consists of products held for resale and is valued at the lower of cost (first-in, first-out method) or market in this financial statement. Inventory has been valued using the last-in, first-out method for income tax reporting purposes in prior years.

                         EXTENDED CARE ASSOCIATES, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 3 -- SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
    DEPRECIATION

    Depreciation is calculated in this financial statement using the straight-line method for all assets. The depreciation method is designed to amortize the cost of the assets over their estimated useful lives. The estimated useful lives of major classes of depreciable assets are as follows:

ASSET                                                                            YEARS
- -----------------------------------------------------------------------------  ---------
Office equipment.............................................................     5-7
Nursing home equipment.......................................................     5-7
Leasehold improvements.......................................................      8

    Accelerated methods and lives have been used by the Company for income tax reporting purposes.

    INCOME TAXES

    The Company has elected to be taxed as an S corporation under the Internal Revenue Code whereby, the stockholders are taxed on their share of the corporation's earnings. Therefore, no provision for income taxes payable is included in this financial statement.

    USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 4 -- INVESTMENT IN MARKETABLE SECURITIES:
    The Company owns 1,000 shares of Cooperative Savings Bank stock which was purchased for $10,000 and is stated at the estimated market value of $15,250 as of April 15, 1995. The Company has classified this security as available for sale as defined by Statement of Financial Accounting Standards number 115. This stock was not included in the sale of assets described in Note 2.

NOTE 5 -- LINE OF CREDIT LOAN:
    At April 15, 1995, the Company has a line of credit with a maximum limit of $175,000. Borrowings are payable on demand and interest is payable monthly at prime plus 2%. The line of credit extends through August 4, 1995, and is secured by various assets of the stockholders and other related parties. The loan agreement limits the Company's ability to incur additional debt or pay dividends without the prior consent of the Bank. At April 15, 1995, the Company's total amount outstanding on the line of credit is $114,609. The outstanding balance was repaid subsequent to April 15, 1995, as described in Note 2.

NOTE 6 -- LONG-TERM LIABILITIES:
    Long-term loans payable consists of the following:

                                                                                MONTHLY    BALANCE
                                         INTEREST RATE      MATURITY DATE       PAYMENT    PAYABLE
                                         -------------  ---------------------  ---------  ---------
Robert Alstrum.........................           9%    December 1, 1996       $     208  $   3,886
Cheryl Gerlich.........................           8%    April 1, 1997                405      9,313
Thomas Clapham.........................           9%    December 1, 1998             415     12,187
William Kiley..........................           9%    December 1, 1998           1,038     29,431
                                                                                          ---------
                                                                                             54,817
Less current maturities................                                                      21,174
                                                                                          ---------
                                                                                          $  33,643
                                                                                          ---------
                                                                                          ---------

                         EXTENDED CARE ASSOCIATES, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 6 -- LONG-TERM LIABILITIES: (CONTINUED)
    The Company incurred loans and made loan repayments to related parties:
Cheryl Gerlich, spouse of a shareholder; and Thomas Clapham and William Kiley, fathers-in-law of the shareholders.

    Scheduled future maturities of long-term liabilities are listed below, however, as explained in Note 2, these loans were repaid subsequent to April 15, 1995:

April 16, 1995 - April 15, 1996...................................  $  21,174
April 16, 1996 - April 15, 1997...................................     21,923
April 16, 1997 - April 15, 1998...................................     11,720
                                                                    ---------
                                                                    $  54,817
                                                                    ---------
                                                                    ---------

NOTE 7 -- RENTAL AGREEMENTS:
    From July 1994 through April 15, 1995, the Company leased the Pharmacy facilities from GO Enterprises, L.L.C., a related entity owned by the shareholders of Extended Care Associates, Inc. for $2,200 per month. Effective with the sale of assets on April 15, 1995, as described in Note 2, Williamson Drug Company, Inc. has leased these facilities from GO Enterprises, L.L.C. for $2,450 per month through April 30, 2000. The Company had also rented office space from one of the shareholders for $200 per month prior to April 15, 1995.

    The Company has leased two automobiles for monthly payments totaling $709. The leases are scheduled to expire in June 1995 and August 1997. The automobile leases have not been assumed by Williamson Drug Company, Inc. The Company also entered into a four year lease effective January 12, 1994, for a copier at $251 per month.

    Scheduled future minimum lease payments for the copier and automobiles are as follows:

                                                             COPIER    AUTOMOBILES    TOTAL
                                                            ---------  -----------  ---------
April 16, 1995 - April 15, 1996...........................  $   3,012   $   5,068   $   8,080
April 16, 1996 - April 15, 1997...........................      3,012       4,380       7,392
April 16, 1997 - April 15, 1998...........................      2,008       1,460       3,468
                                                            ---------  -----------  ---------
    Total.................................................  $   8,032   $  10,908   $  18,940
                                                            ---------  -----------  ---------
                                                            ---------  -----------  ---------

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
Good Samaritan Supply Services, Inc.

    We have audited the accompanying balance sheets of Good Samaritan Supply Services, Inc. as of December 31, 1994 and 1995 and the related statements of operations and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Good Samaritan Supply Services, Inc. at December 31, 1994 and 1995, and the results of its operations and cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Chicago, Illinois
August 9, 1996

                      GOOD SAMARITAN SUPPLY SERVICES, INC.
                                 BALANCE SHEETS

                                     ASSETS

                                                                               DECEMBER 31
                                                                       ----------------------------
                                                                           1994           1995
                                                                       -------------  -------------    APRIL 30,
                                                                                                         1996
                                                                                                     -------------
                                                                                                      (UNAUDITED)
Current assets:
Cash and cash equivalents............................................  $     322,304  $      19,030  $     468,303
  Trade accounts receivable, less allowances of $203,253 and $325,853 as of December 31, 1994 and 1995, respectively, and $337,424 as of
   April 30, 1996....................................................      1,854,339      2,018,809      1,811,314
  Due from related parties...........................................        605,783      1,330,870      1,591,546
  Inventories........................................................        529,169        322,531        478,722
  Prepaid expenses and other.........................................         25,372         52,303        119,210
  Refundable income taxes............................................         34,363        372,665        372,665
  Deferred income taxes..............................................        113,618        218,896        272,028
                                                                       -------------  -------------  -------------
    Total current assets.............................................      3,484,948      4,335,104      5,113,788
Equipment, net.......................................................        536,548      1,098,334      1,156,410
Excess of cost over net assets acquired, less accumulated
 amortization of $77,528 and $191,774 as of December 31, 1994 and
 1995, respectively, and $231,048 as of April 30, 1996...............      1,636,472      1,522,206      1,880,440
Other assets, net....................................................        140,984        218,799        318,266
                                                                       -------------  -------------  -------------
                                                                       $   5,798,952  $   7,174,443  $   8,468,904
                                                                       -------------  -------------  -------------
                                                                       -------------  -------------  -------------

                               LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Line of credit.....................................................  $     500,000  $   2,879,813  $       5,290
  Current portion of long-term debt..................................         76,198        709,336        791,125
  Accounts payable...................................................      1,123,633      2,152,436      2,230,997
  Advances from related party........................................      1,000,000      1,000,000       --
  Accrued expenses...................................................        325,425        179,615        176,223
                                                                       -------------  -------------  -------------
    Total current liabilities........................................      3,025,256      6,921,200      3,203,635
Long-term debt, less current portion.................................      2,233,289        201,281        192,061
Deferred income taxes................................................         21,597         42,658         42,658
Stockholders' equity:
  Common stock, $.01 par value:
   10,000 shares authorized;
   1,000 shares issued and outstanding                                            10             10             17
  Additional paid-in capital.........................................        199,990        199,990      5,299,983
  Retained earnings (deficit)........................................        318,810       (190,696)      (269,450)
                                                                       -------------  -------------  -------------
    Total stockholder's equity.......................................        518,810          9,304      5,030,550
                                                                       -------------  -------------  -------------
    Total liabilities and stockholder's equity.......................  $   5,798,952  $   7,174,443  $   8,468,904
                                                                       -------------  -------------  -------------
                                                                       -------------  -------------  -------------

                            See accompanying notes.

                      GOOD SAMARITAN SUPPLY SERVICES, INC.
            STATEMENTS OF OPERATIONS AND RETAINED EARNINGS (DEFICIT)

                                                                        YEAR ENDED DECEMBER 31
                                                                     -----------------------------
                                                                         1994            1995
                                                                     -------------  --------------   FOUR MONTHS
                                                                                                     ENDED APRIL
                                                                                                      30, 1996
                                                                                                    -------------
                                                                                                     (UNAUDITED)
Revenues...........................................................  $   9,956,025  $   18,897,969   $ 6,824,668
Cost of goods sold.................................................      7,316,791      14,020,893     5,140,510
                                                                     -------------  --------------  -------------
Gross profit.......................................................      2,639,234       4,877,076     1,684,158
Selling, general and administrative expenses.......................      2,380,450       5,370,062     1,684,522
                                                                     -------------  --------------  -------------
Income (loss) from operations......................................        258,784        (492,986)         (364)
Other (income) expense:
  Interest income..................................................         (6,256)        (17,173)      (18,491)
  Interest expense.................................................        162,702         351,369       150,013
                                                                     -------------  --------------  -------------
                                                                           156,446         334,196       131,522
                                                                     -------------  --------------  -------------
Income (loss) before provision for income taxes....................        102,338        (827,182)     (131,886)
Provision (benefit) for income taxes...............................         42,748        (317,676)      (53,132)
                                                                     -------------  --------------  -------------
Net income (loss)..................................................         59,590        (509,506)      (78,754)
Retained earnings (deficit), beginning of period...................        259,220         318,810      (190,696)
                                                                     -------------  --------------  -------------
Retained earnings (deficit), end of period.........................  $     318,810  $     (190,696)  $  (269,450)
                                                                     -------------  --------------  -------------
                                                                     -------------  --------------  -------------

                            See accompanying notes.

                      GOOD SAMARITAN SUPPLY SERVICES, INC.
                            STATEMENTS OF CASH FLOWS

                                                                        YEAR ENDED DECEMBER 31
                                                                    ------------------------------
                                                                         1994            1995
                                                                    --------------  --------------   FOUR MONTHS
                                                                                                     ENDED APRIL
                                                                                                       30, 1996
                                                                                                    --------------
                                                                                                     (UNAUDITED)
OPERATING ACTIVITIES
Net (loss) income.................................................  $       59,590  $     (509,506) $      (78,754)
Adjustments to reconcile net (loss) income to net cash used in operating activities:
  Depreciation....................................................          23,331         140,052          66,829
  Amortization....................................................          97,472         162,268          63,290
  Provision for doubtful accounts.................................         150,919         400,680          44,426
  Deferred income taxes...........................................         (42,275)        (84,217)        (53,132)
Changes in operating assets and liabilities:
  Accounts receivable.............................................      (1,639,951)       (565,150)        163,069
  Due from related parties........................................        (336,206)       (725,087)       (260,676)
  Inventories.....................................................         (55,494)        206,638         (49,612)
  Prepaid expenses and other......................................         (24,153)        (26,931)        (66,907)
  Other assets....................................................        --              (125,817)        (68,263)
  Accounts payable................................................         789,893       1,028,803          71,982
  Accrued expenses................................................         253,091        (145,810)         (3,392)
  Refundable income taxes.........................................        (110,948)       (338,302)       --
                                                                    --------------  --------------  --------------
Net cash used in operating activities.............................        (834,731)       (582,379)       (171,140)
INVESTING ACTIVITIES
Purchases of equipment............................................        (252,356)       (410,373)       (124,905)
Acquisition of entity.............................................      (1,803,624)       --              (452,728)
                                                                    --------------  --------------  --------------
Net cash used in investing activities.............................      (2,055,980)       (410,373)       (577,633)
FINANCING ACTIVITIES
Proceeds from the issuance of long-term debt......................       1,738,000          30,000       1,000,000
Payments on long-term debt........................................         (33,893)     (1,708,174)     (1,001,189)
Payments on capital lease obligations.............................          (2,432)        (12,161)        (26,242)
Advances from related parties.....................................         600,000        --            (1,000,000)
Net proceeds from issuance of common stock........................        --              --             5,600,000
Repurchase of common stock........................................        --              --              (500,000)
Net borrowings (payments) on line of credit.......................         500,000       2,379,813      (2,874,523)
                                                                    --------------  --------------  --------------
Net cash provided by financing activities.........................       2,801,675         689,478       1,198,046
                                                                    --------------  --------------  --------------
Decrease in cash and cash equivalents.............................         (89,036)       (303,274)        449,273
Cash and cash equivalents, beginning of period....................         411,340         322,304          19,030
                                                                    --------------  --------------  --------------
Cash and cash equivalents, end of period..........................  $      322,304  $       19,030  $      468,303
                                                                    --------------  --------------  --------------
                                                                    --------------  --------------  --------------

Supplemental disclosure of cash flow information and noncash investing and financing activities:
Note payable to seller in connection with acquisition.............  $      600,000  $     --        $      100,000
Equipment acquired under capital leases...........................        --               291,465        --
Cash paid during the year for income taxes........................         196,000         105,000        --
Cash paid during the year for interest............................         131,204         357,233         154,489

                            See accompanying notes.

                      GOOD SAMARITAN SUPPLY SERVICES, INC.
                         NOTES TO FINANCIAL STATEMENTS
               FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995 AND
                THE FOUR MONTHS ENDED APRIL 30, 1996 (UNAUDITED)

1.  DESCRIPTION OF BUSINESS
    The Company provides pharmaceutical products, medical supplies, intravenous therapies, and related products and consulting services to patients in long-term care and assisted living facilities within the United States. The Company began operations in October 1992 and is a subsidiary of The Evangelical Lutheran Good Samaritan Foundation (the Foundation). The Foundation is a private nonprofit organization located in Sioux Falls, South Dakota.

2.  ACQUISITION
    In June 1994, the Company acquired certain assets (principally equipment and inventory) of a pharmacy located in White Bear Lake, Minnesota. The total cost of the acquisition was $2,338,000. As a result of the acquisition, goodwill was recorded in the amount of $1,611,000. This acquisition has been accounted for using the purchase method of accounting; accordingly, the Company's financial statements include the operating results of the acquired business from the effective date of the acquisition.

    Unaudited proforma data as though the Company had purchased the above business at the beginning of the year ended December 31, 1994 are set forth below:

Sales.........................................................  $11,805,396
Net Income....................................................       28,218

    In January 1996, the Company purchased substantially all of the assets of an institutional pharmacy located in Colorado. The total purchase price of $534,400 consisted of a $434,400 cash payment and a $100,000 seller note.

    In conjunction with the above acquisition as well as for additional working capital purposes, the Company borrowed the $1,000,000 available under its existing term loan facility (Note 6).

3.  BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF PRESENTATION

    The condensed financial statements at April 30, 1996 and for the four months then ended are unaudited but include all adjustments (consisting only of normal recurring adjustments) which the Company considers necessary for a fair presentation of the financial position at such date and of the operating results and cash flows for that period. Results of the 1996 period are not necessarily indicative of results expected for the entire year. These condensed financial statements do not include all of the disclosures normally provided in annual financial statements.

    ACCOUNTING ESTIMATES

    Accounting estimates are an integral part of the financial statements prepared by Company management and are based on management's current judgments. These judgments are based on knowledge and experience about past and current events and on assumptions about future events. The Company will, when determined necessary, accrue for estimated liabilities when the financial impact is probable and can be estimated by management. Actual results may differ from those estimates.

    CASH EQUIVALENTS

    Cash equivalents, which include financial instruments with an original maturity of three months or less, are carried at cost which approximates market.

                      GOOD SAMARITAN SUPPLY SERVICES, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
               FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995 AND
                THE FOUR MONTHS ENDED APRIL 30, 1996 (UNAUDITED)

3.  BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES (CONTINUED)
    REVENUE RECOGNITION

    Revenue is recognized when the products or services are provided to the Company's customers. As a significant portion of the Company's revenues are paid through various departments of public aid (Medicaid) and Medicare programs and are subject to adjustment by the programs, the Company monitors its receivables and reports such revenue at the net realizable amounts expected to be received from these programs.

    INVENTORIES

    Inventories, which consist principally of pharmaceuticals and medical supplies, are stated at the lower of cost (first-in, first-out basis) or market. The cost of goods sold recognized by the Company consists principally of cost of products and medical supplies.

    EQUIPMENT

    Equipment, including capitalized leases and leasehold improvements, is stated at cost. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets (which range from five to ten years) or the lease term as appropriate.

    EXCESS OF COST OVER NET ASSETS ACQUIRED

    Excess of cost over net assets acquired is being amortized using the straight-line method over a period of 15 years. The Company has established a policy whereby it will evaluate the recoverability of the excess of cost over net assets acquired on a periodic basis utilizing undiscounted net cash flows of the acquired entities. In management's opinion, no impairment of value of the excess of cost over net assets acquired existed at December 31, 1995.

    OTHER ASSETS

    Other assets consist of noncompete agreements and organizational costs. The noncompete agreements are being amortized over three years using the straight-line method. Organizational costs are being amortized over five years using the straight-line method.

    INCOME TAXES

    The Company accounts for income taxes under the liability method. Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and income tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

    FAIR VALUE OF FINANCIAL INSTRUMENTS

    The Company's financial instruments include accounts receivable, accounts payable, accrued expenses, advances from a related party, and debt. The fair values of all financial instruments were not materially different from their carrying values.

                      GOOD SAMARITAN SUPPLY SERVICES, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
               FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995 AND
                THE FOUR MONTHS ENDED APRIL 30, 1996 (UNAUDITED)

4.  EQUIPMENT
    Equipment consists of the following:

                                                                           DECEMBER 31
                                                                    --------------------------
                                                                       1994          1995
                                                                    -----------  -------------
Equipment under capital lease.....................................  $   --       $     291,465
Leasehold improvements............................................      --             268,809
Furniture, fixtures, and equipment................................      417,930        702,279
Construction-in-progress..........................................      142,785       --
                                                                    -----------  -------------
                                                                        560,715      1,262,553
Accumulated depreciation and amortization.........................      (24,167)      (164,219)
                                                                    -----------  -------------
                                                                    $   536,548  $   1,098,334
                                                                    -----------  -------------
                                                                    -----------  -------------

5.  OTHER ASSETS
    Other assets consist of the following:

                                                                            DECEMBER 31
                                                                      ------------------------
                                                                         1994         1995
                                                                      -----------  -----------
Noncompete agreements...............................................  $   100,000  $   100,000
Organizational costs................................................       70,369       70,369
Other assets........................................................      --           125,817
                                                                      -----------  -----------
                                                                          170,369      296,186
Less: Accumulated amortization of noncompete and organizational
 costs..............................................................      (29,385)     (77,407)
                                                                      -----------  -----------
                                                                      $   140,984  $   218,799
                                                                      -----------  -----------
                                                                      -----------  -----------

6.  DEBT
    In April 1995, the Company entered into a line of credit agreement with a new lender which provides for aggregate borrowings totaling $3,100,000. The agreement expires May 31, 1996 and borrowings bear interest at the prime rate plus 0.25%. Proceeds from borrowings under this line of credit were used to repay the then existing bank line of credit and installment note. At December 31, 1995, the Company had $2,879,813 outstanding under the line of credit.

    In October 1995, the Company entered into a term loan agreement which provides for borrowings aggregating $1,000,000. Borrowings under this agreement bear interest at the prime rate plus .25% and are due in full in May 1996. At December 31, 1995, no term loan borrowings have been made.

                      GOOD SAMARITAN SUPPLY SERVICES, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
               FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995 AND
                THE FOUR MONTHS ENDED APRIL 30, 1996 (UNAUDITED)

6.  DEBT (CONTINUED)
    Long-term debt and capitalized lease obligations consist of the following:

                                                                           DECEMBER 31
                                                                    --------------------------
                                                                        1994          1995
                                                                    -------------  -----------
Bank installment note, payable in monthly installments of $19,200,
 including interest at the prime rate.............................  $   1,704,107  $   --
Note payable, interest at 7%, due in full on June 1, 1996.........        600,000      600,000
Capital lease obligations.........................................          5,380      284,686
Other.............................................................       --             25,931
                                                                    -------------  -----------
                                                                        2,309,487      910,617
Less: Current portion.............................................         76,198      709,336
                                                                    -------------  -----------
                                                                    $   2,233,289  $   201,281
                                                                    -------------  -----------
                                                                    -------------  -----------

    Future maturities of long-term debt and capitalized lease obligations are as follows:

1996.............................................................  $ 709,336
1997.............................................................     89,268
1998.............................................................     89,490
1999.............................................................     10,953
2000.............................................................     11,570
                                                                   ---------
                                                                   $ 910,617
                                                                   ---------
                                                                   ---------

    Substantially all assets of the Company collateralize the above debt.

    In June 1996, the Company entered into a new bank credit facility (Note 13).

7.  RELATED PARTY TRANSACTIONS
    During 1994, the Foundation, a related organization, advanced an additional $600,000 to the Company. As of December 31, 1994 and 1995, the total amount advanced from the Foundation to the Company was $1,000,000. The advances are due on demand and bear interest at 8%. Total interest paid to the Foundation in 1994 and 1995 by the Company was $54,365 and $77,765, respectively. In addition, as of December 1994 and 1995, accrued interest payable was recorded in the amount of $17,929 and $20,164, respectively.

    The Company sells to certain long-term care facilities which are operated by the Evangelical Lutheran Good Samaritan Society (GSM), an affiliate of the Foundation. Total sales to these facilities for the years ended December 31, 1994 and 1995 were approximately $3,753,000 and $10,116,000, respectively.

                      GOOD SAMARITAN SUPPLY SERVICES, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
               FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995 AND
                THE FOUR MONTHS ENDED APRIL 30, 1996 (UNAUDITED)

8.  INCOME TAXES
    The provision (benefit) for income taxes consists of the following:

                                                                             DECEMBER 31
                                                                       -----------------------
                                                                         1994         1995
                                                                       ---------  ------------
Current:
  Federal............................................................  $  65,835  $   (233,459)
  State..............................................................     19,188       --
                                                                       ---------  ------------
                                                                          85,023      (233,459)
Deferred.............................................................    (42,275)      (84,217)
                                                                       ---------  ------------
                                                                       $  42,748  $   (317,676)
                                                                       ---------  ------------
                                                                       ---------  ------------

    The difference between the financial statement provision for income taxes and the statutory federal income tax rate of 34% is related principally to state income taxes.

    Significant components of the Company's deferred tax assets and liabilities are as follows:

                                                                             DECEMBER 31
                                                                       -----------------------
                                                                          1994        1995
                                                                       ----------  -----------
Deferred tax assets:
  Allowance for doubtful accounts....................................  $   90,634  $   130,341
  Net operating loss carryforward....................................      --           28,291
  Accrued liabilities................................................      22,984      --
                                                                       ----------  -----------
Total deferred tax assets............................................     113,618      158,632
Deferred tax liabilities:
  Excess of tax depreciation over book...............................     (21,597)     (42,658)
                                                                       ----------  -----------
Net deferred taxes...................................................  $   92,021  $   115,974
                                                                       ----------  -----------
                                                                       ----------  -----------

9.  DEFINED CONTRIBUTION PLAN
    The Company has a 401(k) retirement savings plan which covers substantially all full-time employees. Employees may contribute up to 15% (4% prior to August 1, 1995) of their salary. Company matching and profit sharing contributions are discretionary and are determined by resolution of the Board of Directors. Prior to August 1, 1995, the Company matched 0.25% of the employees' contribution, up to 1%. The Company's expense related to this plan was $3,263 and $35,567 in 1994 and 1995, respectively.

10. COMMITMENTS AND CONTINGENCIES

    LEASES

    The Company leases certain equipment and office space under noncancelable operating and capital leases. These leases contain various terms and provide for renewal at prevailing market rates. Costs incurred under these operating leases are recorded as rent expense and were equal to $111,716 and $339,494 for the years ended December 31, 1994 and 1995, respectively.

                      GOOD SAMARITAN SUPPLY SERVICES, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
               FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995 AND
                THE FOUR MONTHS ENDED APRIL 30, 1996 (UNAUDITED)

10. COMMITMENTS AND CONTINGENCIES (CONTINUED)
    Future minimum lease payments for noncancelable operating and capital leases are as follows:

                                                                      OPERATING      CAPITAL
                                                                       LEASES        LEASES
                                                                    -------------  -----------
1996..............................................................  $     331,370  $   108,686
1997..............................................................        301,358      105,925
1998..............................................................        304,162       97,242
1999..............................................................        126,514       13,585
2000..............................................................         29,202       12,453
                                                                    -------------  -----------
                                                                    $   1,092,606      337,891
                                                                    -------------
                                                                    -------------
Less: Amounts representing interest...............................                     (53,205)
                                                                                   -----------
Capital lease obligations.........................................                     284,686
Less: Current portion.............................................                      83,403
                                                                                   -----------
                                                                                   $   201,283
                                                                                   -----------
                                                                                   -----------

    Depreciation expense and accumulated depreciation and amortization include amortization on capital lease obligations.

    MANAGEMENT FEE

    The Company currently pays a monthly management fee to GSM. GSM provides accounting, financial, human resource, and administrative services to the Company. This agreement expires in May 1995 but is automatically renewed unless notice of nonrenewal is given by one of the parties. This agreement was terminated effective January 1, 1996. Total management fees incurred pursuant to this agreement were $54,000 and $42,000 in 1994 and 1995, respectively.

11. CONCENTRATION OF CREDIT RISK
    Financial instruments which potentially subject the Company to concentrations of credit risk primarily consist of accounts receivable due from Medicaid, Medicare, third-party insurance companies, and individuals in various geographic locations. Credit risks with respect to these receivables are limited due to the large number of patients comprising the Company's customer base.

12. STOCKHOLDERS' EQUITY
    On April 30, 1996, the Company entered into a Joint Venture Agreement whereby it sold 666.67 shares of common stock to American Medserve Corporation
(AMC), in exchange for $6,000,000. The $6,000,000 proceeds received from this sale were used to repay the $1,000,000 outstanding under the term loan facility plus accrued interest, substantially all borrowings under the line of credit and term loan facility, and to repay the $1,000,000 advance from the Foundation. In addition, $500,000 was utilized to repurchase 55.555 shares (the Shares) of the Company's Common Stock. The Shares had been issued to the Foundation via a stock dividend declared during April 1996.

13. SUBSEQUENT EVENTS
    On May 30, 1996, the Company purchased substantially all of the assets of an institutional pharmacy located in Nebraska. The total purchase price of $3,663,000 consisted of $2,485,000 of cash payments and $1,178,000 of seller notes payable. This acquisition was financed with additional borrowings under the Company's line of credit facility.

                      GOOD SAMARITAN SUPPLY SERVICES, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
               FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995 AND
                THE FOUR MONTHS ENDED APRIL 30, 1996 (UNAUDITED)

13. SUBSEQUENT EVENTS (CONTINUED)
    On June 21, 1996, the Company entered into a credit agreement with a bank, which provides for maximum borrowings in the aggregate of $15,000,000, consisting of a $5,000,000 revolving line of credit, a $5,000,000 revolving acquisition loan facility, and a $5,000,000 term loan. The revolving line of credit terminates on June 21, 2001. The revolving acquisition loan facility converts to a term loan on the earlier of (a) June 21, 1998 and (b) the date on which (i) the Company has obtained term loans in the aggregate of $5,000,000 and
(ii) the aggregate principal amount under the revolving acquisition loan facility is $5,000,000, and thereafter matures on June 21, 2001. The term loan matures on June 21, 2001. The credit agreement is collateralized by substantially all of the assets of the Company and its subsidiaries. In conjunction with the credit agreement, all issued and outstanding common stock of the Company was pledged by its stockholders to secure the debt obligations. The credit agreement also provides for a $500,000 letter of credit facility. Initial borrowings under this agreement totaled $3,700,000 ($1,200,000 revolving line of credit borrowings and $2,500,000 term loan borrowings). These borrowings were used to repay all borrowings under the existing line of credit and for working capital purposes.

    In connection with the execution of the joint venture agreement, the Company, the Foundation and AMC entered into a shareholders' agreement. Among other things, the agreement contains a provision whereby the Foundation may demand that AMC purchase any or all shares of Company stock held by the Foundation in excess of 10% of total outstanding shares.

    In addition, AMC has a call option whereby AMC may demand that the Foundation sell any or all shares of Company Stock held by the Foundation in excess of 10% of total outstanding shares.

    AMC has the right, upon the occurrence of certain events as defined in the joint venture agreement, to acquire an additional 10.1% of the Company's Common Stock in exchange for $2,000,000. The purchase price for additional purchases of stock pursuant to the put and call provisions shall be fair value, as defined in the joint venture agreement.

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
Nihan & Martin, Inc.

    We have audited the accompanying statements of income and retained earnings and cash flows of Nihan & Martin, Inc. for the two years ended December 31, 1994 and for the period from January 1, 1995 to March 8, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Nihan & Martin, Inc. for the two years ended December 31, 1994 and for the period from January 1, 1995 to March 8, 1995 in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Chicago, Illinois
April 4, 1996

                              NIHAN & MARTIN, INC.
                   STATEMENTS OF INCOME AND RETAINED EARNINGS

                                                                                                   PERIOD FROM
                                                                                                    JANUARY 1,
                                                                      YEAR ENDED DECEMBER 31      1995 TO MARCH
                                                                  ------------------------------        8,
                                                                       1993            1994            1995
                                                                  --------------  --------------  --------------
Revenues........................................................  $   10,880,959  $   12,139,092   $  2,193,826
Cost of goods sold..............................................       6,517,589       7,146,271      1,327,180
                                                                  --------------  --------------  --------------
Gross profit....................................................       4,363,370       4,992,821        866,646
Selling, general, and administrative expenses...................       3,155,684       3,449,311        829,709
                                                                  --------------  --------------  --------------
Income from operations..........................................       1,207,686       1,543,510         36,937
Other income (expense):
  Interest income...............................................           1,868           3,289             75
  Interest expense..............................................         (46,799)        (44,992)        (6,831)
                                                                  --------------  --------------  --------------
                                                                         (44,931)        (41,703)        (6,756)
                                                                  --------------  --------------  --------------
Income before income taxes......................................       1,162,755       1,501,807         30,181
State income taxes..............................................          16,237          17,894            450
                                                                  --------------  --------------  --------------
Net income......................................................       1,146,518       1,483,913         29,731
Retained earnings, beginning of period..........................       1,101,195       1,489,171      2,202,616
Distributions to stockholders...................................        (758,542)       (770,468)      (160,159)
                                                                  --------------  --------------  --------------
Retained earnings, end of period................................  $    1,489,171  $    2,202,616   $  2,072,188
                                                                  --------------  --------------  --------------
                                                                  --------------  --------------  --------------

                            See accompanying notes.

                              NIHAN & MARTIN, INC.
                            STATEMENTS OF CASH FLOWS

                                                                                                    PERIOD FROM
                                                                        YEAR ENDED DECEMBER 31       JANUARY 1,
                                                                     ----------------------------  1995 TO MARCH
                                                                         1993           1994          8, 1995
                                                                     -------------  -------------  --------------
OPERATING ACTIVITIES
Net income.........................................................  $   1,146,518  $   1,483,913   $     29,731
Adjustments to reconcile net income to net cash provided by (used
 in) operating activities:
  Depreciation and amortization....................................         80,516         96,217         30,003
  Amortization of franchise fee....................................          1,833          1,833            239
  Loss on sale of equipment........................................       --                  601        --
  Changes in assets and liabilities:
    Trade receivables..............................................       (172,463)      (427,258)       118,966
    Employee advances..............................................            640         (1,167)         1,467
    Prepaid expenses...............................................        (20,000)       (15,400)        30,450
    Inventories....................................................        (72,968)       (92,088)       (16,932)
    Deferred compensation..........................................        (47,146)      (257,843)      (205,749)
    Other assets...................................................        (30,000)        30,000        --
    Accounts payable and accrued expenses..........................        145,025         48,292       (212,691)
    Income taxes payable...........................................        (13,105)         2,339            450
                                                                     -------------  -------------  --------------
Net cash provided by (used in) operating activities................      1,018,850        869,439       (224,066)
INVESTING ACTIVITIES
Collection of receivable from stockholder..........................          3,255       --              --
Proceeds from sale of equipment....................................       --                4,500        --
Purchases of equipment.............................................       (165,734)      (104,608)        (7,698)
                                                                     -------------  -------------  --------------
Net cash used in investing activities..............................       (162,479)      (100,108)        (7,698)
FINANCING ACTIVITIES
Proceeds from revolving line of credit, net........................       --             --              222,387
Proceeds from notes payable to stockholders........................       --              163,440        --
Principal payments on notes payable to stockholders................        (49,658)      (159,477)        (7,914)
Proceeds from long-term debt.......................................         60,000       --              --
Principal payments on long-term debt...............................        (87,082)      (144,458)       (15,249)
Cash dividends paid................................................       (758,542)      (770,468)      (160,159)
                                                                     -------------  -------------  --------------
Net cash used in financing activities..............................       (835,282)      (910,963)        39,065
                                                                     -------------  -------------  --------------
Net increase (decrease) in cash....................................         21,089        141,632       (192,699)
Cash and cash equivalents:
  Beginning........................................................        447,208        468,297        326,665
                                                                     -------------  -------------  --------------
  Ending...........................................................  $     468,297  $     326,665   $    133,966
                                                                     -------------  -------------  --------------
                                                                     -------------  -------------  --------------
Supplemental disclosure of cash flow information:
  Cash payments for:
    Interest.......................................................  $      47,070  $      44,371   $      6,831
    State income taxes.............................................         29,342         15,555        --

                            See accompanying notes.

                              NIHAN & MARTIN, INC.
                         NOTES TO FINANCIAL STATEMENTS
       FOR THE YEARS ENDED DECEMBER 31, 1993 AND 1994 AND THE PERIOD FROM
                        JANUARY 1, 1995 TO MARCH 8, 1995

1.  DESCRIPTION OF BUSINESS
    Nihan & Martin, Inc. (the Company) provides pharmaceutical products, medical supplies, intravenous therapies, and related products and consulting services to patients in long-term care and assisted living facilities throughout the State of Illinois.

    On March 9, 1995, the Company sold substantially all of its assets and liabilities to AMC Regional Holdings, Inc.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    CASH EQUIVALENTS

    Cash equivalents, which include financial instruments with an original maturity of three months or less, are carried at cost which approximates market.

    ACCOUNTING ESTIMATES

    Accounting estimates are an integral part of the financial statements prepared by Company management and are based on management's current judgments. These judgments are based on knowledge and experience about past and current events and on assumptions about future events. The Company will, when determined necessary, accrue for estimated liabilities when the financial impact is probable and can be estimated by management. Actual results may differ from those estimates.

    REVENUE RECOGNITION

    Revenue is recognized when the products or services are provided to the Company's customers. As a significant portion of the Company's revenues are paid through the Illinois Department of Public Aid (Medicaid) and Medicare programs and are subject to adjustment by the programs, the Company monitors its receivables and reports such revenue at the net realizable amounts expected to be received from these programs.

    INVENTORIES

    Inventories, which consist principally of pharmaceuticals and medical supplies, are stated at the lower of cost (first-in, first-out basis) or market. The cost of goods sold recognized by the Company consists principally of cost of products and medical supplies.

    EQUIPMENT DEPRECIATION

    Equipment, consisting principally of office and transportation equipment, is stated at cost less accumulated depreciation and amortization. Equipment is depreciated or amortized using either straight-line or accelerated methods based on the estimated useful lives of the assets.

    FRANCHISE FEES AMORTIZATION

    Franchise fees are being amortized over a period of ten years.

    FAIR VALUE OF FINANCIAL INSTRUMENTS

    The Company's financial instruments include accounts receivable, accounts payable, accrued expenses, and debt. The fair values of all financial instruments were not materially different from their carrying values.

    ADVERTISING COSTS

    Advertising costs ($93,792, $71,781 and $10,499 for the years ended December 31, 1993 and 1994 and for the period from January 1, 1995 to March 8, 1995, respectively) are expensed as incurred.

                              NIHAN & MARTIN, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
       FOR THE YEARS ENDED DECEMBER 31, 1993 AND 1994 AND THE PERIOD FROM
                        JANUARY 1, 1995 TO MARCH 8, 1995

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    INCOME TAXES

    The stockholders of the Company have elected to be taxed as an S corporation under the provisions of the Internal Revenue Code effective February 1, 1991. Accordingly, the Company is not generally subject to income taxes as the income of the Company is included in the taxable income of its stockholders. Therefore, the financial statements for periods covered by this election will not include a provision for corporate income taxes, except for certain state taxes.

3.  FRANCHISE AGREEMENT
    A portion of the Company's operations are based on a franchise agreement with a pharmaceutical equipment company. In addition to an initial franchise fee, the Company is required to pay the franchisor a monthly royalty fee based on a percentage of net sales. These royalty fees totaled $133,338, $132,110, and $21,665 for the years ended December 31, 1993 and 1994 and for the period from January 1, 1995 to March 8, 1995, respectively.

4.  LEASES AND RENTAL EXPENSE

    OPERATING LEASES

    The Company leases certain equipment under noncancelable operating leases. The leases expire at various dates through February 1999 and certain leases contain renewal options.

    Future minimum lease payments are as follows:

YEAR ENDED DECEMBER 31
- -------------------------------------------------
1995.............................................  $ 116,273
1996.............................................    116,273
1997.............................................    117,678
1998.............................................     77,758
1999.............................................     12,600
                                                   ---------
                                                   $ 440,582
                                                   ---------
                                                   ---------

    Rent expense amounted to $108,000, $118,400, and $22,518 for the years ended December 31, 1993 and 1994 and for the period from January 1, 1995 to March 8, 1995, respectively.

5.  EMPLOYMENT AGREEMENTS
    The Company had deferred compensation agreements with a former officer and a current officer of the Company. On December 31, 1994, the former officer received a lump sum payment of $240,000 as settlement of all future obligations under the agreement. The remaining agreement with the current officer requires payments of $24,000 annually to the officer or his beneficiary or surviving spouse through August 2000. The Company has recorded a liability of $205,749 which represents the estimated present value (using a discount rate of 10%) of the benefits payable under the remaining agreement as of December 31, 1994. This liability was paid in full during the period ended March 8, 1995. The expense under the agreements was $78,000 and $49,000 for the years ended December 31, 1994 and 1993, respectively. No expense was recorded during the period ended March 8, 1995.

    The Company has also entered into an employment contract with a current employee. The agreement provides a guaranteed minimum annual salary of $20,000 through June, 1996. The Company has recorded a liability and a related prepaid expense for $20,000 which represents the balance of the agreement to be paid as of December 31, 1994.

                              NIHAN & MARTIN, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
       FOR THE YEARS ENDED DECEMBER 31, 1993 AND 1994 AND THE PERIOD FROM
                        JANUARY 1, 1995 TO MARCH 8, 1995

5.  EMPLOYMENT AGREEMENTS (CONTINUED)
    The agreement also provides for payments of $1,250 a month through June 1996 in consideration for the employee's agreement not to compete. These payments are recorded as expense when due.

6.  EMPLOYEE BENEFITS PLAN
    The Company has an employee benefit plan (Plan) which covers substantially all of its full-time employees (as defined in the Plan). Employees can elect to make pretax contributions of a percentage of their annual compensation, not to exceed IRS limitations. Company contributions are at the discretion of the Company's Board of Directors. Company contributions of $90,000, $75,000, and $10,804 were made to the Plan for the years ended December 31, 1993 and 1994 and for the period from January 1, 1995 to March 8, 1995.

7.  CONCENTRATION OF CREDIT RISK
    Financial instruments which potentially subject the Company to concentrations of credit risk primarily consist of accounts receivable due from Medicaid, Medicare, third-party insurance companies, and individuals in various geographic locations. Credit risks with respect to these receivables are limited due to the large number of patients comprising the Company's customer base.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Pharmed Holdings, Inc. (formerly Pharmed, Inc.)

    We have audited the accompanying balance sheets of Pharmed, Inc. as of December 31, 1994 and 1995, and the related statements of operations, stockholders' equity, and cash flows for the two years ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pharmed, Inc. as of December 31, 1994 and 1995, and the results of its operations and its cash flows for the two years ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Chicago, Illinois
July 5, 1996

                                 PHARMED, INC.
                                 BALANCE SHEETS
                                     ASSETS

                                                                               DECEMBER 31
                                                                       ----------------------------
                                                                           1994           1995
                                                                       -------------  -------------     MAY 8,
                                                                                                         1996
                                                                                                     -------------
                                                                                                      (UNAUDITED)
Current assets:
  Cash...............................................................  $      51,353  $      60,264  $      10,461
  Accounts receivable, less allowance of $186,567 and $338,024 as of
   December 31, 1994 and 1995 and $388,024 at May 8, 1996............      1,393,457        609,201        699,340
  Due from related parties...........................................        250,023        351,961        351,961
  Inventories........................................................        238,869        288,345        317,424
                                                                       -------------  -------------  -------------
    Total current assets.............................................      1,933,702      1,309,771      1,379,186
Equipment, net.......................................................        110,167         66,677         67,400
Excess of cost over net assets acquired..............................             --             --        122,907
                                                                       -------------  -------------  -------------
    Total assets.....................................................  $   2,043,869  $   1,376,448  $   1,569,493
                                                                       -------------  -------------  -------------
                                                                       -------------  -------------  -------------

                                       LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable...................................................  $     114,196  $     118,794  $      62,604
  Accrued expenses...................................................         42,910         61,017         46,182
  Due to related parties.............................................        681,727         99,414        286,935
  Amount due to seller...............................................             --             --         90,000
                                                                       -------------  -------------  -------------
    Total current liabilities........................................        838,833        279,225        485,721
Stockholders' equity:
  Common stock, no par value: 10,000 shares authorized; 1,000 shares
   issued and outstanding............................................         10,000         10,000         10,000
  Retained earnings..................................................      1,195,036      1,087,223      1,073,772
                                                                       -------------  -------------  -------------
                                                                           1,205,036      1,097,223      1,083,772
                                                                       -------------  -------------  -------------
Total liabilities and stockholders' equity...........................  $   2,043,869  $   1,376,448  $   1,569,493
                                                                       -------------  -------------  -------------
                                                                       -------------  -------------  -------------

                            See accompanying notes.

                                 PHARMED, INC.
                            STATEMENTS OF OPERATIONS

                                                                       YEARS ENDED DECEMBER 31
                                                                     ----------------------------
                                                                         1994           1995
                                                                     -------------  -------------   PERIOD FROM
                                                                                                     JANUARY 1,
                                                                                                        1996
                                                                                                   TO MAY 8, 1996
                                                                                                   --------------
                                                                                                    (UNAUDITED)
Revenues...........................................................  $   4,880,344  $   3,920,572   $  1,625,064
Cost of goods sold.................................................      3,123,661      2,157,716      1,152,931
                                                                     -------------  -------------  --------------
Gross profit.......................................................      1,756,683      1,762,856        472,133
Selling, general, and administrative expenses......................      1,381,482      1,604,382        485,584
                                                                     -------------  -------------  --------------
Income (loss) from operations......................................        375,201        158,474        (13,451)
Other expense:
  Interest.........................................................          1,367       --              --
  Other, net.......................................................       --               13,947        --
                                                                     -------------  -------------  --------------
Net income (loss)..................................................  $     373,834  $     144,527   $    (13,451)
                                                                     -------------  -------------  --------------
                                                                     -------------  -------------  --------------

                            See accompanying notes.

                                 PHARMED, INC.
                       STATEMENTS OF STOCKHOLDERS' EQUITY
            FOR THE TWO YEARS ENDED DECEMBER 31, 1995 AND THE PERIOD
                FROM JANUARY 1, 1996 TO MAY 8, 1996 (UNAUDITED)

                                                                     COMMON STOCK                         TOTAL
                                                                 --------------------    RETAINED     STOCKHOLDERS'
                                                                  SHARES      COST       EARNINGS        EQUITY
                                                                 ---------  ---------  -------------  -------------
Balance at December 31, 1993...................................      1,000  $  10,000  $     887,231  $     897,231
Distributions..................................................     --         --            (66,029)       (66,029)
Net income.....................................................     --         --            373,834        373,834
                                                                 ---------  ---------  -------------  -------------
Balance at December 31, 1994...................................      1,000     10,000      1,195,036      1,205,036
Distributions..................................................     --         --           (252,340)      (252,340)
Net income.....................................................     --         --            144,527        144,527
                                                                 ---------  ---------  -------------  -------------
Balance at December 31, 1995...................................      1,000  $  10,000      1,087,223      1,097,223
Net loss for the period (unaudited)............................     --         --            (13,451)       (13,451)
                                                                 ---------  ---------  -------------  -------------
Balance at May 8, 1996 (unaudited).............................      1,000  $  10,000  $   1,073,772  $   1,083,772
                                                                 ---------  ---------  -------------  -------------
                                                                 ---------  ---------  -------------  -------------

                            See accompanying notes.

                                 PHARMED, INC.
                            STATEMENTS OF CASH FLOWS

                                                                       YEARS ENDED DECEMBER 31
                                                                     ----------------------------
                                                                          1994           1995
                                                                     --------------  ------------   PERIOD FROM
                                                                                                     JANUARY 1,
                                                                                                        1996
                                                                                                   TO MAY 8, 1996
                                                                                                   --------------
                                                                                                    (UNAUDITED)
OPERATING ACTIVITIES
Net income (loss)..................................................  $      373,834  $    144,527   $    (13,451)
Adjustments to reconcile net income to net cash provided by
 operating activities:
  Depreciation and amortization....................................          45,334        41,736         17,100
  Allowance for doubtful accounts..................................          82,776       151,457         50,000
  Loss on sale of property and equipment...........................        --              13,947        --
  Changes in operating assets and liabilities:.....................
    Accounts receivable............................................      (1,139,807)      632,799       (140,139)
    Inventories....................................................         (59,784)      (49,476)        52,033
    Prepaid expenses and other.....................................           4,157       --             --
    Other assets...................................................           2,252       --                (100)
    Accrued expenses...............................................          12,351        18,107        (14,835)
    Accounts payable...............................................          (7,925)        4,598        (56,190)
                                                                     --------------  ------------  --------------
Net cash (used in) provided by operating activities................        (686,812)      957,695       (105,582)
                                                                     --------------  ------------  --------------
INVESTING ACTIVITIES
Purchases of equipment.............................................         (23,457)      (15,943)          (742)
Acquisition of an institutional pharmacy...........................        --             --            (131,000)
Proceeds from sale of equipment....................................        --               3,750        --
                                                                     --------------  ------------  --------------
Net cash used in investing activities..............................         (23,457)      (12,193)      (131,742)
                                                                     --------------  ------------  --------------
FINANCING ACTIVITIES
Distributions to stockholder.......................................         (66,029)     (252,340)       --
Due to and from related parties, net...............................         588,366      (684,251)       187,521
                                                                     --------------  ------------  --------------
Net cash provided by (used in) financing activities................         522,337      (936,591)       187,521
                                                                     --------------  ------------  --------------
Net (decrease) increase in cash....................................        (187,932)        8,911        (49,803)
Cash at beginning of period........................................         239,285        51,353         60,264
                                                                     --------------  ------------  --------------
Cash at end of period..............................................  $       51,353  $     60,264   $     10,461
                                                                     --------------  ------------  --------------
                                                                     --------------  ------------  --------------
Supplemental disclosure of cash flow information and noncash investing and financing activities
Cash paid during the period for interest...........................  $        1,367  $    --        $    --
Amount due to seller in conjunction with an acquisition of an
 institutional pharmacy............................................  $     --        $    --        $     90,000

                            See accompanying notes.

                                 PHARMED, INC.

                         NOTES TO FINANCIAL STATEMENTS

            FOR THE TWO YEARS ENDED DECEMBER 31, 1995 AND UNAUDITED
               FOR THE PERIOD FROM JANUARY 1, 1996 TO MAY 8, 1996

1.  DESCRIPTION OF BUSINESS
    Pharmed, Inc. (the Company) provides pharmaceutical products, medical supplies, intravenous and respiratory therapies, and related products and consulting services to patients in long-term care and assisted living facilities throughout the State of Louisiana.

    The accompanying financial statements reflect the operations of the institutional pharmacy of Pharmed, Inc. Those stockholder transactions unrelated to the operations of the institutional pharmacy have not been given recognition in the Company's statements of operations. Such transactions have been reflected within the accounts of cash and amounts due from and to related parties on the Company's balance sheets.

    On May 8, 1996, the Company sold substantially all of its assets and liabilities to Sterling Healthcare Services, Inc., a majority-owned subsidiary of AMC Regional Holdings, Inc.

2.  BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF PRESENTATION

    The condensed financial statements at May 8, 1996 and for the period then ended are unaudited but include all adjustments (consisting only of normal recurring adjustments) which the Company considers necessary for a fair presentation of the financial position at such date and of the operating results and cash flows for that period. Results of the 1996 period are not necessarily indicative of results expected for the entire year. These condensed financial statements do not include all of the disclosures normally provided in annual financial statements.

    ACCOUNTING ESTIMATES

    Accounting estimates are an integral part of the financial statements prepared by Company management and are based on management's current judgments. These judgments are based on knowledge and experience about past and current events and on assumptions about future events. The Company will, when determined necessary, accrue for estimated liabilities when the financial impact is probable and can be estimated by management. Actual results could differ from those estimates.

    REVENUE RECOGNITION

    Revenue is recognized when the products or services are provided to the Company's customers and is generally based on the amounts invoiced. As a significant portion of the Company's revenues are paid through the Louisiana Department of Public Aid (Medicaid) and Medicare programs and are subject to adjustment by the programs, the Company monitors its receivables and reports such revenue at the net realizable amounts expected to be received from these programs. At December 31, 1994 and 1995, net accounts receivable subject to adjustment under these programs amounted to approximately $376,000 and $305,000, respectively.

    INVENTORIES

    Inventories, which consist principally of pharmaceuticals and medical supplies, are stated at the lower of cost (first-in, first-out basis) or market. The cost of goods sold recognized by the Company consists principally of cost of products and medical supplies.

    EQUIPMENT

    Equipment is stated at cost less accumulated depreciation and amortization. Equipment is being depreciated or amortized using either straight-line or accelerated methods based on the estimated useful lives of the assets.

                                 PHARMED, INC.

            FOR THE TWO YEARS ENDED DECEMBER 31, 1995 AND UNAUDITED
               FOR THE PERIOD FROM JANUARY 1, 1996 TO MAY 8, 1996

2.  BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES (CONTINUED)
    FAIR VALUE OF FINANCIAL INSTRUMENTS

    The Company's financial instruments include accounts receivable, accounts payable, accrued expenses, and amounts due to and from related parties. The fair values of all financial instruments were not materially different from their carrying values.

3.  EQUIPMENT
    Equipment consists of the following:

                                                                           DECEMBER 31
                                                                    --------------------------
                                                                        1994          1995
                                                                    ------------  ------------
Transportation equipment..........................................  $    226,876  $     99,559
Furniture, fixtures and equipment.................................       213,127       120,018
                                                                    ------------  ------------
                                                                         440,003       219,577
Accumulated depreciation and amortization.........................      (329,836)     (152,900)
                                                                    ------------  ------------
                                                                    $    110,167  $     66,677
                                                                    ------------  ------------
                                                                    ------------  ------------

4.  ACCRUED EXPENSES
    Accrued expenses consist of the following:

                                                                             DECEMBER 31
                                                                         --------------------
                                                                           1994       1995
                                                                         ---------  ---------
Compensation and benefits..............................................  $  42,910  $  60,150
Other..................................................................     --            867
                                                                         ---------  ---------
                                                                         $  42,910  $  61,017
                                                                         ---------  ---------
                                                                         ---------  ---------

5.  RELATED PARTY TRANSACTIONS
    The Company routinely engaged in advances and borrowings with related entities of which the stockholder of the Company is the sole stockholder. Such amounts are due on demand and noninterest bearing, and are recorded in amounts due to and from related parties.

    The Company's sole stockholder routinely engaged in transactions of a personal nature with the Company unrelated to the operations of the institutional pharmacy. Such transactions have been reflected within the accounts of cash and amounts due from and to related parties on the Company's balance sheets.

    The Company routinely purchases inventory at cost from related entities. The Company also sells such inventories at cost to these entities. The purchases from related entities were $859,963 for the year ended December 31, 1994, and sales to these entities were $115,037 and $111,824 for the years ended December 31, 1994 and 1995, respectively.

    The Company leases certain office space on a month to month basis from a related entity of which the Company's stockholder is the sole owner. Rent expense under this agreement was $48,000 for each of the years ended December 31, 1994 and 1995.

                                 PHARMED, INC.

            FOR THE TWO YEARS ENDED DECEMBER 31, 1995 AND UNAUDITED
               FOR THE PERIOD FROM JANUARY 1, 1996 TO MAY 8, 1996

5.  RELATED PARTY TRANSACTIONS (CONTINUED)
    Amounts due from affiliated entities consist of the following:

                                                                            DECEMBER 31
                                                                      ------------------------
                                                                         1994         1995
                                                                      -----------  -----------
Pharmed of Baton Rouge, Inc.........................................  $   250,023  $   350,023
JV Properties.......................................................      --             1,938
                                                                      -----------  -----------
                                                                      $   250,023  $   351,961
                                                                      -----------  -----------
                                                                      -----------  -----------

    Amounts due to affiliated entities consist of the following:

                                                                            DECEMBER 31
                                                                       ----------------------
                                                                          1994        1995
                                                                       -----------  ---------
Eagle Medical Supply, Inc............................................  $   401,727  $  --
Universal Pharmacy of Parkland.......................................      --          60,000
Universal Pharmacy of Dixon, Inc.....................................      280,000     39,414
                                                                       -----------  ---------
                                                                       $   681,727  $  99,414
                                                                       -----------  ---------
                                                                       -----------  ---------

    The Company has pledged substantially all of its assets as security for borrowings by related entities under various debt agreements.

6.  S CORPORATION ELECTION
    The stockholder of the Company has elected to be taxed as an S corporation under the provisions of the Internal Revenue Code. Accordingly, the Company is not subject to federal or state income taxes as the income of the Company is included in the taxable income of its stockholder.

7.  COMMITMENTS AND CONTINGENCIES
    The Company leases certain property and equipment under various noncancelable operating leases. These leases contain various terms and provide for renewal at prevailing market rates.

    Future minimum lease payments for noncancelable operating leases are as follows:

YEARS ENDED DECEMBER 31:
- -------------------------------------------------------------
1996.........................................................  $    37,368
1997.........................................................       37,368
1998.........................................................       22,110
1999.........................................................       15,120
2000.........................................................       10,697
                                                               -----------
                                                               $   122,663
                                                               -----------
                                                               -----------

    Rent expense amounted to approximately $80,932 and $77,787 for the years ended December 31, 1994 and 1995, respectively.

8.  CONCENTRATION OF CREDIT RISK
    Financial instruments which potentially subject the Company to concentrations of credit risk primarily consist of accounts receivable due from Medicaid and Medicare, third-party insurance companies, and individuals in various geographic locations. Credit risks with respect to these receivables are limited due to the large number of patients comprising the Company's customer base.

                                 PHARMED, INC.

            FOR THE TWO YEARS ENDED DECEMBER 31, 1995 AND UNAUDITED
               FOR THE PERIOD FROM JANUARY 1, 1996 TO MAY 8, 1996

9.  SUBSEQUENT EVENTS
    During January 1996, the Company purchased assets of an institutional pharmacy in Alexandria, Louisiana, in exchange for cash of $221,000. $120,000 of the purchase price is payable in monthly installments of $10,000 through January, 1997. Payments subsequent to July, 1996 are contingent upon certain conditions, as defined in the purchase agreement. Goodwill recorded in conjunction with this purchase is included in excess of cost over net assets acquired on the Company's unaudited balance sheet and is being amortized using the straight line method over a period of 20 years.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Royal Care of America, Inc. and Subsidiaries

    We have audited the accompanying consolidated balance sheets of Royal Care of America, Inc. and Subsidiaries (the Company) formerly Foster Medical Supply, Inc., as of December 31, 1994 and 1995, the consolidated statement of operations and accumulated capital and the consolidated statement of cash flows for the years ended December 31, 1994 and 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. The consolidated financial statements of Royal Care of America, Inc. and Subsidiaries for the year ended December 31, 1993, were audited by other auditors, whose report dated August 12, 1994, expressed an unqualified opinion on those statements.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Royal Care of America, Inc. and Subsidiaries as of December 31, 1994 and 1995 and consolidated results of its operations and cash flows for the years ended December 31, 1994 and 1995, in conformity with generally accepted accounting principles.

                                          COOPERS & LYBRAND L.L.P.

Albany, New York
August 30, 1996

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and
Stockholders of Royal Care of America, Inc.

    In our opinion, the consolidated statements of operations and changes in accumulated capital and of cash flows for the year ended December 31, 1993 present fairly, in all material respects, the results of operations and cash flows of Royal Care of America, Inc. and its subsidiaries for the year ended December 31, 1993, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above. We have not audited the consolidated financial statements of the Company for any period subsequent to December 31, 1993.

PRICE WATERHOUSE LLP

Boston, Massachusetts
August 12, 1994

                  ROYAL CARE OF AMERICA, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)
                                     ASSETS

                                                                                    DECEMBER 31,
                                                                                --------------------
                                                                                  1994       1995
                                                                                ---------  ---------   JUNE 30,
                                                                                                         1996
                                                                                                      -----------
                                                                                                      (UNAUDITED)
CURRENT ASSETS
  Cash, includes restricted cash of $2,060, $2,127 and $2,127.................  $   5,203  $   2,393   $   2,193
  Accounts receivable, net of allowance for uncollectibles of $1,195, $1,166
   and $1,543.................................................................      3,783      4,028       4,718
  Inventory...................................................................        600        647         965
  Prepaid expenses and other receivables......................................         16        153          20
                                                                                ---------  ---------  -----------
    Total current assets......................................................      9,602      7,221       7,896
                                                                                ---------  ---------  -----------
PROPERTY AND EQUIPMENT, net...................................................        699        624         575
OTHER NONCURRENT ASSETS
  Goodwill, net...............................................................      1,143      1,339       1,199
  Deferred organization and financing costs, net..............................         24         16          11
  Other.......................................................................         13         20          20
                                                                                ---------  ---------  -----------
    Total other noncurrent assets.............................................      1,180      1,375       1,230
                                                                                ---------  ---------  -----------
    Total assets..............................................................  $  11,481  $   9,220   $   9,701
                                                                                ---------  ---------  -----------
                                                                                ---------  ---------  -----------

                                       LIABILITIES AND ACCUMULATED CAPITAL

CURRENT LIABILITIES
  Current portion of long-term debt, principally due to related parties.......  $   1,112  $   2,067   $   2,576
  Accounts payable............................................................      1,584      1,304         987
  Accrued expenses............................................................        600        859       1,133
  Due to unaffiliated company.................................................      2,060      2,127       2,127
                                                                                ---------  ---------  -----------
    Total current liabilities.................................................      5,356      6,357       6,823
LONG-TERM DEBT, net of current portion, principally due to related parties....      3,829      2,717       2,717
                                                                                ---------  ---------  -----------
    Total liabilities.........................................................      9,185      9,074       9,540
                                                                                ---------  ---------  -----------
COMMITMENTS AND CONTINGENCIES (Note 8)
    Accumulated capital.......................................................      2,296        146         161
                                                                                ---------  ---------  -----------
    Total liabilities and accumulated capital.................................  $  11,481  $   9,220   $   9,701
                                                                                ---------  ---------  -----------
                                                                                ---------  ---------  -----------

   The accompanying notes are an integral part of the consolidated financial statements.

                  ROYAL CARE OF AMERICA, INC. AND SUBSIDIARIES
    CONSOLIDATED STATEMENTS OF OPERATIONS AND CHANGES IN ACCUMULATED CAPITAL
                                 (IN THOUSANDS)

                                                               FOR THE YEARS ENDED DECEMBER
                                                                            31,
                                                              -------------------------------
                                                                1993       1994       1995
                                                              ---------  ---------  ---------       FOR THE
                                                                                               SIX MONTHS ENDED
                                                                                                 JUNE 30, 1996
                                                                                               -----------------
                                                                                                  (UNAUDITED)
Net sales...................................................  $  19,699  $  18,923  $  15,727      $   7,532
Consulting fees.............................................     --         --             89             68
                                                              ---------  ---------  ---------        -------
  Revenues..................................................     19,699     18,923     15,816          7,600
  Cost of sales.............................................     10,038     10,453     10,059          4,563
                                                              ---------  ---------  ---------        -------
    Gross profit............................................      9,661      8,470      5,757          3,037
Selling, general and administrative expenses................      8,154      9,747      7,382          3,174
                                                              ---------  ---------  ---------        -------
Income (loss) from operations...............................      1,507     (1,277)    (1,625)          (137)
                                                              ---------  ---------  ---------        -------
Other (expense) income:
  Interest expense..........................................       (869)      (784)      (555)          (260)
  Interest income                                                --             55         11             81
  Other.....................................................     --            520         19            331
                                                              ---------  ---------  ---------        -------
                                                                   (869)      (209)      (525)           152
                                                              ---------  ---------  ---------        -------
Income (loss) before taxes..................................        638     (1,486)    (2,150)            15
Provision for income taxes..................................        279     --         --             --
                                                              ---------  ---------  ---------        -------
Net income (loss)...........................................        359     (1,486)    (2,150)            15
Accumulated capital, beginning of period....................        642          5      2,296            146
Contribution (to) by Foster Medical Supply, Inc.............       (996)     3,777     --             --
                                                              ---------  ---------  ---------        -------
Accumulated capital, end of period..........................  $       5  $   2,296  $     146      $     161
                                                              ---------  ---------  ---------        -------
                                                              ---------  ---------  ---------        -------

   The accompanying notes are an integral part of the consolidated financial statements.

                  ROYAL CARE OF AMERICA, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                               FOR THE YEAR ENDED DECEMBER 31,
                                                               -------------------------------
                                                                 1993       1994       1995
                                                               ---------  ---------  ---------       FOR THE
                                                                                                SIX MONTHS ENDED
                                                                                                  JUNE 30, 1996
                                                                                                -----------------
                                                                                                   (UNAUDITED)
Cash flows from operating activities:
  Net income (loss)..........................................  $     359  $  (1,486) $  (2,150)    $        15
  Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
    Provision for doubtful accounts..........................        416      1,154      1,543             377
    Depreciation and amortization............................        318        646        497             273
    Gain on sale of equipment................................     --           (254)    --             --
    Deferred compensation....................................     --              4         19         --
    (Increase) decrease in assets:
      Accounts receivable....................................      1,390     (1,437)    (1,788)         (1,067)
      Inventory..............................................       (403)       136        (14)           (318)
      Other assets...........................................         33         46       (144)            133
    Increase (decrease) in liabilities:
      Accounts payable.......................................        515        887       (279)           (317)
      Accrued expenses.......................................       (188)      (137)       240             274
      Due to unaffiliated business...........................     --          2,017         67         --
                                                               ---------  ---------  ---------         -------
        Net cash provided by (used in) operating
         activities..........................................      2,440      1,576     (2,009)           (630)
                                                               ---------  ---------  ---------         -------
Cash flows from investing activities:
  Proceeds from sale of property and equipment...............     --            545     --             --
  Purchase of property and equipment.........................       (208)      (197)       (85)            (79)
  Acquisition of business....................................       (175)    --           (459)        --
                                                               ---------  ---------  ---------         -------
        Net cash (used in) provided by investing
         activities..........................................       (383)       348       (544)            (79)
                                                               ---------  ---------  ---------         -------
Cash flows from financing activities:
  Proceeds from issuance of debt.............................     --         --         --                 700
  Principal payments of long-term debt.......................       (430)    (1,298)      (257)           (191)
  Investment by (to) Foster Medical Supply, Inc..............       (996)     3,777     --             --
                                                               ---------  ---------  ---------         -------
        Net cash (used in) provided by financing
         activities..........................................     (1,426)     2,479       (257)            509
                                                               ---------  ---------  ---------         -------
Increase (decrease) in cash..................................        631      4,403     (2,810)           (200)
Cash, beginning of period....................................        169        800      5,203           2,393
                                                               ---------  ---------  ---------         -------
Cash, end of period..........................................  $     800  $   5,203  $   2,393     $     2,193
                                                               ---------  ---------  ---------         -------
                                                               ---------  ---------  ---------         -------

Cash paid during the period for:
  Interest...................................................  $     786  $     744  $     595     $        81
  Income taxes...............................................  $  --      $      20  $      10     $   --

Noncash transactions:

    During 1993 and 1994, Royal Care of America, Inc. and Subsidiaries acquired vehicles and equipment in the amount of $251 and $193, respectively, through capital leases.

    During 1995, Royal Care of America, Inc. and Subsidiaries acquired two businesses for cash payments of $459 and a note payable of $100. Of the purchase price, $34 was allocated to inventory, $73 was allocated to property, plant and equipment, $50 was allocated to a non-compete agreement and the balance was recorded as goodwill.

   The accompanying notes are an integral part of the consolidated financial statements.

                  ROYAL CARE OF AMERICA, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 (IN THOUSANDS)

1.  BASES OF PRESENTATION AND REPORTING ENTITY
    Royal Care of America, Inc. and Subsidiaries (the "Company"), located in Malta, New York, is a distributor of pharmaceuticals to nursing homes, adult care homes and other institutions located in upstate New York. The Company is also engaged in the sale of products for adult medical-nutritional needs, hi-tech wound care and urological ostomy supplies to patients primarily in upstate New York and also in Michigan, Florida, Connecticut, Pennsylvania and Ohio. On August 5, 1996, the Company sold the majority of its assets and transferred its liabilities, except for the restricted cash, Mezzanine debt and amounts due to unaffiliated company, to Royal Care Holdings, Inc. ("RCH"), an indirect subsidiary of American Medserve Corporation ("AMC"). The purchase price consisted of $7.8 million of cash and a $2 million convertible promissory note of AMC. RCH may also pay the Company certain contingent amounts based upon earnings of RCH for the six month period ending December 31, 1996. In addition, the purchase price may be increased or decreased by a net worth adjustment based on the closing balance sheet of the Company as of August 5, 1996.

    Prior to September 1994, the Company was a division of Foster Medical Supply, Inc. ("FMS"). In September 1994, FMS sold certain assets and transferred certain liabilities of its medical supply distribution business (the "base business"), to an unaffiliated corporation (see Note 8), and the Company became the sole remaining business of FMS and FMS was renamed Royal Care of America, Inc. The Company is currently involved in a dispute related to the base business sale transaction (see Note 8) and has placed approximately $2,100 in an escrow account and established a corresponding liability to account for this dispute.

    Included in the accompanying 1994 consolidated statement of operations and changes in accumulated capital is $3,777 which primarily represents the gain on the sale of the base business that was contributed by FMS to the Company.

    The consolidated statements of operations and changes in accumulated capital and cash flows for the years ended December 31, 1994 and 1993 have been prepared to present the historical results of operations and cash flows of the Company, excluding the results of operations and cash flows of the base business as it operated within FMS.

    The consolidated statements of operations and changes in accumulated capital include all direct selling, general and administrative expenses, interest expense and intangible asset amortization. For the periods prior to September 1, 1994, selling, general and administrative and interest expenses not directly attributable to either the base business or the Company have been allocated to the Company on the proportion of cost of sales during 1993. These charges cover the costs of product distribution, finance and administrative support, management information systems, facilities and corporate expense. For these services, the Company was allocated the following costs:

                                                                                1993       1994
                                                                              ---------  ---------
Selling, general and administrative.........................................  $   1,339  $     617
Interest expense............................................................        183        202

    These represent approximately 8.7% of the related indirect expenses for the periods ended December 31, 1993 and 1994. Management believes this allocation method is reasonable based on the Company's use of such facilities, services and financing. However, the results of operations presented may not be indicative of the results that would have been achieved had the Company operated as a non-affiliated entity.

    In September 1994, the Company entered into a purchase and distribution agreement, for all medical supplies, with the acquiror of the base business (see
Note 8). The agreement is for cost plus

                  ROYAL CARE OF AMERICA, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                 (IN THOUSANDS)

1.  BASES OF PRESENTATION AND REPORTING ENTITY (CONTINUED)
18%, which includes distribution costs. All costs under this agreement are included in cost of sales in the accompanying financial statements. Distribution costs incurred prior to September 1994 are included in the allocated indirect selling, general and administrative expenses above.

    During 1995, the Company entered into a joint venture to provide psychogerontology services to patients in long-term care facilities.

    The accompanying unaudited consolidated financial statements, reflect, in the opinion of management, all adjustments, consisting of only normal and recurring adjustments, necessary for a fair presentation of the consolidated financial position at June 30, 1996, and the consolidated results of operations for the six month period ended June 30, 1996. The results of operations for the six month period ended June 30, 1996 are not necessarily indicative of the results to be expected for the full year.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    PRINCIPLES OF CONSOLIDATION:

    The consolidated financial statements include the accounts of Royal Care of America, Inc., Pharmacy Associates, Inc. and Royal Care Management Services. Significant intercompany accounts and transactions have been eliminated in the consolidation.

    USE OF ESTIMATES:

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those results.

    NET SALES:

    Revenues are recognized when goods are shipped or services are provided. A significant portion of the Company's revenue is derived through arrangements with Medicare and Medicaid. As such, the Company is dependent on these payors to carry out its operating activities.

    INVENTORIES:

    Inventories consist principally of pharmaceuticals purchased for resale, and are stated at lower of cost or market. Cost is determined by using the first-in, first-out method. The Company purchases the majority of its items for resale from two suppliers. Prior to the sale of the base business, the Company purchased the majority of its medical supply inventory from the base business at cost.

    PROPERTY AND EQUIPMENT:

    Property and equipment are recorded at cost. Depreciation is computed on a straight-line basis over the estimated useful lives of the assets, primarily from 3 to 5 years. Gains and losses resulting from the disposition of property and equipment are recognized in the period in which the transaction occurs.

    INTANGIBLE ASSETS:

    Goodwill and agreements not to compete associated with the acquisition of the business are being amortized on a straight-line basis over five to ten years.

                  ROYAL CARE OF AMERICA, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                 (IN THOUSANDS)

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    DEFERRED ORGANIZATION AND FINANCING COSTS:

    Costs associated with securing financing and organization of the business have been deferred. These costs are being amortized on a straight-line basis over 5 years. Accumulated amortization was $20 and $29 as of December 31, 1994 and 1995. Amortization expense was $11, $39 and $9 for the years ended December 31, 1993, 1994, and 1995.

    INCOME TAXES:

    The Company has adopted the liability method of accounting for income taxes, as set forth in Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS 109). SFAS 109 prescribes an asset and liability approach that requires the recognition of deferred taxes for the difference between the financial statement and tax bases of assets and liabilities utilizing current tax rates. The effect of any future change in tax rates is recognized in the period in which the change occurs. Deferred tax assets are recognized, net of any valuation allowance, for deductible temporary differences and operating loss and credit carryforwards.

3.  FIXED ASSETS
    The components of fixed assets as of December 31, 1994 and 1995 are summarized below:

                                                                             1994       1995
                                                                           ---------  ---------
Furniture and equipment..................................................  $     333  $     455
Leasehold improvements...................................................        112        149
Vehicles.................................................................         59         55
Furniture and equipment under capital lease..............................        316        316
Vehicles under capital lease.............................................        204        172
                                                                           ---------  ---------
                                                                               1,024      1,147
Accumulated depreciation and amortization (including accumulated amortization on leased property of $169 and $279 as of December 31, 1994
 and 1995, respectively).................................................        325        523
                                                                           ---------  ---------
                                                                           $     699  $     624
                                                                           ---------  ---------
                                                                           ---------  ---------

    Depreciation and amortization expense relating to fixed assets was $181, $204 and $233 for the years ended December 31, 1993, 1994, and 1995.

4.  ACQUISITIONS
    In 1995, the Company acquired the assets of K&K Pharmacy. The purchase price was $400 which included $50 for a covenant not to compete. The acquisition was paid for in cash and notes. Long-term debt includes $100 relating to the acquisition at December 31, 1995. The fair value of the assets acquired was $123.

    In December 1995, the Company acquired the assets of another pharmacy in Buffalo, New York. The purchase price was $159 and fair value of assets received was $34.

    In 1992, the Company acquired the outstanding stock of Pharmacy Associates of Glens Falls and in 1993 acquired certain assets of Kinney Drugs, Inc.

                  ROYAL CARE OF AMERICA, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                 (IN THOUSANDS)

4.  ACQUISITIONS (CONTINUED)
    The difference between the fair value of assets purchased and acquisition price of the above acquisitions has been recorded as goodwill. The following table summarizes the amounts included in goodwill at December 31, 1994 and 1995:

                                                           COVENANT                    BALANCE AT
                                               EXCESS       NOT TO      ACCUMULATED   DECEMBER 31,
                                              PURCHASE      COMPETE    AMORTIZATION       1995
                                             -----------  -----------  -------------  -------------
K&K........................................   $     277    $      50     $     (72)     $     255
Buffalo....................................         125       --            --                125
Pharmacy Associates and Kinney Drugs,
 Inc.......................................       1,000          750          (791)           959
                                             -----------       -----        ------    -------------
                                              $   1,402    $     800     $    (863)     $   1,339
                                             -----------       -----        ------    -------------
                                             -----------       -----        ------    -------------


                                                           COVENANT                    BALANCE AT
                                               EXCESS       NOT TO      ACCUMULATED   DECEMBER 31,
                                              PURCHASE      COMPETE    AMORTIZATION       1994
                                             -----------  -----------  -------------  -------------
Pharmacy Associates........................   $   1,000    $     750     $    (607)     $   1,143
                                             -----------       -----        ------    -------------
                                             -----------       -----        ------    -------------

    In 1994, the Company reduced the Pharmacy Associates excess purchase price to its estimated fair value, which resulted in $350 of additional amortization expense. In addition, effective January 1, 1994, the Company reduced its amortization period for the Pharmacy Associates excess purchase price from twenty years to seven years, to reflect the estimated life of the economic value of that asset. Amortization expense was $51, $480 and $256 for the years ended December 31, 1993, 1994, and 1995.

5.  LONG-TERM DEBT
    Long-term debt consists of the following:

                                                                                                 1994       1995
                                                                                               ---------  ---------
Note payable, Mezzanine debt (see Note 7), bearing interest at 14%. Interest payments are due quarterly, principal is due and payable in 8 equal semiannual payments commencing May 31,
 1995, with final payment on November 30, 1998. The required payments of $850 were not made
 during 1995. The lenders have waived the event of default...................................  $   3,400  $   3,400
Capital leases on various vehicle and equipment, collateralized by the related assets,
 bearing various market rates of interest, maturing in various years through 2000............        361        236
Covenant not to compete agreement for Pharmacy Associates acquisition. Annual payments of $75
 payable through 2003........................................................................        600        525
Note payable to former owner of K&K Associates, without interest, payable January 1996.......     --            100
Note payable to former owners of Pharmacy Associates without interest, discounted at 7.5%,
 payable in monthly installments of $8 through September 30, 2002............................        580        523
                                                                                               ---------  ---------
                                                                                                   4,941      4,784
Less current portion.........................................................................      1,112      2,067
                                                                                               ---------  ---------
                                                                                               $   3,829  $   2,717
                                                                                               ---------  ---------
                                                                                               ---------  ---------

                  ROYAL CARE OF AMERICA, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                 (IN THOUSANDS)

5.  LONG-TERM DEBT (CONTINUED)
    The Mezzanine debt requires certain financial ratios to be met. At December 31, 1995, the Company was not in compliance with maintaining a specified minimum tangible capital base and cash flow ratio. The debt holders have waived these events of default. The Mezzanine debt was paid in August 1996 in conjunction with the sale of the assets of the Company (see Note 1).

    The aggregate amounts of long-term debt and capital lease obligations maturing in each of the next five years are as follows:

                                                                            LONG-TERM     CAPITAL
                                                                              DEBT        LEASES
                                                                           -----------  -----------
1996.....................................................................   $   1,937    $     153
1997.....................................................................         992           93
1998.....................................................................         997           17
1999.....................................................................         152            2
2000.....................................................................         158            2
Thereafter...............................................................         312       --
                                                                           -----------       -----
                                                                            $   4,548          267
                                                                           -----------
                                                                           -----------
Less amount representing interest........................................                       31
                                                                                             -----
Present value of capital leases..........................................                $     236
                                                                                             -----
                                                                                             -----

6.  INCOME TAXES
    The components of income taxes are:

                                                                      1993       1994       1995
                                                                    ---------  ---------  ---------
Current...........................................................  $     465  $  --      $  --
Deferred..........................................................       (186)    --         --
                                                                    ---------  ---------  ---------
    Total.........................................................  $     279  $  --      $  --
                                                                    ---------  ---------  ---------
                                                                    ---------  ---------  ---------

    The difference between the federal statutory tax rate and the Company's effective tax rate is primarily attributable to the maintenance of a full valuation allowance against net deferred tax assets in 1994 and 1995, and to the effect of state taxes and to certain non-deductible expenses in 1993.

    The temporary difference giving rise to a significant portion of the net deferred tax asset position at December 31, 1994 and 1995 is the net operating loss carryover.

    The Company has recorded a full valuation allowance against its net deferred tax assets totaling approximately $3,206 at December 31, 1995, an increase in the valuation allowance of approximately $748 from December 31, 1994.

    At December 31, 1995 the Company has federal net operating loss carryovers for income tax purposes of approximately $7,100. These loss carryovers will begin to expire in 2007. The future benefit, if any, of the Company's net deferred tax assets, including its net operating loss carryovers, will remain with Royal Care of America, Inc.

7.  RELATED PARTY TRANSACTIONS
    The Mezzanine debt of $3,400 is due to two of the Company's stockholders. Accrued expenses includes interest of $40 at December 31, 1994 and 1995. Interest expense of $595, $583 and $476 is included in the consolidated statements of operations for the years ended December 31, 1993, 1994 and 1995.

                  ROYAL CARE OF AMERICA, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                 (IN THOUSANDS)

8.  COMMITMENTS AND CONTINGENCIES

    CONTINGENT LIABILITY:

    In August 1994, the Company sold its medical supply distribution base business to an unaffiliated corporation. As a result of this sale, there is a disputed balance due to this unaffiliated corporation. The Company has established an escrow account and a corresponding liability of approximately $2,100 as of December 31, 1995. The Company's management estimates that the outcome of this dispute will not result in an additional liability.

    The Company has a purchase commitment with the unaffiliated corporation discussed above. The Company is committed to purchase all medical supplies for resale at cost plus 18%, which includes distribution, through 1997. The commitment can be rescinded with six months notice or two months notice with cause.

    LITIGATION:

    The Company is a defendant in various legal actions in the normal course of business. In the opinion of the Company's management (based in part on the advice of outside counsel), the resolutions of these actions will have no material effect on the Company's results of operations or financial position.

    OPERATING LEASES:

    The Company leases certain facilities and equipment under noncancelable operating leases, including expense allocable to the Company in 1994 and 1993, which expire in varying years through 1999. Taxes, insurance and maintenance expenses related to the leased property are paid by the Company. Total rent expense under noncancelable operating leases, including rent expense allocated to the Company during 1993 and 1994 (see Note 1), was $242, $248 and $181 in 1993, 1994, and 1995, respectively. Future minimum lease commitments under noncancelable operating leases at December 31, 1995 are approximately as follows:

1996.................................................................  $     223
1997.................................................................        232
1998.................................................................        190
1999.................................................................        117
                                                                       ---------
                                                                       $     762
                                                                       ---------
                                                                       ---------

9.  401(K) PLAN
    The Company's 401(k) plan covers substantially all employees who meet minimum age and service requirements. Company contributions to the plan may be made at the discretion of the Board of Directors. The Company made no contributions to the plan in 1993, 1994 and 1995. In December 1995, the Company decided to terminate the plan and will distribute plan assets to participants.

10. CONCENTRATION OF CREDIT RISK
    The Company grants credit, without collateral, in the normal course of business, to nursing homes, private and governmental institutions, and health care agencies. Amounts due from Medicare and Medicaid amounted to approximately 45% of accounts receivable at December 31, 1995. The Company performs ongoing credit evaluations of its customers and maintains allowances for potential credit losses which, when realized, have been within the range of management's expectations. Management does not believe significant credit risk exists at December 31, 1995.

                  ROYAL CARE OF AMERICA, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                 (IN THOUSANDS)

10. CONCENTRATION OF CREDIT RISK (CONTINUED)
    The Company maintains an escrow account at a financial institution. Accounts at the institution are insured by the Federal Deposit Insurance Corporation up to $100. Uninsured balances amounted to $2,027 at December 31, 1995.

11. FAIR VALUE OF FINANCIAL INSTRUMENTS
    The Company's financial instruments consist principally of accounts receivable, accounts payable and debt, for which the carrying amount approximates fair value. Fair values were estimated based on current rates offered to the Company for debt with similar terms and maturities.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Sterling Healthcare Services, Inc. (formerly Sterling Acquisition Partners,
Inc.)

    We have audited the accompanying statements of income, stockholders' equity, and cash flows of Sterling Acquisition Partners, Inc. for the two years ended December 31, 1994 and for the period from January 1, 1995 to July 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Sterling Acquisition Partners, Inc. for the two years ended December 31, 1994 and for the period from January 1, 1995 to July 31, 1995, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Chicago, Illinois
April 26, 1996

                      STERLING ACQUISITION PARTNERS, INC.

                              STATEMENTS OF INCOME

                                                                                YEAR ENDED            PERIOD FROM
                                                                               DECEMBER 31            JANUARY 1,
                                                                       ----------------------------     1995 TO
                                                                           1993           1994       JULY 31, 1995
                                                                       -------------  -------------  -------------
Revenues.............................................................  $   5,842,590  $   6,917,001  $   4,502,498
Cost of goods sold...................................................      3,580,245      4,118,778      2,687,770
                                                                       -------------  -------------  -------------
Gross profit.........................................................      2,262,345      2,798,223      1,814,728
Selling, general, and administrative expenses........................      1,803,409      2,216,119      1,362,170
                                                                       -------------  -------------  -------------
Income from operations...............................................        458,936        582,104        452,558
Other (expense) income:
  Interest expense...................................................        (23,645)       (56,506)       (43,419)
  Other, net.........................................................        115,703         71,557         42,326
                                                                       -------------  -------------  -------------
  Net income.........................................................  $     550,994  $     597,155  $     451,465
                                                                       -------------  -------------  -------------
                                                                       -------------  -------------  -------------

                            See accompanying notes.

                      STERLING ACQUISITION PARTNERS, INC.
                       STATEMENTS OF STOCKHOLDERS' EQUITY
               FOR THE TWO YEARS ENDED DECEMBER 31, 1993 AND 1994
            AND FOR THE PERIOD FROM JANUARY 1, 1995 TO JULY 31, 1995

                                                          COMMON STOCK       ADDITIONAL                      TOTAL
                                                     ----------------------    PAID-IN      RETAINED     STOCKHOLDERS'
                                                      SHARES     PAR VALUE     CAPITAL      EARNINGS        EQUITY
                                                     ---------  -----------  -----------  -------------  -------------
Balance at December 31, 1992.......................      1,000   $   1,000    $  99,000   $     517,874  $     617,874
Distributions......................................     --          --           --            (700,000)      (700,000)
Net income.........................................     --          --           --             550,994        550,994
                                                     ---------  -----------  -----------  -------------  -------------
Balance at December 31, 1993.......................      1,000       1,000       99,000         368,868        468,868
Distributions......................................     --          --           --            (270,000)      (270,000)
Net income.........................................     --          --           --             597,155        597,155
                                                     ---------  -----------  -----------  -------------  -------------
Balance at December 31, 1994.......................      1,000       1,000       99,000         696,023        796,023
Distributions......................................     --          --           --             (30,000)       (30,000)
Net income.........................................     --          --           --             451,465        451,465
                                                     ---------  -----------  -----------  -------------  -------------
Balance at July 31, 1995...........................      1,000   $   1,000    $  99,000   $   1,117,488  $   1,217,488
                                                     ---------  -----------  -----------  -------------  -------------
                                                     ---------  -----------  -----------  -------------  -------------

                            See accompanying notes.

                      STERLING ACQUISITION PARTNERS, INC.
                            STATEMENTS OF CASH FLOWS

                                                                                                    PERIOD FROM
                                                                                                     JANUARY 1,
                                                                        YEAR ENDED DECEMBER 31          1995
                                                                      ---------------------------   TO JULY 31,
                                                                          1993          1994            1995
                                                                      ------------  -------------  --------------
OPERATING ACTIVITIES
Net income..........................................................  $    550,994  $     597,155   $    451,465
Adjustments to reconcile net income to net cash provided by
 operating activities:
  Depreciation and amortization.....................................       145,895         76,392         36,828
  Allowance for doubtful accounts...................................        12,500          1,500         34,000
  Loss on sale of property and equipment............................       --               1,542        --
  Changes in operating assets and liabilities:
    Accounts receivable.............................................      (121,618)      (156,719)      (122,036)
    Inventories.....................................................       (16,269)       (42,123)       (46,166)
    Prepaid expenses and other......................................       (12,762)       (13,750)        (8,589)
    Other assets....................................................         1,210          2,871            377
    Accrued expenses................................................        18,356         61,877            701
    Accounts payable and other......................................       119,757        205,768        162,330
                                                                      ------------  -------------  --------------
Net cash provided by operating activities...........................       698,063        734,513        508,910
INVESTING ACTIVITIES
Purchases of property and equipment.................................       (95,944)       (92,057)       (46,410)
Proceeds from sale of assets........................................       --              18,746        --
                                                                      ------------  -------------  --------------
Net cash used in investing activities...............................       (95,944)       (73,311)       (46,410)
FINANCING ACTIVITIES
Proceeds from long-term debt, net...................................       (70,149)        46,679        (48,614)
Proceeds from notes payable to stockholders.........................       --              70,000        --
Distributions to stockholders.......................................      (790,000)      (330,000)       (30,000)
Advances to related entity..........................................       (57,095)      (447,881)      (383,886)
                                                                      ------------  -------------  --------------
Net cash used in financing activities...............................      (917,244)      (661,202)      (462,500)
                                                                      ------------  -------------  --------------
Net decrease in cash................................................      (315,125)      --              --
Cash at beginning of period.........................................       315,440            315            315
                                                                      ------------  -------------  --------------
Cash at end of period...............................................  $        315  $         315   $        315
                                                                      ------------  -------------  --------------
                                                                      ------------  -------------  --------------

Supplemental disclosure of cash flow information and noncash investing and financing activities
Acquisition of customer listing in exchange for forgiveness of a
 note receivable....................................................  $    --       $    --         $    116,622
Cash paid during the year for interest..............................        22,645         45,536         37,253

                            See accompanying notes.

                      STERLING ACQUISITION PARTNERS, INC.
                         NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1993 AND 1994
              AND THE PERIOD FROM JANUARY 1, 1995 TO JULY 31, 1995

1.  DESCRIPTION OF BUSINESS
    Sterling Acquisition Partners, Inc., dba Sterling Healthcare Services (the Company), provides pharmaceutical products, medical supplies, intravenous therapies, and related products, and consulting services to patients in long-term care and assisted living facilities throughout the state of Louisiana.

    On August 3, 1995, the Company sold substantially all of its assets and liabilities to AMC Regional Holdings, Inc. No significant operations occurred subsequent to July 31, 1995 and prior to the August 3, 1995 sale.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    ACCOUNTING ESTIMATES

    Accounting estimates are an integral part of the financial statements prepared by Company management and are based on management's current judgments. These judgments are based on knowledge and experience about past and current events and on assumptions about future events. The Company will, when determined necessary, accrue for estimated liabilities when the financial impact is probable and can be estimated by management. Actual results may differ from those estimates.

    REVENUE RECOGNITION

    Revenue is recognized when the products or services are provided to the Company's customers. As a significant portion of the Company's revenues are paid through the Louisiana Department of Public Aid (Medicaid) and Medicare programs and are subject to adjustment by the programs, the Company monitors its receivables and reports such revenue at the net realizable amounts to be received from these programs.

    INVENTORIES

    Inventories, which consist principally of pharmaceuticals and medical supplies, are stated at the lower of cost (first in, first out basis) or market. The cost of goods sold recognized by the Company consists principally of cost of products and medical supplies.

    EQUIPMENT DEPRECIATION

    Equipment, consisting principally of office and transportation equipment, is stated at cost less accumulated depreciation and amortization. Equipment is depreciated or amortized using either straight-line or accelerated methods based on the estimated useful lives of the assets.

    INTANGIBLE ASSETS AMORTIZATION

    Intangible assets consist primarily of customer listings (see Note 3) and pharmacy service agreements which are amortized over five- and three-year terms, respectively.

    FAIR VALUE OF FINANCIAL INSTRUMENTS

    The Company's financial instruments include accounts receivable, accounts payable, distributions payable, accrued expenses, notes receivable from a related entity, notes payable to stockholders, and debt. The fair values of all financial instruments were not materially different from their carrying values.

3.  RELATED PARTY TRANSACTIONS
    The Company routinely provides operating advances to a related entity with substantially the same ownership as that of the Company. Effective December 31, 1994, the net amounts of these

                      STERLING ACQUISITION PARTNERS, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                 FOR THE YEARS ENDED DECEMBER 31, 1993 AND 1994
              AND THE PERIOD FROM JANUARY 1, 1995 TO JULY 31, 1995

3.  RELATED PARTY TRANSACTIONS (CONTINUED)
operating advances was converted to a demand note receivable bearing interest at 8% per annum. The note receivable is personally guaranteed on a pro rata basis by the stockholders of this related entity. Other income for the period from January 1, 1995 to July 31, 1995, includes approximately $28,000 of interest related to this note receivable.

    The Company has notes payable to stockholders representing amounts due on demand bearing interest at 8% per annum. Interest expense in relation to these notes was $4,000 and $8,343 for the years ended December 31, 1993 and 1994, and $14,059 for the period from January 1, 1995 to July 31, 1995.

    On June 1, 1995, the Company purchased a customer listing (see Note 2) from a related entity in exchange for a note receivable of $116,622, which had been recorded on the Company's financial statements.

    The Company compensates its Board of Directors who are also stockholders of the Company for attendance at meetings. Such fees are paid in amounts that are at the discretion of Company management. These fees amounted to $45,000 and $160,000 for the years ended December 31, 1993 and 1994, and $0 for the period from January 1, 1995 to July 31, 1995.

    The Company subleases office space to a related entity with substantially the same ownership as that of the Company. Sublease income amounted to $8,607 and $19,129 for the years ended December 31, 1993 and 1994, and $12,750 for the period from January 1, 1995 to July 31, 1995, and is netted against rent expense.

4.  S CORPORATION ELECTION
    The stockholders of the Company have elected to be taxed as an S corporation under the provisions of the Internal Revenue Code effective April 1, 1992. Accordingly, the Company is not subject to federal or state income taxes as the income of the Company is included in the taxable income of its stockholders.

    The Internal Revenue Service (IRS) commenced an examination of the Company's federal income tax return for the year ended March 31, 1992. The Company received the final results of this examination and accrued, during the year ended December 31, 1994, $32,300 in additional taxes and approximately $6,600 in interest in relation to this examination.

5.  COMMITMENTS AND CONTINGENCIES
    The Company leases certain equipment under noncancelable operating leases. These leases contain various terms and provide for renewal at prevailing market rates.

    Future minimum lease payments for noncancelable operating leases are as follows:

YEARS ENDED DECEMBER 31
- -------------------------------------------------------------
1996.........................................................  $    82,362
1997.........................................................       64,432
1998.........................................................       44,670
1999.........................................................      --
2000.........................................................      --
                                                               -----------
                                                               $   191,464
                                                               -----------
                                                               -----------

                      STERLING ACQUISITION PARTNERS, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                 FOR THE YEARS ENDED DECEMBER 31, 1993 AND 1994
              AND THE PERIOD FROM JANUARY 1, 1995 TO JULY 31, 1995

5.  COMMITMENTS AND CONTINGENCIES (CONTINUED)
    Rent expense amounted to approximately $97,000, $99,000, and $59,000 for the years ended December 31, 1993 and 1994, and for the period from January 1, 1995 to July 31, 1995, respectively.

6.  EMPLOYEE BENEFIT PLAN
    The Company has an employee benefit plan (Plan) which covers substantially all of its full-time employees. Employees can elect to make pretax contributions of a percentage of their annual compensation not to exceed IRS limitations. Matching and annual contributions are at the discretion of the Company's Board of Directors. The expense of the Company related to the Plan was approximately $18,294 and $13,741 for the years ended December 31, 1993 and 1994, and $0 for the period from January 1, 1995 to July 31, 1995.

7.  CONCENTRATION OF CREDIT RISK
    Financial instruments which potentially subject the Company to concentrations of credit risk primarily consist of accounts receivable due from Medicaid, Medicare, third-party insurance companies, and individuals in various geographic locations. Credit risks with respect to these receivables are limited due to the large number of patients comprising the Company's customer base.

8.  STOCKHOLDERS' EQUITY
    The Company has authorized the issuance of 100,000 shares of no-par-value preferred stock. No shares are issued and outstanding.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Williamson Drug Company, Inc.
Harrisonburg, Virginia

    We have audited the accompanying balance sheets of Williamson's Pharmacy-Institutional Division (a division of Williamson Drug Company, Inc.) as of June 30, 1993, June 30, 1994 and August 10, 1994, and the related statements of income and divisional equity and cash flows for the four months ended June 30, 1993, the year ended June 30, 1994 and the period from July 1, 1994 through August 10, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinions.

    In our report dated October 11, 1994, we expressed a qualified opinion on the financial statements for the year ended June 30, 1994 because we did not observe the physical inventory taken as of June 30, 1993, and we had not performed adequate alternative tests of inventory. We have now performed additional tests of inventory and satisfied ourselves to the recorded inventory value. Accordingly, our present opinion on the financial statements for the year ended June 30, 1994 as presented herein, is different from that expressed in our previous report.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Williamson's Pharmacy-Institutional Division as of June 30, 1993, June 30, 1994 and August 10, 1994, and the results of its operations and its cash flows for the four months ended June 30, 1993, the year ended June 30, 1994 and the period from July 1, 1994 through August 10, 1994, in conformity with generally accepted accounting principles.

                                          S.B. HOOVER & COMPANY, L.L.P.

Harrisonburg, Virginia
July 18, 1996

                  WILLIAMSON'S PHARMACY-INSTITUTIONAL DIVISION
                 (A DIVISION OF WILLIAMSON DRUG COMPANY, INC.)
                                 BALANCE SHEETS

                                     ASSETS

                                                                        AUGUST 10,      JUNE 30,       JUNE 30,
                                                                           1994           1994           1993
                                                                       -------------  -------------  -------------
Current Assets
  Cash and cash equivalents..........................................  $     100,004  $    --        $    --
  Trade receivables (Net of allowance)...............................        291,050        324,101        282,184
  Medicaid receivables (Net of allowance)............................        280,639        259,356        247,281
  Accounts receivable -- Related parties.............................         20,809         28,506          9,936
  Income tax receivable..............................................       --             --                8,805
  Inventories........................................................        256,079        198,264        171,532
  Prepaid expenses...................................................         18,335         25,842         24,437
  Deferred income taxes..............................................         40,317         26,616         10,221
                                                                       -------------  -------------  -------------
    Total Current Assets.............................................      1,007,233        862,685        754,396
                                                                       -------------  -------------  -------------
Property and Equipment
  Office equipment...................................................        103,352        101,712         94,932
  Nursing home equipment.............................................        222,271        222,271        211,234
  Automotive equipment...............................................         22,276         22,276         50,152
  Leasehold improvements.............................................          9,649          9,649          4,361
                                                                       -------------  -------------  -------------
                                                                             357,548        355,908        360,679
  Less accumulated depreciation......................................        197,416        191,886        178,533
                                                                       -------------  -------------  -------------
  Net Property and Equipment.........................................        160,132        164,022        182,146
                                                                       -------------  -------------  -------------
Intangible and Other Assets..........................................         28,519         30,961         91,739
                                                                       -------------  -------------  -------------
    Total Assets.....................................................  $   1,195,884  $   1,057,668  $   1,028,281
                                                                       -------------  -------------  -------------
                                                                       -------------  -------------  -------------

                                        LIABILITIES AND DIVISIONAL EQUITY
Current Liabilities
  Bank overdrafts....................................................  $    --        $      96,512  $       9,750
  Accounts payable...................................................        244,773        184,708        141,549
  Accrued expenses...................................................         39,826         81,529         50,357
  Short-term debt....................................................        450,000        243,000        286,500
  Current portion of long-term debt..................................         11,328         11,328         27,522
  Income taxes payable to taxing authorities.........................         51,208         49,458       --
  Income taxes payable -- related parties............................         42,062         42,062       --
                                                                       -------------  -------------  -------------
    Total Current Liabilities........................................        839,197        708,597        515,678
                                                                       -------------  -------------  -------------
Long-Term Liabilities
  Deferred income taxes..............................................         22,668         15,830         16,117
  Long-term debt.....................................................          4,164          4,164         39,782
                                                                       -------------  -------------  -------------
    Total Long-Term Liabilities......................................         26,832         19,994         55,899
                                                                       -------------  -------------  -------------
    Total Liabilities................................................        866,029        728,591        571,577
                                                                       -------------  -------------  -------------
Divisional Equity....................................................        329,855        329,077        456,704
                                                                       -------------  -------------  -------------
    Total Liabilities and Divisional Equity..........................  $   1,195,884  $   1,057,668  $   1,028,281
                                                                       -------------  -------------  -------------
                                                                       -------------  -------------  -------------

         The accompanying notes are an integral part of this statement.

                  WILLIAMSON'S PHARMACY-INSTITUTIONAL DIVISION
                 (A DIVISION OF WILLIAMSON DRUG COMPANY, INC.)
                   STATEMENTS OF INCOME AND DIVISIONAL EQUITY

                                                                      PERIOD FROM
                                                                      JULY 1, 1994
                                                                        THROUGH                      FOUR MONTHS
                                                                       AUGUST 10,     YEAR ENDED        ENDED
                                                                          1994       JUNE 30, 1994  JUNE 30, 1993
                                                                     --------------  -------------  -------------
Revenues...........................................................   $    506,887   $   4,278,233  $   1,249,071
Cost of Goods Sold.................................................        291,160       2,431,147        693,188
                                                                     --------------  -------------  -------------
  Gross Profit.....................................................        215,727       1,847,086        555,883
Selling, General and Administrative Expenses.......................        219,455       1,617,259        520,936
                                                                     --------------  -------------  -------------
  Income (Loss) from Operations....................................         (3,728)        229,827         34,947
Other Income (Expenses)
  Miscellaneous income.............................................          2,262          18,172       --
  Interest expense.................................................         (2,869)        (29,428)        (8,260)
                                                                     --------------  -------------  -------------
  Total Other Income (Expenses)....................................           (607)        (11,256)        (8,260)
                                                                     --------------  -------------  -------------
  Income (Loss) before Income Tax..................................         (4,335)        218,571         26,687
Income Tax Benefit (Expense).......................................          5,113         (86,231)        (6,589)
                                                                     --------------  -------------  -------------
  Net Income.......................................................            778         132,340         20,098
Divisional Equity, Beginning Balance...............................        329,077         456,704        461,972
Assets Used or Liabilities Incurred for the Benefit of Williamson's
 Pharmacy -- Retail Division.......................................        --             (259,967)       (25,366)
                                                                     --------------  -------------  -------------
  Divisional Equity, Ending Balance................................   $    329,855   $     329,077  $     456,704
                                                                     --------------  -------------  -------------
                                                                     --------------  -------------  -------------

         The accompanying notes are an integral part of this statement.

                  WILLIAMSON'S PHARMACY-INSTITUTIONAL DIVISION
                 (A DIVISION OF WILLIAMSON DRUG COMPANY, INC.)
                            STATEMENTS OF CASH FLOWS

                                                                          PERIOD FROM
                                                                          JULY 1, 1994
                                                                            THROUGH          YEAR        FOUR MONTHS
                                                                           AUGUST 10,        ENDED          ENDED
                                                                              1994       JUNE 30, 1994  JUNE 30, 1993
                                                                         --------------  -------------  -------------
Cash Flows from Operating Activities:
  Net income...........................................................   $        778    $   132,340    $    20,098
  Adjustments to reconcile net income to net cash used in operating activities:
    Depreciation.......................................................          5,531         56,371         17,898
    Amortization.......................................................          2,444         37,888         13,106
    Deferred income taxes..............................................         (6,863)       (16,682)       --
    Other assets.......................................................        --              (1,400)       --
    Loss on disposal of property and equipment.........................        --                (745)           924
    Changes in operating assets and liabilities:
      Decrease (increase) in accounts receivable.......................         19,465        (72,562)        35,690
      Decrease (increase) in prepaid expenses..........................          7,504         (1,407)       (11,121)
      Increase in inventories..........................................        (57,815)       (26,732)        (2,907)
      Decrease (increase) in income tax refund.........................        --               8,805           (592)
      (Decrease) increase in bank overdrafts...........................        (96,512)        86,762        (69,790)
      Increase in accounts payable.....................................         60,065         43,161         17,918
      Increase in income taxes payable.................................          1,750         91,520        --
      (Decrease) increase in accrued expenses..........................        (41,703)        31,172            938
                                                                         --------------  -------------  -------------
    Net Cash Provided by (Used in) Operating Activities................       (105,356)       368,491         22,162
Cash Flows from Investing Activities:
    Purchases of property and equipment................................         (1,640)       (45,381)       (32,535)
    Proceeds from disposals of property and equipment..................        --               7,879        --
                                                                         --------------  -------------  -------------
    Net Cash Used in Investing Activities..............................         (1,640)       (37,502)       (32,535)
Cash Flows from Financing Activities:
    Net increase (decrease) in short-term debt.........................        207,000        (43,500)        48,000
    Repayment of long-term debt........................................        --             (27,522)       (12,261)
    Assets used or liabilities incurred for the benefit of Williamson's
     Pharmacy -- Retail Division.......................................        --            (259,967)       (25,366)
                                                                         --------------  -------------  -------------
    Net Cash Provided by (Used in) Financing Activities................        207,000       (330,989)        10,373
                                                                         --------------  -------------  -------------
    Net Increase in Cash and Cash Equivalents..........................        100,004        --             --
Cash and Cash Equivalents, Beginning of Period.........................        --             --             --
                                                                         --------------  -------------  -------------
  Cash and Cash Equivalents, End of Period.............................   $    100,004    $   --         $   --
                                                                         --------------  -------------  -------------
                                                                         --------------  -------------  -------------

         The accompanying notes are an integral part of this statement.

                  WILLIAMSON'S PHARMACY-INSTITUTIONAL DIVISION
                 (A DIVISION OF WILLIAMSON DRUG COMPANY, INC.)
                         NOTES TO FINANCIAL STATEMENTS

NOTE 1 -- ORGANIZATION AND NATURE OF BUSINESS:
    Williamson Drug Company, Inc. (the Company) was incorporated on July 1, 1955, and as of July 1, 1993, operated a retail pharmacy in Harrisonburg, Virginia (Retail Division) and a pharmacy to provide services for extended care facilities located within an approximately 100 mile radius of Harrisonburg (Institutional Division). As of July 1, 1993, the Company also owned 100% of two inactive subsidiaries, which held no assets or liabilities. The Company grants credit to customers within its service area.

    On November 1, 1993, the Company transferred certain assets and liabilities from its Retail Division to one of the inactive subsidiaries, and the subsidiary concurrently purchased the assets and assumed the liabilities of Hughes Pharmacy, Inc. Until August 11, 1995, Williamson Drug Company, Inc. held 100% of the voting common stock of the new corporation, WilliamsonHughes Pharmacy and Home Health (WilliamsonHughes).

    These financial statements include only the assets, liabilities, results of operations and cash flows for the Institutional Division of the Company from March 1, 1993 through August 10, 1994. The Company's investment in WilliamsonHughes Pharmacy and Home Health and any balances shared with WilliamsonHughes are allocated to that company and excluded from these financial statements. The results of operations of the retail division prior to November 1, 1993 are also excluded from these financial statements.

NOTE 2 -- SUBSEQUENT EVENTS:
    On August 11, 1994, the Company allocated any remaining joint assets and liabilities to WilliamsonHughes, and distributed its common shares in WilliamsonHughes to the Company's sole stockholder. Concurrent with the transfer of the investment in WilliamsonHughes, the Company's sole stockholder sold 90% of his common shares (totaling 21.6 shares) of Williamson Drug Company, Inc. to AMC Regional Holdings, Inc., a fully-owned subsidiary of American Medserve Corporation.

    On April 14, 1995, the Company executed an asset purchase agreement with Extended Care Associates, Inc. (ECA) of Lynchburg, Virginia, effective as of the close of business on April 15, 1995. The purchase includes substantially all of the operating assets of Extended Care Associates, Inc. ECA provides pharmacy services to extended care facilities located in Lynchburg and the surrounding area within an approximately 40 mile radius. The former operations of ECA are continuing at the Lynchburg facility as a branch of the Company. The Company may be required to make additional payments beginning in 1996 and ending in 2000, aggregating up to $1,000,000 based on increases in operating income of the Company for the five year period ending June 30, 2000. Concurrent with the execution of the asset purchase agreement, the Company entered into management agreements with the shareholders of Extended Care Associates, Inc. These agreements provide for employment of these two executives for a period of five years subject to certain termination provisions. The management agreement also contains a noncompetition provision for a period of up to ten years. The Company also entered into a five-year lease in May 1995 for pharmacy facilities and office space in Lynchburg with the executives.

    During the year ended June 30, 1995, the Company opened a branch operation in Charlottesville, Virginia. Also, during 1996, the Company opened a branch operation in Richmond, Virginia.

    On April 1, 1996, the Company executed an asset purchase agreement and an employment agreement with PRN, Inc., T/A Pharmacy Resource Network (PRN) of Portsmouth, Virginia and the stockholder of PRN, effective as of the close of business on April 30, 1996. The purchase includes substantially all of the operating assets of PRN, Inc. The employment agreement starts on May 1,

                  WILLIAMSON'S PHARMACY-INSTITUTIONAL DIVISION
                 (A DIVISION OF WILLIAMSON DRUG COMPANY, INC.)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 2 -- SUBSEQUENT EVENTS: (CONTINUED)
1996 and continues for a period of five years, subject to certain termination provisions. The agreement also contains a noncompetition agreement for a period up to five years. Also executed on April 30, 1996, was a promissory note to the order of PRN, Inc. for $99,951, due and payable on July 15, 1996. In connection with the PRN purchase, the Company entered into a lease for 31 months for pharmacy facilities and office space in Portsmouth, Virginia.

    The Company also executed another asset purchase agreement on June 28, 1996, with Woodbine Pharmacy, Inc. (Woodbine) of Manassas, Virginia. The purchase includes substantially all of the operating assets of Woodbine. Contemporaneously with the asset purchase agreement, the Company entered into an employment agreement with the shareholder of Woodbine. This agreement states the shareholder will be employed in the capacity of pharmacist manager for a period of five years, subject to certain termination provisions. The agreement also includes a noncompetition clause for a period of up to five years.

NOTE 3 -- SIGNIFICANT ACCOUNTING POLICIES:

    USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

    CASH EQUIVALENTS

    For purposes of the statements of cash flows, the Institutional Division considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

    INVENTORY VALUATION

    Inventory consists of products held for resale and is valued at the lower of cost (first-in, first-out method) or market.

    DEPRECIATION

    Depreciation expense is calculated using the straight-line method for all assets. The depreciation methods are designed to amortize the cost of the assets over their estimated useful lives. The estimated useful lives of major classes of depreciable assets are as follows:

ASSET                                                                                      YEARS
- ---------------------------------------------------------------------------------------  ---------
Office equipment.......................................................................       5-10
Nursing home equipment.................................................................       5-10
Automotive equipment...................................................................        3-5
Leasehold improvements.................................................................       7-31

    BAD DEBTS AND CONTRACTUAL ADJUSTMENTS

    An allowance for contractual adjustments for Medicaid accounts receivable is deducted from the related receivable. Medicaid accounts receivable are initially recorded at the normal rates for private pay patients; an adjustment is subsequently recorded for the difference between the private pay rates and the rates allowed by Medicaid.

    INTANGIBLE ASSETS

    Intangible assets subject to amortization include purchased service contracts and a non-competition agreement entered into during 1993. These costs are being amortized on a straight-line basis over three years.

                  WILLIAMSON'S PHARMACY-INSTITUTIONAL DIVISION
                 (A DIVISION OF WILLIAMSON DRUG COMPANY, INC.)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 3 -- SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
    INCOME TAXES

    Provisions for income taxes are based on amounts reported in the statements of income and include deferred taxes on temporary differences in the recognition of income and expense for tax and financial statement purposes. Deferred income taxes are computed on the liability method as prescribed in Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes."

NOTE 4 -- ALLOWANCES FOR BAD DEBTS AND CONTRACTUAL ADJUSTMENTS:
    Trade receivables are presented in the balance sheet net of allowances for bad debts of $30,921 at August 10, 1994, $30,751 at June 30, 1994 and $14,258 at
June 30, 1993.

    Medicaid receivables are presented in the balance sheet net of allowances for contractual adjustments of $120,274 at August 10, 1994, $106,627 at June 30, 1994 and $93,807 at June 30, 1993.

NOTE 5 -- INCOME TAXES:
    The components of the net deferred tax asset recognized in the Institutional Division's balance sheets are as follows:

                                                          AUGUST 10,   JUNE 30,    JUNE 30,
                                                             1994        1994        1993
                                                          ----------  ----------  ----------
Deferred tax liability..................................  $   22,668  $   18,755  $   17,592
Deferred tax asset......................................     (40,317)    (29,788)    (12,204)
Deferred tax asset valuation allowance..................      --             247         508
                                                          ----------  ----------  ----------
    Net Deferred Tax (Asset) Liability..................  $  (17,649) $  (10,786) $    5,896
                                                          ----------  ----------  ----------
                                                          ----------  ----------  ----------

    The deferred income tax liability is attributable to temporary differences arising from the Institutional Division's use of accelerated depreciation methods for calculating taxable income. The use of different depreciation methods results in differences between the tax bases and the reported carrying values of depreciable property and equipment. The deferred income tax asset is primarily attributable to temporary differences arising from the recognition of certain accrued expenses for financial reporting purposes that the Institutional Division could not yet deduct in arriving at its taxable income.

    The components of income tax expense attributable to continuing operations are as follows:

                                                   PERIOD FROM
                                                   JULY 1, 1994
                                                     THROUGH                      FOUR MONTHS
                                                    AUGUST 10,     YEAR ENDED        ENDED
                                                       1994       JUNE 30, 1994  JUNE 30, 1993
                                                  --------------  -------------  -------------
Current income tax expense
  Federal.......................................    $    1,385     $    86,084     $   4,915
  State.........................................           365          16,829         1,674
Deferred income tax benefit.....................        (6,863)        (16,682)       --
                                                       -------    -------------  -------------
  Income Tax (Benefit) Expense..................    $   (5,113)    $    86,231     $   6,589
                                                       -------    -------------  -------------
                                                       -------    -------------  -------------

    Income taxes for the period beginning March 1, 1993 and ended June 30, 1993, have been computed using the annual effective tax rate for the year ended June 30, 1993.

                  WILLIAMSON'S PHARMACY-INSTITUTIONAL DIVISION
                 (A DIVISION OF WILLIAMSON DRUG COMPANY, INC.)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 5 -- INCOME TAXES: (CONTINUED)
    The following schedule reconciles the provision for income taxes reported in the financial statements to taxes that would be obtained by applying regular federal statutory tax rates to income before taxes. The reconciliation is shown net of the effects of changes in the valuation allowance for the deferred tax asset.

                                                   PERIOD FROM
                                                   JULY 1, 1994
                                                     THROUGH                      FOUR MONTHS
                                                    AUGUST 10,     YEAR ENDED        ENDED
                                                       1994       JUNE 30, 1994  JUNE 30, 1993
                                                  --------------  -------------  -------------
Expected federal income benefit using regular
 statutory rates................................    $   (1,474)    $    68,493     $   4,003
State income tax benefit, net of federal income
 tax effects....................................          (172)          8,898         1,361
Net nondeductible items.........................           355           1,260           182
Other...........................................        (3,822)          7,580         1,043
                                                       -------    -------------  -------------
  Income Tax (Benefit) Expense..................    $   (5,113)    $    86,231     $   6,589
                                                       -------    -------------  -------------
                                                       -------    -------------  -------------

    As of August 10, 1994, the Institutional Division has available for carryforward to future tax years contributions of $4,401, which carryforwards expire in 1998. The Institutional Division has capital loss carryforwards of $831 which expire in 1998.

    The Institutional Division joins with WilliamsonHughes in the filing of a consolidated corporate income tax return. The effects of income taxes disclosed above pertain only to the Institutional Division. The Company allocates current and deferred income taxes and the related expense to corporations in the affiliated group based on the relative taxable income and remaining temporary differences it determines are attributable to each affiliate.

NOTE 6 -- SHORT-TERM DEBT:
    At August 10, 1994, the Company has a line of credit with a maximum limit of $600,000. Borrowings are payable on demand and interest is payable monthly at prime plus 1 1/2%. The line of credit is secured by all assets of the Company and various assets of the sole stockholder. The loan agreement limits the Company's ability to purchase new assets, make advances to stockholder, incur additional debt or pay dividends without the prior consent of the Bank. In connection with sale of stock as described in note 2, the line of credit was paid off with proceeds from a note payable to American Medserve Corporation. The Company's total amount outstanding on the line of credit and the amount allocated to the Institutional Division is as follows:

                                                         AUGUST 10,    JUNE 30,     JUNE 30,
                                                            1994         1994         1993
                                                         -----------  -----------  -----------
Total amount outstanding...............................  $   600,000  $   393,000  $   469,000
Allocated to Institutional Division....................      450,000      243,000      286,500

NOTE 7 -- LONG-TERM DEBT:
    Long-term debt consists of notes payable to Stewart R. Masters. The notes bear interest at the First Union National Bank's prime rate plus 1%. These notes mature October 20, 1995. Scheduled maturities for the notes payable are $8,328 in the year ended June 30, 1995, and $4,164 on October 20, 1995.

NOTE 8 -- RENTAL AGREEMENTS:
    The Institutional Division entered into a five-year lease effective January 6, 1992, for its pharmacy facilities at $3,450 per month. The Institutional Division entered into a three-year lease effective

                  WILLIAMSON'S PHARMACY-INSTITUTIONAL DIVISION
                 (A DIVISION OF WILLIAMSON DRUG COMPANY, INC.)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 8 -- RENTAL AGREEMENTS: (CONTINUED)
December 1, 1992, for pharmacy space in Winchester, Virginia at $500 per month. In June 1994, the Institutional Division entered into a nine month lease effective September 1, 1994, for an additional pharmacy facility in Charlottesville, Virginia at $1,500 per month. The Institutional Division also leased several vehicles under two to three-year leases which originated in 1991, 1992, and 1993, and provide for total monthly payments of $5,032. In addition, the Institutional Division entered into a five-year lease effective November 27, 1991, for a computer system and software at $1,095 per month. Rental expenses for noncancellable leases were as follows:

July 1, 1994 through August 10, 1994..............................  $  18,190
July 1, 1993 through June 30, 1994................................     96,522
March 1, 1993 through June 30, 1993...............................     30,421

    The future minimum lease payments are as follows:

                                                          EQUIPMENT   FACILITIES      TOTAL
                                                         -----------  -----------  -----------
August 11, 1994 to June 30, 1995.......................   $  45,274   $    50,000  $    95,274
July 1, 1995 to June 30, 1996..........................      32,282        43,900       76,182
July 1, 1996 to June 30, 1997..........................      10,651        20,700       31,351
                                                         -----------  -----------  -----------
    Total..............................................   $  88,207   $   114,600  $   202,807
                                                         -----------  -----------  -----------
                                                         -----------  -----------  -----------

NOTE 9 -- ALLOCATION OF ADMINISTRATIVE EXPENSES AND RELATED PARTY TRANSACTIONS:
    The Retail Division, and subsequently WilliamsonHughes, shared in certain administrative expenses with the Institutional Division. Allocated administrative expenses include primarily salaries and wages, associated employee benefits, insurance and interest expense. Before the formation of WilliamsonHughes, the Company allocated administrative expenses based on the level of total revenue of each division. Upon the formation of WilliamsonHughes, the Company began estimating, on a monthly basis, the portion of administrative expenses attributable to WilliamsonHughes and billed the subsidiary to reimburse the expenses.

    The Company also provides administrative services for the Broadway Drug Center (the Center), which is owned by the sole stockholder of the Company. The Institutional Division billed the Center $1,000 each month for management fees.

    Total administrative expenses allocated and management fees billed are as follows:

                                                   PERIOD FROM
                                                   JULY 1, 1994
                                                     THROUGH                      FOUR MONTHS
                                                    AUGUST 10,     YEAR ENDED       THROUGH
                                                       1994       JUNE 30, 1994  JUNE 30, 1993
                                                  --------------  -------------  -------------
Retail Division.................................    $   --         $    13,229    $    12,853
WilliamsonHughes................................         5,354          45,646        --
Broadway Drug Center............................         1,000          12,000          4,000

    Accounts receivable from WilliamsonHughes and Broadway Drug Center are as follows:

                                                    AUGUST 10,
                                                       1994       JUNE 30, 1994  JUNE 30, 1993
                                                  --------------  -------------  -------------
WilliamsonHughes................................    $   18,189     $    28,569    $   --
Broadway Drug Center............................         2,620         --              14,132

                  WILLIAMSON'S PHARMACY-INSTITUTIONAL DIVISION
                 (A DIVISION OF WILLIAMSON DRUG COMPANY, INC.)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 10 -- INTANGIBLE ASSETS:
    During the year ended June 30, 1993, the Institutional Division purchased institutional service contracts held by Commonwealth Care, an institutional pharmacy business located in Winchester, Virginia, and a non-compete agreement with the owner and operator of Commonwealth Care. The initial price was subject to adjustment for a period of 36 months in the event any of the institutional beds being serviced under the service contract were lost for whatever reason and not replaced during the 36 month period subsequent to the date of the initial purchase. In the year ended June 30, 1994, due to the loss of institutional beds, the intangible asset was adjusted by $24,290. These assets are reported as other assets on the balance sheet net of accumulated amortization.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Williamson Drug Company, Inc.
Harrisonburg, Virginia

    We have audited the accompanying balance sheet of Williamson Drug Company, Inc. as of June 30, 1995, and the related statements of income, changes in stockholders' equity and cash flows for the period beginning August 11, 1994 and ending June 30, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Williamson Drug Company, Inc. as of June 30, 1995, and the results of its operations and its cash flows for the period then ended, in conformity with generally accepted accounting principles.

                                          S.B. HOOVER & COMPANY

Harrisonburg, Virginia
September 15, 1995

                         WILLIAMSON DRUG COMPANY, INC.
                                 BALANCE SHEET
                                 JUNE 30, 1995
                                     ASSETS

Current Assets
  Cash and cash equivalents....................................................  $   35,330
  Trade receivables (Less allowance of $62,737)................................     524,910
  Medicaid receivable (Less allowance of $164,837).............................     481,195
  Accounts receivable -- related parties.......................................      72,819
  Inventories..................................................................     292,521
  Prepaid expenses.............................................................      10,340
  State income tax refund receivable...........................................      10,729
  Deferred income taxes........................................................      55,124
                                                                                 ----------
    Total Current Assets.......................................................   1,482,968
                                                                                 ----------
Property and Equipment
  Office equipment.............................................................     147,097
  Nursing home equipment.......................................................     306,650
  Automotive equipment.........................................................      23,081
  Leasehold improvements.......................................................      18,148
                                                                                 ----------
                                                                                    494,976
  Less accumulated depreciation................................................     251,705
                                                                                 ----------
  Net Property and Equipment...................................................     243,271
                                                                                 ----------
Intangible and Other Assets....................................................   2,838,047
                                                                                 ----------
    Total Assets...............................................................  $4,564,286
                                                                                 ----------
                                                                                 ----------

                           LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Accounts payable.............................................................  $  249,080
  Accrued interest -- related party............................................      48,744
  Accrued management fees -- related party.....................................      78,905
  Other accrued expenses.......................................................      84,834
  Short-term debt -- related party.............................................   1,172,748
  Current maturities of long-term debt.........................................       4,164
  Income taxes payable -- related parties......................................      55,339
                                                                                 ----------
    Total Current Liabilities..................................................   1,693,814
Long-Term Liabilities
  Deferred income taxes........................................................      30,477
                                                                                 ----------
    Total Liabilities..........................................................   1,724,291
                                                                                 ----------
Stockholders' Equity
  Common stock ($100 par value, 30.07 shares issued, 5,000 shares
   authorized).................................................................       3,007
  Paid-in capital..............................................................   2,422,533
  Retained earnings............................................................     414,455
                                                                                 ----------
    Total Stockholders' Equity.................................................   2,839,995
                                                                                 ----------
    Total Liabilities and Stockholders' Equity.................................  $4,564,286
                                                                                 ----------
                                                                                 ----------

         The accompanying notes are an integral part of this statement.

                         WILLIAMSON DRUG COMPANY, INC.
                              STATEMENT OF INCOME
       FOR THE PERIOD BEGINNING AUGUST 11, 1994 AND ENDING JUNE 30, 1995

Revenues.......................................................................  $4,566,490
Cost of Goods Sold.............................................................   2,650,072
                                                                                 ----------
  Gross Profit.................................................................   1,916,418
Selling, General and Administrative Expenses...................................   1,649,756
                                                                                 ----------
  Income from Operations.......................................................     266,662
Other Income (Expenses)
  Miscellaneous income.........................................................      34,991
  Interest expense.............................................................     (49,240)
  Management fees..............................................................     (78,905)
                                                                                 ----------
  Total Other Income (Expenses)................................................     (93,154)
                                                                                 ----------
  Income before Income Tax.....................................................     173,508
  Income Tax Expense...........................................................      83,908
                                                                                 ----------
  Net Income...................................................................  $   89,600
                                                                                 ----------
                                                                                 ----------

         The accompanying notes are an integral part of this statement.

                         WILLIAMSON DRUG COMPANY, INC.
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
       FOR THE PERIOD BEGINNING AUGUST 11, 1994 AND ENDING JUNE 30, 1995

                                                         COMMON STOCK
                                                     --------------------     PAID-IN      RETAINED
                                                      SHARES     AMOUNT       CAPITAL      EARNINGS        TOTAL
                                                     ---------  ---------  -------------  -----------  -------------
Balance at the Beginning of the Period as
 Previously Reported...............................      24.00  $   2,400  $       2,600  $   324,855  $     329,855
Adjustment to Reflect Sale of Majority Interest and
 Adjustment to Fair Values of Net Assets (Note
 1)................................................     --         --          1,900,540      --           1,900,540
                                                     ---------  ---------  -------------  -----------  -------------
Balance at the Beginning of the Period as
 Restated..........................................      24.00      2,400      1,903,140      324,855      2,230,395
Common Stock Issued and Paid-in Capital in
 Connection with the Purchase of the Assets of
 Extended Care Associates, Inc. (Note 2)...........       6.07        607        519,393      --             520,000
Net Income.........................................     --         --           --             89,600         89,600
                                                     ---------  ---------  -------------  -----------  -------------
Balance at the End of Period.......................      30.07  $   3,007  $   2,422,533  $   414,455  $   2,839,995
                                                     ---------  ---------  -------------  -----------  -------------
                                                     ---------  ---------  -------------  -----------  -------------

         The accompanying notes are an integral part of this statement.

                         WILLIAMSON DRUG COMPANY, INC.
                            STATEMENT OF CASH FLOWS
       FOR THE PERIOD BEGINNING AUGUST 11, 1994 AND ENDING JUNE 30, 1995

Cash Flows from Operating Activities:
  Net income...................................................................  $    89,600
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation...............................................................       54,289
    Amortization...............................................................       68,538
    Deferred income taxes......................................................       18,436
    Changes in operating assets and liabilities, net of effects of acquisition of the assets of Extended Care Associates, Inc.:
      Increase in trade accounts receivable....................................     (133,274)
      Increase in Medicaid receivables.........................................      (92,568)
      Increase in accounts receivable - related parties........................      (52,010)
      Decrease in inventories..................................................       19,836
      Decrease in prepaid expenses.............................................       11,124
      Increase in other assets.................................................      (21,074)
      Increase in accounts payable.............................................       47,307
      Increase in accrued expenses.............................................       67,227
      Decrease in income taxes payable.........................................      (48,660)
                                                                                 -----------
        Net Cash Provided by Operating Activities..............................       28,771
Cash Flows from Investing Activities:
  Acquisition of the assets of Extended Care Associates, Inc...................   (1,238,295)
  Purchase of property and equipment...........................................      (43,822)
                                                                                 -----------
        Net Cash Used in Investing Activities..................................   (1,282,117)
Cash Flows from Financing Activities
  Short-term borrowings from related party.....................................      720,000
  Capital investment by parent company.........................................      480,000
  Reduction of long-term debt..................................................      (11,328)
                                                                                 -----------
        Net Cash Provided by Financing Activities..............................    1,188,672
        Net Decrease in Cash and Cash Equivalents..............................      (64,674)
Cash and Cash Equivalents, Beginning of Period.................................      100,004
                                                                                 -----------
Cash and Cash Equivalents, End of Period.......................................  $    35,330
                                                                                 -----------
                                                                                 -----------

         The accompanying notes are an integral part of this statement.

                         WILLIAMSON DRUG COMPANY, INC.
                         NOTES TO FINANCIAL STATEMENTS

NOTE 1 -- ORGANIZATION AND NATURE OF BUSINESS:
    Williamson Drug Company, Inc. (the Company) was incorporated on July 1, 1955. Prior to November 1, 1993, the Company operated a retail pharmacy in Harrisonburg, Virginia (Retail Division) and a pharmacy to provide services for extended care facilities within an approximately 100 mile radius of Harrisonburg (Institutional Division). The Company grants credit to customers within its service area.

    On November 1, 1993, the Company transferred certain assets and liabilities from its Retail Division to an inactive subsidiary, and the subsidiary concurrently purchased the assets and assumed the liabilities of Hughes Pharmacy, Inc. From November 1, 1993 through August 10, 1994, the Company held 100% of the voting common stock of the new corporation, WilliamsonHughes Pharmacy and Home Health (WilliamsonHughes).

    On August 11, 1994, the Company allocated any remaining joint assets and liabilities to WilliamsonHughes, and distributed its common shares in WilliamsonHughes to the Company's sole stockholder. Concurrent with the transfer of the investment in WilliamsonHughes, the Company's sole stockholder sold 90% of his common shares (totaling 21.6 shares) of Williamson Drug Company, Inc. to AMC Regional Holdings, Inc., a fully-owned subsidiary of American Medserve Corporation (AMC).

    The accompanying financial statements include the accounts of the Company after adjustment of the assets and liabilities to their estimated fair values to reflect allocation of the cost of the acquisition incurred by AMC, commonly referred to as "push-down accounting." Reflected below is a summary of adjustments to the previously recorded book values of identifiable net assets.

Increase (Decrease) in:
  Trade receivables -- net of allowance..........................  $ (30,000)
  Medicaid receivable -- net of allowance........................    (20,000)
  Net deferred tax asset.........................................     25,434
  Increase in Accounts Payable and Accrued Liabilities...........    (17,000)

    The balance of the purchase price was recorded as the excess of purchase price over fair value of net assets acquired and is presented as goodwill in these financial statements. The amount of goodwill recorded in these financial statements is based on the value imputed from the sales price for 90% of the stock. Goodwill recorded as a result of this transaction totals $1,942,106 and is being amortized over 40 years using the straight-line method.

    AMC may be required to make additional payments beginning in 1995 and ending in 1999 aggregating up to $3,000,000 contingent upon increases in operating income for the five year period ending June 30, 1999.

    The Company has entered into a management agreement with the former sole stockholder of the Company effective August 11, 1994, for a period of five years. The agreement provides for employment as Chief Executive Officer and contains noncompetition and other employment provisions.

NOTE 2 -- ACQUISITION OF THE ASSETS OF EXTENDED CARE ASSOCIATES, INC.:
    On April 14, 1995, the Company executed an asset purchase agreement with Extended Care Associates, Inc. (ECA) of Lynchburg, Virginia, effective as of the close of business on April 15, 1995. The purchase includes substantially all of the operating assets of Extended Care Associates, Inc. ECA provides pharmacy services to extended care facilities located in Lynchburg and the surrounding area within an approximately 40 mile radius. The former operations of ECA are continuing at the Lynchburg facility as a branch of the Company.

                         WILLIAMSON DRUG COMPANY, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 2 -- ACQUISITION OF THE ASSETS OF EXTENDED CARE ASSOCIATES,
INC.: (CONTINUED)
    The initial purchase price included $1,200,000 in cash and 3% of the outstanding common stock of the Company. The initial purchase price has been allocated to the identifiable assets acquired based on their estimated fair values which approximate the net book values of these assets. Intangible assets include $100,000 allocated to a noncompetition agreement. The total cost in excess of the identifiable net assets acquired of $814,886 is presented as goodwill which is being amortized on a straight-line basis over 40 years.

    The Company may be required to make additional payments beginning in 1996 and ending in 2000, aggregating up to $1,000,000 based on increases in operating income of the Company for the five year period ending June 30, 2000.

    Concurrent with the execution of the asset purchase agreement, the Company entered into management agreements with the shareholders of Extended Care Associates, Inc. These agreements provide for employment of these two executives for a period of five years subject to certain termination provisions. The management agreement also contains a noncompetition provision for a period of up to ten years. The cost of the intangible asset allocated to the noncompetition is being amortized over a ten year period using the straight-line method.

NOTE 3 -- SIGNIFICANT ACCOUNTING POLICIES:
    Significant accounting policies of the Company are as follows:

    CASH EQUIVALENTS

    For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

    INVENTORY VALUATION

    Inventory consists of products held for resale and is valued at the lower of cost (first-in, first-out method) or market.

    DEPRECIATION

    Depreciation expense is calculated using the straight-line method for all assets. The depreciation methods are designed to amortize the cost of the assets over their estimated useful lives. The estimated useful lives of major classes of depreciable assets are as follows:

ASSET                                                                                      YEARS
- ---------------------------------------------------------------------------------------  ---------
Office equipment.......................................................................       5-10
Nursing home equipment.................................................................       5-10
Automotive equipment...................................................................        3-5
Leasehold improvements.................................................................       7-31

    BAD DEBTS AND CONTRACTUAL ADJUSTMENTS

    An allowance for contractual adjustments for Medicaid accounts receivable is deducted from the related receivable. Medicaid accounts receivable are initially recorded at the normal rates for private pay patients; an adjustment is subsequently recorded for the difference between the private pay rates and the rates allowed by Medicaid.

    INTANGIBLE ASSETS

    Goodwill is being amortized over 40 years using the straight-line method. The noncompetition agreements are being amortized using the straight-line method over the period of the agreements. Other intangibles are amortized over the estimated useful life using the straight-line method.

                         WILLIAMSON DRUG COMPANY, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 3 -- SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
    INCOME TAXES

    Provisions for income taxes are based on amounts reported in the statement of income and include deferred taxes on temporary differences in the recognition of income and expense for tax and financial statement purposes. Deferred income taxes are computed on the liability method as prescribed in Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes."

    RECLASSIFICATIONS

    Certain accounts in the statement of income have been classified differently from previously issued financial statements.

NOTE 4 -- INTANGIBLE AND OTHER ASSETS:
    Goodwill related to the sale of stock to American Medserve Corporation is described in Note 1. Intangible assets related to purchase of assets from Extended Care Associates, Inc. are described in Note 2. Other intangible assets include purchase service contracts and a noncompetition agreement entered into in 1993 and costs incurred with opening of a branch in Charlottesville, Virginia during 1995.

                                                                             ACCUMULATED
                                                               GROSS ASSET   AMORTIZATION    NET ASSET
                                                              -------------  ------------  -------------
Goodwill American Medserve Corporation......................  $   1,942,106   $   42,484   $   1,899,622
Goodwill Extended Care Associates...........................        814,886        4,244         810,642
Noncompetition agreement -- Extended Care Associates........        100,000        2,083          97,917
Other Intangible Assets.....................................        114,735       86,269          28,466
                                                              -------------  ------------  -------------
  Total Intangible Assets...................................  $   2,971,727   $  135,080       2,836,647
                                                              -------------  ------------
                                                              -------------  ------------
Other Assets -- Lease deposits..............................                                       1,400
                                                                                           -------------
  Total Intangible and Other Assets.........................                               $   2,838,047
                                                                                           -------------
                                                                                           -------------

NOTE 5 -- INCOME TAXES:
    The deferred income tax liability is attributable to temporary differences arising from the Company's use of accelerated depreciation methods for calculating taxable income and to its capitalization for financial statement purposes of certain branch office start-up costs, which were expensed for tax purposes. The use of different depreciation methods results in differences between the tax bases and the reported carrying values of depreciable property and equipment. The deferred income tax asset is primarily attributable to temporary differences arising from the recognition of certain accrued expenses for financial reporting purposes that the Company could not yet deduct in arriving at its taxable income.

    The components of income tax expense attributable to continuing operations are as follows:

Current income tax expense
  Federal.........................................................  $  55,339
  State...........................................................     10,133
Deferred income tax expense.......................................     18,436
                                                                    ---------
  Income Tax Expense..............................................  $  83,908
                                                                    ---------
                                                                    ---------

                         WILLIAMSON DRUG COMPANY, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 5 -- INCOME TAXES: (CONTINUED)
    The following schedule reconciles the provision for income taxes reported in the financial statements to taxes that would be obtained by applying regular federal statutory tax rates to income before taxes.

Expected federal income taxes using regular statutory rates.......  $  58,993
State income tax, net of federal income tax effects...............      6,871
Net nondeductible items (primarily amortization of goodwill)......     18,044
                                                                    ---------
    Income Tax Expense............................................  $  83,908
                                                                    ---------
                                                                    ---------

    The Company joins with American Medserve Corporation and its other subsidiaries in the filing of a consolidated corporate income tax return. The effects of income taxes disclosed above pertain only to the Company. Income taxes payable - related party reported on the balance sheet is payable to AMC Regional Holdings, Inc. (the Company's parent).

    The Company pays current income taxes to its parent based on a computation of its separate company tax liability. Any benefit to the consolidated group of lower bracket amounts is to be shared equally among all members of the consolidated group. Deferred income taxes for the consolidated group are allocated to all the corporations in the affiliated group based on the remaining temporary differences attributable to each affiliate.

NOTE 6 -- SHORT-TERM DEBT -- RELATED PARTY:
    In connection with the purchase of the Company's stock on August 11, 1994, as described in Note 1, the Company incurred loans payable to American Medserve Corporation (AMC) of $452,748. In April 1995, the Company incurred additional debt of $720,000 payable to AMC to partially finance the purchase of the assets of Extended Care Associates, Inc. described in Note 2. These loans have no scheduled repayment terms and no payments of principal or interest have been made as of June 30, 1995. Interest has been accrued on a monthly basis during the period at variable rates ranging from 8% to 9%.

NOTE 7 -- LONG-TERM DEBT:
    Long-term debt consists of a note payable to Stewart R. Masters. The note bears interest at the First Union National Bank's prime rate plus 1%. The note calls for semiannual principal payments of $4,164 and matures October 20, 1995.

NOTE 8 -- RENTAL AGREEMENTS:
    Williamson Drug Company, Inc. entered into a five-year lease effective January 6, 1992, for its pharmacy facilities at $3,450 per month. The Company entered into a three-year lease effective December 1, 1992, for pharmacy space in Winchester, Virginia at $500 per month. In 1994, the Company entered into a lease for an additional pharmacy facility in Charlottesville, Virginia at $1,500 per month. In May 1995, the Company also entered into a five-year lease for office space in Lynchburg, Virginia at $2,450 per month with GO Enterprises, L.L.C. (a related party). The Company also leased several vehicles under two to three-year leases which originated in 1993 and 1994, and provide for total monthly payments of $2,280. In addition, the Company entered into a five-year lease effective November 27, 1991, for a computer system and software at $1,095 per month. The Company also leases various other equipment under four to five-year leases which originated in 1994 and 1995, and require total monthly payments of $1,972. Rental expenses for noncancellable leases were $105,090 for the period ending June 30, 1995.

                         WILLIAMSON DRUG COMPANY, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 8 -- RENTAL AGREEMENTS: (CONTINUED)
    The future minimum lease payments are as follows:

YEAR ENDED                                                EQUIPMENT   FACILITIES      TOTAL
- -------------------------------------------------------  -----------  -----------  -----------

June 30, 1996..........................................  $    55,452  $    73,300  $   128,752
June 30, 1997..........................................       34,315       50,100       84,415
June 30, 1998..........................................       22,409       29,400       51,809
June 30, 1999..........................................       20,652       29,400       50,052
June 30, 2000..........................................       17,210       24,500       41,710
                                                         -----------  -----------  -----------
    Total..............................................  $   150,038  $   206,700  $   356,738
                                                         -----------  -----------  -----------
                                                         -----------  -----------  -----------

NOTE 9 -- ALLOCATION OF ADMINISTRATIVE EXPENSES AND OTHER RELATED PARTY
          TRANSACTIONS:
    During the period ended June 30, 1995, a portion of the selling, general and administrative expenses incurred by AMC Regional Holdings, Inc. were allocated to the Company. These charges of $78,905 are presented as management fees expense in the statement of income and are included in accrued current liabilities in the balance sheet as of June 30, 1995.

    During the period ended June 30, 1995, WilliamsonHughes shared in certain administrative expenses with the Company. Allocated administrative expenses which consist primarily of salaries and wages, associated employee benefits and insurance. The Company estimates, on a monthly basis, the portion of administrative expenses attributable to WilliamsonHughes and bills WilliamsonHughes to reimburse the expenses. During the period ended June 30, 1995, the Company billed
WilliamsonHughes for total allocated administrative expenses of $54,971.

    The Company also provides administrative services for the Broadway Drug Center (the Center), which is owned by the Chief Executive Officer of the Company. For the period ended June 30, 1995, the Company billed the Center $10,000 for management fees and $17,830 for various transfers of medication.

    The Company also has accounts receivable from American Medserve Corporation resulting from cash transfers between the Company and AMC.

    Related party accounts receivable at June 30, 1995, are as follows:

WilliamsonHughes..................................................  $  14,712
Broadway Drug Center..............................................      4,107
American Medserve Corporation.....................................     54,000
                                                                    ---------
    Total.........................................................  $  72,819
                                                                    ---------
                                                                    ---------

                         WILLIAMSON DRUG COMPANY, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 10 -- SUPPLEMENTAL CASH FLOW DISCLOSURES:
    As explained in Note 2, the Company acquired the operating assets of Extended Care Associates, Inc. in April 1995. The cash flows associated with this purchase are as follows:

Working capital................................................  $  292,303
Equipment and leasehold improvements...........................      93,606
Intangible assets..............................................     914,886
Less stock issued by Williamson Drug Company, Inc..............     (40,000)
Less accrued professional fees.................................     (22,500)
                                                                 ----------
  Cash Paid to Acquire Assets of Extended Care Associates,
   Inc.........................................................  $1,238,295
                                                                 ----------
                                                                 ----------
Cash Paid During the Period for:
  Interest.....................................................  $      807
  Income taxes, net of refunds received........................     114,132

- -------------------------------------------
                                     -------------------------------------------
- -------------------------------------------
                                     -------------------------------------------

    NO DEALER, SALES REPRESENTATIVE OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH AN OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCE, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO ITS DATE.
                               ------------------

                               TABLE OF CONTENTS

                                                    PAGE
                                                    -----
Prospectus Summary.............................           3
Risk Factors...................................           7
Company Background.............................          12
Use of Proceeds................................          13
Dividend Policy................................          14
Capitalization.................................          15
Dilution.......................................          16
Unaudited Pro Forma Consolidated Financial
 Statements....................................          17
Selected Consolidated Financial Information and
 Operating Data................................          25
Management's Discussion and Analysis of
 Financial Condition and Results of
 Operations....................................          28
Business.......................................          34
Management.....................................          49
Certain Transactions...........................          56
Principal Stockholders.........................          61
Description of Capital Stock...................          61
Shares Eligible for Future Sale................          63
Underwriting...................................          65
Legal Matters..................................          66
Experts........................................          66
Additional Information.........................          67
Index to Financial Statements..................         F-1

                               ------------------

    UNTIL            , 1996 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL
DEALERS EFFECTING TRANSACTIONS IN THE COMMON STOCK, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                5,357,000 SHARES

                               AMERICAN MEDSERVE
                                  CORPORATION

                                  COMMON STOCK

                             ---------------------

                                   PROSPECTUS

                                          , 1996
                             ---------------------

                            WILLIAM BLAIR & COMPANY

                          DONALDSON, LUFKIN & JENRETTE
      SECURITIES CORPORATION

                        EQUITABLE SECURITIES CORPORATION

- -------------------------------------------
                                     -------------------------------------------
- -------------------------------------------
                                     -------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    Estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as follows:

Securities and Exchange Commission registration fee..............  $  31,865
National Association of Securities Dealers, Inc. filing fee......      9,741
Nasdaq National Market entry fee.................................     45,947
Blue Sky fees and expenses.......................................      *
Legal fees and expenses..........................................      *
Accountants' fees and expenses...................................      *
Printing and engraving expenses..................................      *
Transfer Agent and Registrar fees and expenses...................      *
Miscellaneous....................................................      *
                                                                   ---------
    Total........................................................  $   *
                                                                   ---------
                                                                   ---------

- ------------------------
*To be supplied by amendment.

    The Company will bear all of the foregoing fees and expenses.

    The foregoing, except for the Securities and Exchange Commission registration fee, the National Association of Securities Dealers, Inc. filing fee and the Nasdaq National Market entry fee, are estimates.

ITEM 14.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

    The Registrant's Amended and Restated Certificate of Incorporation and Amended and Restated By-laws provide that the Registrant shall, subject to certain limitations, indemnify its directors and officers against expenses (including attorneys' fees, judgments, fines and certain settlements) actually and reasonably incurred by them in connection with any suit or proceeding to which they are a party so long as they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to a criminal action or proceeding, so long as they had no reasonable cause to believe their conduct to have been unlawful.

    Section 102 of the Delaware General Corporation Law permits a Delaware corporation to include in its certificate of incorporation a provision eliminating or limiting a director's liability to a corporation or its stockholders for monetary damages for breaches of fiduciary duty. The enabling statute provides, however, that liability for breaches of the duty of loyalty, acts or omissions not in good faith or involving intentional misconduct, or knowing violation of the law, and the unlawful purchase or redemption of stock or payment of unlawful dividends or the receipt of improper personal benefits cannot be eliminated or limited in this manner. The Registrant's Amended and Restated Certificate of Incorporation includes a provision which eliminates, to the fullest extent permitted, director liability for monetary damages for breaches of fiduciary duty.

    Pursuant to the Underwriting Agreement as set forth in Exhibit 1.1., the directors and officers of the Registrant are indemnified against certain civil liabilities that they may incur under the Securities Act of 1933, as amended, in connection with this Registration Statement and the related Prospectus.

    The Registrant may purchase directors and officers liability insurance, which would provide coverage against certain liabilities.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

    In the three years preceding the filing of this Registration Statement, the Company sold the following securities that were not registered under the Act:

        On August 2, 1994, the Registrant issued 7,867.1 shares of Class B common stock (547,944 shares of Common Stock as reclassified) to Timothy L. Burfield (889.7 of which Class B shares (61,966 shares of Common Stock) were subsequently forfeited) for an aggregate consideration of $69,437.50. Exemption from registration is claimed pursuant to Section 4(2) of the Securities Act of 1933, no public sale having been involved.

        On August 2, 1994, the Registrant issued 56,500 shares of Class A common stock (3,935,238 shares of Common Stock as reclassified) to Golder, Thoma, Cressey, Rauner Fund IV, L.P. for consideration of $5,650,000. Golder, Thoma, Cressey, Rauner Fund IV, L.P contributed an additional aggregate of $16,850,000 to the capital of the Registrant on March 9, 1995, April 13, 1995, May 8, 1995, August 3, 1995, January 15, 1996, April 15, 1996, April
    30, 1996 and May 8, 1996. Exemption from registration is claimed pursuant to
    Section 4(2) of the Securities Act of 1933, no public sale having been involved.

        On August 5, 1996, the Registrant issued a convertible promissory note in the principal amount of $2,000,000 to Royal Care of America, Inc. ("Royal Care") as partial payment for the acquisition of certain assets of Royal Care. Exemption from registration is claimed pursuant to Section 4(2) of the Securities Act of 1933, no public sale having been involved.

        On August 23, 1996, the Registrant issued shares of Class B common stock (Common Stock as reclassified) to the following persons in the following amounts in exchange for their shares in certain of the Company's subsidiaries: William J. and Mary Jane Gatti (3,909.06 Class B shares/272,267 shares of Common Stock); Nelson C. Showalter (588.96 Class B shares/41,021 shares of Common Stock); Frank R. Gelafio (1,220.74 Class B shares/85,025 shares of Common Stock); Lee R. Youngberg (1,220.74 Class B shares/85,025 shares of Common Stock); Ronald E. Keith (413.85 Class B shares/28,825 shares of Common Stock); James Pietryga (103.65 Class B shares/7,220 shares of Common Stock); Bruce Gerlich (90.86 Class B shares/6,328 shares of Common Stock); Mitch Overstreet (90.86 Class B shares/6,328 shares of Common Stock); Sterling Acquisition Partners, Inc. (1,550.36 Class B shares/107,983 shares of Common Stock); Pharmed, Inc. (1,054.33 Class B shares/73,435 shares of Common Stock); and Pharmed of Baton Rouge, Inc. (243.46 Class B shares/16,957 shares of Common Stock). Exemption from registration is claimed pursuant to Section 4(2) of the Securities Act of 1933, no public sale having been involved.

        On September 5, 1996, the Registrant issued shares of Class B common stock (Common Stock as reclassified) for a purchase price of $98.46 per Class B share ($1.41 per share of Common Stock) to the following persons in the following amounts, each of whom paid 10% of the purchase price for their shares in cash and 90% in the form of interest-bearing demand notes: Timothy
    L. Burfield (340 Class B shares/23,681 shares of Common Stock); Charles R. Wallace (1,496.45 Class B shares/104,228 shares of Common Stock); Michael B. Freedman (1,156.08 Class B shares/80,522 shares of Common Stock); J. Jeffrey Gephart (750.72 Class B shares/52,288 shares of Common Stock); Thomas C. Loftus (100 Class B shares/6,965 shares of Common Stock); George E. Pepe (100 Class B shares/6,965 shares of Common Stock); Charles C. Halberg (170.18 Class B shares/11,853 shares of Common Stock); Mark A. Jerstad (170.18 Class B shares/11,853 shares of Common Stock); and James H.S. Cooper (170.18 Class B shares/11,853 shares of Common Stock). Exemption from registration is claimed pursuant to Section 4(2) of the Securities Act of 1933, no public sale having been involved.

    No underwriters were involved in any of the foregoing sales of securities.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) Exhibits -- See Index to Exhibits.

    (b) Financial Statement Schedule.
Schedule VIII -- Valuation of Qualifying Accounts

ITEM 17.  UNDERTAKINGS

    The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions specified in Item 14 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The undersigned registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Naperville, Illinois, on the 10th day of September, 1996.

                                          AMERICAN MEDSERVE CORPORATION

                                          By: ______/s/_TIMOTHY L. BURFIELD_____
                                                     Timothy L. Burfield
                                             CHIEF EXECUTIVE OFFICER, PRESIDENT
                                                        AND DIRECTOR

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Timothy L. Burfield and Charles R. Wallace, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on September 10, 1996.

                     SIGNATURE                                                  TITLE
- ---------------------------------------------------  ------------------------------------------------------------

                  /s/ TIMOTHY L. BURFIELD
     ----------------------------------------        President and Chief Executive Officer and Director
                Timothy L. Burfield                   (Principal Executive Officer)

                   /s/ CHARLES R. WALLACE
     ----------------------------------------        Vice President-Finance and Chief Financial Officer
                Charles R. Wallace                    (Principal Financial and Accounting Officer)

                    /s/ BRYAN C. CRESSEY
     ----------------------------------------        Chairman of the Board
                 Bryan C. Cressey

                   /s/ JAMES H.S. COOPER
     ----------------------------------------        Director
                 James H.S. Cooper

                   /s/ CHARLES C. HALBERG
     ----------------------------------------        Director
                Charles C. Halberg

                     /s/ MARK A. JERSTAD
     ----------------------------------------        Director
                  Mark A. Jerstad

The Board of Directors
American Medserve Corporation

    We have audited the consolidated financial statements of American Medserve Corporation as of June 30, 1995 and December 31, 1995 and for the year and six months then ended, and have issued our report thereon dated April 25, 1996,
except for Notes 11 and 14 as to which the date is September   , 1996 (included
elsewhere in this Registration Statement). Our audits also included the financial statement schedule listed in Item 16(b) of this Registration Statement. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.

    In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

Chicago, Illinois
April 25, 1996

- --------------------------------------------------------------------------------

    The foregoing report is in the form that will be signed upon the completion of the Common Stock reclassification described in Note 14 of the audited financial statements.

                                          ERNST & YOUNG LLP

Chicago, Illinois
September 9, 1996

                                                                   SCHEDULE VIII

                         AMERICAN MEDSERVE CORPORATION
                       VALUATION AND QUALIFYING ACCOUNTS
                                 (IN THOUSANDS)

                                                                      ADDITIONS
                                                             ----------------------------
                                                                             CHARGED TO
                                                BALANCE AT    CHARGED TO        OTHER
                                                 BEGININNG     COSTS AND     ACCOUNTS --   DEDUCTIONS --  BALANCE AT END
                 DESCRIPTION                     OF PERIOD     EXPENSES       DESCRIBE       DESCRIBE        OF PERIOD
- ----------------------------------------------  -----------  -------------  -------------  -------------  ---------------
Period ended December 31, 1995:
  Allowance for Doubtful Accounts.............   $     362     $      37     $      74(1)    $  --           $     473
Period ended June 30, 1995:
  Allowance for Doubtful Accounts.............   $  --         $      35     $     327(1)    $  --           $     362

- ------------------------
(1) Represents allowance for doubtful accounts reflected in acquisition accounting.

                               INDEX TO EXHIBITS

 EXHIBIT                                                  DESCRIPTIONS
- ---------  ----------------------------------------------------------------------------------------------------------
    1.1*   Form of Underwriting Agreement
    3.1*   Amended and Restated Certificate of Incorporation
    3.2*   Amended and Restated By-laws
    4.1*   Specimen Common Stock Certificate
    5.1*   Opinion of Gardner, Carton & Douglas
   10.1*   1996 Stock Option Plan
   10.2*   Stock Option Plan for Directors and Executive and Key Employees of Gatti LTC Services, Inc.
   10.3*   Stock Option Plan for Directors and Executive and Key Employees of Williamson Drug Company Incorporated
   10.4*   Stock Option Plan for Directors and Executive and Key Employees of Nihan & Martin, Inc.
   10.5*   Stock Option Plan for Directors and Executive and Key Employees of Dixon Pharmacy, Inc.
   10.6*   Form of Subsidiary Non-Qualified Stock Option Agreement
   10.7*   Form of Subsidiary Participation Agreement
   10.8*   Amended and Restated Senior Management Agreement, made as of             , 1996, between the Company and
            Timothy L. Burfield
   10.9*   Senior Management Agreement, made as of September 5, 1996, between the Company and Michael B. Freedman
   10.10*  Senior Management Agreement, made as of September 5, 1996, between the Company and Charles R. Wallace
   10.11*  Senior Management Agreement, made as of September 5, 1996, between the Company and J. Jeffrey Gephart
   10.12*  Director Stock Agreement, made as of September 5, 1996, between the Company and James H. S. Cooper
   10.13*  Director Stock Agreement, made as of September 5, 1996, between the Company and Charles C. Halberg
   10.14*  Director Stock Agreement, made as of September 5, 1996, between the Company and Mark A. Jerstad
   10.15*  Amended and Restated Stockholders Agreement, dated as of August 23, 1996, by and among the Company,
            Golder, Thoma, Cressey, Rauner Fund IV, L.P. (the "GTCR Fund"), Timothy L. Burfield, Michael B. Freedman,
            Charles R. Wallace, J. Jeffrey Gephart, James H. S. Cooper, Charles C. Halberg, Mark A. Jerstad, William
            J. and Mary Jane Gatti , Nelson C. Showalter, Frank R. Gelafio, Lee R. Youngberg, Ronald E. Keith, James
            Pietryga, Bruce Gerlich, Mitch Overstreet, Sterling Acquisition Partners, Inc., Pharmed, Inc., Pharmed of
            Baton Rouge, Inc. and Joseph Dellantonio
   10.16*  Registration Agreement, dated as of August 23, 1996, by and among the Company, Golder, Thoma, Cressey,
            Rauner Fund IV, L.P. (the "GTCR Fund"), Timothy L. Burfield, Michael B. Freedman, Charles R. Wallace, J.
            Jeffrey Gephart, James H. S. Cooper, Charles C. Halberg, Mark A. Jerstad, William J. and Mary Jane Gatti
            , Nelson C. Showalter, Frank R. Gelafio, Lee R. Youngberg, Ronald E. Keith, James Pietryga, Bruce
            Gerlich, Mitch Overstreet, Sterling Acquisition Partners, Inc., Pharmed, Inc., Pharmed of Baton Rouge,
            Inc. and Joseph Dellantonio

 EXHIBIT                                                  DESCRIPTIONS
- ---------  ----------------------------------------------------------------------------------------------------------
   10.17*  Reimbursement and Conversion Rights Agreement, made and entered into as of August 1, 1996, by and between the Company and the GTCR Fund
   10.18*  Amendment No. 1 to the Equity Purchase Agreement, made and entered into as of August 15, 1996, by and between the Company and the GTCR Fund
   10.19*  Agreement, dated as of August 15, 1996, between the Company and the GTCR Fund relating to the Additional
            GTCR Shares
   10.20*  Shareholders Agreement, dated as of April 30, 1996, by and among Good Samaritan Supply Services, Inc., The
            Evangelical Lutheran Good Samaritan Foundation and the Company
   10.21*  Non-Competition and Marketing Assistance Agreement, made as of April 30, 1996, by and among the Company,
            Good Samaritan Supply Services, Inc., The Evangelical Lutheran Good Samaritan Foundation and The
            Evangelical Lutheran Good Samaritan Society
   10.22*  Letter Agreement, dated February 21, 1996, as amended, between the Company and Equitable Securities
            Corporation
   10.23*  Credit Agreement, dated as of March 15, 1996, among AMC Regional Holdings, Inc., the Institutions from time to time party thereto as Lenders and The First National Bank of Chicago, as Agent (the "Credit
            Agreement"). The Company agrees to furnish supplementally to the Commission a copy of any omitted schedule or exhibit to the Credit Agreement upon request by the Commission
   10.24*  Credit Agreement, dated as of June 21, 1996, among Good Samaritan Supply Services, Inc., the Institutions from time to time party thereto as Lenders and LaSalle National Bank, as Agent. The Company agrees to furnish supplementally to the Commission a copy of any omitted schedule or exhibit to the Credit
            Agreement upon request by the Commission
   10.25*  Termination Agreement, dated as of August 15, 1996, between the Company and GTCR IV, L.P.
   11.1    Statement re: computation of per share earnings
   21.1*   Subsidiaries of the Company
   23.1    Consent of Ernst & Young, LLP
   23.2    Consent of S.B. Hoover & Company, L.L.P.
   23.3    Consent of Lindgren, Callihan, Van Osdol & Co., Ltd.
   23.4    Consent of Coopers & Lybrand L.L.P.
   23.5    Consent of Price Waterhouse LLP
   23.6*   Consent of Gardner, Carton & Douglas (included in Exhibit 5.1)
   24.1    Powers of Attorney (included on signature page)
   27.1    Financial Data Schedule

- ------------------------
*To be filed by amendment.